     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2002


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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
    PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            ------------------------

                                 CIT GROUP INC.
             (Exact name of registrant as specified in its charter)

                 NEVADA                                    65-1051227
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                          1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
   (Address, including zip code, of registrant's principal executive offices)

       Registrant's telephone number, including area code: (212) 536-1390

                            ------------------------

                                   COPIES TO:

           MEREDITH B. CROSS                              FATI SADEGHI                              ROBERT J. INGATO
       WILMER, CUTLER & PICKERING                   SENIOR CORPORATE COUNSEL                  EXECUTIVE VICE PRESIDENT AND
          2445 M STREET, N.W.                   C/O TYCO INTERNATIONAL (US) INC.                    GENERAL COUNSEL
         WASHINGTON, D.C. 20037                          ONE TYCO PARK                               CIT GROUP INC.
             (202) 663-6000                       EXETER, NEW HAMPSHIRE 03833                 1211 AVENUE OF THE AMERICAS
                                                         (603) 778-9700                         NEW YORK, NEW YORK 10036
                                                                                                     (212) 536-1390

                            ------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                              NAME OF EACH EXCHANGE ON
                                                                  WHICH EACH CLASS
TITLE OF EACH CLASS TO BE SO REGISTERED                         IS TO BE REGISTERED
---------------------------------------                       ------------------------
Common Stock, par value $0.01 per share.....................  New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None

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                                EXPLANATORY NOTE

    This registration statement has been prepared on a prospective basis on the assumption that, among other things, the distribution described in the Information Statement and the related transactions contemplated to occur prior to or contemporaneously with the distribution will be consummated as contemplated in the Information Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated.

                                 CIT GROUP INC.
                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE
    CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

    Our Information Statement may be found as Exhibit 99.1 to the Form 10. For your convenience we have provided below a cross-reference sheet identifying where the Items required by Form 10 can be found in the Information Statement.

ITEM 1.  BUSINESS.

    See the sections of the Information Statement captioned "Summary," "Our Business," "The Distribution," "Our Relationship with Tyco After the Distribution," "Selected Consolidated Historical Financial Data of CIT" and "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures about Market Risk."

ITEM 2.  FINANCIAL INFORMATION.

    See the sections of the Information Statement captioned "Summary--Summary Financial Data," "Selected Consolidated Historical Financial Data of CIT" and "Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk."

ITEM 3.  PROPERTIES.

    See the section of the Information Statement captioned "Our
Business--Facilities."

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    See the section of the Information Statement captioned "Principal Stockholders."

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

    See the section of the Information Statement captioned "Management."

ITEM 6.  EXECUTIVE COMPENSATION.

    See the section of the Information Statement captioned "Management."

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    See the sections of the Information Statement captioned "Summary--The Distribution--Our relationship with Tyco after the distribution," "Our Relationship with Tyco After the Distribution" and "Related Party Transactions."

ITEM 8.  LEGAL PROCEEDINGS.

    See the section of the Information Statement captioned "Our Business--Legal Proceedings."

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

    See the sections of the Information Statement captioned "Summary--The Distribution--Trading market," "Summary--The Distribution--Dividend policy," "Risk Factors," "Listing and Trading of Our Common Stock," "Dividend Policy" and "Description of Capital Stock."

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    See the section of the Information Statement captioned "Description of Capital Stock."

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    See the sections of the Information Statement captioned "Description of Capital Stock--Anti-takeover Effects of Certain Provisions of Nevada Law" and "Indemnification of Directors and Officers."

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    See Item 15(a) below for the information required by this Item 13.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    See the section of the Information Statement captioned "Change in Independent Accountants."

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

(A)  FINANCIAL STATEMENTS

    The following financial statements are included in the Information
Statement:

    Tyco Capital Corporation (subsequently renamed CIT Group Inc.):

          Report of Independent Accountants (PricewaterhouseCoopers
            LLP)
          Report of Independent Accountants (PricewaterhouseCoopers
            LLP)
          Independent Auditor's Report (KPMG LLP)
          Consolidated Balance Sheets as of September 30, 2001
            (successor) and December 31, 2000 (predecessor)
          Consolidated Statements of Income for the periods June 2,
            2001 through September 30, 2001 (successor), January 1,
            2001 through June 1, 2001 (predecessor) and for the years ended December 31, 2000 and 1999 (predecessor)
          Consolidated Statements of Shareholder's Equity for the periods June 2, 2001 through September 30, 2001
            (successor), January 1, 2001 through June 1, 2001
            (predecessor) and for the years ended December 31, 2000 and 1999 (predecessor)
          Consolidated Statements of Cash Flows for the periods
            June 2, 2001 through September 30, 2001 (successor),
            January 1, 2001 through June 1, 2001 (predecessor) and for the years ended December 31, 2000 and 1999 (predecessor)
          Notes to Consolidated Financial Statements

    CIT Group Inc. Interim Financial Statements:

          Unaudited Consolidated Balance Sheets as of December 31,
            2001 and September 30, 2001
          Unaudited Consolidated Statements of Income for the quarter ended December 31, 2001 (successor) and December 31, 2000
            (predecessor)
          Unaudited Consolidated Statement of Shareholder's Equity for
            the quarter ended December 31, 2001 (successor)
          Unaudited Consolidated Statements of Cash Flows for the quarter ended December 31, 2001 (successor) and
            December 31, 2000 (predecessor)
          Notes to Consolidated Financial Statements (Unaudited)

(B)  EXHIBITS


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
          2.1           Form of Distribution Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002 (To be
                        filed by amendment).

          3.1           Articles of Incorporation of CIT, as amended (To be filed by amendment).

          3.2           By-laws of CIT, as amended (To be filed by amendment).

          4.1 Form of Certificate of Common Stock of CIT (To be filed by amendment).

          4.2           Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and The Bank of New York, as trustee, for the issuance of unsecured and unsubordinated debt securities
                        (Incorporated by reference to an Exhibit to Form S-3 filed by CIT on September 24, 1998).

          4.3           First Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and The Bank of New York, as
                        trustee, for the issuance of unsecured and unsubordinated
                        debt securities (Incorporated by reference to Exhibit 4.2g to Amendment No. 1 to Form S-3 filed by CIT on August 8,
                        2001).

          4.4           Second Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        June 1, 2001, by and between CIT Group Inc. (formerly know as Tyco Capital Corporation and Tyco Acquisition Corp. XX
                        (NV) and successor to The CIT Group, Inc.) and The Bank of
                        New York, as trustee, for the issuance of unsecured and
                        unsubordinated debt securities (Incorporated by reference to
                        Exhibit 4.1 to Form 8-K filed by CIT on February 22, 2002).

          4.5           Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and Bank One Trust Company, N.A., as trustee, for the issuance of unsecured and unsubordinated debt
                        securities (Incorporated by reference to an Exhibit to Form
                        S-3 filed by CIT on September 24, 1998).

          4.6           First Supplemental Indenture dated as of May 9, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), Bank One Trust Company, N.A., as trustee, and Bank
                        One NA, London Branch, as London Paying Agent and London
                        Calculation Agent (Incorporated by reference to Exhibit 4.2d to Post-Effective Amendment No. 1 to Form S-3 filed by CIT on May 11, 2001).

          4.7           Second Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and Bank One Trust Company,
                        N.A., as trustee (Incorporated by reference to Exhibit 4.2e to Form S-3 filed by CIT on June 7, 2001).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
          4.8           Third Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        May 9, 2001 and the Second Supplemental Indenture dated as of June 1, 2001, by and between CIT Group Inc. (formerly
                        known as Tyco Capital Corporation and Tyco Acquisition Corp.
                        XX (NV) and successor to The CIT Group, Inc.) and Bank One
                        Trust Company, N.A., as trustee, for the issuance of
                        unsecured and unsubordinated debt securities (Incorporated by reference to Exhibit 4.2 to Form 8-K filed by CIT on
                        February 22, 2002).

          4.9           Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and The Bank of New York, as trustee, for the issuance of unsecured and senior subordinated debt
                        securities (Incorporated by reference to an Exhibit to Form
                        S-3 filed by CIT September 24, 1998).

         4.10           First Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and The Bank of New York, as
                        trustee, for the issuance of unsecured and senior
                        subordinated debt securities (Incorporated by reference to
                        Exhibit 4.2f to Form S-3 filed by CIT on June 7, 2001).

         4.11           Second Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        June 1, 2001, by and between CIT Group Inc. (formerly known as Tyco Capital Corporation and Tyco Acquisition Corp. XX
                        (NV) and successor to The CIT Group, Inc.) and The Bank of
                        New York, as trustee, for the issuance of unsecured senior subordinated debt securities (Incorporated by reference to
                        Exhibit 4.3 to Form 8-K filed by CIT on February 22, 2002).

         4.12           Certain instruments defining the rights of holders of CIT's long-term debt, none of which authorize a total amount of
                        indebtedness in excess of 10% of the total amounts
                        outstanding of CIT and its subsidiaries on a consolidated
                        basis have not been filed as exhibits. CIT agrees to furnish a copy of these agreements to the Commission upon request.

         10.1           Agreement dated as of June 1, 2001 between CIT Holdings (NV)
                        Inc., a wholly-owned subsidiary of Tyco International Ltd., and CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), a Nevada corporation, regarding transactions between
                        CIT Holdings and CIT (Incorporated by reference to Exhibit
                        10.13 to Form 8-K filed by CIT on June 7, 2001).

         10.2           Form of Equity Securities Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002 (To be
                        filed by amendment).

         10.3           Form of Transition Services Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002 (To be
                        filed by amendment).

         10.4           Form of Preferred Provider Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002 (To be
                        filed by amendment).

         10.5           364-Day Credit Agreement, dated as of March 28, 2000, among
                        CIT Group Inc. (formerly known as Tyco Capital Corporation and The CIT Group, Inc.), the banks party thereto, J.P.
                        Morgan Securities Inc. (formerly known as Chase Securities
                        Inc.), as Arranger, Barclays Bank PLC, Bank of America,
                        N.A., Citibank, N.A. and The Dai-Ichi Kangyo Bank, Limited,
                        as Syndication Agents, and JP Morgan Chase Bank (formerly
                        known as The Chase Manhattan Bank), as Administrative Agent
                        ("364-Day Credit Agreement") (Incorporated by reference to
                        Exhibit 10.2 to Form 10-Q filed by CIT on February 14,
                        2002).

         10.6           Amendment No. 1 to 364-Day Credit Agreement, dated as of
                        March 27, 2001 (Incorporated by reference to Exhibit 10.3 to
                        Form 10-Q filed by CIT on February 14, 2002).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         10.7           Assumption Agreement, dated as of June 1, 2001, to 364-Day
                        Credit Agreement (Incorporated by reference to Exhibit 10.4 to Form 10-Q filed by CIT on February 14, 2002).

         10.8           Additional Bank Agreement, dated as of August 1, 2000, to
                        364-Day Credit Agreement (Incorporated by reference to
                        Exhibit 10.5 to Form 10-Q filed by CIT on February 14,
                        2002).

         10.9           5-Year Credit Agreement, dated as of March 28, 2000, among
                        CIT Group Inc. (formerly known as Tyco Capital Corporation and The CIT Group, Inc.), the banks party thereto, J.P.
                        Morgan Securities Inc. (formerly known as Chase Securities
                        Inc.), as Arranger, Barclays Bank PLC, Bank of America,
                        N.A., Citibank, N.A. and The Dai-Ichi Kangyo Bank, Limited,
                        as Syndication Agents, and JP Morgan Chase Bank (formerly
                        known as The Chase Manhattan Bank), as Administrative Agent
                        ("5 Year Credit Agreement") (Incorporated by reference to
                        Exhibit 10.6 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.10           Assumption Agreement, dated as of June 1, 2001, to 5 Year
                        Credit Agreement (Incorporated by reference to Exhibit 10.7 to Form 10-Q filed by CIT on February 14, 2002).

        10.11           Additional Bank Agreement, dated as of August 1, 2000, to 5
                        Year Credit Agreement (Incorporated by reference to Exhibit
                        10.8 to Form 10-Q filed by CIT on February 14, 2002).

        10.12           $765,000,000 Credit Agreement, dated as of April 13, 1998, among Capita Corporation (formerly known as AT&T Capital
                        Corporation), as Borrower, CIT Group Inc. (formerly known as
                        Tyco Capital Corporation and The CIT Group, Inc.), as
                        Guarantor, the banks party thereto (the "Banks"), JP Morgan
                        Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as Administrative Agent, Canadian Imperial
                        Bank of Commerce, as Syndication Agent, JP Morgan Chase Bank
                        (formerly known as The Chase Manhattan Bank) and Deutsche
                        Bank AG, New York Branch, as Co-Documentation Agents, and
                        J.P. Morgan Securities Inc. and CIBC Oppenheimer Corp., as
                        Arrangers ("Capita Corporation Credit Agreement")
                        (Incorporated by reference to Exhibit 10.9 to Form 10-Q
                        filed by CIT on February 14, 2002).

        10.13 Amendment No. 1 to Capita Corporation Credit Agreement, dated as of April 9, 1999 (Incorporated by reference to Exhibit 10.10 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.14           Amendment No. 2 to Capita Corporation Credit Agreement,
                        dated as of November 15, 1999 (Incorporated by reference to
                        Exhibit 10.11 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.15 Amendment No. 3 to Capita Corporation Credit Agreement, dated as of May 30, 2001 (Incorporated by reference to Exhibit 10.12 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.16           Assumption Agreement, dated as of June 1, 2001, to Capita
                        Corporation Credit Agreement (Incorporated by reference to
                        Exhibit 10.13 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.17 Guaranty by CIT Group Inc., dated as of November 15, 1999, of Capita Corporation Credit Agreement (Incorporated by reference to Exhibit 10.14 to Form 10-Q filed by CIT on February 14, 2002).

        10.18           364-Day Credit Agreement, dated as of March 27, 2001, among
                        Tyco Capital (Canada) Inc. (formerly known as CIT Financial
                        Ltd.), the banks party thereto, as lenders, Royal Bank of
                        Canada, as Administrative Agent, and Canadian Imperial Bank
                        of Commerce and The Chase Manhattan Bank of Canada, as
                        Syndication Agents ("Canadian 364-Day Credit Agreement")
                        (Incorporated by reference to Exhibit 10.15 to Form 10-Q
                        filed by CIT on February 14, 2002).

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.19           Guaranty of CIT Group Inc., dated as of March 27, 2001, of
                        Canadian 364-Day Credit Agreement (Incorporated by reference to Exhibit 10.16 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.20           Retention Agreement for Albert R. Gamper, Jr., as amended
                        (To be filed by amendment).

        10.21 Retention Agreement for Joseph M. Leone, as amended (To be filed by amendment).

        10.22           Retention Agreement for Thomas B. Hallman, as amended (To be filed by amendment).

        10.23           Retention Agreement for Lawrence A. Marsiello, as amended
                        (To be filed by amendment).

        10.24 Retention Agreement for Nikita Zdanow, as amended (To be filed by amendment).

        10.25           Executive Severance Plan (To be filed by amendment).

        10.26 Long-Term Equity Compensation Plan (To be filed by amendment).

         12.1           Computation of Ratios of Earnings to Fixed Charges
                        (Previously filed).

         21.1           Subsidiaries of CIT (To be filed by amendment).

         99.1           Information Statement (Filed herewith).

                                   SIGNATURES


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Date: April 5, 2002                                    CIT GROUP INC.
                                                       (Registrant)

                                                       By:          /s/ ALBERT R. GAMPER, JR.
                                                            -----------------------------------------
                                                                      Albert R. Gamper, Jr.
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               INDEX TO EXHIBITS


EXHIBIT NO.             DESCRIPTION
-----------             ------------------------------------------------------------
          2.1           Form of Distribution Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002 (To be
                        filed by amendment).

          3.1           Articles of Incorporation of CIT, as amended (To be filed by amendment).

          3.2           By-laws of CIT, as amended (To be filed by amendment).

          4.1 Form of Certificate of Common Stock of CIT (To be filed by amendment).

          4.2           Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and The Bank of New York, as trustee, for the issuance of unsecured and unsubordinated debt securities
                        (Incorporated by reference to an Exhibit to Form S-3 filed by CIT on September 24, 1998).

          4.3           First Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and The Bank of New York, as
                        trustee, for the issuance of unsecured and unsubordinated
                        debt securities (Incorporated by reference to Exhibit 4.2g to Amendment No. 1 to Form S-3 filed by CIT on August 8,
                        2001).

          4.4           Second Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        June 1, 2001, by and between CIT Group Inc. (formerly know as Tyco Capital Corporation and Tyco Acquisition Corp. XX
                        (NV) and successor to The CIT Group, Inc.) and The Bank of
                        New York, as trustee, for the issuance of unsecured and
                        unsubordinated debt securities (Incorporated by reference to
                        Exhibit 4.1 to Form 8-K filed by CIT on February 22, 2002).

          4.5           Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and Bank One Trust Company, N.A., as trustee, for the issuance of unsecured and unsubordinated debt
                        securities (Incorporated by reference to an Exhibit to Form
                        S-3 filed by CIT on September 24, 1998).

          4.6           First Supplemental Indenture dated as of May 9, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), Bank One Trust Company, N.A., as trustee, and Bank
                        One NA, London Branch, as London Paying Agent and London
                        Calculation Agent (Incorporated by reference to Exhibit 4.2d to Post-Effective Amendment No. 1 to Form S-3 filed by CIT on May 11, 2001).

          4.7           Second Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and Bank One Trust Company,
                        N.A., as trustee (Incorporated by reference to Exhibit 4.2e to Form S-3 filed by CIT on June 7, 2001).

          4.8           Third Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        May 9, 2001 and the Second Supplemental Indenture dated as of June 1, 2001, by and between CIT Group Inc. (formerly
                        known as Tyco Capital Corporation and Tyco Acquisition Corp.
                        XX (NV) and successor to The CIT Group, Inc.) and Bank One
                        Trust Company, N.A., as trustee, for the issuance of
                        unsecured and unsubordinated debt

EXHIBIT NO.             DESCRIPTION
-----------             ------------------------------------------------------------
                        securities (Incorporated by reference to Exhibit 4.2 to
                        Form 8-K filed by CIT on February 22, 2002).

          4.9           Form of Indenture dated as of September 24, 1998 by and
                        between CIT (formerly known as Tyco Capital Corporation and
                        Tyco Acquisition Corp. XX (NV) and successor to The CIT
                        Group, Inc.) and The Bank of New York, as trustee, for the issuance of unsecured and senior subordinated debt
                        securities (Incorporated by reference to an Exhibit to Form
                        S-3 filed by CIT September 24, 1998).

         4.10           First Supplemental Indenture dated as of June 1, 2001 among
                        CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), CIT Holdings (NV) Inc. and The Bank of New York, as
                        trustee, for the issuance of unsecured and senior
                        subordinated debt securities (Incorporated by reference to
                        Exhibit 4.2f to Form S-3 filed by CIT on June 7, 2001).

         4.11           Second Supplemental Indenture dated as of February 14, 2002 to an Indenture dated as of September 24, 1998, as
                        supplemented by the First Supplemental Indenture dated as of
                        June 1, 2001, by and between CIT Group Inc. (formerly known as Tyco Capital Corporation and Tyco Acquisition Corp. XX
                        (NV) and successor to The CIT Group, Inc.) and The Bank of
                        New York, as trustee, for the issuance of unsecured senior subordinated debt securities (Incorporated by reference to
                        Exhibit 4.3 to Form 8-K filed by CIT on February 22, 2002).

         4.12           Certain instruments defining the rights of holders of CIT's long-term debt, none of which authorize a total amount of
                        indebtedness in excess of 10% of the total amounts
                        outstanding of CIT and its subsidiaries on a consolidated
                        basis have not been filed as exhibits. CIT agrees to furnish a copy of these agreements to the Commission upon request.

         10.1           Agreement dated as of June 1, 2001 between CIT Holdings (NV)
                        Inc., a wholly-owned subsidiary of Tyco International Ltd., and CIT (formerly known as Tyco Capital Corporation and Tyco
                        Acquisition Corp. XX (NV) and successor to The CIT Group,
                        Inc.), a Nevada corporation, regarding transactions between
                        CIT Holdings and CIT (Incorporated by reference to Exhibit
                        10.13 to Form 8-K filed by CIT on June 7, 2001).

         10.2           Form of Equity Securities Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002 (To be
                        filed by amendment).

         10.3           Form of Transition Services Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002 (To be
                        filed by amendment).

         10.4           Form of Preferred Provider Agreement by and between Tyco
                        International Ltd. and CIT dated as of       , 2002 (To be
                        filed by amendment).

         10.5           364-Day Credit Agreement, dated as of March 28, 2000, among
                        CIT Group Inc. (formerly known as Tyco Capital Corporation and The CIT Group, Inc.), the banks party thereto, J.P.
                        Morgan Securities Inc. (formerly known as Chase Securities
                        Inc.), as Arranger, Barclays Bank PLC, Bank of America,
                        N.A., Citibank, N.A. and The Dai-Ichi Kangyo Bank, Limited,
                        as Syndication Agents, and JP Morgan Chase Bank (formerly
                        known as The Chase Manhattan Bank), as Administrative Agent
                        ("364-Day Credit Agreement") (Incorporated by reference to
                        Exhibit 10.2 to Form 10-Q filed by CIT on February 14,
                        2002).

         10.6           Amendment No. 1 to 364-Day Credit Agreement, dated as of
                        March 27, 2001 (Incorporated by reference to Exhibit 10.3 to
                        Form 10-Q filed by CIT on February 14, 2002).

EXHIBIT NO.             DESCRIPTION
-----------             ------------------------------------------------------------
         10.7           Assumption Agreement, dated as of June 1, 2001, to 364-Day
                        Credit Agreement (Incorporated by reference to Exhibit 10.4 to Form 10-Q filed by CIT on February 14, 2002).

         10.8           Additional Bank Agreement, dated as of August 1, 2000, to
                        364-Day Credit Agreement (Incorporated by reference to
                        Exhibit 10.5 to Form 10-Q filed by CIT on February 14,
                        2002).

         10.9           5-Year Credit Agreement, dated as of March 28, 2000, among
                        CIT Group Inc. (formerly known as Tyco Capital Corporation and The CIT Group, Inc.), the banks party thereto, J.P.
                        Morgan Securities Inc. (formerly known as Chase Securities
                        Inc.), as Arranger, Barclays Bank PLC, Bank of America,
                        N.A., Citibank, N.A. and The Dai-Ichi Kangyo Bank, Limited,
                        as Syndication Agents, and JP Morgan Chase Bank (formerly
                        known as The Chase Manhattan Bank), as Administrative Agent
                        ("5 Year Credit Agreement") (Incorporated by reference to
                        Exhibit 10.6 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.10           Assumption Agreement, dated as of June 1, 2001, to 5 Year
                        Credit Agreement (Incorporated by reference to Exhibit 10.7 to Form 10-Q filed by CIT on February 14, 2002).

        10.11           Additional Bank Agreement, dated as of August 1, 2000, to 5
                        Year Credit Agreement (Incorporated by reference to Exhibit
                        10.8 to Form 10-Q filed by CIT on February 14, 2002).

        10.12           $765,000,000 Credit Agreement, dated as of April 13, 1998, among Capita Corporation (formerly known as AT&T Capital
                        Corporation), as Borrower, CIT Group Inc. (formerly known as
                        Tyco Capital Corporation and The CIT Group, Inc.), as
                        Guarantor, the banks party thereto (the "Banks"), JP Morgan
                        Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as Administrative Agent, Canadian Imperial
                        Bank of Commerce, as Syndication Agent, JP Morgan Chase Bank
                        (formerly known as The Chase Manhattan Bank) and Deutsche
                        Bank AG, New York Branch, as Co-Documentation Agents, and
                        J.P. Morgan Securities Inc. and CIBC Oppenheimer Corp., as
                        Arrangers ("Capita Corporation Credit Agreement")
                        (Incorporated by reference to Exhibit 10.9 to Form 10-Q
                        filed by CIT on February 14, 2002).

        10.13 Amendment No. 1 to Capita Corporation Credit Agreement, dated as of April 9, 1999 (Incorporated by reference to Exhibit 10.10 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.14           Amendment No. 2 to Capita Corporation Credit Agreement,
                        dated as of November 15, 1999 (Incorporated by reference to
                        Exhibit 10.11 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.15 Amendment No. 3 to Capita Corporation Credit Agreement, dated as of May 30, 2001 (Incorporated by reference to Exhibit 10.12 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.16           Assumption Agreement, dated as of June 1, 2001, to Capita
                        Corporation Credit Agreement (Incorporated by reference to
                        Exhibit 10.13 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.17 Guaranty by CIT Group Inc., dated as of November 15, 1999, of Capita Corporation Credit Agreement (Incorporated by reference to Exhibit 10.14 to Form 10-Q filed by CIT on February 14, 2002).

EXHIBIT NO.             DESCRIPTION
-----------             ------------------------------------------------------------
        10.18           364-Day Credit Agreement, dated as of March 27, 2001, among
                        Tyco Capital (Canada) Inc. (formerly known as CIT Financial
                        Ltd.), the banks party thereto, as lenders, Royal Bank of
                        Canada, as Administrative Agent, and Canadian Imperial Bank
                        of Commerce and The Chase Manhattan Bank of Canada, as
                        Syndication Agents ("Canadian 364-Day Credit Agreement")
                        (Incorporated by reference to Exhibit 10.15 to Form 10-Q
                        filed by CIT on February 14, 2002).

        10.19           Guaranty of CIT Group Inc., dated as of March 27, 2001, of
                        Canadian 364-Day Credit Agreement (Incorporated by reference to Exhibit 10.16 to Form 10-Q filed by CIT on February 14,
                        2002).

        10.20           Retention Agreement for Albert R. Gamper, Jr., as amended
                        (To be filed by amendment).

        10.21 Retention Agreement for Joseph M. Leone, as amended (To be filed by amendment).

        10.22           Retention Agreement for Thomas B. Hallman, as amended (To be filed by amendment).

        10.23           Retention Agreement for Lawrence A. Marsiello, as amended
                        (To be filed by amendment).

        10.24 Retention Agreement for Nikita Zdanow, as amended (To be filed by amendment).

        10.25           Executive Severance Plan (To be filed by amendment).

        10.26 Long-Term Equity Compensation Plan (To be filed by amendment).

         12.1           Computation of Ratios of Earnings to Fixed Charges
                        (Previously filed).

         21.1           Subsidiaries of CIT (To be filed by amendment).

         99.1           Information Statement (Filed herewith).

                                                                    EXHIBIT 99.1

                                     [LOGO]

                            TYCO INTERNATIONAL LTD.
                   THE ZURICH CENTRE, SECOND FLOOR, SUITE 201
                               90 PITTS BAY ROAD
                            PEMBROKE HM 08, BERMUDA

                                                                          , 2002

Dear Fellow Tyco Shareholders,

    On             , 2002, we approved a pro rata distribution to shareholders of Tyco International Ltd. of 100% of the shares of CIT Group Inc. common stock, all of which are currently held by Tyco. If you were a Tyco shareholder on
            , 2002, the record date for the distribution, you will become a stockholder of CIT.

    We believe that the distribution is in the best interests of Tyco, the shareholders and CIT because it will enhance market recognition of the performance of both Tyco and CIT and will improve the credit profile of both companies.

    If you were a holder of Tyco common shares on the record date for the
distribution, you will receive approximately     of a share of CIT common stock
for each share of Tyco you owned on that date. The actual number of shares you receive will depend on the number of Tyco shares outstanding on the record date for the distribution. We expect to mail certificates representing CIT common
stock to you on             , 2002. CIT intends to file an application to list
the CIT common stock on the New York Stock Exchange under the symbol "CIT."

    Holders of CIT Exchangeco Inc. exchangeable shares will also receive a distribution of CIT common stock through CIT Exchangeco as described in the enclosed information statement.

    The enclosed information statement explains the distribution in detail and provides important information regarding CIT's organization, business, properties and historical financial information. We encourage you to read this material carefully.

    Please note that shareholder approval is not required for the distribution, and holders of Tyco common shares or CIT Exchangeco Inc. exchangeable shares on the record date for the distribution are not required to take any action to participate in the distribution. Accordingly, we are not asking you for a proxy.

                                          Very truly yours,

                                          L. Dennis Kozlowski
                                          Chairman and
                                          Chief Executive Officer

                                     [LOGO]

                                 CIT GROUP INC.
                          1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

            , 2002

Dear Prospective CIT Stockholder:

    On behalf of the management team and all employees of CIT, I am excited and proud to be welcoming you as a CIT stockholder as we return to the public equity market as an independent company. CIT's history and record has always been about delivering consistent earnings growth over time with a strong credit and risk management culture. With about $50 billion of managed assets and $4 billion in tangible equity as of December 31, 2001, and with improvements in our operating structure since Tyco's acquisition, we have scale and are better capitalized, more efficient and more focused than ever before in our 94-year history.

    As you read the enclosed information statement, you will discover that CIT competes in its markets with several advantages, including a solid balance sheet, market leadership in numerous product categories and industries, scale, which helps us leverage our cost structure and market knowledge, and a strong management team with proven execution ability as an independent public company.

    As new CIT stockholders, we have an exceptional opportunity to become owners of a preeminent provider of commercial and consumer lending and leasing services and products. I look forward to leading this corporation and commit myself to building stockholder value.

                                          Sincerely,

                                          Albert R. Gamper, Jr.
                                          President and Chief Executive Officer

           PRELIMINARY AND SUBJECT TO COMPLETION, DATED APRIL 5, 2002


                             INFORMATION STATEMENT

                                     [LOGO]

                                 CIT GROUP INC.
                    COMMON STOCK, PAR VALUE $0.01 PER SHARE

    Tyco International Ltd. is furnishing this information statement to its shareholders in connection with the distribution by Tyco to its shareholders of 100% of the outstanding shares of common stock of CIT Group Inc. As of the date of this information statement, Tyco owns all of our outstanding common stock.

    We expect Tyco to effect the distribution beginning on             , 2002 to
holders of record of Tyco common shares and CIT Exchangeco Inc. exchangeable
shares on             , 2002. Tyco will distribute approximately       of a
share of our common stock for each Tyco common share held on the record date,
and, indirectly through CIT Exchangeco, approximately       of a share of our
common stock for each CIT Exchangeco exchangeable share held on the record date.

    You will not be required to pay for the shares of our common stock that you receive in the distribution, nor will you be required to surrender or exchange any of your Tyco common shares or CIT Exchangeco exchangeable shares. The tax consequences of the distribution are described in this information statement under the caption "The Distribution--Material U.S. and Canadian Federal Income Tax and Bermuda Tax Consequences." Neither we nor Tyco will receive any cash or other proceeds from the distribution.

    No public trading market for our common stock currently exists, although a "when-issued" trading market may develop on or shortly before the record date for the distribution. We intend to file an application to list our common stock on the New York Stock Exchange under the symbol "CIT." There can be no assurance, however, that we will be successful in meeting the requirements for listing on the New York Stock Exchange.

                            ------------------------

    IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 10.

    THE DISTRIBUTION DOES NOT REQUIRE THE VOTE OF TYCO SHAREHOLDERS. TYCO IS NOT ASKING YOU FOR A PROXY.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                            ------------------------

          The date of this information statement is             , 2002

                               TABLE OF CONTENTS


Summary.....................................................       1

Risk Factors................................................      10

Forward-Looking Statements..................................      18

Our Business................................................      19

The Distribution............................................      29

Our Relationship with Tyco After the Distribution...........      37

Listing and Trading of Our Common Stock.....................      38

Dividend Policy.............................................      39

Capitalization..............................................      40

Recent Developments.........................................      41

Selected Consolidated Historical Financial Data of CIT......      43

Management's Discussion and Analysis of Financial Condition
  and Results of Operations and Qualitative and Quantitative
  Disclosures about Market Risk.............................      47

Management..................................................      76

Principal Stockholders......................................      92

Related Party Transactions..................................      94

Description of Capital Stock................................      96

Indemnification of Directors and Officers...................      99

Independent Accountants.....................................      99

Change in Independent Accountants...........................     100

Where You Can Find More Information.........................     100

Index to Consolidated Financial Statements..................     F-1

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE DISTRIBUTION OF OUR COMMON STOCK TO TYCO SHAREHOLDERS AND THE BUSINESS AND FINANCIAL POSITION OF OUR COMPANY, YOU SHOULD READ THE ENTIRE INFORMATION STATEMENT CAREFULLY, ESPECIALLY THE RISKS DISCUSSED UNDER "RISK FACTORS."

                                THE DISTRIBUTION

Distributing company.................  Tyco International Ltd., a Bermuda company. As used in this information statement, "Tyco" includes Tyco International
                                       Ltd. and its wholly-owned subsidiaries, other than CIT, as of the relevant date, unless the context otherwise requires.

Distributed company..................  CIT Group Inc., a Nevada corporation. As used in this information statement, except as otherwise indicated, "CIT,"
                                       the "Company," "we," "us" or "our" refers to CIT Group Inc.

Distributed shares...................  The actual number of shares to be distributed will depend on the number of Tyco common shares outstanding on the record date. Based on the number of Tyco shares outstanding as of
                                                   , 2002 and assuming no exercise of outstanding
                                       options, approximately     shares of our common stock will
                                       be distributed. This amount includes shares of our common
                                       stock that will be distributed to holders of exchangeable
                                       shares of CIT Exchangeco Inc. as described below. The shares of our common stock to be distributed will constitute 100%
                                       of our common stock outstanding on the record date for the distribution. This number of shares will be reduced to the extent that cash payments are made in lieu of the issuance of fractional shares of our common stock. See "The
                                       Distribution--Manner of Effecting the Distribution."

Record date..........................                 , 2002.

Distribution date....................  On             , 2002.

Distribution.........................  On the distribution date, the distribution agent identified below will begin distributing certificates representing our common stock to persons who were shareholders of Tyco at the close of business on the record date. You will not be
                                       required to make any payment nor will you be required to
                                       surrender or exchange your Tyco common shares or take any
                                       other action to receive your shares of our common stock.

                                       Holders of exchangeable shares of CIT Exchangeco currently are entitled to exchange each exchangeable share of CIT
                                       Exchangeco they hold for 0.6907 of a Tyco common share,
                                       which was the exchange ratio in Tyco's acquisition of CIT.
                                       Holders of these exchangeable shares will also receive
                                       shares of our common stock in the distribution through CIT
                                       Exchangeco based on the distribution ratio for exchangeable shares.

                                       The distributed shares of our common stock will be freely
                                       transferable unless you are one of our affiliates.

                                       Under the distribution agreement, Tyco may withdraw the
                                       proposed distribution without liability at any time prior to the time that the distribution is effected. See "The
                                       Distribution."

Distribution ratio...................  Approximately     of a share of our common stock for each
                                       Tyco common share and approximately    of a share of our
                                       common stock for each CIT Exchangeco exchangeable share. The final ratios will be based on the actual number of Tyco
                                       shares outstanding on the record date. See "The
                                       Distribution--Manner of Effecting the Distribution."

Distribution agent...................  Mellon Investor Services, L.L.C.

Fractional shares of our common
  stock..............................  Tyco will not distribute any fractional shares of our common stock. In lieu of distributing a fraction of a share of our common stock to any shareholder, the distribution agent, as soon as practicable after the distribution date, will
                                       aggregate fractional shares into whole shares and sell them in the open market at the prevailing market prices and
                                       distribute the proceeds pro rata to each shareholder who
                                       otherwise would be entitled to receive a fractional share.
                                       You will not be entitled to interest on the amount of any
                                       payment made in lieu of a fractional share. See "The
                                       Distribution--Manner of Effecting the Distribution."

Trading market.......................  We intend to file an application to list our common stock on the New York Stock Exchange under the symbol "CIT." No
                                       public trading market for our common stock currently exists.
                                       However, a trading market for the entitlement to receive
                                       shares of our common stock in the distribution, referred to as a "when-issued" market, may develop on or shortly before the record date for the distribution. See "Listing and
                                       Trading of Our Common Stock."

Dividend policy......................  Since Tyco acquired us in June 2001, we have not declared any cash dividends on our common stock. After the
                                       distribution, our policy will be to pay a modest dividend
                                       while retaining a strong capital base. We anticipate that
                                       the initial dividend rate will be $    per share per
                                       quarter. The declaration and payment of future dividends are subject to the discretion of our board of directors. See
                                       "Dividend Policy."

Risk factors.........................  The distribution and ownership of our common stock involve various risks. You should read carefully the factors
                                       discussed under "Risk Factors."

Benefits of the distribution.........  The Tyco board of directors believes that the distribution is in the best interests of Tyco, the shareholders and our company because the board believes it will enhance market
                                       recognition of the performance of both Tyco and CIT and will improve the credit profile of both companies. See "The
                                       Distribution--Background and Reasons for the Distribution."

U.S. federal income tax
  consequences.......................  Tyco expects the distribution to be treated for U.S. federal income tax purposes as a nontaxable return of capital to the extent of a

                                       shareholder's basis in its Tyco shares, and as gain from the sale of property to the extent the value of the shares of
                                       CIT common stock received exceeds a shareholder's basis in its Tyco shares. See "The Distribution--Material U.S. and
                                       Canadian Federal Income Tax and Bermuda Tax Consequences."

Canadian federal income tax
  consequences to holders of CIT
  Exchangeco exchangeable shares.....  Holders of CIT Exchangeco exchangeable shares that receive
                                       CIT common stock as a distribution with respect to their
                                       shares will realize a taxable dividend for Canadian federal income tax purposes in an amount equal to the fair market
                                       value of such CIT common stock (plus any cash received in
                                       lieu of fractional shares). See "The Distribution--Material
                                       U.S. and Canadian Federal Income Tax and Bermuda Tax
                                       Consequences."

Our relationship with Tyco after the
  distribution.......................  After the distribution, Tyco and our company will be separate, independent, publicly owned companies. We have
                                       entered into several agreements with Tyco to define our
                                       companies' ongoing relationship after the distribution.
                                       These agreements allocate responsibility for obligations
                                       both before and after the distribution date. We also plan to enter into certain "preferred provider," vendor and similar relationships with Tyco, pursuant to which we will have the opportunity to offer financing to customers of Tyco that are acquiring certain goods and services from Tyco and to
                                       provide other financial products and services to Tyco and
                                       its customers. See "Our Relationship with Tyco After the
                                       Distribution."

Our board of directors after the
  distribution.......................  After the distribution, Tyco will not have representation on our board of directors. Additional information regarding our board of directors is set forth in "Management."

Treatment of Tyco employee stock
  options............................  Holders of vested options to purchase Tyco common shares will retain their vested Tyco options and, in addition, will receive vested options to acquire common stock of CIT. The number of Tyco shares underlying vested Tyco options will
                                       remain the same, but the exercise price will be adjusted
                                       based on the ratio of the exercise price to the market price of Tyco common shares immediately prior to the distribution.
                                       The number of CIT options to be granted will be in the same proportion as the share distribution payable to each Tyco
                                       shareholder. The CIT option exercise price will be
                                       calculated using the same ratio of market value to exercise price as is used for adjustment of the Tyco option exercise price. However, in light of regulatory requirements, Tyco
                                       option holders in certain countries outside of the United
                                       States may have their vested and unvested Tyco options
                                       treated in the manner described under "The
                                       Distribution--Treatment of Tyco Employee Stock Options--
                                       Unvested Options for Other Option Holders."

                                       Unvested Tyco options held by employees of CIT will be
                                       replaced with unvested options to purchase shares of CIT
                                       common stock. The number and price of options will have an aggregate exercise price and intrinsic value equal to that of the unvested Tyco options immediately before the
                                       distribution, based on (1) the market price of shares of CIT common stock immediately after the distribution and (2) the exercise prices for those options.

                                       The exercise price for unvested Tyco options held by option holders other than CIT employees will be adjusted using the same ratio as the adjustment for vested options. The number of Tyco shares underlying the options will be adjusted so
                                       that the aggregate exercise price and intrinsic value of the options is equal immediately before and after the
                                       distribution.

                                       Only options to purchase whole shares will be issued, with fractions rounded down to the nearest whole share. The
                                       exercise price will be rounded down to a whole cent. With
                                       respect to all Tyco options adjusted as described above, the ratio of the exercise price per option to the market value per share will not be reduced and the vesting provisions and option period of the CIT options and the new Tyco options
                                       will be the same as for the original Tyco options.
                                       Accordingly, no compensation expense will be recognized by
                                       Tyco or CIT. See "The Distribution--Treatment of Tyco
                                       Employee Stock Options."

Treatment of Tyco restricted
  shares.............................  All Tyco restricted shares outstanding as of the record date and held by persons who remain Tyco employees after the
                                       distribution will remain outstanding. These holders of Tyco restricted shares will receive shares of CIT common stock in respect of their Tyco restricted shares based on the
                                       distribution ratio for all other Tyco shares, but the shares of CIT common stock they receive will be restricted and have the same vesting schedule that currently applies to the Tyco restricted shares.

                                       Persons who are CIT employees after the distribution and who hold Tyco restricted shares as of the record date will also receive shares of CIT common stock in respect of their Tyco restricted shares based on the distribution ratio for all
                                       other Tyco shares, and shares of CIT common stock received in respect of Tyco restricted shares will be restricted and have the same vesting schedule that currently applies to the
                                       Tyco restricted shares. Tyco restricted shares held by
                                       persons who are CIT employees after the distribution are
                                       expected to be cancelled and to be replaced by the issuance of CIT restricted stock. No fractional shares will be
                                       issued. The number of shares will be rounded down to the
                                       nearest whole share. See "The Distribution--Treatment of
                                       Tyco Restricted Shares."

Stock plans and related option
  grants.............................  We have adopted an equity incentive compensation plan under
                                       which we have reserved       shares of common stock for
                                       issuance to our employees, officers and directors and, with respect to the option grants described herein, holders of
                                       vested Tyco options who are not CIT employees, officers or directors. Under this plan, we have granted options to
                                       purchase an aggregate of       shares of our common stock,
                                       in addition to options to purchase approximately
                                             shares of our common stock to be issued in respect of
                                       outstanding options to purchase Tyco common shares. We have also adopted an employee stock purchase plan, under which we
                                       have reserved       shares. See "Management--Long-Term
                                       Equity Compensation Plan" and "Management--Employee Stock
                                       Purchase Plan."

Shareholder inquiries................  Tyco shareholders with inquiries relating to the distribution should contact the distribution agent by
                                       telephone at        or Tyco in writing at Tyco International
                                       Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road,
                                       Pembroke HM 08, Bermuda.

                                  OUR COMPANY

    CIT is a leading global commercial and consumer finance company that has been a consistent provider of financing and leasing capital since 1908. With about $50 billion of managed assets, we have the financial resources, intellectual capital and product knowledge to serve the needs of our clients across 30 industries. Our clients range from small private companies to many of the world's largest and most respected multinational corporations. Our market leadership, balanced credit and risk management culture, strategies of diversification and specialization, customer oriented financing solutions and experienced management team have delivered consistent net income growth over time.

    Our commercial lending and leasing businesses are diverse and provide a wide range of financing and leasing products to small, midsize and larger companies across a wide variety of industries. Our secured lending, leasing and factoring products include direct loans and leases, operating leases, leveraged and single investor leases, secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing, debtor-in-possession and turnaround financing, and acquisition and expansion financing. Our consumer finance business consists primarily of home equity lending to consumers originated largely through a network of brokers and correspondents. The diversity of our products and markets enhances our ability to manage risk and maintain profitability.

                                 OUR STRENGTHS

    BROAD MARKET LEADERSHIP. We have strong franchise businesses with market scale, including leading positions in vendor financing, factoring and construction equipment financing. We are also a market leader in financing and leasing personal computers, telecommunication equipment, office equipment, industrial equipment, rail cars, and commercial and corporate aircraft. In addition, we have significant market presence in providing home equity loans to consumers, asset-based and credit-secured lending and advisory-structured finance. We also have the number one market position in Small Business Administration loans.

    BALANCED CREDIT AND RISK MANAGEMENT CULTURE. We value the importance of strong risk management as a fundamental attribute to the success of our business. Such management values balance our credit and risk management with continued long-term profitable asset growth, a strong and reliable balance sheet and sensible diversification. Our highly sophisticated risk management systems and procedures are designed to identify and analyze risks, to set appropriate policies and limits and to continually monitor these risks. Our risk management has been tested and refined over several economic cycles.

    DIVERSIFICATION. Our portfolio of finance receivables, leases and operating lease equipment is well diversified by: customer, product, industry, geography, ticket size and equipment. We manage our portfolio to avoid risk concentrations through up-front origination processes and portfolio management.

    SPECIALIZATION. Our businesses are focused on specific customers, industries, equipment types, collateral and geographic areas. Our personnel are industry and equipment specialists. They are positioned to deliver their products with quality and consistency to deliver profitable growth.

    CUSTOMER ORIENTED FINANCING SOLUTIONS. We provide financing solutions that are integrated with our customers' order entry and inventory management systems by utilizing a method of seamless origination and processing. Equipment loans, leases, mortgages, factoring arrangements and other financial products are originated, approved and processed under delivery systems that are cost efficient, timely and operate under reliable quality standards. This positioning allows us to provide financing at all points of a product life cycle, including the handling and remarketing of equipment. By linking this integration to a variety of financial structures, we have developed private label, joint ventures and other programs. We are a leading provider of such integrated capabilities and structures and are only one of a handful of companies that do so. Our approach to an integrated process has required continuous improvements in process technology, quality and cost against major competitors in the market.

    STRONG PROVEN MANAGEMENT TEAM. We feel CIT is a unique blend of people and assets with a proven 94-year history of consistently meeting our goals and serving our customers' needs through numerous business cycles and changing business environments. Our senior management team, with over 25 years of finance industry experience on average and long tenure with CIT, has demonstrated an ability to profitably grow our business both before and after our acquisition by Tyco and has successfully implemented significant improvements in our operational structure.

                             OUR BUSINESS STRATEGY

    Our business strategy is to be a leading full-service provider of commercial and consumer financing and leasing and related services and products through focused franchise businesses with efficient operating platforms. The principal elements of our business strategy are to:

    MAINTAIN AND LEVERAGE OUR EXISTING MARKET LEADERSHIP POSITIONS TO CONTINUE TO EXPAND IN EXISTING MARKETS, INDUSTRIES AND PRODUCTS. We will continue to expand our highly integrated operations of origination, processing, and end of lease activities by building additional relationships, expanding our sales and marketing reach, adding complementary products and solutions and improving our brand recognition in the United States and abroad. We will selectively pursue strategic acquisition opportunities of both businesses and portfolios of assets that we believe will enhance our growth and profitability and that can be integrated into our core franchises.

    CONTINUE TO IMPROVE OVERALL EFFICIENCY AND FLEXIBILITY. Since being acquired by Tyco in June 2001, we have reduced annual operating expenses by approximately $150 million, consolidated some of our businesses to improve our operational structure, and divested over $5 billion of non-core, less profitable assets. These improvements have allowed us to achieve and execute our strategic and financial goals across our operating businesses in a highly effective and flexible manner. We intend to continue to focus on expense control while continuously improving our process and investment in technology.

    RESTORE DEBT CREDIT RATINGS TO OUR HISTORICALLY HIGHER LEVELS. Our strategy is to operate the company at high credit ratings. While our current long-term debt ratings are A- and A2 for Standard & Poor's and Moody's, respectively, we expect to operate the company to achieve A+ and A-1 long-term debt ratings and A-1 and P-1 commercial paper ratings in the future.

                           OUR RELATIONSHIP WITH TYCO

    We are currently a wholly-owned subsidiary of Tyco International Ltd. Tyco's common shares are listed on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol "TYC" and on the London Stock Exchange under the symbol "TYI." After completing this distribution, Tyco will distribute 100% of our outstanding shares of common stock in the distribution and will not have representation on our board of directors. We will enter into agreements with Tyco in order to provide for transitional administrative services. In addition, we plan to enter into an agreement with Tyco under which we will have the opportunity to offer financing and other services to Tyco's customers.
                            ------------------------

    CIT maintains its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036. The telephone number is (212) 536-1390.

                             SUMMARY FINANCIAL DATA

    On June 1, 2001, CIT, formerly known as Tyco Capital Corporation and previously The CIT Group, Inc., was acquired by a wholly-owned subsidiary of Tyco in a purchase business combination (see Note 2 to the "Consolidated Financial Statements" beginning on page F-1). In accordance with the guidelines for accounting for business combinations, the purchase price paid by Tyco for CIT plus related purchase accounting adjustments have been "pushed-down" and recorded in CIT's consolidated financial statements for periods subsequent to June 1, 2001. This resulted in a new basis of accounting reflecting the fair market value of CIT's assets and liabilities for the "successor" period beginning June 2, 2001.

    The following table sets forth selected consolidated financial information regarding CIT's results of operations and balance sheets. The financial data at and for the quarterly periods ended December 31, 2001 and 2000 were derived from the unaudited Consolidated Financial Statements of CIT included elsewhere in this information statement. The financial data at September 30, 2001 and December 31, 2000, for the nine months ended September 30, 2001 and for each of the two years in the period ended December 31, 2000 were derived from the audited Consolidated Financial Statements of CIT included elsewhere in this information statement. The financial data at December 31, 1999, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 were derived from audited financial statements not presented in this document. To assist in the comparability of our financial results the financial information in the following table combines the "predecessor period" (January 1 through June 1, 2001) with the "successor period" (June 2 through September 30, 2001) to present "combined" results for the nine months ended September 30, 2001. The data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk" and the "Consolidated Financial Statements" included elsewhere in this information statement.

                                     QUARTERS ENDED
                                      DECEMBER 31,           NINE MONTHS ENDED              YEARS ENDED DECEMBER 31,
                               ---------------------------     SEPTEMBER 30,     -----------------------------------------------
($ IN MILLIONS)                   2001           2000           2001(1)(2)         2000       1999(3)      1998         1997
                               -----------   -------------   -----------------   ---------   ---------   ---------   -----------
                               (SUCCESSOR)   (PREDECESSOR)      (COMBINED)                        (PREDECESSOR)
RESULTS OF OPERATIONS
Net finance margin...........     $464.5         $390.6          $ 1,318.8       $ 1,469.4   $   917.4   $   804.8   $     740.7
Provision for credit
  losses.....................      106.0           63.8              332.5           255.2       110.3        99.4         113.7
Operating margin.............      599.7          544.1            1,558.9         2,126.2     1,157.9       960.8         932.8(4)
Salaries and general
  operating expenses.........      210.3          259.3              784.9         1,035.2       516.0       407.7         420.0
Net income...................      239.1          160.1              333.8           611.6       389.4       338.8         310.1
PROFITABILITY RATIOS
Return on Average Tangible
  Shareholder's Equity(5)....       23.3%          16.3%              10.8%           16.0%       14.2%       14.0%         14.6%
Return on Average Earning
  Assets(6)..................       2.68%          1.54%              1.10%           1.50%       1.52%       1.65%         1.70%
Efficiency Ratio (excluding
  goodwill
  amortization)(7)...........       29.8%          42.7%              44.7%           43.8%       41.3%       39.2%         40.8%

                                                                                            AT DECEMBER 31,
                                       AT DECEMBER 31,   AT SEPTEMBER 30,   -----------------------------------------------
           ($ IN MILLIONS)                  2001            2001(1)(2)        2000       1999(3)      1998        1997(4)
           ---------------             ---------------   ----------------   ---------   ---------   ---------   -----------
                                                  (SUCCESSOR)                                (PREDECESSOR)
BALANCE SHEET DATA
Total finance receivables............     $29,199.5         $30,791.3       $33,497.5   $31,007.1   $19,856.0   $  17,719.7
Reserve for credit losses............         472.1             471.7           468.5       446.9       263.7         235.6
Operating lease equipment, net.......       5,639.8           5,649.9         7,190.6     6,125.9     2,774.1       1,905.6
Goodwill and other intangible assets,
  net................................       6,857.1           6,569.5         1,964.6     1,850.5       216.5         134.6
Total assets.........................      49,030.1          50,681.7        48,689.8    45,081.1    24,303.1      20,464.1
Total debt...........................      33,729.6          35,401.6        37,965.1    35,373.5    18,651.4      15,314.9
Company-obligated mandatorily
  redeemable preferred securities of
  subsidiary trust holding solely
  debentures of the Company..........         259.0             260.0           250.0       250.0       250.0         250.0
Shareholder's equity.................      10,852.3          10,598.0         6,007.2     5,554.4     2,701.6       2,432.9
OTHER
Total managed assets(8)..............     $47,130.0         $49,036.1       $54,900.9   $51,433.3   $26,216.3   $  22,344.9
CREDIT QUALITY AND LEVERAGE RATIOS
60+ days contractual delinquency as a
  percentage of finance
  receivables........................          3.78%             3.35%           2.98%       2.71%       1.75%         1.67%
Reserve for credit losses as a
  percentage of finance
  receivables........................          1.62%             1.53%           1.40%       1.44%       1.33%         1.33%
Total debt (net of overnight
  deposits) to tangible shareholder's
  equity(5)(9).......................          7.71x             8.06x           8.78x       8.75x       6.82x         5.99x
Tangible shareholder's equity to
  managed assets(8)..................           9.1%              8.9%            7.8%        7.7%       10.4%         11.4%

------------------------------

(1) In September 2001, CIT changed its fiscal year end from December 31 to September 30 to conform to Tyco's fiscal year end.

(2) On September 30, 2001, we sold certain international subsidiaries, which had assets of $1.8 billion and liabilities of $1.5 billion, to a non-U.S.
    subsidiary of Tyco for a note in the amount of approximately $295 million. This non-cash sale did not affect earnings for the period ended
    September 30, 2001. Results of operations for the nine months ended September 30, 2001 (combined) include special charges incurred by the predecessor of $221.6 million ($158.0 million after tax). See Note 3 to the Consolidated Financial Statements. On February 11, 2002, we repurchased the international subsidiaries that we had previously sold to an affiliate of Tyco.

(3) Includes results of operations of Newcourt Credit Group Inc. from the November 15, 1999 acquisition date.

(4) Includes a 1997 gain of $58.0 million on the sale of an equity interest acquired in connection with a loan workout.

(5) Tangible shareholder's equity excludes goodwill and other intangible assets.

(6) Average Earning Assets is the average of finance receivables, operating lease equipment, finance receivables held for sale and certain investments, less credit balances of factoring clients.

(7) Efficiency ratio is the ratio of salaries and general operating expenses to operating margin excluding the provision for credit losses.

(8) "Managed assets" are comprised of financing and leasing assets and finance receivables previously securitized and still managed by us.

(9) Total debt excludes, and tangible shareholder's equity includes, Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

                                  RISK FACTORS

    THE DISTRIBUTION AND OWNERSHIP OF OUR COMMON STOCK INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING DISCUSSION OF RISKS, AND THE OTHER INFORMATION PROVIDED IN THIS INFORMATION STATEMENT. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS THAT ARE PRESENTLY UNKNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS.

RISKS RELATED TO CIT'S BUSINESS

WE MAY BE ADVERSELY AFFECTED BY A GENERAL DETERIORATION IN ECONOMIC CONDITIONS.

    Our business, financial condition and results of operations may be affected by various economic factors, including the level of economic activity in the markets in which we operate. Unfavorable economic conditions may make it more difficult for us to maintain both our new business origination volume and the credit quality of new business at levels previously attained. Our growth depends significantly upon our ability to generate new finance receivables, and in a recession or other adverse economic environment, growth in our finance receivables may be limited by a decrease in demand for consumer or commercial credit or by a decline in collateral values. Delinquencies, foreclosures and credit losses generally increase during economic slowdowns or recessions.

    We are also subject to industry-specific economic factors. An economic downturn or slowdown in an industry could reduce demand for the financing we provide for products of that industry. For example, our factoring business could decline if there is a downturn in the retail textile, apparel, furniture or home furnishings markets. At December 31, 2001, 11.3% of our total financing and leasing assets related to obligations of retailers, 9.4% related to commercial airline obligations and 8.3% related to home equity obligations. Adverse economic conditions in the markets or industries that we serve could have a material adverse effect on our business, financial position or results of operations.

    In a recession or under other adverse economic conditions, nonearning assets and writedowns are likely to increase as debtors fail to meet their payment obligations. Although we maintain a consolidated reserve for credit losses in an amount that we believe is sufficient to provide adequate protection against potential writedowns in our portfolio, this allowance could prove to be insufficient. Adverse economic conditions may impair our ability to re-lease or remarket our leased equipment or other collateral securing our finance receivables and realize the value at which we carry our leased assets and/or estimated lease residual values on our books.

    A recession or downturn could contribute to a downgrading of our credit ratings. A ratings downgrade likely would increase our funding costs, and could decrease our net finance income, limit our access to the capital markets or result in a decision by the lenders under our existing bank credit facilities not to extend such credit facilities after their expiration.

    The broad-based economic slowdown in 2001 led to increases in both past-due loans and non-performing assets. We have experienced increases in our commercial past-due loans and non-performing assets across a wide range of industries, including trucking, construction, retail and technology, as well as manufacturing and machine tools. Continued weak economic conditions have recently resulted in higher charge-offs in virtually all of our business segments. Our reserve for credit losses as a percentage of finance receivables has increased significantly as a result of continuing general economic weakness. In addition, our new origination volume has recently declined due in part to soft economic conditions. We can provide no assurance regarding when economic conditions will strengthen, or that these trends will improve when the economy begins to grow again.

OUR LIQUIDITY OR ABILITY TO RAISE CAPITAL MAY BE LIMITED.

    Our primary funding sources have historically been commercial paper, medium-term notes and asset-backed securities. We also maintain committed bank lines of credit to provide liquidity support of commercial paper borrowings and to support our international operations. An additional source of liquidity is cash flow from operations, including loan and lease payments from customers, whole loan sales and syndications.

    Following Tyco's announcement on January 22, 2002 of its plans to separate into four independent, publicly-traded companies and other related events, we experienced a downgrade in our credit ratings by Standard & Poor's and Fitch. While we continue to maintain investment-grade ratings, these events limited our access to the commercial paper market.


    On February 5, 2002, we drew on our $8.5 billion in unsecured bank credit facilities, which have historically been maintained as liquidity support for our commercial paper programs. The proceeds from these bank lines are being used to pay down outstanding commercial paper at the scheduled maturities. The cost of the bank loans is higher than the cost of commercial paper, and will adversely affect our future operating results. While we expect to return to the commercial paper market at some point in the future with a dealer-based program, we can provide no assurance that we will be able to access that market on favorable terms in the future or at the levels previously attained. We exercised our one year term-out option on a portion of our unsecured bank credit facilities, which will increase our cost of funds.


    We will likely need to effect debt or equity financings in the future. The type, timing and terms of financing selected by us will depend upon our cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. There can be no assurance that any of these sources will be available to us at any given time or that they will be available on favorable terms. There can be no assurance that there will not be a further downgrade in our credit ratings in the future or, if such downgrading does occur, that it will not result in an increase in our interest expense or have an adverse impact on our ability to access the commercial paper market or the public and private debt markets.

SIGNIFICANT INCREASES OR DECREASES IN PREVAILING INTEREST RATES COULD ADVERSELY AFFECT OUR BUSINESS.

    Our operating results and cash flow depend to a great extent upon our level of net finance income, which is the difference between total finance income earned on earning assets, such as loans and investments, and total interest expense paid on interest-bearing liabilities, such as borrowings. The amount of net finance income is affected by changes in the volume and mix of earning assets, the rates earned on those assets, the volume of interest-bearing liabilities and the rates paid on those interest-bearing liabilities.

    Although we have an active and comprehensive approach to managing our interest rate risk, including matching the repricing characteristics of our assets with our liabilities, significant increases in market interest rates, or the perception that an increase may occur, could adversely affect both our ability to originate new finance receivables and our ability to grow. Conversely, a decrease in interest rates could result in an acceleration in the prepayment of owned and managed finance receivables. In addition, changes in market interest rates, or in the relationships between short-term and long-term market interest rates, or between different interest rate indices (i.e., basis risk) could affect the interest rates charged on interest-earning assets differently than the interest rates paid on interest-bearing liabilities, which could result in an increase in interest expense relative to finance income. An increase in market interest rates also could adversely impact the ability of our floating-rate borrowers to meet their higher payment obligations, which could result in an increase in nonearning assets and writedowns.

INVESTMENT IN AND REVENUES FROM OUR FOREIGN OPERATIONS ARE SUBJECT TO THE RISKS ASSOCIATED WITH TRANSACTIONS INVOLVING FOREIGN CURRENCIES.

    Foreign currency exchange rate fluctuations can have a material adverse effect on the investment in international operations and the level of international revenues that we generate from international asset based financing and leasing. Reported results from our operations in foreign countries may fluctuate from period to period due to exchange rate movements in relation to the U.S. dollar, particularly exchange rate movements in the Canadian dollar, which is our largest non-U.S. exposure. In addition, an economic recession or downturn or increased competition in the international markets in which we operate could adversely affect us. Other risks inherent in conducting international business operations generally include political and macro-economic instability, changes in regulatory requirements and taxes, unreliability of judicial processes, financial market instability and illiquidity. There can be no assurance that one or more of these factors will not have a material adverse effect on our business, financial conditions and results of operations. In addition, instability or adverse economic conditions in international markets may adversely affect the businesses of our domestic customers, which could adversely affect such customers' demand for our products.


    At December 31, 2001, we had approximately $200 million of U.S. dollar-denominated loans and assets outstanding to customers located or doing business in Argentina. The Argentine government has recently instituted economic reforms, including the conversion of certain dollar-denominated loans into pesos. We are currently assessing the impact of these government actions on our U.S. dollar-denominated loans and assets and reserve for credit losses. If the Argentine government does not reverse its action, or if the governments of other foreign jurisdictions take any similar actions, it could have an adverse impact on our business, financial condition and results of operations. On March 19, 2002, we reported during a publicly announced fixed income investor conference call that our exposure in Argentina was approximately $180 million and we may take a charge to reserve approximately 50% of the total exposure for Argentina-related receivables.


OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF WE WERE UNABLE TO COMPLETE SECURITIZATIONS.

    We fund most of our assets on our balance sheet using our access to the medium-term note and capital markets. In an effort to broaden our funding sources and to provide an additional source of liquidity, we have in place an array of securitization programs to access both the public and private asset-backed securitization markets. Under a typical asset-backed securitization, we sell a "pool" of secured loans or leases to a special-purpose entity, generally a trust. The special-purpose entity, in turn, typically issues certificates and/or notes that are collateralized by the pool and entitle the holders thereof to participate in certain pool cash flows. Several factors will affect our ability to complete securitizations, including:

    - conditions in the securities markets, generally;

    - conditions in the asset-backed securities markets;

    - the credit quality and performance of our financial instruments;

    - our ability to obtain third-party credit enhancement;

    - our ability to adequately service our financial instruments; and

    - the absence of any material downgrading or withdrawal of ratings given to securities previously issued in our securitizations.

    In a securitization transaction, a gain on sale and a related retained interest in the securitized pool are recognized when the assets being securitized are sold. The value of the retained interest recognized in a securitization transaction is dependent upon certain assumptions regarding future performance of the securitized portfolio, including the level of credit losses and the rate of prepayments. If actual credit losses or prepayment rates differ from the original assumptions, the value of the retained interest in the securitized pool may increase or decrease materially. The value of the retained interest in the securitized pool may also increase or decrease materially with changes in market interest rates. Also, if assets being securitized are not properly hedged, the gain on sale recorded in a securitization transaction may be affected by changes in market interest rates between the time the assets being securitized are originated and the time the assets are sold to the securitization entity.

    Changes in the volume of assets securitized or decreases in the value of retained interests in securitizations due to changes in market interest rates or higher than expected credit losses on prepayments could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO REALIZE OUR ENTIRE INVESTMENT IN THE EQUIPMENT WE LEASE.

    We lease various types of equipment to customers through two distinct types of transactions: capital leases and operating leases. A capital lease passes substantially all of the risks and rewards of owning the related equipment to the customer. Lease payments during the initial terms of a capital lease cover approximately 90% of the underlying equipment's cost at the inception of the lease. The realization of unrecovered equipment values (residual values) at the end of the term of a lease is an important element in the leasing business. The duration of an operating lease, however, is substantially shorter relative to the equipment's useful life. We bear greater risk in operating leases as we may not be able to remarket the equipment on terms that will allow us to fully recover our operating lease equipment carrying values.

    At the inception of each capital lease, we record a residual value for the leased equipment based on our estimate of the future value of the equipment at the expected disposition date. Residual values are determined by experienced internal equipment management specialists, as well as external consultants. We also record periodic depreciation expense on operating lease equipment based upon estimates of the equipment's useful life and the estimated future value of the equipment at the end of its useful life. A decrease in the market value of leased equipment at a rate greater than the rate we projected, whether due to rapid technological or economic obsolescence, unusual wear and tear on, or use of, the equipment or other factors, would adversely affect the residual values of such equipment. Consequently, there can be no assurance that our estimated residual values for equipment will be realized.

OUR RESERVE FOR CREDIT LOSSES MAY PROVE INADEQUATE.

    Our business depends on the creditworthiness of our customers. We believe that our credit risk management systems are adequate to limit our credit losses to a manageable level. We attempt to mitigate credit risks through the use of a corporate credit risk management group, formal credit management processes implemented by each business unit and automated credit scoring capabilities for small ticket business.

    We maintain a consolidated reserve for credit losses on finance receivables. Our consolidated reserve for credit losses reflects management's judgment of losses inherent in the portfolio. Management periodically reviews our consolidated reserve for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans and non-performing assets.

    The consolidated reserve for credit losses is intended to provide for losses inherent in the portfolio, which requires the application of estimates and significant judgment as to the ultimate outcome of collection efforts and realization of collateral, among other things. We cannot be certain that our consolidated reserve for credit losses will be adequate over time to cover credit losses in our portfolio because of unanticipated adverse changes in the economy or events adversely affecting specific customers, industries or markets. If the credit quality of our customer base materially decreases, or if our reserves for credit losses are not adequate, our business, financial condition and results of operations may suffer.

OUR COMMERCIAL AIRLINE FINANCING BUSINESS COULD BE ADVERSELY AFFECTED BY THE EVENTS OF SEPTEMBER 11, 2001 AND THE WEAK ECONOMY.

    A portion of the Capital Finance business within our Equipment Financing and Leasing segment involves providing financing to commercial airlines. The Capital Finance aerospace portfolio includes most of the leading U.S. and foreign commercial airlines, with a fleet of approximately 200 aircraft, with an average age of nine years.

    The Capital Finance business may be adversely affected by the challenges faced by the airline industry due to a combination of the terrorist attacks on September 11, 2001 and the current worldwide economic slowdown. Airlines face a number of increased costs, including higher insurance premiums and security costs, while also experiencing a reduction in demand. As a result of these circumstances, some airlines have taken aircraft out of service, sought to restructure their fixed costs, including their debt and lease payments, and sought protection from creditors in bankruptcy. Accordingly, we have experienced some rental reductions or disruptions. Our portfolio could be adversely affected by these factors, resulting in, among other effects, declines in the value of aircraft, delays in payments on existing financings and reduced new business origination.

WE MAY NOT BE ABLE TO REALIZE THE ENTIRE BOOK VALUE OF GOODWILL AND OTHER INTANGIBLE ASSETS.

    We have $6.9 billion of goodwill and other intangible assets, net, at December 31, 2001. We implemented the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142 "GOODWILL AND OTHER INTANGIBLE ASSETS" on October 1, 2001. Since adoption, existing goodwill is no longer amortized, but instead will be assessed for impairment at least annually. We are currently determining the impact of adopting this standard under the transition provisions of SFAS No. 142.

    We are unsure as to how the distribution may impact the realizability of our goodwill and other intangible assets. One indicator of potential impairment is if the net book value exceeds a company's market capitalization for a period of time. As an independent public company, we will have our own market capitalization. In the event that the book value of goodwill and other intangible assets, net, is impaired, any such impairment would be charged to earnings in the period of impairment. An impairment by itself would not impact our total tangible capitalization, although our total capitalization as reported may be affected by such remeasurement of goodwill.

OUR POTENTIAL ACQUISITION OR DISPOSITION OF BUSINESSES OR ASSET PORTFOLIOS IN THE FUTURE MAY ADVERSELY IMPACT OUR BUSINESS.

    As part of our long-term business strategy, we may pursue acquisitions of other companies or asset portfolios. In addition, as we have done recently, we may dispose of non-strategic businesses or asset portfolios. Future acquisitions may result in potentially dilutive issuances of equity securities and the incurrence of additional debt, which could have a material adverse effect on our business, financial condition and results of operations. Future acquisitions could involve numerous additional risks, including: difficulties in integrating the operations, services, products and personnel of the acquired company; the diversion of management's attention from other business concerns; entering markets in which we have little or no direct prior experience; and the potential loss of key employees of the acquired company. In addition, acquired businesses and asset portfolios may have credit-related risks arising from substantially different underwriting standards associated with those businesses or assets. In the event of future dispositions of our businesses or asset portfolios, there can be no assurance that we will receive adequate consideration for those businesses or assets at the time of their disposition or will be able to adequately replace the volume associated with the businesses or asset portfolios that we dispose of with higher-yielding businesses or asset portfolios having acceptable risk characteristics. As a result, our future disposition of businesses or asset portfolios could have a material adverse effect on our business, financial condition and results of operations.

WE COMPETE WITH A VARIETY OF FINANCING SOURCES FOR OUR CUSTOMERS.

    Our markets are highly competitive and are characterized by competitive factors that vary based upon product and geographic region. Our competitors include captive and independent finance companies, commercial banks and thrift institutions, industrial banks, leasing companies, manufacturers and vendors with global reach. Substantial financial services networks have been formed by insurance companies and bank holding companies that compete with us. On a local level, community banks and smaller independent finance and mortgage companies are a competitive force.

    Competition from both traditional competitors and new market entrants has intensified in recent years due to a strong economy, growing marketplace liquidity and increasing recognition of the attractiveness of the commercial finance markets. In addition, the rapid expansion of the securitization markets is dramatically reducing the difficulty in obtaining access to capital, which is the principal barrier to entry into these markets. This is further intensifying competition in certain market segments, including increasing competition from specialized securitization lenders which offer aggressive pricing terms.

    We compete primarily on the basis of pricing, terms and structure. Our competitors seek to compete aggressively on the basis of these factors and we may lose market share to the extent we are unwilling to match our competitor's pricing, terms and structure in order to maintain interest margins and/or credit standards. To the extent that we match competitors' pricing, terms or structure, we may experience decreased interest margins and/or increased risk of credit losses. Many of our competitors are large companies that have substantial capital, technological and marketing resources, and some of these competitors are larger than us and may have access to capital at a lower cost than us. Further, the size and access to capital of certain of our competitors are being enhanced by the continued consolidation activity in the commercial and investment banking industries.

OUR BUSINESS MAY BE AFFECTED ADVERSELY BY THE HIGHLY REGULATED ENVIRONMENT IN WHICH WE OPERATE.

    Our domestic operations are subject, in certain instances, to supervision and regulation by state and federal authorities and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions. Such regulation and supervision are primarily for the benefit and protection of our customers, and not for the benefit of investors, and could limit our discretion in operating our businesses. For example, state laws often establish maximum allowable finance charges for certain consumer and commercial loans. Noncompliance with applicable statutes or regulations could result in the suspension or revocation of any license or registration at issue, as well as the imposition of civil fines and criminal penalties.

    The financial services industry is heavily regulated in many jurisdictions outside the United States. The varying requirements of these jurisdictions may be inconsistent with U.S. rules and may adversely affect our business or limit our ability to expand our international operations. We may not be able to obtain necessary regulatory approvals, or if approvals are obtained, we may not be able to continue to comply with the terms of the approvals or applicable regulations. In addition, in many countries, the regulations applicable to the financial services industry are uncertain and evolving, and it may be difficult for us to determine the exact regulatory requirements.

    Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market and on our reputation generally. No assurance can be given that applicable laws or regulations will not be amended or construed differently, that new laws and regulations will not be adopted or that we will not be prohibited by state laws from raising interest rates above certain desired levels, any of which could adversely affect our business, financial condition or results of operations.

WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION OF CIT AND COULD ADVERSELY AFFECT THE PRICE OF OUR SHARES.

    Certain provisions of the Nevada General Corporation Law which we did not opt out of and certain provisions of our articles of incorporation and by-laws may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price, and discouraging, delaying or preventing changes in control or management of CIT. We have not opted out of the provisions of Sections 78.411 through 78.444 of the Nevada General Corporation Law, which prohibit combinations with or acquisition of control by an interested stockholder (as defined in the statute) within three years after the interested stockholder acquires its shares, unless certain conditions are met. We have also not opted out of the provisions of
Section 78.378 through 78.3793 which provide that any "control shares" acquired by a person in the acquisition of a "controlling interest" greater than the level authorized by our shareholders will be divested of all voting rights, unless the shareholders (other than the acquiring person) authorize the retention of voting rights. Such control shares may also be redeemed, in whole but not in part, by us at the average price paid for the control shares. In addition, our articles of incorporation provide that the approval of certain matters require the vote of 66 2/3% of our stockholders. These matters include amending or adopting by-laws, removing directors and amending, repealing or adopting any provision that is inconsistent with certain provisions of our articles of incorporation. Further, our by-laws require that notice of intent to nominate a director must be received in writing by us at our principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the previous year's annual meeting of stockholders. See "Description of Capital Stock--Anti-takeover Effects of Certain Provisions of Nevada Law."

RISKS RELATED TO THE DISTRIBUTION

TYCO SHAREHOLDERS AND CIT EXCHANGECO SHAREHOLDERS MAY BE SUBJECT TO INCOME TAX AS A RESULT OF THE DISTRIBUTION.

    A Tyco shareholder may be subject to U.S. federal income tax to the extent the value of our shares received exceeds the shareholder's basis in its Tyco shares. Should it be determined that Tyco International Ltd. has earnings and profits for U.S. federal income tax purposes as of the close of Tyco's taxable year in which the distribution occurs, then the distribution (to the extent of the lesser of such earnings and profits or the amount of the distribution) will be treated as a dividend taxed at ordinary income tax rates. Holders of CIT Exchangeco exchangeable shares that receive CIT common stock as a distribution with respect to their shares will realize a taxable dividend for Canadian federal income tax purposes in an amount equal to the value of such CIT common stock (plus any cash received in lieu of fractional shares). See "The Distribution--Material U.S. and Canadian Federal Income Tax and Bermuda Tax Consequences."

THERE HAS NOT BEEN A MARKET FOR OUR COMMON STOCK SINCE TYCO ACQUIRED US IN JUNE 2001, AND THE MARKET PRICE OF OUR SHARES MAY FLUCTUATE.

    Our common stock will not be publicly traded prior to the distribution date, although a trading market for the entitlement to receive shares of our common stock in the distribution, referred to as a "when-issued" market, may develop on or shortly before the record date for the distribution. See "The Distribution--Trading Between the Record Date and the Distribution Date." After the distribution of shares of our common stock to shareholders of Tyco, the public market will establish trading prices for our common stock. We cannot assure you that an active public market for our common stock will develop or be sustained.

    The price of our common stock after this distribution may fluctuate widely, depending upon many factors, some of which may be beyond our control, including:

    - the perceived prospects of our business and the financial services industry in general;

    - differences between our actual financial and operating results and those expected by investors and analysts;

    - changes in analysts' recommendations or projections;

    - actions or announcements by our competitors;

    - regulatory actions;

    - changes in general economic or market conditions; and

    - broad market fluctuations.

    In addition, stock markets generally experience significant price and volume volatility from time to time which may adversely affect the market price of the common stock for reasons unrelated to our performance.

SUBSTANTIAL SALES OF COMMON STOCK MAY OCCUR IN CONNECTION WITH THIS DISTRIBUTION, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

    All of the shares of our common stock distributed by Tyco, other than shares distributed to our affiliates, will be eligible for immediate resale in the public market. It is likely that some Tyco shareholders will sell shares of our common stock received in the distribution for various reasons, including the fact that our business profile or market capitalization as an independent company does not fit their investment objectives. Moreover, a portion of Tyco's common shares is held by index funds tied to the Standard & Poor's 500 Index or other indices. These index funds may be required to sell the shares of our common stock that they receive in the distribution, if our stock is not to be included in the underlying indices. Any sales of substantial amounts of common stock in the public market, or the perception that such sales might occur, whether as a result of this distribution or otherwise, could cause declines in the market price of our common stock. We are unable to predict whether significant amounts of common stock will be sold in the open market in anticipation of, or following, this distribution or whether a sufficient number of buyers will be in the market at that time.

YOU MAY HAVE DIFFICULTY EVALUATING OUR BUSINESS BECAUSE OUR HISTORICAL CONSOLIDATED FINANCIAL INFORMATION MAY NOT BE REPRESENTATIVE OF OUR RESULTS AS A SEPARATE COMPANY.

    The historical consolidated financial information included in this information statement is not necessarily indicative of our future results of operations, financial position and cash flows. We have not made adjustments to this information to reflect changes that will occur in our cost structure, funding and operations as a result of our separation from Tyco, including changes in our financing and increased costs associated with being a public, stand-alone company.

THE DISTRIBUTION AGREEMENT CONTAINS INDEMNIFICATION OBLIGATIONS OF TYCO AND US THAT TYCO AND WE MAY NOT BE ABLE TO SATISFY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON TYCO AND US.

    The distribution agreement allocates responsibility between Tyco and us for various liabilities and obligations. The distribution agreement provides that each party will indemnify the other against claims relating to or arising out of their respective businesses before and after the distribution. The availability of these indemnities will depend upon the future financial strength of Tyco and us. If we or Tyco were unable to fund these indemnities if they should arise, Tyco's or our financial condition could be adversely affected.

THE COMBINED POST-DISTRIBUTION MARKET VALUE OF TYCO COMMON SHARES AND OUR COMMON STOCK MAY NOT EQUAL OR EXCEED THE PRE-DISTRIBUTION MARKET VALUE OF TYCO COMMON SHARES.

    The combined market value of Tyco common shares and our common stock immediately after the distribution may not be equal to or greater than the market value of Tyco common shares immediately before the distribution. After the distribution, Tyco expects that the Tyco common shares will continue to be listed for trading on the New York Stock Exchange, the London Stock Exchange and the Bermuda Stock Exchange.

                           FORWARD-LOOKING STATEMENTS

    Certain statements contained in this information statement are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate" and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained herein, in press releases, written statements or other documents filed with the SEC or in communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls, concerning our operations, economic performance and financial condition are subject to known and unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

    - our liquidity risk management,

    - our credit risk management,

    - our asset/liability risk management,

    - our capital, leverage and credit ratings,

    - our operational and legal risks,

    - how we may be affected by legal proceedings, and

    - the distribution of our shares of common stock by Tyco and our relationship with Tyco following the distribution.

    All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management's estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

    - the factors described under the heading "Risk Factors" and elsewhere in this information statement,

    - risks of economic slowdown, downturn or recession,

    - industry cycles and trends,

    - risks inherent in changes in market interest rates,

    - funding opportunities and borrowing costs,

    - changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets,

    - uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks,

    - adequacy of reserves for credit losses,

    - risks associated with the value and recoverability of leased equipment and lease residual values,

    - changes in regulations governing our business and operations or permissible activities,

    - changes in competitive factors, and

    - future acquisitions and dispositions of businesses or asset portfolios.

                                  OUR BUSINESS

    CIT is a leading global commercial and consumer finance company that has been a consistent provider of financing and leasing capital since 1908. With about $50 billion of managed assets, we have the financial resources, intellectual capital and product knowledge to serve the needs of our clients across 30 industries. Our clients range from small private companies to many of the world's largest and most respected multinational corporations. On June 1, 2001, CIT was acquired by a wholly-owned subsidiary of Tyco, a diversified manufacturing and service company, in a purchase business combination recorded under the "push-down" method of accounting, resulting in a new basis of accounting for the "successor" period beginning June 2, 2001. Information relating to all "predecessor" periods prior to the acquisition is presented using CIT's historical basis of accounting. Following the acquisition, we changed our fiscal year end from December 31 to September 30 to conform with that of Tyco. On September 30, 2001, we sold certain international subsidiaries that had assets of approximately $1.8 billion and liabilities of $1.5 billion to a non-U.S. subsidiary of Tyco for a promissory note equal to the net book value. Our earnings included the results of these subsidiaries through September 30, 2001. On February 11, 2002, CIT repurchased these international subsidiaries for a purchase price equal to the net book value. Dollar amounts in this section do not reflect the repurchase of the international subsidiaries.

    We commenced operations in 1908 and have developed a broad array of "franchise" businesses that focus on specific industries, asset types and markets, which are balanced by client, industry and geographic diversification. We had $47.1 billion of managed assets and $10.9 billion of shareholder's equity at December 31, 2001.

    We have divested over $5 billion of non-core, less profitable assets and reduced annual operating expenses by $150 million over the last year. These improvements will allow us to continue to effectively execute our strategy across our broad range of businesses.

    The financial data in this section reflects the four business segments that comprise CIT, as follows:

    - Equipment Financing and Leasing

    - Specialty Finance

    - Commercial Finance

    - Structured Finance

    We conduct our operations through strategic business units that market products and services to satisfy the financing needs of specific customers, industries, vendors/manufacturers, and markets. Our business segments are described in greater detail below.

    We offer commercial lending and leasing in all four of the segments, providing a wide range of financing and leasing products to small, midsize and larger companies across a wide variety of industries, including: manufacturing, retailing, transportation, aerospace, construction, technology, communication and various service-related industries. The secured lending, leasing and factoring products of our operations include direct loans and leases, operating leases, leveraged and single investor leases, secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing, debtor-in-possession and turnaround financing, and acquisition and expansion financing. Consumer lending is conducted in our Specialty Finance segment and consists primarily of home equity lending to consumers originated largely through a network of brokers and correspondents.

    Transactions are generated through direct calling efforts with borrowers, lessees, equipment end-users, vendors, manufacturers and distributors and through referral sources and other intermediaries. Tyco also sources transactions to us from its customers. In connection with the distribution of our shares to Tyco's shareholders, we and Tyco plan to enter into a "preferred provider" agreement under which we will have the opportunity to offer financing and other services to Tyco customers after the distribution. In addition, our strategic business units jointly structure certain transactions and refer or cross-sell transactions to other CIT units to best meet our customers' overall financing needs. We also buy and sell participations in and syndications of finance receivables and/or lines of credit. In addition, from time to time in the normal course of business, we purchase finance receivables in bulk to supplement our originations and sell select finance receivables and equipment under operating leases for risk and other balance sheet management purposes, or to improve profitability.

EQUIPMENT FINANCING AND LEASING SEGMENT

    Our Equipment Financing and Leasing operations had total financing and leasing assets of $15.3 billion at December 31, 2001, representing 41.7% of total financing and leasing assets and managed assets were $19.9 billion or 42.1% of total managed assets. We conduct our Equipment Financing and Leasing operations through two strategic business units:

    - EQUIPMENT FINANCING offers secured equipment financing and leasing and focuses on the broad distribution of its products through manufacturers, dealers/distributors, intermediaries and direct calling efforts primarily in manufacturing, construction, transportation, food services/stores and other industries.

    - CAPITAL FINANCE offers secured equipment financing and leasing by directly marketing customized transactions of commercial aircraft and rail equipment.

    Equipment Financing and Capital Finance personnel have extensive expertise in managing equipment over its full life cycle, including purchasing new equipment, maintaining and repairing equipment, estimating residual values and re-marketing via re-leasing or selling equipment. Equipment Financing's and Capital Finance's equipment and industry expertise enables them to effectively manage residual value risk. For example, Capital Finance can repossess commercial aircraft, if necessary, obtain any required maintenance and repairs for such aircraft, and recertify such aircraft with appropriate authorities. We manage the equipment, the residual value, and the risk of equipment remaining idle for extended periods of time and, where appropriate, we locate alternative equipment users or purchasers.

    The following table sets forth the managed assets of our Equipment Financing and Leasing segment at December 31, 2001, September 30, 2001 and at December 31 for each of the years in the four-year period ended December 31, 2000 ($ in millions).

                                                                                                    DECEMBER 31,
                                                    DECEMBER 31,   SEPTEMBER 30,   ----------------------------------------------
EQUIPMENT FINANCING AND LEASING                         2001           2001          2000        1999         1998        1997
-------------------------------                     ------------   -------------   ---------   ---------   ----------   ---------
                                                            (SUCCESSOR)                            (PREDECESSOR)
Finance receivables...............................   $11,008.1       $11,555.2     $14,202.7   $12,999.6   $ 10,592.9   $ 9,804.1
Operating lease equipment, net....................     4,281.7         4,437.2       5,875.3     4,017.1      2,774.1     1,905.6
                                                     ---------       ---------     ---------   ---------   ----------   ---------
  Total financing and leasing assets..............    15,289.8        15,992.4      20,078.0    17,016.7     13,367.0    11,709.7
Finance receivables previously securitized and
  still managed by us.............................     4,564.4         4,464.8       6,387.2     2,189.4           --          --
                                                     ---------       ---------     ---------   ---------   ----------   ---------
Total managed assets..............................   $19,854.2       $20,457.2     $26,465.2   $19,206.1   $ 13,367.0   $11,709.7
                                                     =========       =========     =========   =========   ==========   =========

    During the nine months ended September 30, 2001, certain intersegment transfers of assets were completed from Equipment Financing to Specialty Finance to better align marketing and risk management efforts, to further improve operating efficiencies and to implement a more uniform North American business strategy.

EQUIPMENT FINANCING

    Equipment Financing had total financing and leasing assets of $10.3 billion at December 31, 2001, representing 28.1% of our total financing and leasing assets and managed assets were $14.9 billion or 31.6% of total managed assets. Equipment Financing offers secured equipment financing and leasing products, including loans, leases, wholesale and retail financing for distributors and manufacturers, loans guaranteed by the U.S. Small Business Administration, operating leases, sale and leaseback arrangements, portfolio acquisitions, municipal leases, revolving lines of credit and in-house syndication capabilities.

    Equipment Financing is a diversified, middle-market, secured equipment lender with a global presence and strong North American marketing coverage. At December 31, 2001, its portfolio included significant financing and leasing assets to customers in a number of different industries, with manufacturing being the largest as a percentage of financing and leasing assets, followed by construction and transportation. The Small Business Lending group is the number one provider of Small Business Administration loans in the United States, based on dollar amount of SBA loan authorizations.

    Products are originated through direct calling on customers and through relationships with manufacturers, dealers, distributors and intermediaries that have leading or significant marketing positions in their respective industries. This provides Equipment Financing with efficient access to equipment end-users in many industries across a variety of equipment types.

    The following table sets forth the managed assets of Equipment Financing at December 31, 2001, September 30, 2001 and at December 31 for each of the years in the four-year period ended December 31, 2000 ($ in millions). Both the increase in assets during 2000 and the decrease in assets in 2001 resulted primarily from asset transfers between Specialty Finance and Equipment Financing.

                                                                                                    DECEMBER 31,
                                                    DECEMBER 31,   SEPTEMBER 30,   ----------------------------------------------
EQUIPMENT FINANCING                                     2001           2001          2000        1999         1998        1997
-------------------                                 ------------   -------------   ---------   ---------   ----------   ---------
                                                            (SUCCESSOR)                            (PREDECESSOR)
Finance receivables...............................   $ 9,378.8       $ 9,782.0     $12,153.7   $10,899.3   $  8,497.6   $ 7,403.4
Operating lease equipment, net....................       931.6         1,281.7       2,280.7     1,066.2        765.1       623.8
                                                     ---------       ---------     ---------   ---------   ----------   ---------
Total financing and leasing assets................    10,310.4        11,063.7      14,434.4    11,965.5      9,262.7     8,027.2
Finance receivables previously securitized and
  still managed by us.............................     4,564.4         4,464.8       6,387.2     2,189.4           --          --
                                                     ---------       ---------     ---------   ---------   ----------   ---------
Total managed assets..............................   $14,874.8       $15,528.5     $20,821.6   $14,154.9   $  9,262.7   $ 8,027.2
                                                     =========       =========     =========   =========   ==========   =========

CAPITAL FINANCE

    Capital Finance had financing and leasing assets of $5.0 billion at December 31, 2001, which represented 13.6% of our total financing and leasing assets and 10.6% of managed assets. Capital Finance specializes in providing customized leasing and secured financing primarily to end-users of commercial aircraft and railcars, including operating leases, single investor leases, equity portions of leveraged leases, and sale and leaseback arrangements, as well as loans secured by equipment. Typical Capital Finance customers are middle-market to larger-sized companies. New business is generated through direct calling efforts supplemented with transactions introduced by intermediaries and other referral sources.

    Capital Finance has provided financing to commercial airlines for over 30 years. The Capital Finance aerospace portfolio includes most of the leading U.S. and foreign commercial airlines, with a fleet of approximately 200 aircraft and an average age of approximately nine years. Capital Finance has developed strong direct relationships with most major airlines and major aircraft and aircraft engine manufacturers. This provides Capital Finance with access to technical information, which enhances customer service, and provides opportunities to finance new business. During 2001, we entered into an agreement with The Boeing Company to purchase 25 aircraft at a cost of approximately $1.3 billion, with options to purchase an additional five units. Deliveries are scheduled to take place from fiscal 2003 through 2005. Previously, we entered into agreements with both Airbus Industrie and The Boeing Company to purchase a total of 88 aircraft (at an estimated cost of approximately $5 billion), with options to acquire additional units, and with the flexibility to delay or terminate certain positions. Deliveries of these new aircraft are scheduled to take place over a five-year period, which started in the fourth quarter of calendar year 2000 and runs through 2005. As of December 31, 2001, 13 aircraft have been delivered and 12 have been placed in service.

    Capital Finance has over 25 years of experience in financing the rail industry, contributing to its knowledge of asset values, industry trends, product structuring and customer needs. Capital Finance has a dedicated rail equipment group, maintains relationships with several leading railcar manufacturers, and has a significant direct calling effort on railroads and rail shippers in the United States. The Capital Finance rail portfolio includes loans and/or leases to all of the U.S. and Canadian Class I railroads (which are railroads with annual revenues of at least $250 million) and numerous shippers. The operating lease fleet includes primarily covered hopper cars used to ship grain and agricultural products, plastic pellets and cement; gondola cars for coal, steel coil and mill service; open hopper cars for coal and aggregates; center beam flat cars for lumber; and boxcars for paper and auto parts. Railcars total in excess of 43,000 at December 31, 2001, with approximately 78% less than six years old. Capital Finance also has a fleet of over 350 locomotives on lease to U.S. railroads at December 31, 2001.

    The following table sets forth the financing and leasing assets of Capital Finance at December 31, 2001, September 30, 2001 and at December 31 for each of the years in the four-year period ended December 31, 2000 ($ in millions).

                                                                                                    DECEMBER 31,
                                                    DECEMBER 31,   SEPTEMBER 30,   ----------------------------------------------
CAPITAL FINANCE                                         2001           2001          2000        1999         1998        1997
---------------                                     ------------   -------------   ---------   ---------   ----------   ---------
                                                            (SUCCESSOR)                            (PREDECESSOR)
Finance receivables...............................   $ 1,629.3       $ 1,773.2     $ 2,049.0   $ 2,100.3   $  2,095.3   $ 2,400.7
Operating lease equipment, net....................     3,350.1         3,155.5       3,594.6     2,950.9      2,009.0     1,281.8
                                                     ---------       ---------     ---------   ---------   ----------   ---------
Total financing and leasing assets................   $ 4,979.4       $ 4,928.7     $ 5,643.6   $ 5,051.2   $  4,104.3   $ 3,682.5
                                                     =========       =========     =========   =========   ==========   =========

SPECIALTY FINANCE SEGMENT

    The Specialty Finance segment is the combination of the former Vendor Technology Finance and Consumer segments, which were consolidated during the second quarter of 2001, consistent with how activities are reported internally to management. Specialty Finance assets include certain small ticket commercial financing and leasing assets, vendor programs and consumer home equity. At December 31, 2001, the Specialty Finance financing and leasing assets totaled $10.9 billion, representing 29.7% of total financing and leasing assets and managed assets were $16.8 billion, representing 35.6% of total managed assets. As part of our review of non-strategic businesses, in fiscal 2001 we sold approximately $1.4 billion of our manufactured housing loan portfolio and we are liquidating the remaining assets. We also exited the recreational vehicle finance receivables origination market and placed the existing portfolio in liquidation status. In October 2001, we sold approximately $700 million of this liquidating portfolio. The primary focus of the consumer business is home equity lending. As part of an ongoing strategy to maximize the value of its origination network and to improve overall profitability, Specialty Finance sells individual loans and portfolios of loans to banks, thrifts and other originators of consumer loans.

    Specialty Finance forms relationships with industry-leading equipment vendors, including manufacturers, dealers and distributors, to deliver customized asset-based sales and financing solutions in a wide array of vendor programs. These alliances allow CIT's vendor partners to better utilize core competencies, reduce capital needs and drive incremental sales volume. As part of these programs, we offer credit financing to the manufacturer's customers for the purchase or lease of the manufacturer's products and enhanced sales tools to manufacturers and vendors, such as asset management services, efficient loan processing, and real-time credit adjudication. Higher level partnership programs provide integration with the vendor's business planning process and product offering systems to improve execution and reduce cycle times. Specialty Finance has significant vendor programs in information technology and telecommunications equipment and serves many other industries through its global network.

    These vendor alliances feature traditional vendor finance programs, joint ventures, profit sharing and other transaction structures entered into with large, sales-oriented corporate vendor partners. In the case of joint ventures, Specialty Finance and the vendor combine sales and financing activities through a distinct legal entity that is jointly owned. Generally, these arrangements are accounted for on an equity basis, with profits and losses distributed according to the joint venture agreement. Additionally, Specialty Finance generally purchases finance receivables originated by the joint venture entities. Specialty Finance also utilizes "virtual joint ventures," whereby the assets are originated on Specialty Finance's balance sheet, while profits and losses are shared with the vendor. These types of strategic alliances are a key source of business for Specialty Finance. New vendor alliance business is also generated through intermediaries and other referral sources, as well as through direct end-user relationships.

    The home equity products include both fixed and variable rate closed-end loans and variable rate lines of credit. This unit primarily originates, purchases and services loans secured by first or second liens on detached, single family residential properties. Customers borrow for the purpose of consolidating debts, refinancing an existing mortgage, funding home improvements, paying education expenses and, to a lesser extent, purchasing a home, among other reasons. Specialty Finance primarily originates loans through brokers and correspondents with a high proportion of home equity applications processed electronically over the internet via BrokerEdge(SM) using proprietary systems. Through experienced lending professionals and automation, Specialty Finance provides rapid turnaround time from application to loan funding, a characteristic considered to be critical by its broker relationships.

    Consumer contract servicing for securitization trusts and other third parties is provided through a centralized Asset Service Center. Our Asset Service Center centrally services and collects substantially all of our consumer receivables, including loans originated or purchased by our Specialty Finance segment, as well as loans originated or purchased and subsequently securitized with servicing retained. The servicing portfolio also includes loans owned by third parties that are serviced by our Specialty Finance segment for a fee on a "contract" basis. These third-party portfolios totaled $3.5 billion at December 31, 2001.

    Commercial assets are serviced via our several centers in the United States, Canada and internationally. In the quarter ended December 31, 2001, Specialty Finance closed selected service centers in North America and is in the process of restructuring European operations.

    The following table sets forth the managed assets of our Specialty Finance segment at December 31, 2001, September 30, 2001 and at December 31 for each of the years in the four-year period ended December 31, 2000 ($ in millions). The reduction in financing and leasing assets during

2001 reflects the disposition (or partial disposition) of non-strategic businesses, including the United Kingdom dealer business and manufactured housing loans.

                                                                                                    DECEMBER 31,
                                                    DECEMBER 31,   SEPTEMBER 30,   ----------------------------------------------
SPECIALTY FINANCE                                       2001           2001          2000        1999         1998        1997
-----------------                                   ------------   -------------   ---------   ---------   ----------   ---------
                                                            (SUCCESSOR)                            (PREDECESSOR)
Finance receivables
  Commercial......................................   $ 5,805.0       $ 5,812.0     $ 6,864.5   $ 7,488.9   $       --   $      --
  Home Equity.....................................     3,035.1         2,760.2       2,451.7     2,215.4      2,244.4     1,992.3
  Liquidating Portfolio
      Recreational vehicles (1)...................        25.2           742.6         648.0       361.2        744.0       501.9
      Manufactured housing........................       520.3           470.9       1,802.1     1,666.9      1,417.5     1,125.7
      Other (2)...................................       195.3           229.7         298.2       462.8        848.4       313.1
Operating lease equipment, net....................     1,313.8         1,167.7       1,256.5     2,108.8           --          --
                                                     ---------       ---------     ---------   ---------   ----------   ---------
Total financing and leasing assets (3)............    10,894.7        11,183.1      13,321.0    14,304.0      5,254.3     3,933.0
Finance receivables previously securitized and
  still managed by us.............................     5,877.8         5,683.1       4,729.1     8,849.9      2,516.9     2,385.6
                                                     ---------       ---------     ---------   ---------   ----------   ---------
Total managed assets..............................   $16,772.5       $16,866.2     $18,050.1   $23,153.9   $  7,771.2   $ 6,318.6
                                                     =========       =========     =========   =========   ==========   =========

------------------------------

 (1) In October 2001, we sold approximately $700 million of recreational vehicle finance receivables.

 (2) Balances include recreational boat and wholesale loan product lines exited in 1999.

 (3) Prior year balances have been conformed to include our former Vendor Technology and Consumer segments.

    As previously discussed, during the nine months ended September 30, 2001, certain intersegment transfers of assets were completed from Equipment Financing to Specialty Finance and are reflected in the table above.

COMMERCIAL FINANCE SEGMENT

    At December 31, 2001, the financing and leasing assets of our Commercial Finance segment totaled $7.8 billion, representing 21.4% of total financing and leasing assets and 16.6% of managed assets. We conduct our Commercial Finance operations through two strategic business units, both of which focus on accounts receivable and inventories as the primary source of security for their lending transactions.

    - COMMERCIAL SERVICES provides traditional secured commercial financing, as well as factoring and receivable/collection management products to companies in apparel, textile, furniture, home furnishings and other industries.

    - BUSINESS CREDIT provides traditional secured commercial financing to a full range of borrowers from small to larger-sized companies for working capital business expansion and turnaround needs.

    The following table sets forth the financing and leasing assets of Commercial Finance at December 31, 2001, September 30, 2001 and at December 31 for each of the years in the four-year period ended December 31, 2000 ($ in millions).

                                                                                                    DECEMBER 31,
                                                    DECEMBER 31,   SEPTEMBER 30,   ----------------------------------------------
COMMERCIAL FINANCE                                      2001           2001          2000        1999         1998        1997
------------------                                  ------------   -------------   ---------   ---------   ----------   ---------
                                                            (SUCCESSOR)                            (PREDECESSOR)
Commercial Services...............................   $ 4,300.8       $ 5,099.4     $ 4,277.9   $ 4,165.1   $  2,481.8   $ 2,113.1
Business Credit...................................     3,541.0         3,544.9       3,415.8     2,837.0      2,514.4     2,137.7
                                                     ---------       ---------     ---------   ---------   ----------   ---------
  Total financing and leasing assets..............   $ 7,841.8       $ 8,644.3     $ 7,693.7   $ 7,002.1   $  4,996.2   $ 4,250.8
                                                     =========       =========     =========   =========   ==========   =========

    In 1999, Commercial Services acquired two domestic factoring businesses, which added in excess of $1.5 billion in financing and leasing assets.

COMMERCIAL SERVICES

    Commercial Services had total financing and leasing assets of $4.3 billion at December 31, 2001, which represented 11.7% of our total financing and leasing assets and 9.1% of managed assets. Commercial Services offers a full range of domestic and international customized credit protection, lending and outsourcing services that include working capital and term loans, factoring, receivable management outsourcing, bulk purchases of accounts receivable, import and export financing and letter of credit programs. Commercial Services generates business regionally from a variety of sources, including direct calling efforts and referrals from existing clients and other sources.

    Financing is provided to clients through the purchase of accounts receivable owed to clients by their customers, as well as by guaranteeing amounts due under letters of credit issued to the clients' suppliers, which are collateralized by accounts receivable and other assets. The purchase of accounts receivable is traditionally known as "factoring" and results in the payment by the client of a factoring fee which is commensurate with the underlying degree of credit risk and recourse, and which is generally a percentage of the factored receivables or sales volume. When Commercial Services "factors" (i.e., purchases) a customer invoice from a client, it records the customer receivable as an asset and also establishes a liability for the funds due to the client ("credit balances of factoring clients"). Commercial Services also may advance funds to its clients prior to collection of receivables, typically in an amount up to 80% of eligible accounts receivable (as defined for that transaction), charging interest on such advances (in addition to any factoring fees) and satisfying such advances from receivables collections.

    Clients use Commercial Services' products and services for various purposes, including improving cash flow, mitigating or reducing the risk of charge-offs, increasing sales and improving management information. Further, with the TotalSource(SM) product, clients can outsource bookkeeping, collection and other receivable processing activities. These services are attractive to industries outside the typical factoring markets, providing growth opportunities for Commercial Services.

BUSINESS CREDIT

    Financing and leasing assets of Business Credit totaled $3.5 billion at December 31, 2001 and represented 9.7% of our total financing and leasing assets and 7.5% of managed assets. Business Credit offers revolving and term loans secured by accounts receivable, inventories and fixed assets to smaller through larger-sized companies. Clients use such loans primarily for working capital, growth, expansion, acquisitions, refinancings and debtor-in-possession financing, reorganization and restructurings, and turnaround financings. Business Credit sells and purchases participation interests in such loans to and from other lenders.

    Through its variable interest rate senior revolving and term loan products, Business Credit meets its customers' financing needs for working capital, growth, acquisition and other financing situations that are otherwise not met through bank or other unsecured financing alternatives. Business Credit typically structures financings on a fully secured basis, though, from time to time, it may look to a customer's cash flow to support a portion of the credit facility. Revolving and term loans are made on a variable interest rate basis based on published indexes, such as LIBOR or a prime rate of interest.

    Business is originated through direct calling efforts and intermediary and referral sources, as well as through sales and regional offices. Business Credit has focused on increasing the proportion of direct business origination to improve its ability to capture or retain refinancing opportunities and to enhance finance income. Business Credit has developed long-term relationships with selected finance companies, banks and other lenders and with many diversified referral sources.

STRUCTURED FINANCE SEGMENT

    Structured Finance had financing and leasing assets of $2.7 billion, comprising 7.3% of our total financing and leasing assets and 5.6% of managed assets at December 31, 2001. Structured Finance operates internationally through operations in the United States, Canada, and Europe. Structured Finance provides specialized investment banking services to the international corporate finance and institutional finance markets by providing asset-based financing for large ticket asset acquisitions and project financing and related advisory services to equipment manufacturers, corporate clients, regional airlines, governments and public sector agencies. Communications, transportation, and the power and utilities sectors are among the industries that Structured Finance serves.

    Structured Finance also serves as an origination conduit to its lending partners by seeking out and creating investment opportunities. Structured Finance has established relationships with insurance companies and institutional investors and can arrange financing opportunities that meet asset class, yield, duration and credit quality requirements. Accordingly, Structured Finance has considerable syndication and fee generation capacity.

    Structured Finance continues to arrange transaction financing and participate in merger and acquisition transactions and has equity investments in emerging growth enterprises in selected industries, including information technology, communications, life science and consumer products, as well as investments in private equity funds.

    The following table sets forth the financing and leasing assets of Structured Finance at December 31, 2001, September 30, 2001 and December 31, 2000 and 1999 ($ in millions).

                                                                                     DECEMBER 31,
                                                   DECEMBER 31,   SEPTEMBER 30,   -------------------
STRUCTURED FINANCE                                     2001           2001          2000       1999
------------------                                 ------------   -------------   --------   --------
                                                           (SUCCESSOR)               (PREDECESSOR)
Finance receivables..............................    $2,279.0       $2,681.2      $2,347.3   $1,933.9
Operating lease equipment, net...................        44.3           45.0          58.8         --
Other--Equity Investments........................       338.2          342.2         285.8      137.3
                                                     --------       --------      --------   --------
  Total financing and leasing assets.............    $2,661.5       $3,068.4      $2,691.9   $2,071.2
                                                     ========       ========      ========   ========

SECURITIZATION PROGRAM

    We fund most of our assets on balance sheet by accessing various sectors of the capital markets. In an effort to broaden funding sources and to provide an additional source of liquidity, we have in place an array of securitization programs to access both the public and private asset-backed securitization markets. Current products included in these programs include receivables and leases secured by equipment, consumer loans secured by recreational vehicles and residential real estate and accounts receivable of factoring clients. During the quarter ended December 31, 2001, we securitized $1.2 billion of financing and leasing assets and the outstanding securitized asset balance at December 31, 2001 was $10.4 billion or 22.2% of our total managed assets.

    Under a typical asset-backed securitization, we sell a "pool" of secured loans or leases to a special-purpose entity, generally a trust. The special-purpose entity, in turn, typically issues certificates and/or notes that are collateralized by the pool and entitle the holders thereof to participate in certain pool cash flows. We retain the servicing of the securitized contracts, for which we earn a servicing fee. We also participate in certain "residual" cash flows (cash flows after payment of principal and interest to certificate and/or note holders, servicing fees and other credit-related disbursements). At the date of securitization, we estimate the "residual" cash flows to be received over the life of the securitization, record the present value of these cash flows as a retained interest in the securitization (retained interests can include bonds issued by the special-purpose entity, cash reserve accounts on deposit in the special-purpose entity or interest only receivables) and typically recognize a gain.

    In estimating residual cash flows and the value of the retained interests, we make a variety of financial assumptions, including pool credit losses, prepayment speeds and discount rates. These assumptions are supported by both our historical experience and anticipated trends relative to the particular products securitized. Subsequent to recording the retained interests, we review them quarterly for impairment based upon estimated fair values. These reviews are performed on a disaggregated basis. Fair values of retained interests are estimated utilizing current pool demographics, actual note/certificate outstandings, current and anticipated credit losses, prepayment speeds and discount rates. During the quarter ended December 31, 2001, we recorded securitization gains of $28.0 million (7.2% of pre-tax income) on $1.2 billion of financing and leasing assets securitized. During the same quarter in 2000, we recorded securitization gains of $40.6 million (15.5% of pre-tax income) on $1.2 billion of financing and leasing assets securitized. Management targets a maximum of approximately 15% of pre-tax income from securitization gains. Our retained interests had a carrying value at December 31, 2001 of $1,008.5 million, including interests in commercial securitized assets of $891.0 million and consumer securitized assets of $117.5 million. Retained interests are subject to credit and prepayment risk. Our interests relating to commercial securitized assets are generally subject to lower prepayment risk because of the contractual terms of the underlying receivables. These assets are subject to the same credit granting and monitoring processes which are described in the "Credit Risk Management" section of "Risk Management" in "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures About Market Risk."

INDUSTRY CONCENTRATION

    See the "Concentrations" section in "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures about Market Risk" and Note 7 to our Consolidated Financial Statements.

COMPETITION

    Our markets are highly competitive and are characterized by competitive factors that vary based upon product and geographic region. Competitors include captive and independent finance companies, commercial banks and thrift institutions, industrial banks, leasing companies, manufacturers and vendors with global reach. Substantial financial services networks with global reach have been formed by insurance companies and bank holding companies that compete with us. On a local level, community banks and smaller independent finance and mortgage companies are a competitive force. Some competitors have substantial local market positions. Many of our competitors are large companies that have substantial capital, technological and marketing resources. Some of these competitors are larger than us and may have access to capital at a lower cost than us. Competition has been enhanced in recent years by a strong economy and growing marketplace liquidity, although, during 2001, the economy has slowed and marketplace liquidity has tightened. The markets for most of our products are characterized by a large number of competitors, although there continues to be consolidation in the industry. However, with respect to some of our products, competition is more concentrated.

    We compete primarily on the basis of pricing, terms and structure. From time to time, our competitors seek to compete aggressively on the basis of these factors and we may lose market share to the extent we are unwilling to match competitor pricing and terms in order to maintain interest margins and/or credit standards.

    Other primary competitive factors include industry experience and client service and relationships. In addition, demand for our products with respect to certain industries will be affected by demand for such industry's services and products and by industry regulations.

REGULATION

    Our operations are subject, in certain instances, to supervision and regulation by state, federal and various foreign governmental authorities and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things,
(i) regulate credit granting activities, including establishing licensing requirements, if any, in applicable jurisdictions, (ii) establish maximum interest rates, finance charges and other charges, (iii) regulate customers' insurance coverages, (iv) require disclosures to customers, (v) govern secured transactions, (vi) set collection, foreclosure, repossession and claims handling procedures and other trade practices, (vii) prohibit discrimination in the extension of credit and administration of loans, and (viii) regulate the use and reporting of information related to a borrower's credit experience. In addition to the foregoing, CIT OnLine Bank, a Utah industrial loan corporation wholly owned by CIT, is subject to regulation and examination by the Federal Deposit Insurance Corporation and the Utah Department of Financial Institutions.

EMPLOYEES

    CIT employed approximately 6,320 people at December 31, 2001, of which approximately 5,150 were employed in the United States and 1,170 were outside the United States.

FACILITIES

    CIT conducts its operations in the United States, Canada, Europe, Latin America, Australia and the Asia-Pacific region. CIT occupies approximately
2.6 million square feet of office space, substantially all of which is leased.

LEGAL PROCEEDINGS

    We are a defendant in various lawsuits arising in the ordinary course of our business. We aggressively manage our litigation and evaluate appropriate responses to our lawsuits in light of a number of factors, including the potential impact of the actions on the conduct of our operations. In the opinion of management, none of the pending matters is expected to have a material adverse effect on our financial condition, liquidity or results of operations. However, there can be no assurance that an adverse decision in one or more of such lawsuits will not have a material adverse effect.

                                THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

    BACKGROUND OF THE DISTRIBUTION

    On January 22, 2002, Tyco announced that it planned to take its financial services business operated by CIT public through an initial public offering followed by a distribution of the remaining interests in CIT to Tyco shareholders. The plan to take CIT public was part of a plan to take two other Tyco businesses--its healthcare and fire protection and flow control businesses--public in a similar manner.

    On February 4, 2002, CIT announced several actions to facilitate its transition to an independent public company, including: establishing new facilities for securitization of up to approximately $3 billion in assets; establishing a dealer group for its commercial paper program; and amending CIT's public debt indentures to restrict specified arrangements between CIT and Tyco, including the extension of loans to Tyco and the payment of dividends by CIT. On February 5, 2002, CIT drew down on its $8.5 billion unsecured bank credit facilities, the proceeds of which are being used to repurchase outstanding commercial paper at its scheduled maturities.

    On February 6, 2002, Tyco announced that it planned to complete the distribution of CIT to Tyco shareholders as soon as possible. In light of developing capital market conditions for Tyco and CIT, Tyco determined that a prompt establishment of a clear capital structure for CIT independent of Tyco would make it easier for CIT to reaccess the commercial paper and term debt markets cost effectively. In light of the decision to accelerate the distribution, Tyco decided not to complete a public offering of shares of CIT common stock prior to the distribution. Tyco stated at the time of this announcement, however, that it would continue to consider other options, including selling CIT.

    REASONS FOR THE DISTRIBUTION

    At the time Tyco acquired CIT, Tyco anticipated that the combination would produce a number of benefits to Tyco including: the ability to integrate financing with sales of Tyco services and products with improved capital efficiency; a new stream of recurring revenue; and a source of profit stability. Subsequent developments in the debt and equity capital markets have significantly diminished the potential capital efficiencies that might be realized. As a result, Tyco now believes that shareholder value will be maximized by separating the businesses through a sale or distribution of CIT. Tyco believes that the key benefits of the distribution include:

    - APPROPRIATE MARKET RECOGNITION OF PERFORMANCE. Tyco expects the distribution to facilitate a more focused evaluation of the performance and investment opportunities of CIT's business and Tyco's remaining businesses, thereby enhancing the likelihood that both CIT and Tyco will achieve appropriate market recognition for their respective performance. Further, the distribution will give investors the opportunity to choose whether to invest in Tyco, CIT, or both.

    - IMPROVED ACCESS TO THE CAPITAL MARKETS. Tyco believes that CIT's independence will provide additional clarity in the debt markets CIT relies on to fund its financing business, and that this clarity will improve CIT's access to these and other capital markets on a cost effective basis. Tyco believes that the distribution will also enhance the credit profile of both Tyco and CIT, and could potentially result in lower funding rates for both Tyco and CIT.

    - GREATER STRATEGIC FOCUS. The distribution will permit CIT to focus solely on the opportunities and challenges specific to its financial services business and will permit Tyco to focus solely on its industrial businesses. By permitting CIT and Tyco to prioritize the allocation of their respective management and financial resources for achievement of their own corporate objectives, Tyco believes that the distribution will permit each business to maximize its respective strengths and opportunities.

MANNER OF EFFECTING THE DISTRIBUTION

    THE NUMBER OF SHARES TYCO SHAREHOLDERS WILL RECEIVE

    Pursuant to the distribution agreement, for each Tyco common share that you
own at   p.m., Eastern time, on               , 2002, the record date, you will
be entitled to receive that number of shares of our common stock equal to the quotient obtained by dividing the number of shares of our common stock to be distributed in the distribution by the total number of Tyco common shares
outstanding at   p.m., Eastern time, on the record date. For this purpose,
Tyco's outstanding common shares include the       Tyco common shares issuable
upon exchange of CIT Exchangeco exchangeable shares. The distribution of CIT shares to holders of CIT Exchangeco exchangeable shares is described below under "Treatment of CIT Exchangeco Exchangeable Shares."

    The following equation demonstrates the manner in which we will calculate the number of shares of our common stock that you will be entitled to receive for each Tyco common share you hold:

Total number of our shares to be distributed in the
distribution
------------------------------------------------------------           ---------
Total number of Tyco common shares outstanding as of p.m.,   =                   =
Eastern time, on the record date

    Based on the number of Tyco common shares that we estimate will be
outstanding as of   p.m., Eastern time, on               , 2002, you would be
entitled to receive approximately       of a share of our common stock for each
Tyco common share you owned. The final ratio will be based on the actual number of Tyco common shares outstanding on the record date (including shares issuable upon exchange of CIT Exchangeco exchangeable shares) and may be more or less
than     .

    You are not required to pay cash or any other consideration for the shares of our common stock that you receive in the distribution. You will not need to surrender or exchange certificates representing Tyco common shares in order to receive shares of our common stock. You will continue to own your Tyco common shares and, if you were a Tyco shareholder on the record date for the distribution, you will also receive shares of our common stock. The distribution will not otherwise change the number of, or the rights associated with, outstanding Tyco common shares.

    All shares of our common stock distributed to Tyco shareholders in the distribution will be fully paid and nonassessable, and the holders thereof will not be entitled to preemptive rights. See "Description of Capital Stock."

    TRADING BETWEEN THE RECORD DATE AND THE DISTRIBUTION DATE

    During the period beginning approximately two business days prior to the record date and ending at the market close on the distribution date, there will be two markets in Tyco common shares: a "regular way" market and an "ex-dividend" market. Shares that trade on the regular way market will trade with an entitlement to shares of our common stock distributed pursuant to the distribution. Shares that trade on the ex-dividend market will trade without an entitlement to shares of our common stock distributed pursuant to the
distribution. Therefore, if you own Tyco common shares at   p.m., Eastern time,
on the record date, and sell those shares on the regular way market prior to market close on the distribution date, you will also be trading the shares of our common stock that would have been distributed to you pursuant to the distribution. If you sell those Tyco common shares on the ex-dividend market prior to the distribution date, you will still receive the shares of our common stock that were to be distributed to you pursuant to your ownership of the Tyco common shares.

    Furthermore, between the period beginning on or shortly before the record date and market close on the distribution date, a "when-issued" trading market in our common stock may develop. The when-issued trading market will be a market for shares of our common stock that will be distributed to Tyco shareholders on
the distribution date. If you own Tyco common shares at   p.m., Eastern time, on
the record date, then you will be entitled to shares of our common stock distributed pursuant to the distribution. You may trade this entitlement to shares of our common stock, without the Tyco common shares you own, on the when-issued trading market.

    WHEN AND HOW YOU WILL RECEIVE THE SHARES

    Tyco will effect the distribution after market close on the distribution date by releasing its shares of our common stock to be distributed in the distribution to Mellon Investor Services, L.L.C., the distribution agent for the
distribution. As of   p.m., Eastern time, on               , 2002, the
distribution agent will cause the shares of our common stock to which you are entitled to be registered in your name. As of that time, you will become the record holder of that number of shares of our common stock.

    The distribution agent will not deliver any fractional shares of our common stock in connection with the distribution. Instead, the distribution agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in the amount of their pro rata share of the total net proceeds of that sale.

    You will receive stock certificates representing your whole shares of our common stock from the distribution agent. The distribution agent will begin mailing stock certificates representing your whole shares of our common stock on
or promptly after               , 2002. Your check for any cash that you may be
entitled to receive instead of fractional shares of our common stock will follow
separately. We currently estimate that it will take about       weeks from the
distribution date for the distribution agent to complete these mailings. No interest will accrue on the amount of any payment made in lieu of the issuance of a fractional share.

    TREATMENT OF CIT EXCHANGECO EXCHANGEABLE SHARES

    Holders of CIT Exchangeco exchangeable shares (other than exchangeable
shares owned by Tyco and its affiliates) will receive approximately   of a share
of our common stock for each CIT Exchangeco exchangeable share that they hold as of the record date, which represents 0.6907 of the fraction of a share of our common stock to which holders of Tyco common shares are entitled. After the distribution, exchangeable shares of CIT Exchangeco will remain outstanding and will continue to be exchangeable for 0.6907 of a Tyco common share. At the time of the distribution, Tyco intends to deposit with CIT (or with another entity as directed by CIT) the Tyco common shares that are issuable upon exchange of the CIT Exchangeco exchangeable shares that remain outstanding on the record date for the distribution.

TREATMENT OF TYCO EMPLOYEE STOCK OPTIONS

    ALL VESTED OPTIONS

    Effective as of date of the distribution, vested options under the Tyco International Ltd. Long Term Incentive Plan ("LTIP") and the Tyco
International Ltd. Long Term Incentive Plan II ("LTIP II") for (1) active and terminated employees, (2) members and former members of the board of directors of Tyco, and (3) all other individuals with vested options outstanding (including option holders from acquired companies) will continue to hold their vested Tyco options and, in addition, will receive vested options to acquire common stock of CIT which will be issued under the CIT Group Inc. Long-Term Equity Compensation Plan ("ECP"). However, in light of regulatory requirements, Tyco option holders in certain countries outside of the United States may have their vested and unvested Tyco options treated in the manner described below under "--Unvested Options for Other Option Holders."

    The number of Tyco shares underlying the vested Tyco options will remain the same, but the exercise price will be adjusted based on the ratio of the exercise price to the market value on the last day Tyco shares are traded prior to the distribution. The number of CIT options to be granted will be in the same proportion as the share distribution payable to each Tyco shareholder. The exercise price for CIT options will be calculated using the same ratio of market value to exercise price as is used for adjustment of the exercise price for Tyco options. The adjustments to the options are intended to maintain the aggregate exercise price and the intrinsic value (or "spread") of options immediately before and after the distribution. All other terms and conditions of the vested Tyco options and the vested CIT options will remain the same.

    UNVESTED OPTIONS FOR CIT EMPLOYEES

    Unvested Tyco options held by employees of CIT will be replaced with a number of unvested options to purchase common stock of CIT, which will be issued under the CIT Group Inc. Long-Term Equity Compensation Plan. The number and exercise price of options will, based on (1) the market price of shares of CIT common stock immediately after the distribution and (2) the exercise prices for those options, have an aggregate exercise price and intrinsic value equal to that of the unvested Tyco options immediately before the distribution. All other terms and conditions of the unvested CIT options will remain the same.

    UNVESTED OPTIONS FOR OTHER OPTION HOLDERS

    Unvested Tyco options held by option holders other than CIT employees will be adjusted as follows: (1) the exercise price will be adjusted using the same ratio as the adjustment for vested options; and (2) the number of Tyco shares underlying the options will be adjusted so that the aggregate exercise price and intrinsic value of the options is equal immediately before and after the distribution. All other terms and conditions of the unvested CIT options will remain the same.

    Options to purchase fractional shares will not be issued. The number of shares underlying the options will be rounded down to the nearest whole share and the exercise price will be rounded down to the nearest whole cent. The mechanisms used to adjust Tyco stock options to reflect the CIT distribution are structured so that an option's aggregate intrinsic value immediately after the adjustment is equal to its aggregate intrinsic value immediately prior to the adjustments. Any difference in aggregate intrinsic value resulting from the adjustments will be attributable to factors unrelated to the adjustment mechanism. The ratio of an option's exercise price per share to the market value per share will not be reduced and the vesting provisions and option period of the new CIT options and adjusted Tyco options will be the same as for the original Tyco options. Accordingly, no compensation expense will be recognized by Tyco or CIT.

    As of January 31, 2002, Tyco had granted options covering an aggregate 142,641,736 Tyco common shares. As of that date, options for 62,197,220 Tyco common shares were vested and options for 80,444,516 Tyco common shares were unvested. Of those amounts, CIT employees hold vested options for 7,110,178 Tyco common shares and unvested options for 5,105,559 Tyco common shares.

TREATMENT OF TYCO RESTRICTED SHARES

    All Tyco restricted shares outstanding as of the record date and held by persons who remain Tyco employees after the distribution will remain outstanding. These holders of Tyco restricted shares will receive shares of CIT common stock in respect of their Tyco restricted shares based on the distribution ratio for all other Tyco shares, but the shares of CIT common stock they receive will be restricted and have the same vesting schedule that currently applies to the Tyco restricted shares.

    Persons who are CIT employees after the distribution and who hold Tyco restricted shares as of the record date will also receive shares of CIT common stock in respect of their Tyco restricted shares based on the distribution ratio for all other Tyco shares, and shares of CIT common stock received in respect of Tyco restricted shares will be restricted and have the same vesting schedule that currently applies to the Tyco restricted shares. No fractional shares will be issued. The number of shares will be rounded down to the nearest whole share. Tyco restricted shares held by persons who are CIT employees after the distribution are expected to be cancelled and to be replaced by the issuance of additional CIT restricted stock. The CIT restricted stock to be issued in lieu of the cancelled Tyco restricted shares will have the same market value (assuming no restrictions) as the market value (assuming no restrictions) of the cancelled Tyco restricted shares, in each case based on the opening market price of Tyco and CIT shares on the first trading day following the distribution.

ACCOUNTING TREATMENT OF THE DISTRIBUTION

    The equity of Tyco will decrease by an amount equal to the net book value of the assets and liabilities of CIT distributed, which will be removed from the balance sheet of Tyco in conjunction with the distribution and the creation of a new separate and independent company in the period in which the distribution is consummated.

    The current CIT basis of accounting will continue following the distribution.

MATERIAL U.S. AND CANADIAN FEDERAL INCOME TAX AND BERMUDA TAX CONSEQUENCES

U.S FEDERAL INCOME TAX CONSEQUENCES

    The following discussion sets forth the material U.S. federal income tax consequences of the distribution of CIT common stock to Tyco shareholders. The discussion which follows is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed in this document.

    The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-U.S. tax laws. In addition, the discussion below relates to persons who hold Tyco common shares and will hold shares of CIT common stock as capital assets. The tax treatment of a Tyco shareholder may vary depending upon such shareholder's particular situation, and certain shareholders may be subject to special rules not discussed below, including for example, partners of entities classified as partnerships for U.S. federal income tax purposes that hold Tyco common shares or hold shares of CIT common stock, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and individuals who received Tyco common shares pursuant to the exercise of employee stock options or otherwise as compensation.

    As used in this section, a "U.S. Holder" means a beneficial owner of Tyco common shares that receives shares of CIT common stock in the distribution and that is, for U.S. federal income tax purposes:

    - a citizen or resident of the U.S.;

    - a corporation, partnership or other entity, other than a trust, created or organized in or under the laws of the U.S. or any political subdivision thereof;

    - an estate whose income is subject to U.S. federal income tax regardless of its source; or

    - a trust if, in general, a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or a trust that has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

As used in this section, a non-U.S. Holder is a beneficial owner of Tyco common shares that receives shares of CIT common stock in the distribution and that is not a U.S. Holder.

CONSEQUENCES OF THE DISTRIBUTION

    The receipt by Tyco shareholders of shares of CIT common stock in the distribution will constitute a taxable distribution for U.S. federal income tax purposes, subject to taxation under the rules of Section 301 of the Code. Under those rules, distributions are treated as:

    (1) Dividends to the extent of the distributing corporation's current or accumulated earnings and profits, as determined under United States federal income tax rules;

    (2) Tax-free returns of capital, to the extent the distributions exceed the distributing corporation's earnings and profits, and which reduce a shareholder's basis in its shares of the distributing corporation to the extent of that basis; and

    (3) Thereafter as gain from the sale or exchange of property.

    The amount of the distribution will be the fair market value of the shares of CIT common stock on the date of the distribution. Tyco believes that, as of the date hereof, Tyco International Ltd. has no earnings and profits for U.S. federal income tax purposes and will have no earnings and profits for U.S. federal income tax purposes for its taxable year in which the distribution occurs. However, should Tyco International Ltd. have earnings and profits for U.S. federal income tax purposes as of the close of its taxable year in which the distribution occurs, then, to the extent of the lesser of such earnings and profits or the amount of the distribution, the distribution will be treated as a dividend, subject to taxation at ordinary income tax rates. The following discussion assumes that Tyco International Ltd. does not, and will not have, such earnings and profits.

    U.S. HOLDERS. Each U.S. Holder that receives shares of CIT common stock in the distribution will reduce such holder's adjusted tax basis in its Tyco common shares (but not below zero) by the fair market value of the shares of CIT common stock (and any cash in lieu of fractional shares) received. Any excess of the fair market value of the shares of CIT common stock (and any cash in lieu of fractional shares) received will be treated as gain from the sale or exchange of property. Such gain will generally be capital gain and will generally be long term capital gain or loss if such U.S. Holder's holding period for its Tyco common shares was more than one year at the time of the exchange. Any gain so recognized generally will be U.S. source income for purposes of computing the U.S. Holder's foreign tax credit limitation. Each U.S. Holder that receives shares of CIT common stock will have a tax basis in the shares of CIT common stock equal to their fair market value on the date of the distribution, and such shareholders's holding period for the shares of CIT common stock will begin on the day following the date of the distribution.

    NON-U.S. HOLDERS. In general, and subject to the discussion below under "--Information Reporting and Backup Withholding," a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on gain realized with respect to its Tyco common shares pursuant to the distribution, unless either (1) the gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the U.S. or (2) in the case of gain realized by an individual non-U.S. Holder, the non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the exchange and certain other conditions are met. In the event that clause (1) applies, such gain generally will be subject to regular U.S. federal income tax in the same manner as if such gain were realized by a U.S. Holder. In addition, if such non-U.S. Holder is a corporation, such gain may be subject to a branch profits tax at a rate of 30%, or a lower rate provided by an applicable income tax treaty. In the event that clause (2), but not clause (1), applies, the gain generally will be subject to tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING.

    Non-exempt U.S. Holders may be subject to information reporting with respect to the distribution of CIT common stock and cash proceeds (if any) received in lieu of fractional shares of CIT common stock. Non-exempt U.S. Holders who are subject to information reporting and who do not provide appropriate information when requested may be subject to backup withholding at the rates specified in the Code.

    If the Tyco common shares are held by a non-U.S. Holder through a non-U.S., and non-U.S. related, broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting and backup withholding may apply if the Tyco common shares are held by a non-U.S. Holder through a U.S., or U.S. related, broker or financial institution and the non-U.S. Holder fails to provide appropriate information. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund provided that the required information is provided to the IRS. Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to the distribution of CIT common stock.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF CIT
  EXCHANGECO EXCHANGEABLE SHARES

    The following is a summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the "Tax Act") generally applicable to holders of exchangeable shares in the capital of Exchangeco who receive the distribution of CIT common stock (along with cash in lieu of any fractional shares) from CIT Exchangeco and who, for purposes of the Tax Act, deal at arm's length with Tyco, CIT and their respective affiliates and hold their CIT Exchangeco exchangeable shares as capital property. Holders of CIT Exchangeco exchangeable shares to whom CIT Exchangeco exchangeable shares are not capital property should consult their own tax advisers regarding their particular circumstances including, in the case of certain "financial institutions" (as defined in the Tax Act), the potential application to them of the "mark-to-market" rules in the Tax Act, as the following discussion does not apply to such shareholders.

    This summary is based on the Tax Act, the regulations thereunder and our understanding of the administrative policies and assessing practices published by the Canada Customs Revenue Agency as each is in effect as of the date of this information statement. This summary does not take into account or anticipate any other changes in law, administrative policy or assessing practice, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax consequences described herein.

    This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular shareholder. Shareholders should consult their own tax advisors for advice with respect to their particular circumstances.

    For the purposes of the Tax Act, all amounts, including dividends, must be expressed in Canadian dollars. Any amounts denominated in United States dollars must be converted into Canadian dollars based on the prevailing United States dollar exchange rate generally at the time such amounts arise.

HOLDERS OF CIT EXCHANGECO EXCHANGEABLE SHARES RESIDENT IN CANADA.

    The following portion of the summary is applicable to a holder of CIT Exchangeco exchangeable shares who, at the time of the distribution of CIT common stock (along with cash in lieu of any fractional shares), is a resident of Canada for the purposes of the Tax Act.

GENERAL CONSEQUENCES OF THE DISTRIBUTION FOR HOLDERS OF CIT EXCHANGECO
  EXCHANGEABLE SHARES

    The receipt by holders of CIT Exchangeco exchangeable shares of CIT common stock (along with cash in lieu of any fractional shares) under the distribution from CIT Exchangeco will constitute a dividend in kind for the purposes of the Tax Act. The "amount" of such dividend in kind will be the fair market value of the shares of CIT common stock received on the date of the distribution (plus any cash received in lieu of fractional shares). Holders of CIT Exchangeco exchangeable shares will be deemed to have acquired such shares of CIT common stock at a cost equal to the fair market value of the shares of CIT common stock on the date of the distribution.

    In the case of a holder of CIT Exchangeco exchangeable shares who is an individual, the amount of the dividend received will be included in computing such person's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

    In the case of a holder of CIT Exchangeco exchangeable shares that is a corporation, the amount of the dividend received will be included in computing the corporation's income and will normally be deductible in computing its taxable income. Because CIT is a specified financial institution for purposes of the Tax Act, the dividend deduction for a corporation will generally apply only if at the time the dividend is received, the CIT Exchangeco exchangeable shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange ("TSE")), CIT controls CIT Exchangeco, and the recipient (together with persons with whom the recipient does not deal at arm's length) does not receive dividends in respect of more than ten percent of the issued and outstanding CIT Exchangeco exchangeable shares. The CIT Exchangeco exchangeable shares are presently traded on the TSE.

    In the case of a holder of CIT Exchangeco exchangeable shares that is a "specified financial institution," the dividend of shares of CIT common stock received on the CIT Exchangeco exchangeable shares will not be deductible in computing its taxable income unless either: (i) the specified financial institution did not acquire the CIT Exchangeco exchangeable shares in the ordinary course of the business carried on by such institution; or (ii) at the time of the receipt of the dividend by the specified financial institution, the CIT Exchangeco exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (and is not deemed to receive) dividends in respect of more than ten percent of the issued and outstanding CIT Exchangeco exchangeable shares. For these purposes, a beneficiary of a trust will be deemed to receive the amount of any dividend received by the trust and designated to that beneficiary, effective at the time the dividend was received by the trust, and a member of a partnership will be considered to have received the partner's share of a dividend received by the partnership, effective at the time the dividend was received by the partnership.

    A holder of CIT Exchangeco exchangeable shares that is a "private corporation" (as defined in the Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3 percent on the amount of the dividend to the extent that such dividend is deductible in computing the holder's taxable income. A holder of CIT Exchangeco exchangeable shares that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3 percent on the amount of the dividend that is not deductible in computing taxable income.

    The CIT Exchangeco exchangeable shares are, and will be at the time of the distribution of CIT common stock, "taxable preferred shares" and "short-term preferred shares" for purposes of the Tax Act. Accordingly, dividends received or deemed to be received on the CIT Exchangeco exchangeable shares will not be subject to the ten-percent tax under Part IV.I of the Tax Act.

CERTAIN TAX-EXEMPT HOLDERS

    The distributed shares of CIT common stock will be a "qualified investment" under the Tax Act for RRSPs, RRIFs, DPSPs and RESPs provided such shares are, at all times commencing with the time of the distribution, listed on the NYSE (or are listed on another prescribed stock exchange for the purposes of the regulations to the Tax Act).

    Shares of CIT common stock will be "foreign property" under the Tax Act for trusts governed by registered pension plans, RRSPs, RRIFs, DPSPs or for certain other persons to whom Part XI of the Tax Act is applicable.

BERMUDA TAX CONSEQUENCES

    There will be no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of the delivery of shares of CIT common stock to Tyco shareholders pursuant to the distribution. For purposes of Bermuda law, the distribution will be treated as a return of contributed surplus.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS OF THE DISTRIBUTION. TYCO SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM. HOLDERS OF CIT EXCHANGECO EXCHANGEABLE SHARES ARE URGED TO CONSULT THEIR TAX ADVISERS CONCERNING THE CANADIAN FEDERAL, PROVINCIAL, LOCAL AND NON-CANADIAN TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM.

STOCK PLANS AND RESTRICTED STOCK AND STOCK OPTION GRANTS


    See "Management--Long-Term Equity Compensation Plan" for a description of the equity incentive compensation plan we have adopted that will become effective at the time of the distribution.


               OUR RELATIONSHIP WITH TYCO AFTER THE DISTRIBUTION

    In connection with the distribution, we and Tyco have entered into a distribution agreement, an equity securities agreement, a transition services agreement and a "preferred provider" agreement, the material terms of which are described below.

DISTRIBUTION AGREEMENT

    The distribution agreement provides for, among other things:

    - the principal corporate transactions required to effect the distribution, including the preparation of a registration statement registering our common stock under the Securities Exchange Act;

    - the conditions to effecting the distribution; and

    - other arrangements governing the relationship between us and Tyco with respect to and resulting from the distribution.

    Under the distribution agreement, Tyco may withdraw the proposed distribution without liability at any time prior to the time that the distribution is effected.

    The distribution agreement provides for cross-indemnification and mutual releases designed principally to place financial responsibility for the liabilities of our business with us and financial responsibility for the liabilities of Tyco's business with Tyco. The distribution agreement also provides for cross-indemnities in respect of liabilities under the Securities Exchange Act relating to the registration of our common stock.

EQUITY SECURITIES AGREEMENT

    In the equity securities agreement, we and Tyco agree to issue options, as described in "The Distribution--Treatment of Tyco Employee Stock Options," and to issue shares upon exercise of such options in accordance with their terms. We and Tyco also agree to file and keep effective registration statements under the Securities Act registering shares issuable upon exercise of the options.

TRANSITION SERVICES AGREEMENT

    The transition services agreement provides that Tyco's corporate staff will
provide us with certain administrative services until               , 2003. Tyco
will provide us with these services at a normal and customary level and in a manner consistent with the services that Tyco provided to us prior to the distribution. In return for these administrative services, we will pay Tyco a
fee equal to $   per    .

    In addition to certain administrative services, the transition services agreement provides that Tyco, in its discretion, may also provide us with additional services, specifically requested by us, on terms that we and Tyco mutually agree upon. We expect that these terms will include fees that are comparable to the fees that Tyco charged us and its other subsidiaries for similar services prior to the distribution, plus out-of-pocket and third party expenses.

PREFERRED PROVIDER AGREEMENT

    We and Tyco plan to enter into an arrangement pursuant to which we would be a preferred provider of financing for Tyco customers after the distribution. Pursuant to this arrangement, we expect that Tyco will offer us the opportunity in appropriate circumstances to submit financing proposals to customers of Tyco that are acquiring goods and services from Tyco. We will also have the opportunity to offer other financial products and services to Tyco and its customers.

                    LISTING AND TRADING OF OUR COMMON STOCK

    Tyco presently owns all of the outstanding shares of our common stock. No trading prices are available with respect to such shares. Neither we nor Tyco can assure you as to the trading price of our common stock or Tyco's common shares after the distribution or as to whether their initial combined price will be higher or lower than the price of Tyco common shares prior to the distribution.

    After the distribution,             shares of our common stock will be
issued and outstanding. We will have options outstanding to purchase our common stock as described in "The Distribution--Treatment of Tyco Employee Stock Options," and we expect to grant at the time of the distribution options under our equity incentive compensation plan as described in "Management--Long-Term Equity Compensation Plan."

    We intend to file an application to list our common stock on the New York Stock Exchange under the symbol "CIT." Based on the number of holders of Tyco
common shares of record as of                   , 2002, we expect to have
approximately       stockholders of record on the date of the distribution.

    The transfer agent and registrar for our common stock is             .

    An active trading market in our common stock may not develop. If a market does develop, we cannot predict the prices at which our common stock will trade. A "when-issued" trading market in our common stock may develop on or shortly before the record date for the distribution. A "when-issued" trading market occurs when trading in shares begins prior to the time stock certificates are actually available or issued.

    Shares of our common stock distributed to Tyco shareholders will be freely transferable, except for shares received by persons who may be deemed to be our "affiliates" under the Securities Act and shares issued with respect to Tyco restricted shares as described in "The Distribution--Treatment of Tyco Restricted Shares." Persons who may be deemed to be our affiliates after the distribution generally may include individuals or entities that control, are controlled by, or are under common control with us, and will include our directors and executive officers. Our affiliates generally may only resell the shares of our common stock held by them:

    - in compliance with the applicable provisions of Rule 144 under the Securities Act;

    - under an effective registration statement under the Securities Act; or

    - pursuant to an exemption from the registration requirements of the Securities Act.

    Under Rule 144, an affiliate may sell, within any three-month period, a number of shares of our common stock that does not exceed the greater of:

    - 1% of the then-outstanding shares of our common stock (approximately shares immediately after the distribution) or

    - the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144,

provided, in either case, applicable requirements concerning availability of public information, manner of sale and notice of sale are satisfied.

    Upon consummation of the distribution, our affiliates will hold       shares
of our common stock. At the time of the distribution, we plan to file with the SEC one or more registration statements to register under the Securities Act the shares of our common stock issuable upon exercise of options that will be issued with respect to Tyco options in the distribution and the shares of our common stock that we have reserved for issuance under our equity incentive compensation plan.

                                DIVIDEND POLICY

    Since Tyco acquired us in June 2001, we have not declared any cash dividends on our common stock. The indentures for our public debt securities were amended in February 2002 to prohibit payments of dividends to Tyco. These provisions do not apply if Tyco owns less than 50% of our common stock as long as at least two-thirds of the members of our board of directors are not affiliated with Tyco. We anticipate that these provisions will not restrict our payment of dividends once the distribution is complete.

    Following our initial public offering in November 1997 and prior to the acquisition by Tyco, we paid a quarterly dividend of $0.10 per share, except for the first quarter of 1998. Our policy will be to pay a modest dividend while retaining a strong capital base. We anticipate that the initial dividend rate
will be $      per share per quarter. The declaration and payment of future dividends are subject to the discretion of our board of directors. Any determination as to the payment of dividends, including the level of dividends, will depend on, among other things, general economic and business conditions, our strategic and operational plans, our financial results and condition, contractual, legal and regulatory restrictions on the payment of dividends by us, and such other factors as the board of directors may consider to be relevant.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of December 31, 2001:

    - on an actual basis;


    - on a pro forma (A) basis to reflect the repurchase at net book value from Tyco of our international operations;



    - on a pro forma (B) basis to reflect the repurchase at net book value from Tyco of our international operations and additionally the following items:



       - The draw down of $8.5 billion in unsecured bank credit facilities on February 5, 2002. The proceeds are assumed to repay outstanding commercial paper as of December 31, 2001.



       - The completion of $2.2 billion in securitization facilities on February 20, 2002 and March 4, 2002. The proceeds are assumed to repay a portion of term debt outstanding at December 31, 2001.



       - The issuance of an additional $2.5 billion in term debt on April 1, 2002, which is assumed to repay a portion of term debt outstanding at December 31, 2001; and


    - on an as adjusted basis to reflect the issuance of       shares of our
      common stock in connection with the distribution.

    This table should be read in conjunction with "Selected Consolidated Historical Financial Data of CIT," our Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures About Market Risk" which are included elsewhere in this information statement.


                                                                  DECEMBER 31, 2001
                                               -------------------------------------------------------
                                                ACTUAL     PRO FORMA A   PRO FORMA B   AS ADJUSTED (1)
                                               ---------   -----------   -----------   ---------------
                                                                    (IN MILLIONS)
Commercial paper.............................  $ 7,789.7    $ 8,016.1     $      --       $      --
Bank credit facilities.......................         --           --       8,518.0         8,518.0
Term debt....................................   25,939.9     25,986.0      23,786.0        23,786.0
CIT obligated mandatorily redeemable
  preferred securities of subsidiary trust
  holding solely debentures of CIT
  ("Preferred Capital Securities")...........      259.0        259.0         259.0           259.0
Shareholder's equity:
    Tyco Investment..........................   10,441.9     10,441.9      10,441.9              --
    Common Stock, $0.01 par value,
      authorized;       issued and
      outstanding on an as adjusted
      basis (1)..............................         --           --            --               []
    Additional Paid in Capital...............         --           --            --               []
    Retained Earnings........................      491.5        491.4         491.4           491.4
    Accumulated Other Comprehensive Loss.....      (81.1)       (71.6)        (71.6)          (71.6)
                                               ---------    ---------     ---------       ---------
Total capitalization.........................   44,840.9     45,122.8      43,424.7        43,424.7
Goodwill and other intangible assets.........   (6,857.1)    (6,857.1)     (6,857.1)       (6,857.1)
                                               ---------    ---------     ---------       ---------
Total tangible capitalization................  $37,983.8    $38,265.7     $36,567.6       $36,567.6
                                               =========    =========     =========       =========
Total tangible shareholder's equity..........  $ 3,995.2    $ 4,004.6     $ 4,004.6       $ 4,004.6
                                               =========    =========     =========       =========


------------------------------

(1)  Excludes     shares of CIT common stock issuable upon exercise of options to be granted to employees and directors of Tyco and CIT in connection with the distribution.

    The factors and estimated incremental increase to interest expense relating to the funding transactions presented in the capitalization table are as follows. These estimates are based on current facts and circumstances, including market interest rates:



    - The $2.5 billion debt issuance on April 1, 2002 and the planned repayment of maturing fixed-rate debt outstanding.



    - The $8.5 billion draw of our bank facilities on February 5, 2002 and the subsequent payment of commercial paper.



    - Incremental costs associated with the $2.2 billion in securitization facilities completed during February and March 2002.



    If the above transactions had been consummated on January 1, 2001, the impact on interest expense for the twelve months ended December 31, 2001 would have been an increase of approximately $50 million after tax.



    This pro forma estimate was calculated assuming that at January 1, 2001 the proceeds of the April 2002 $2.5 billion debt issuance were used to refinance an equal amount of fixed-rate debt next maturing following the April 2002 issuance. Such maturing notes had a weighted average interest rate of approximately 6.60%. The pro forma estimate also includes (1) approximately 40 basis points of incremental annual interest expense in connection with the bank facility draw relative to the interest expense associated with the commercial paper paid with the proceeds of such draw and (2) incremental costs associated with the above-mentioned securitization facilities.



    The actual increase in costs will depend upon numerous factors, including the actual amounts borrowed, future market interest rates, hedging strategies and other initiatives, including the Company's plans to re-access the commercial paper market, as well as the excess liquidity that is maintained during this transition period. For additional information regarding our liquidity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures About Market Risk--Liquidity Risk Management."

                              RECENT DEVELOPMENTS


    On April 1, 2002, CIT completed a $2.5 billion debt offering. CIT sold $1.25 billion aggregate principal amount of 7.375% senior notes due April 2, 2007 and $1.25 billion aggregate principal amount of 7.750% senior notes due April 2, 2012. CIT has determined that the proceeds will be used to repay a portion of existing term debt at maturity.



    On March 19, 2002, CIT reported during a publicly announced fixed income investor conference call that it expected its pre-tax income for the second quarter of fiscal 2002 to be approximately $350 million. CIT also reported that its exposure in Argentina was approximately $180 million, and may take a charge to reserve approximately 50% of the total exposure for Argentina-related receivables. The approximately $350 million of expected pre-tax income is before any charge related to exposure in Argentina.



    On March 4, 2002, CIT completed a $1.0 billion securitization facility backed by home equity loans. The facility will be used to support the planned securitization of approximately $1.8 billion of home equity loans over the next few months, and the proceeds will be used to repay a portion of CIT's term debt at its maturity.


    On February 20, 2002, CIT completed a $1.2 billion conduit financing backed by accounts receivable. The proceeds from the transaction will be used to repay a portion of CIT's term debt at its maturity.

    On February 14, 2002, CIT amended its public debt indentures to prohibit or restrict transactions with Tyco. The new provisions prohibit CIT from:


    - declaring or paying any dividend, or making any other payment or distribution on its capital stock to Tyco or any of Tyco's affiliates, except dividends or distributions payable in common stock of CIT,



    - purchasing, redeeming or otherwise acquiring or retiring for value any capital stock of CIT except in exchange for the common stock of CIT,



    - purchasing or selling any material properties or assets from or to, or consummating any other material transaction with, Tyco or any of Tyco's affiliates, except on terms that are no less favorable than those that could be reasonably expected to be obtained in a comparable transaction with an unrelated third party, or



    - making any investment in Tyco or any of Tyco's affiliates in the form of
      (1) advances, loans or other extensions of credit to Tyco or any of Tyco's affiliates, (2) capital contributions to or in Tyco or any of Tyco's affiliates, or (3) acquisitions of any bonds, notes, debentures or other debt instruments of, or any stock, partnership, membership or other equity or beneficial interests in, Tyco or any of Tyco's affiliates.



These restrictions do not apply if any of the above actions occur in connection with a merger of CIT with and into CIT's immediate parent corporation, or a merger of CIT's immediate parent corporation with and into CIT, provided that the surviving corporation of the merger has a consolidated tangible net worth immediately after the merger that is not less than the consolidated tangible net worth of CIT immediately prior to the merger. These provisions will no longer apply if (i) CIT and its subsidiaries are consolidated or merged into another entity or substantially all of CIT and its subsidiaries' properties, common stock or assets are sold, assigned, leased, transferred, conveyed or otherwise disposed of in one or more transactions or (ii) once Tyco owns less than 50% of our common stock as long as at least two-thirds of our board of directors is not affiliated with Tyco.

    On February 11, 2002, CIT repurchased the international subsidiaries that it had previously sold to an affiliate of Tyco on September 30, 2001. Key financial data as reported and pro forma including the international subsidiaries as of and for the quarter ended December 31, 2001 is shown in the following table ($ in millions):

                                                                  AT OR FOR THE QUARTER ENDED DECEMBER 31, 2001
                                                             -------------------------------------------------------
                                                               AS REPORTED, EXCLUDING        PRO FORMA, INCLUDING
                                                             INTERNATIONAL SUBSIDIARIES   INTERNATIONAL SUBSIDIARIES
                                                             --------------------------   --------------------------
BALANCE SHEET DATA AND LEVERAGE
Total financing and leasing portfolio assets...............           $36,687.8                   $38,647.0
Total managed assets.......................................           $47,130.0                   $49,089.2
Total debt (net of overnight deposits) to tangible
  shareholder's equity and preferred capital securities....                7.71x                       7.79x
Tangible shareholder's equity and preferred capital
  securities to managed assets.............................                9.11%                       8.73%

PROFITABILITY
Net income.................................................           $   239.1                   $   239.0
Return on average earning assets (AEA).....................                2.68%                       2.55%
Net finance margin as a percentage of AEA..................                5.21%                       5.20%
Efficiency ratio...........................................                29.8%                       31.5%

CREDIT QUALITY
60+ days delinquency as a percentage of finance
  receivables..............................................                3.78%                       3.91%
Net credit losses as a percentage of average finance
  receivables..............................................                1.36%                       1.44%
Reserve for credit losses as a percentage of finance
  receivables..............................................                1.62%                       1.64%

GEOGRAPHIC CONCENTRATION
Financing and leasing portfolio assets:
  United States............................................                86.5%                       82.3%
  Canada...................................................                 5.0%                        4.8%
  Other Foreign(1).........................................                 8.5%                       12.9%
                                                                      ---------                   ---------
    Total..................................................               100.0%                      100.0%

------------------------------
(1) Included in the other foreign is approximately $200 million of U.S. dollar denominated loans and assets to customers located or doing business in Argentina, which represents 0.6% (excluding international subsidiaries) and 0.5% (including international subsidiaries) of financing and leasing portfolio assets.


    Tyco has entered into an agreement to acquire McGrath RentCorp, a rental provider of modular offices and classrooms and electronic test equipment, in a transaction in which the consideration would be a combination of cash and Tyco common shares. Prior to developing the current plan to distribute the common stock of CIT, Tyco intended to integrate McGrath's business with CIT's business. However, if the acquisition is completed pursuant to the acquisition agreement, Tyco currently would expect to retain McGrath as a part of its business. In light of the potential distribution of CIT's shares, Tyco and McGrath are currently in discussion regarding the transaction and there can be no assurance that it will be completed.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CIT

    On June 1, 2001, CIT, formerly known as Tyco Capital Corporation and previously The CIT Group, Inc., was acquired by a wholly-owned subsidiary of Tyco in a purchase business combination (see Note 2 to the "Consolidated Financial Statements" beginning on page F-1). In accordance with the guidelines for accounting for business combinations, the purchase price paid by Tyco for CIT plus related purchase accounting adjustments have been "pushed-down" and recorded in CIT's consolidated financial statements for periods subsequent to June 1, 2001. This resulted in a new basis of accounting reflecting the fair market value of CIT's assets and liabilities for the "successor" period beginning June 2, 2001.

    The following tables set forth selected consolidated financial information regarding CIT's results of operations and balance sheets. The financial data at and for the quarterly periods ended December 31, 2001 and 2000 were derived from the unaudited Consolidated Financial Statements of CIT included elsewhere in this information statement. The financial data at September 30, 2001 and December 31, 2000, for the nine months ended September 30, 2001 and for each of the two years in the period ended December 31, 2000 were derived from the audited Consolidated Financial Statements of CIT included elsewhere in this information statement. The financial data at December 31, 1999, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 were derived from audited financial statements not presented in this document. To assist in the comparability of our financial results the financial information in the following tables combines the "predecessor period" (January 1 through June 1, 2001) with the "successor period" (June 2 through September 30, 2001) to present "combined" results for the nine months ended September 30, 2001. The data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk" below and the "Consolidated Financial Statements" included elsewhere in this information statement.

                                      QUARTERS ENDED
                                       DECEMBER 31,           NINE MONTHS ENDED              YEARS ENDED DECEMBER 31,
                                ---------------------------     SEPTEMBER 30,     -----------------------------------------------
($ IN MILLIONS)                    2001           2000           2001(1)(2)         2000       1999(3)      1998         1997
                                -----------   -------------   -----------------   ---------   ---------   ---------   -----------
                                (SUCCESSOR)   (PREDECESSOR)      (COMBINED)                        (PREDECESSOR)
RESULTS OF OPERATIONS
Net finance margin............     $464.5         $390.6          $ 1,318.8       $ 1,469.4   $   917.4   $   804.8   $     740.7
Provision for credit losses...      106.0           63.8              332.5           255.2       110.3        99.4         113.7
Operating margin..............      599.7          544.1            1,558.9         2,126.2     1,157.9       960.8         932.8(4)
Salaries and general operating
  expenses....................      210.3          259.3              784.9         1,035.2       516.0       407.7         420.0
Goodwill amortization.........         --           22.5               97.6            86.3        25.7        10.1           8.4
Net income....................      239.1          160.1              333.8           611.6       389.4       338.8         310.1
Cash dividends per common
  share.......................                                           See (5) below

                                                                                            AT DECEMBER 31,
                                       AT DECEMBER 31,   AT SEPTEMBER 30,   -----------------------------------------------
($ IN MILLIONS)                             2001            2001(1)(2)        2000       1999(3)      1998        1997(5)
                                       ---------------   ----------------   ---------   ---------   ---------   -----------
                                                  (SUCCESSOR)                                (PREDECESSOR)
BALANCE SHEET DATA
Total finance receivables............     $29,199.5         $30,791.3       $33,497.5   $31,007.1   $19,856.0   $  17,719.7
Reserve for credit losses............         472.1             471.7           468.5       446.9       263.7         235.6
Operating lease equipment, net.......       5,639.8           5,649.9         7,190.6     6,125.9     2,774.1       1,905.6
Goodwill and other intangible assets,
  net................................       6,857.1           6,569.5         1,964.6     1,850.5       216.5         134.6
Total assets.........................      49,030.1          50,681.7        48,689.8    45,081.1    24,303.1      20,464.1
Commercial paper.....................       7,789.7           8,621.5         9,063.5     8,974.0     6,144.1       5,559.6
Variable-rate senior notes...........       9,237.2           9,614.6        11,130.5     7,147.2     4,275.0       2,861.5
Fixed-rate senior notes..............      16,702.7          17,065.5        17,571.1    19,052.3     8,032.3       6,593.8
Subordinated fixed-rate notes........            --             100.0           200.0       200.0       200.0         300.0
Company-obligated mandatorily
  redeemable preferred securities of
  subsidiary trust holding solely
  debentures of the Company..........         259.0             260.0           250.0       250.0       250.0         250.0
Shareholder's equity.................      10,852.3          10,598.0         6,007.2     5,554.4     2,701.6       2,432.9

------------------------------

(1) In September 2001, CIT changed its fiscal year end from December 31 to September 30 to conform to Tyco's fiscal year end.

(2) On September 30, 2001, we sold certain international subsidiaries, which had assets of $1.8 billion and liabilities of $1.5 billion, to a non-U.S. subsidiary of Tyco for a note in the amount of approximately $295 million. This non-cash sale did not affect earnings for the period ended
     September 30, 2001. Results of operations for the nine months ended September 30, 2001 (combined) include special charges incurred by the predecessor of $221.6 million ($158.0 million after tax). See Note 3 to the Consolidated Financial Statements. On February 11, 2002, we repurchased the international subsidiaries that we had previously sold to an affiliate of Tyco.

(3) Includes results of operations of Newcourt Credit Group Inc. from the November 15, 1999 acquisition date.

(4) Includes a 1997 gain of $58.0 million on the sale of an equity interest acquired in connection with a loan workout.

(5) Prior to the acquisition by Tyco on June 1, 2001, CIT paid a quarterly dividend of $0.10 per share for each quarter from and including the second quarter of 1998. In the year ended December 31, 1997, and prior to CIT's initial public offering, CIT paid $79.3 million to its principal stockholders under a dividend policy that terminated in connection with its initial public offering. See the description of CIT's dividend policy under "Dividend Policy" elsewhere in this information statement.

                                  AT OR FOR THE QUARTERS    AT OR FOR THE NINE             AT OR FOR THE YEARS
                                    ENDED DECEMBER 31,         MONTHS ENDED                 ENDED DECEMBER 31,
                                --------------------------    SEPTEMBER 30,     ------------------------------------------
                                   2001          2000              2001           2000       1999       1998       1997
                                -----------  -------------  ------------------  ---------  ---------  ---------  ---------
                                (SUCCESSOR)  (PREDECESSOR)      (COMBINED)                    (PREDECESSOR)
SELECTED DATA AND RATIOS
($ IN MILLIONS)
PROFITABILITY
Net finance margin as a
  percentage of average
  earning assets ("AEA")(1)...       5.21%         3.75%            4.34%           3.61%      3.59%      3.93%      4.06%
Return on average tangible
  shareholder's equity(2).....       23.3%         16.3%            10.8%(9)        16.0%      14.2%      14.0%      14.6%(10)
Return on AEA.................       2.68%         1.54%            1.10%(9)        1.50%      1.52%      1.65%      1.70%(10)
Ratio of earnings to fixed
  charges(3)..................       2.08x         1.39x            1.37x(9)        1.39x      1.45x      1.49x      1.51x
Salaries and general operating
  expenses (excluding goodwill
  amortization) as a
  percentage of average
  managed assets ("AMA")(4)...       1.84%         1.97%            2.21%(9)        2.01%      1.75%      1.78%      2.11%(10)
Efficiency ratio (excluding
  goodwill amortization)(5)...       29.8%         42.7%            44.7%(9)        43.8%      41.3%      39.2%      40.8%(10)
CREDIT QUALITY
60+ days contractual
  delinquency as a percentage
  of finance receivables......       3.78%         2.98%            3.35%           2.98%      2.71%      1.75%      1.67%
Net credit losses as a
  percentage of average
  finance receivables.........       1.36%         0.70%            1.20%(9)        0.71%      0.42%      0.42%      0.59%
Reserve for credit losses as a
  percentage of finance
  receivables.................       1.62%         1.40%            1.53%           1.40%      1.44%      1.33%      1.33%
LEVERAGE
Total debt (net of overnight
  deposits) to tangible
  shareholder's equity(2)(6)..       7.71x         8.78x            8.06x           8.78x      8.75x      6.82x      5.99x
Tangible shareholder's
  equity(2) to managed
  assets(7)(8)................        9.1%          7.8%             8.9%            7.8%       7.7%      10.4%      11.4%
OTHER
Total managed assets(7)(8)....   $47,130.0     $54,900.9        $49,036.1       $54,900.9  $51,433.3  $26,216.3  $22,344.9
Employees.....................       5,755         7,355            6,150           7,355      8,255      3,230      3,025

------------------------------

(1) "AEA" means average earning assets which is the average of finance receivables, operating lease equipment, finance receivables held for sale and certain investments, less credit balances of factoring clients.

(2) Tangible shareholder's equity excludes goodwill and other intangible assets.

(3) For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, minority interest in subsidiary trust holding solely debentures of the Company and one-third of rent expense which is deemed representative of an interest factor.

(4) "AMA" means average managed assets, which is average earning assets plus the average of finance receivables previously securitized and still managed by us.

(5) Efficiency ratio is the ratio of salaries and general operating expenses to operating margin excluding the provision for credit losses.

(6) Total debt excludes, and tangible shareholder's equity includes, Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

(7) "Managed assets" are comprised of financing and leasing assets and finance receivables previously securitized and still managed by us.

(8) Approximately $1.8 billion of international assets were sold to a subsidiary of Tyco on September 30, 2001, with no effect on earnings for the nine months ended September 30, 2001. We repurchased our international assets on February 11, 2002.

(9) Excluding special charges of $221.6 million ($158.0 million after tax) for the nine months ended September 30, 2001, (i) the return on average tangible shareholder's equity would have been 15.8%,(ii) the return on AEA would have been 1.62%,(iii) the ratio of earnings to fixed charges would have been 1.51x, (iv) the salaries and general operating expenses as a percentage of AMA would have been 2.07%, (v) the efficiency ratio would have been 40.2% and (vi) net credit losses as a percentage of average finance receivables would have been 0.87%.

(10) Excluding the gain of $58.0 million on the sale of an equity interest acquired in a loan workout and certain special expenses, for the year ended December 31, 1997, (i) the return on average tangible shareholder's equity would have been 13.1%, (ii) the return on AEA would have been 1.58%,
     (iii) salaries and general operating expenses as a percentage of AMA would have been 2.01% and (iv) the efficiency ratio would have been 41.1%.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                                      AND
           QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

INTRODUCTION

    The accompanying Consolidated Financial Statements include the results of CIT, formerly known as Tyco Capital Corporation and previously The CIT
Group, Inc. On June 1, 2001, The CIT Group, Inc. was acquired by a wholly-owned subsidiary of Tyco, a diversified manufacturing and service company, in a purchase business combination. In accordance with the guidelines for accounting for business combinations, the purchase price paid by Tyco plus related purchase accounting adjustments have been "pushed down" and recorded in CIT's financial statements, resulting in a new basis of accounting for the "successor" period beginning June 2, 2001. As of the acquisition date, assets and liabilities were recorded at estimated fair value in the CIT financial statements. Information relating to all "predecessor" periods prior to the acquisition is presented using CIT's historical basis of accounting. In September 2001, CIT changed its fiscal year end from December 31 to September 30 to conform to Tyco's fiscal year end.

    The following discussion and analysis provides information that management believes to be relevant to understanding our consolidated financial condition and results of operations. This discussion should be read in conjunction with the "Consolidated Financial Statements" and the related notes thereto which are included elsewhere in this information statement. The following discussion includes certain forward-looking statements. For a discussion of important factors that may cause actual results to differ materially from such forward-looking statements, see "Risk Factors." See also "--Risk Management" for certain factors that have in the past and may in the future affect our financial performance.

    We are engaged in the commercial and consumer finance businesses, providing secured financing and leasing products on both a fixed and floating interest rate basis. Our commercial segments include equipment financing and leasing, factoring, commercial finance and structured finance. Our consumer business primarily consists of home equity lending. Our revenues principally consist of finance income and fees and other income, which include factoring commissions, commitment, facility, servicing letter of credit and syndication fees, and gains and losses from sales of equipment and other investments and sales and securitization of finance receivables. Our primary expenses are (i) interest expense related to funding our finance receivables and operating lease equipment, (ii) salaries and general operating expenses, (iii) provision for credit losses and (iv) depreciation on operating lease equipment. Comparability of results among quarterly periods may be affected by the timing of several events, including equipment sales, securitizations, the sales of venture capital investments, dispositions of non-strategic assets and the effects of new-basis of accounting as of June 1, 2001. Our business requires significant funds to originate finance receivables and purchase leasing equipment, and we consequently require substantial liquidity to finance our operations. See "Liquidity Risk Management."

                   QUARTERS ENDED DECEMBER 31, 2001 AND 2000

OVERVIEW

    The following table summarizes our net income and related data ($ in millions).

                                                                     QUARTER ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                 2001           2000
                                                              -----------   -------------
                                                              (SUCCESSOR)   (PREDECESSOR)
Net income..................................................    $239.1         $160.1
Pro forma net income excluding goodwill amortization........    $239.1         $180.0
Return on average tangible shareholder's equity.............      23.3%          16.3%
Return on average earning assets............................      2.68%          1.54%

    Net income for the quarter ended December 31, 2001, of $239.1 million, improved 49.3% from the quarter ended December 31, 2000, as a stronger net interest margin, higher other revenues and reduced operating expenses, more than offset a higher provision for credit losses. Reduced operating expenses were partially a result of our adoption of Statement of Financial Accounting Standards No. ("SFAS") 142 "Goodwill and Other Intangible Assets" on October 1, 2001. As a result of the adoption, there was no goodwill amortization for the current quarter, while we had $19.9 million of goodwill amortization (after tax) in the quarter ended December 31, 2000. Excluding goodwill amortization, net income for the quarter improved 32.8% from the same quarter in 2000. Profitability as measured by the return on assets and return on average tangible equity similarly improved. These year over year improvements also reflect the sale and liquidation of low-yielding, non-strategic assets, lower 2001 market interest rates and funding costs, the effects of fair value adjustments in new basis accounting on net interest margin and lower leverage.

NET FINANCE MARGIN

    A comparison of net finance income and net finance margin for 2001 and 2000 is set forth in the table below ($ in millions):

                                                          QUARTER ENDED
                                                          DECEMBER 31,            INCREASE     INCREASE
                                                   ---------------------------   (DECREASE)   (DECREASE)
                                                      2001           2000          AMOUNT      PERCENT
                                                   -----------   -------------   ----------   ----------
                                                   (SUCCESSOR)   (PREDECESSOR)
Finance income...................................   $ 1,083.8      $ 1,391.2     $  (307.4)      (22.1)%
Interest expense.................................       349.1          652.2        (303.1)      (46.5)%
                                                    ---------      ---------     ---------
  Net finance income.............................       734.7          739.0          (4.3)       (0.6)%
Depreciation on operating lease equipment........       270.2          348.4         (78.2)      (22.4)%
                                                    ---------      ---------     ---------
  Net finance margin.............................   $   464.5      $   390.6     $    73.9        18.9%
                                                    =========      =========     =========
Average earning assets(1)("AEA").................   $35,695.0      $41,669.0     $(5,974.0)      (14.3)%

As a % of AEA:
Finance income...................................       12.15%         13.35%
Interest expense.................................        3.91%          6.26%
                                                    ---------      ---------
  Net finance income.............................        8.24%          7.09%
Depreciation on operating lease equipment........        3.03%          3.34%
                                                    ---------      ---------
Net finance margin...............................        5.21%          3.75%
                                                    =========      =========

------------------------------

(1) Average earning assets is the average of finance receivables, operating lease equipment, finance receivables held for sale and certain investments, less credit balances of factoring clients.

    Net finance margin increased $73.9 million, or 18.9%, to $464.5 million for the quarter ended December 31, 2001 from the quarter ended December 31, 2000. Finance income declined $307.4 million, reflecting a 14.3% decline in average earning assets. However, as a percentage of AEA, net finance margin increased to 5.21% for the quarter ended December 31, 2001 from 3.75% for the prior year quarter. AEA declined due to the following: (1) sales and liquidation of non-strategic assets; (2) the sale of certain international assets to a subsidiary of Tyco on September 30, 2001; and (3) lower new business origination volume due to soft economic conditions and the exit of non-strategic businesses. The increase in net finance margin as a percentage of AEA in 2001 was due to the following: (1) the above mentioned exits from non-strategic and under-performing businesses; (2) the effect of fair value adjustments in new basis of accounting to reflect market interest rates on debt and asset portfolios at the time of the acquisition by Tyco; (3) the sharp decline in short term interest rates over the last 2 months of the quarter ended December 31, 2001; and (4) lower leverage in 2001.

    Finance income (interest on loans and lease rentals) for the quarter ended December 31, 2001 decreased $307.4 million, or 22.1% to $1,083.8 million from $1,391.2 million for the comparable 2000 quarter. As a percent of AEA, finance income was 12.15% for the quarter ended December 31, 2001, compared to 13.35% for the comparable 2000 quarter, as the impact of portfolio mix changes resulting from the sale and liquidation activities, as well as the favorable impact of new basis accounting, were offset by the effects of lower 2001 market interest rates and lower rentals in the aerospace portfolio due to the industry downturn post September 11, 2001.

    Interest expense for the quarter ended December 31, 2001 decreased
$303.1 million from the comparable 2000 quarter. As a percent of AEA, interest expense for the quarter ended December 31,

2001 decreased to 3.91% from 6.26% for the quarter ended December 31, 2000. The lower interest expense both in dollars and as a percentage of AEA reflects the lower 2001 debt levels associated with funding a lower asset base and decreased leverage, the lower market interest rates in 2001 and the effect of fair value adjustments in new basis accounting.

    Depreciation on operating lease equipment for the quarter ended
December 31, 2001 was $270.2 million, compared to $348.4 million in the comparable 2000 quarter. The declines in both operating lease equipment and depreciation on operating leases in the quarter ended December 31, 2001 from the December 2000 quarter reflects the sale of certain international assets to a subsidiary of Tyco on September 30, 2001, as well as the sale of certain rail assets in Equipment Financing and Leasing during the prior quarter. Operating lease margin (rental income less depreciation expense) was 6.3% for the quarter ended December 31, 2001 compared to 7.3% for the quarter ended December 31, 2000. As a percent of average operating lease equipment, annualized depreciation expense was 18.7% and 19.8% for the quarters ended December 31, 2001 and 2000, respectively. The operating lease equipment portfolio was $5.6 billion at December 31, 2001, unchanged from September 30, 2001, but down from
$7.2 billion at December 31, 2000. Our depreciable assets range from smaller-ticket shorter-term leases (e.g., computers) to larger-ticket, longer-term leases (e.g., aircraft and rail assets).

PROVISION AND RESERVE FOR CREDIT LOSSES

    The provision for credit losses for the quarter ended December 31, 2001 was $106.0 million, up from $63.8 million during the quarter ended December 31, 2000. The increased provision reflects higher 2001 charge-off levels and additions to the reserve for credit losses.

    Net charge-offs increased to $103.8 million or 1.36% of average finance receivables during the quarter ended December 31, 2001 as compared to $60.1 million or 0.70% during the comparative 2000 quarter. As shown in a following table, excluding liquidating portfolios of non-strategic assets, net charge-offs were $56.7 million or 0.80% during the quarter ended December 31, 2001. Our provision for credit losses and reserve for credit losses are presented in the following table ($ in millions).

                                                                       FOR THE QUARTER ENDED
                                                              ---------------------------------------
                                                              DECEMBER 31, 2001    DECEMBER 31, 2000
                                                              ------------------   ------------------
                                                                 (SUCCESSOR)         (PREDECESSOR)
Balance beginning of period.................................        $471.7               $468.2
                                                                    ------               ------
Provision for credit losses.................................         106.0                 63.8
Reserves relating to dispositions, acquisitions, other......          (1.8)                (3.4)
                                                                    ------               ------
  Additions to reserve for credit losses....................         104.2                 60.4
                                                                    ------               ------
Net credit losses:
Equipment Financing and Leasing.............................          62.1                 22.1
Specialty Finance--Commercial...............................          11.7                 13.4
Commercial Finance..........................................          16.6                 11.3
Specialty Finance--Consumer.................................          13.4                 13.3
                                                                    ------               ------
  Total net credit losses...................................         103.8                 60.1
                                                                    ------               ------
Balance end of period.......................................        $472.1               $468.5
                                                                    ======               ======
Reserve for credit losses as a percentage of finance
  receivables...............................................          1.62%                1.40%

    The following table sets forth our net charge-off experience in amount and as a percent of average finance receivables on an annualized basis by business segment ($ in millions):

                                                                       QUARTER ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                     2001                      2000
                                                              -------------------       -------------------
                                                                  (SUCCESSOR)              (PREDECESSOR)
Equipment Financing and Leasing.............................   $ 62.1      2.19%         $22.1       0.70%
Specialty Finance-commercial................................     11.7      0.84%          13.4       0.68%
Commercial Finance..........................................     16.6      0.80%          11.3       0.55%
                                                               ------                    -----
  Total Commercial Segments.................................     90.4      1.32%          46.8       0.62%
Specialty Finance-consumer..................................     13.4      1.70%          13.3       1.25%
                                                               ------                    -----
  Total.....................................................   $103.8      1.36%         $60.1       0.70%
                                                               ======                    =====

    The increased net charge-offs from the prior year, both in amount and percentage, resulted from general economic weakness that caused higher net charge-offs in virtually all of our business segments. The higher net charge-off percentages in relation to the prior year also reflect the $2.2 billion in receivables in liquidation status as of December 31, 2001, which include trucking, franchise, inventory finance, manufactured housing and recreational vehicle receivables. Net charge-offs, both in amount and as a percentage of average finance receivables, are shown for the liquidating and core portfolios for the quarter ended December 31, 2001 in the following table ($ in millions):

                                                                    QUARTER ENDED DECEMBER 31, 2001
                                                -----------------------------------------------------------------------
                                                       CORE                   LIQUIDATING                  TOTAL
                                                -------------------       -------------------       -------------------
Equipment Financing and Leasing...............   $26.4       1.05%         $35.7      11.24%         $ 62.1      2.19%
Specialty Finance--commercial.................     8.1       0.61%           3.6       5.37%           11.7      0.84%
Commercial Finance............................    16.6       0.80%            --         --            16.6      0.80%
                                                 -----                     -----                     ------
  Total Commercial Segments...................    51.1       0.79%          39.3      10.22%           90.4      1.32%
Specialty Finance--consumer...................     5.6       0.93%           7.8       4.35%           13.4      1.70%
                                                 -----                     -----                     ------
  Total.......................................   $56.7       0.80%         $47.1       8.36%         $103.8      1.36%
                                                 =====                     =====                     ======


    For the quarter ended December 31, 2001, total charge-offs were $103.8 million, 1.36% of average finance receivables, compared to $60.1 million, .70% of average finance receivables, in the prior year quarter. Net credit losses were $56.7 million, .80% of average finance receivables, for our ongoing lines of business and $47.1 million, 8.36% of average finance receivables, for the $2.2 billion of receivables in liquidation status.



    The liquidating portfolios at December 31, 2001, which include trucking, franchise (Equipment Financing and Leasing), inventory finance (Specialty Finance--commercial), manufactured housing and recreational vehicles (Specialty Finance--consumer), all experienced higher net charge-off experience than our ongoing, or "core," business operations. The higher loss rates on the liquidating receivables reflect both the effects of the economic recession and management's efforts to expedite portfolio liquidation, including the disposal of underlying collateral. We have ceased originating new receivables in these business lines and is collecting the remaining portfolio assets under their contractual terms.



    Our decision to cease the origination of new receivables in these business lines may negatively impact the realization of remaining portfolio receivables in certain markets, where dealers or distributors typically perform a role in the orderly disposal of underlying loan collateral. Management expects, based on current conditions, that the loss rates will continue at levels approximating recent experience through the third calendar quarter of 2002, before they begin to moderate.


    The reserve for credit losses increased to $472.1 million (1.62% of finance receivables) at December 31, 2001 as compared to $471.7 million (1.53% of finance receivables) at September 30,

2001 and $468.5 million (1.40% of finance receivables) at December 31, 2000. Although owned receivables declined by approximately $1.6 billion during the quarter ended December 31, 2001, the reserve was relatively unchanged in dollar amount, but increased significantly as a percentage of finance receivables due to continuing weak economic conditions.

    Our consolidated reserve for credit losses is periodically reviewed for adequacy considering economic conditions, collateral values and credit quality indicators, including charge-off experience and levels of past due loans and non-performing assets. It is management's judgment that the consolidated reserve for credit losses is adequate to provide for credit losses inherent in the portfolios. We review finance receivables periodically to determine the probability of loss, and record charge-offs after considering such factors as delinquencies, the financial condition of obligors, the value of underlying collateral, as well as third party credit enhancements such as guarantees and recourse from manufacturers. Charge-offs are recorded on consumer receivables and certain small ticket commercial finance receivables beginning at 180 days of contractual delinquency based upon historical loss severity. The consolidated reserve for credit losses is intended to provide for losses inherent in the portfolio, which requires the application of estimates and significant judgment as to the ultimate outcome of collection efforts and realization of collateral, among other things. Therefore, changes in economic conditions or other events affecting specific obligors or industries may necessitate additions or deductions to the consolidated reserve for credit losses.

OTHER REVENUE

    The components of other revenue are as follows ($ in millions):

                                                               QUARTER ENDED
                                                               DECEMBER 31,
                                                        ---------------------------
                                                           2001           2000
                                                        -----------   -------------
                                                        (SUCCESSOR)   (PREDECESSOR)
Fees and other income.................................    $170.0         $111.6
Factoring commissions.................................      38.3           38.8
Gains on securitizations..............................      28.0           40.6
Gains (losses) on venture capital investments.........       2.6           (6.1)
Gains on sales of leasing equipment...................       2.3           32.4
                                                          ------         ------
  Total...............................................    $241.2         $217.3
                                                          ======         ======

    Other revenue was $241.2 million for the quarter ended December 31, 2001, versus $217.3 million during the quarter ended December 31, 2000, as increased fees and other income, which includes miscellaneous fees, syndication fees and gains from receivable sales, more than offset lower equipment sale gains. The increase in fees and other income was broad based, including our Equipment Financing and Leasing, Commercial Finance and Specialty Finance segments. Revenues from our consumer whole loan sale operations were relatively unchanged year over year.

    Securitization gains for the quarter ended December 31, 2001 were $28.0 million, or 7.2% of pre-tax income on $1.2 billion of volume securitized, compared to $40.6 million or 15.5% of pre-tax income on $1.2 billion of volume in the prior year quarter. The lower gains compared to the 2000 quarter were primarily the result of product mix differences.

SALARIES AND GENERAL OPERATING EXPENSES

    Salaries and general operating expenses were $210.3 million for the quarter ended December 31, 2001, versus $259.3 million for the quarter ended
December 31, 2000. The decrease is due to corporate staff reductions, business restructurings, as well as the sale of certain international businesses to a non-U.S. subsidiary of Tyco on September 30, 2001. As a result, both the efficiency ratio and the ratio of salaries and general operating expenses to average managed assets ("AMA") improved in 2001 as set forth in the following table:

                                                               QUARTER ENDED
                                                               DECEMBER 31,
                                                        ---------------------------
                                                           2001           2000
                                                        -----------   -------------
                                                        (SUCCESSOR)   (PREDECESSOR)
Efficiency ratio(1)...................................     29.8%          42.7%
Salaries and general operating expenses as a percent
  of AMA(2)...........................................     1.84%          1.97%

------------------------------

(1) Efficiency ratio is the ratio of salaries and general operating expenses to operating margin excluding the provision for credit losses.

(2) "AMA" means average managed assets, which is average earning assets plus the average of finance receivables previously securitized and still managed by us.

    The improvement in the efficiency ratio in 2001 over 2000 is a result of strong margins and fee income and cost reductions. Management continues to target an efficiency ratio in the mid 30% area.

GOODWILL AND OTHER INTANGIBLE ASSETS AMORTIZATION

    As a result of the adoption of SFAS 142, there was no goodwill amortization for the quarter ended December 31, 2001, versus $22.5 million, before taxes, in the prior year quarter. Goodwill increased $287.6 million from September 30, 2001 to $6,857.1 million, reflecting valuation adjustments and liabilities recorded in conjunction with liquidation and restructuring activities as plans were finalized and approved, as well as adjustments to initial fair value estimates and purchase accounting reserves recorded related to the June 1, 2001 acquisition by Tyco.

INCOME TAXES

    The effective income tax rate was 38.0% during the quarter ended December 31, 2001, versus 37.9% during the quarter ended December 31, 2000.

FINANCING AND LEASING ASSETS

    Managed assets, comprised of financing and leasing assets and finance receivables previously securitized that we continue to manage, totaled
$47.1 billion at December 31, 2001, down from $49.0 billion at September 30, 2001, and $54.9 billion at December 31, 2000. Owned financing and leasing portfolio assets totaled $36.7 billion at December 31, 2001 compared to $38.9 billion at September 30, 2001 and $43.8 billion at December 31, 2000.

    The trend of declining asset levels reflects the following: (1) sales and liquidation of non-strategic assets; (2) the sale of approximately $1.8 billion of international assets to a subsidiary of Tyco at September 30, 2001; (3) the continued focus on managing down our leverage ratios; and (4) lower origination volume due to continued soft economic conditions coupled with the exit and/or liquidation of certain non-strategic businesses. During the quarter, we completed the sale of approximately $700 million in recreational vehicle receivables in the Specialty Finance--consumer segment, and the liquidation of several portfolios continued, including trucking, franchise, inventory financing, manufactured housing and recreational vehicles. The 15.7% decline in Commercial Services assets during the quarter reflected normal seasonal trends in factoring receivables. New origination volume (excluding factoring), although above the preceding quarter, remained below prior year levels by approximately 8%.

    The managed assets of our business segments and the corresponding strategic business units are presented in the following table ($ in millions):

                                                    DECEMBER 31,   SEPTEMBER 30,
                                                        2001           2001         CHANGE     PERCENT
                                                    ------------   -------------   ---------   --------
Equipment Financing...............................    $10,310.4      $11,063.7     $  (753.3)    (6.8)%
Capital Finance...................................      4,979.4        4,928.7          50.7      1.0%
                                                      ---------      ---------     ---------
Total Equipment Financing and Leasing Segment.....     15,289.8       15,992.4        (702.6)    (4.4)%
                                                      ---------      ---------     ---------
Specialty Finance:
  Commercial......................................      7,118.8        6,979.7         139.1      2.0%
  Consumer........................................      3,775.9        4,203.4        (427.5)   (10.2)%
                                                      ---------      ---------     ---------
Total Specialty Finance Segment...................     10,894.7       11,183.1        (288.4)    (2.6)%
                                                      ---------      ---------     ---------
Commercial Services...............................      4,300.8        5,099.4        (798.6)   (15.7)%
Business Credit...................................      3,541.0        3,544.9          (3.9)    (0.1)%
                                                      ---------      ---------     ---------
Total Commercial Finance Segment..................      7,841.8        8,644.3        (802.5)    (9.3)%
                                                      ---------      ---------     ---------
Structured Finance Segment........................      2,661.5        3,068.4        (406.9)   (13.3)%
                                                      ---------      ---------     ---------
TOTAL FINANCING AND LEASING PORTFOLIO ASSETS......     36,687.8       38,888.2      (2,200.4)    (5.7)%
Finance receivables previously securitized and
  still managed by us.............................     10,442.2       10,147.9         294.3      2.9%
                                                      ---------      ---------     ---------
TOTAL MANAGED ASSETS..............................    $47,130.0      $49,036.1     $(1,906.1)    (3.9)%
                                                      =========      =========     =========

    In addition on September 30, 2001, certain international subsidiaries of CIT, with financing and leasing assets of approximately $1.8 billion, were sold to an affiliate of Tyco. On February 11, 2002, CIT repurchased these international subsidiaries. The receivable from affiliate of $1.6 billion on the Consolidated Balance Sheet at December 31, 2001 has been satisfied.

PAST DUE AND NON-PERFORMING ASSETS

    The following table sets forth certain information concerning our past due (sixty days or more) and non-performing assets (finance receivables on non-accrual status and assets received in satisfaction of loans) and the related percentages of finance receivables at December 31, 2001 and September 30, 2001.

                                                          DECEMBER 31, 2001    SEPTEMBER 30, 2001
                                                         -------------------   -------------------
Finance receivables, past due 60 days or more:
  Equipment Financing and Leasing......................  $  471.8     4.36%    $  466.5     4.08%
  Specialty Finance-commercial.........................     213.8     3.90%       188.5     3.39%
  Commercial Finance...................................     197.7     2.52%       151.4     1.75%
  Structured Finance...................................      37.7     1.95%        38.3     1.83%
                                                         --------              --------
    Total Commercial...................................     921.0     3.53%       844.7     3.05%
  Specialty Finance-consumer...........................     183.1     5.88%       188.2     6.12%
                                                         --------              --------
    Total..............................................  $1,104.1     3.78%    $1,032.9     3.35%
                                                         ========              ========

Non-performing assets:
  Equipment Financing and Leasing......................  $  421.0     3.89%    $  457.3     4.00%
  Specialty Finance-commercial.........................     112.4     2.05%        87.0     1.57%
  Commercial Finance...................................     144.6     1.84%       105.6     1.22%
  Structured Finance...................................      92.2     4.76%       110.0     5.27%
                                                         --------              --------
    Total Commercial...................................     770.2     2.95%       759.9     2.74%
  Specialty Finance-consumer...........................     170.3     5.47%       169.4     5.51%
                                                         --------              --------
    Total..............................................  $  940.5     3.22%    $  929.3     3.02%
                                                         ========              ========

    Past due and non-performing assets increased as a percentage of finance receivables from September 30, 2001 as a result of weak economic conditions and the lower asset levels in the current quarter due to asset sales and liquidations. Commercial Finance past dues and non-performing assets increased due to continued weakness in the retail and manufacturing sectors.

CONCENTRATIONS

    Our ten largest financing and leasing asset accounts in the aggregate accounted for 4.1% of our total financing and leasing assets at December 31, 2001 (with the largest account representing less than 1%), all of which are commercial accounts secured by either equipment, accounts receivable or inventory.

    At December 31 and September 30, 2001, our managed asset geographic diversity did not differ significantly from our owned asset geographic diversity.

    Our financing and leasing asset portfolio in North America is diversified by region. At December 31, 2001, with the exception of California (11.5%), New York (9.2%), and Texas (7.7%), no state or province within any region represented more than 4.5% of owned financing and leasing assets. Our December 2001 managed and owned asset geographic composition did not significantly differ from our September 2001 managed and owned asset geographic composition.

    Financing and leasing assets to foreign obligors other than Canada totaled $3.1 billion at both December 31 and September 30, 2001. Our foreign exposure was geographically dispersed, with no other individual country exposure greater than 1.0% of financing and leasing assets at each period. On February 11, 2002, CIT repurchased certain international subsidiaries, previously sold to an affiliate of Tyco.

    At December 31, 2001, we had approximately $200 million of US Dollar-denominated loans and assets outstanding to customers located or doing business in Argentina. The Argentine government has recently instituted economic reforms, including the conversion of certain dollar-denominated loans into pesos. We are currently assessing the impact of these government actions on our US Dollar-denominated loans and assets and reserve for credit losses.

LIQUIDITY RISK MANAGEMENT

    Liquidity risk, which refers to our risk of being unable to meet potential cash outflows promptly and cost effectively is discussed more below under "Risk Management--LIQUIDITY RISK MANAGEMENT" included in "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures about Market Risk" for the fiscal year ended
September 30, 2001 and calendars years ended December 31, 2000 and 1999.

    As discussed in Note 9 to the interim financial statements for the quarter ended December 31, 2001, on February 5, 2002, we drew down our $8.5 billion unsecured bank credit facilities, which have historically been maintained as liquidity support for our commercial paper programs. The proceeds are being used to satisfy outstanding commercial paper obligations at the scheduled maturities. The facilities are revolving credit and floating-rate term bank loans. The maturities of the facilities are as follows: $4.0 billion in March 2002 (with a one year term-out option to convert the maturity to March 2003), $0.8 billion in April 2003 and $3.7 billion in March 2005. Weighted-average interest on the facilities is approximately LIBOR plus 31 basis points. We expect to return to the commercial paper market at some time in the future with a dealer-based program. This draw down followed Tyco's announcement of plans to separate into four independent public companies, as well as a similar draw down of bank lines by Tyco.

    Following the downgrade of Tyco, each of our ratings were downgraded by Standard & Poor's and Fitch, while Moody's confirmed our ratings, resulting in the ratings shown in the following table:

                                              AT DECEMBER 31, 2001     AT FEBRUARY 13, 2002
                                             ----------------------   ----------------------
                                             SHORT TERM   LONG TERM   SHORT TERM   LONG TERM
                                             ----------   ---------   ----------   ---------
Moody's....................................     P-1           A2         P-1           A2
Standard & Poor's..........................     A-1           A+         A-2           A-
Fitch......................................      F1           A+          F2           A-

------------------------

    THE SECURITY RATINGS STATED ABOVE ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND MAY BE SUBJECT TO REVISION OR WITHDRAWAL BY THE ASSIGNING RATING ORGANIZATION. EACH RATING SHOULD BE EVALUATED INDEPENDENTLY OF ANY OTHER RATING.

    On February 4, 2002, we announced that we are undertaking several initiatives to strengthen our financial position. These initiatives include: plans to establish new securitization facilities that provide access to approximately $3.0 billion of financing; plans to establish a dealer group for our commercial paper program; and plans to amend existing public debt indentures to limit or restrict intercompany transactions with Tyco, including prohibiting the extension of loans and payment of dividends. On February 20, 2002, CIT completed the establishment of a $1.2 billion conduit financing, and on March 4, 2002, CIT completed a $1.0 billion securitization facility backed by home equity loans. The facility will be used to support the planned securitization of approximately $1.8 billion of home equity loans over the next few months, and the proceeds will be used to repay a portion of CIT's term debt at its maturity. Both of these securitization facilities are described in "Recent Developments."

    The contractual maturities of our commercial paper and term debt from February 4, 2002 to September 30, 2002 is shown in the following table ($ in millions):

                                                                                                 JULY-
                                        FEBRUARY    MARCH      APRIL       MAY        JUNE     SEPTEMBER     TOTAL
                                        --------   --------   --------   --------   --------   ---------   ---------
Commercial paper maturities(1)........  $5,169.0   $2,777.0   $  471.0   $  154.0    $   --    $   32.0    $ 8,603.0
Term debt maturities..................     375.0      301.0    1,446.0    1,104.0     823.0     2,033.0      6,082.0
                                        --------   --------   --------   --------    ------    --------    ---------
    Totals............................  $5,544.0   $3,078.0   $1,917.0   $1,258.0    $823.0    $2,065.0    $14,685.0
                                        ========   ========   ========   ========    ======    ========    =========

------------------------------

(1)  Represents commercial paper, net of overnight deposits.

    Our short-term liquidity plan focuses on the funds required to meet scheduled maturities of commercial paper and term debt. While we expect to access the public debt markets, the plan assumes that commercial paper maturities will be substantially paid with the $8.5 billion in proceeds from the bank lines and that funds required to meet term debt maturities will be paid via securitizations, including existing commercial equipment vehicles and the additional $3.0 billion in facilities described above. Proceeds from paydowns on our existing receivables are expected to be used to fund new portfolio volume. We expect over time to have our ratings reviewed by the rating agencies to regain cost effective access to the public debt markets.

    From time to time, CIT files registration statements for debt securities which it may sell in the future. At February 10, 2002, we had $14.7 billion of registered, but unissued, debt securities available under a shelf registration statement and $9.6 billion of registered, but unissued, securities available under public shelf registration statements relating to our asset-backed securitization program.

    We expect our net finance income to decrease prospectively as a result of drawing down on bank credit facilities to repurchase outstanding commercial paper and increased costs of other alternative financing sources, as discussed above.

CAPITALIZATION

    The following table presents information regarding our capital structure ($ in millions):

                                                              DECEMBER 31, 2001   SEPTEMBER 30, 2001
                                                              -----------------   ------------------
Commercial paper............................................      $ 7,789.7            $ 8,621.5
Term debt...................................................       25,939.9             26,780.1
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely debentures
  of the Company ("Preferred Capital Securities")...........          259.0                260.0
Shareholder's equity(1).....................................       10,891.1             10,661.4
                                                                  ---------            ---------
Total capitalization........................................       44,879.7             46,323.0
Goodwill and other intangible assets........................       (6,857.1)            (6,569.5)
                                                                  ---------            ---------
Total tangible capitalization...............................      $38,022.6            $39,753.5
                                                                  =========            =========
Tangible shareholder's equity(1) and Preferred Capital
  Securities to managed assets..............................           9.11%                8.88%
Total debt (excluding overnight deposits) to tangible
  shareholder's equity(1) and Preferred Capital
  Securities................................................           7.71x                8.06x

------------------------------

(1) Shareholder's equity excludes Accumulated other comprehensive loss relating to derivative financial instruments and unrealized gains on equity and securitization investments.

    On January 22, 2002, Tyco announced a plan to separate into four independent, publicly-traded companies. Under the plan, shares of CIT common stock are expected to be distributed to Tyco shareholders in the second quarter of calendar 2002. However, Tyco will consider other options, including selling CIT.

    On February 5, 2002, we drew down on our $8.5 billion unsecured bank credit facilities. We are using the proceeds to satisfy our outstanding commercial paper obligations at the scheduled maturities.

    On February 11, 2002, we repurchased the international subsidiaries that we had previously sold to an affiliate of Tyco on September 30, 2001. In conjunction with this repurchase, the receivable of $1.6 billion with affiliates has been satisfied.

SECURITIZATION AND JOINT VENTURE ACTIVITIES

    We utilize joint ventures and special purpose entities (SPE's) in the normal course of business to execute securitization transactions and conduct business in key vendor relationships.

    Securitization Transactions--SPE's are used to achieve "true sale" and bankruptcy remote requirements for these transactions in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." Pools of assets are originated and sold to independent trusts (the SPE's), which in turn issue securities to investors solely backed by asset pools. Accordingly, CIT has no legal obligations to repay the investment certificates in the event of a default by the Trust. CIT retains the servicing rights and participates in certain cash flows of the pools. The present value of expected net cash flows that exceeds the estimated cost of servicing is recorded in other assets as a "retained interest." Assets securitized are shown in our managed assets and our capitalization ratios on managed assets.

    Joint Ventures--We utilize joint ventures to conduct financing activities with certain strategic vendor partners. Receivables are originated by the joint venture entity and purchased by CIT. These distinct legal entities are jointly owned by the vendor partner and CIT, and there is no third-party debt involved. These arrangements are accounted for on the equity method, with profits and losses distributed according to the joint venture agreement.

    Commitments and Contingencies--In the normal course of business, we grant commitments to extend additional financing and leasing asset credit and we have commitments to purchase commercial aircraft for lease to third parties. We also enter into various credit-related commitments, including letters of credit, acceptances and guarantees. These financial arrangements generate fees and involve, to varying degrees, elements of credit risk in excess of the amounts recognized on the Consolidated Balance Sheet. To minimize potential credit risk, we generally require collateral and other credit-related terms from the customer.

ACCOUNTING POLICIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to use judgment in making estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The following accounting policies include inherent risks and uncertainties related to judgments and assumptions made by management. Management's estimates are based on the relevant information available at the end of each period.

    Investments--Investments for which we do not have the ability to exercise significant influence and for which there is not a readily determinable market value are accounted for under the cost method. Management uses judgment in determining when an unrealized loss is deemed to be other than temporary, in which case such loss is charged to earnings.

    Charge-off of Finance Receivables--Finance receivables are reviewed periodically to determine the probability of loss. Charge-offs are taken after considering such factors as the borrower's financial condition and the value of underlying collateral and guarantees (including recourse to dealers and manufacturers).

    Impaired Loans--Loan impairment is defined as any shortfall between the estimated value and the recorded investment in the loan, with the estimated value determined using the fair value of the collateral, if the loan is collateral dependent, or the present value of expected future cash flows discounted at the loan's effective interest rate.

    Retained Interests in Securitizations--Significant financial assumptions, including loan pool credit losses, prepayment speeds and discount rates, are utilized to determine the fair values of retained interests, both at the date of the securitization and in the subsequent quarterly valuations of retained interests. Any resulting losses, representing the excess of carrying value over estimated fair value, are recorded in current earnings. However, unrealized gains are reflected in shareholder's equity as part of other comprehensive income, rather than in earnings.

    Lease Residual Values--Operating lease equipment is carried at cost less accumulated depreciation and is depreciated to estimated residual value using the straight-line method over the lease term or projected economic life of the asset. Direct financing leases are recorded at the aggregated future minimum lease payments plus estimated residual values less unearned finance income. Management performs periodic reviews of the estimated residual values, with impairment, other than temporary, recognized in the current period.

    Reserve for Credit Losses--The reserve for credit losses is periodically reviewed by management for adequacy considering economic conditions, collateral values and credit quality indicators, including historical and expected charge-off experience and levels of past-due loans and non-performing assets. Management uses judgment in determining the level of the consolidated reserve for credit losses and in evaluating the adequacy of the reserve.

    New Basis of Accounting--Our assets and liabilities at June 1, 2001 were adjusted to fair value. In conjunction with the "push-down" of goodwill by the parent, a new accounting basis was established for our assets and liabilities. We utilized third party experts to determine the fair value of certain of our assets and liabilities at June 1, 2001. Significant judgment was required in determining the fair values of our assets because most are not subject to fair value on an "exchange traded" or "quoted" basis. Our assets include leasing equipment and many different types of loans and leases. Further, certain business portfolios in which we decided to cease doing business were valued on a liquidating basis, which includes estimates of portfolio runoff, yield, expenses and credit experience.

STATISTICAL DATA

    The following table presents components of net income as a percent of AEA, along with other selected financial data ($ in millions):

                                                              QUARTER ENDED   QUARTER ENDED
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2001            2000
                                                              -------------   -------------
                                                               (SUCCESSOR)    (PREDECESSOR)
FINANCE INCOME..............................................        12.15%          13.35%
Interest expense............................................         3.91            6.26
                                                                ---------       ---------
  Net finance income........................................         8.24            7.09
Depreciation on operating lease equipment...................         3.03            3.34
                                                                ---------       ---------
  Net finance margin........................................         5.21            3.75
Provision for credit losses.................................         1.19            0.61
                                                                ---------       ---------
Net finance margin, after provision for credit losses.......         4.02            3.14
Other revenue...............................................         2.70            2.09
                                                                ---------       ---------
  OPERATING MARGIN..........................................         6.72            5.23
                                                                ---------       ---------
Salaries and general operating expenses.....................         2.36            2.49
Goodwill amortization.......................................           --            0.22
                                                                ---------       ---------
  OPERATING EXPENSES........................................         2.36            2.71
                                                                ---------       ---------
  Income before income taxes................................         4.36            2.52
Provision for income taxes..................................        (1.65)          (0.95)
Minority interest in subsidiary trust holding solely
  debentures of the Company.................................        (0.03)          (0.03)
                                                                ---------       ---------
  Net income................................................         2.68%           1.54%
                                                                =========       =========
Average earning assets......................................    $35,695.0       $41,669.0
                                                                =========       =========

ACCOUNTING PRONOUNCEMENTS

    In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. We are currently assessing the impact of this new standard.

    In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. We are currently assessing the impact of this new standard.

         FISCAL YEAR ENDED SEPTEMBER 30, 2001 AND CALENDAR YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

OVERVIEW

    In September 2001, we changed our fiscal year end from December 31 to September 30 to conform to Tyco's fiscal year end. References to fiscal 2001, 2000 and 1999 refer to the transitional nine-month period ended September 30, 2001 and calendar years ended December 31, 2000 and 1999, respectively.

    To assist in the comparability of our financial results and discussions, results of operations for the nine months ended September 30, 2001 include results for five months of the predecessor and four months of the successor and are designated as "combined." Further, in the discussions below, the results of operations for fiscal 2001 compare the nine months ended September 30, 2001 with the unaudited nine months ended September 30, 2000.

    The following table summarizes our net income and related data ($ in millions).

                                              NINE MONTHS ENDED                    YEARS ENDED
                                                SEPTEMBER 30,                     DECEMBER 31,
                                        ------------------------------       -----------------------
                                           2001              2000              2000           1999
                                        ----------       -------------       --------       --------
                                        (COMBINED)       (PREDECESSOR)            (PREDECESSOR)
Net income, before special charges....    $491.8             $451.5           $611.6         $389.4
Net income, after special charges.....    $333.8             $451.5           $611.6         $389.4
Return on average tangible
  shareholder's equity, before special
  charges.............................      15.8%              15.9%            16.0%          14.2%
Return on average tangible
  shareholder's equity, after special
  charges.............................      10.8%              15.9%            16.0%          14.2%
Return on average earning assets
  ("AEA"), before special charges.....      1.62%              1.50%            1.50%          1.52%
Return on AEA, after special
  charges.............................      1.10%              1.50%            1.50%          1.52%

    The return on average tangible shareholder's equity before special charges declined slightly in 2001 to 15.8% due to de-leveraging the balance sheet (decreasing the debt to equity ratio). However, the return on AEA before special charges improved to 1.62% in connection with management's actions to sell or liquidate non-strategic and low return assets, improve pricing and control expenses.

    Net income for the nine months ended September 30, 2001 included a special charge of $221.6 million ($158.0 million after-tax) consisting of the following: provision of $89.5 million for certain non-strategic and under-performing equipment leasing and loan portfolios, primarily in the telecommunications industry, of which the Company expects to dispose; write-downs of $78.1 million for certain equity investments in the telecommunications industry and e-commerce markets of which the Company expects to dispose; and acquisition-related transaction costs of $54.0 million incurred by the Company prior to and in connection with its acquisition by Tyco. The $78.1 million special write-down is netted in other revenue in the Consolidated Statement of Income for the period January 1, 2001 through June 1, 2001 (predecessor) and the impairment of portfolio assets of $89.5 million is included in the provision for credit losses in such statement. The impairment and valuation charges above relate to loans, leases and investments that are being liquidated. Collection efforts continue with respect to such loans and leases.

    Managed assets totaled $49.0 billion at September 30, 2001, $54.9 billion at December 31, 2000, and $51.4 billion at December 31, 1999, while financing and leasing portfolio assets totaled $38.9 billion, $43.8 billion and $40.4 billion at September 30, 2001, December 31, 2000 and 1999, respectively. The decreases in both managed and portfolio assets during fiscal 2001 reflect the sale, liquidation or placing in liquidation of approximately $7.0 billion in non-strategic assets, including the $700 million sale of recreation vehicle finance receivables in October 2001. This decrease also reflects the transfer of certain international subsidiaries, with assets of approximately $1.8 billion, to an affiliate of Tyco on September 30, 2001. The 2001 trends also reflect declines in origination volume in 2001 due to exiting non-strategic businesses, stricter pricing discipline in certain markets and slower economic conditions. The volume declines were experienced in most of our businesses in 2001, with the exception of Commercial Finance and the home equity business within Specialty Finance. The increases in both managed and portfolio assets in 2000 over 1999 reflected increased volume of originations across all business segments, partially offset by the sale of over $1.0 billion of non-strategic assets during fiscal 2000. See "Financing and Leasing Assets" for additional information.

NET FINANCE MARGIN

    A comparison of finance income and net finance margin for 2001, 2000 and 1999 is set forth below ($ in millions).

                                               NINE MONTHS ENDED             YEARS ENDED
                                                 SEPTEMBER 30,              DECEMBER 31,
                                           --------------------------   ---------------------
                                              2001          2000          2000        1999
                                           ----------   -------------   ---------   ---------
                                           (COMBINED)   (PREDECESSOR)       (PREDECESSOR)
Finance income...........................  $ 3,975.3      $ 3,857.2     $ 5,248.4   $ 2,565.9
Interest expense.........................    1,619.8        1,845.5       2,497.7     1,293.4
                                           ---------      ---------     ---------   ---------
  Net finance income.....................    2,355.5        2,011.7       2,750.7     1,272.5
Depreciation on operating lease
  equipment..............................    1,036.7          932.9       1,281.3       355.1
                                           ---------      ---------     ---------   ---------
  Net finance margin.....................  $ 1,318.8      $ 1,078.8     $ 1,469.4   $   917.4
                                           =========      =========     =========   =========
Average earning assets ("AEA")...........  $40,442.0      $40,267.4     $40,682.5   $25,583.0

As a % of AEA:
Finance income...........................      12.93%         12.56%        12.69%       9.88%
Interest expense.........................       5.17           5.90          5.92        4.91
                                           ---------      ---------     ---------   ---------
  Net finance income.....................       7.76           6.66          6.77        4.97
Depreciation on operating lease
  equipment..............................       3.42           3.09          3.16        1.38
                                           ---------      ---------     ---------   ---------
Net finance margin as a % of AEA.........       4.34%          3.57%         3.61%       3.59%
                                           =========      =========     =========   =========

    Net finance margin was $1,318.8 million and $1,078.8 million for the nine months ended September 30, 2001 and 2000 and $1,469.4 million and $917.4 million for the years ended December 31, 2000 and 1999, respectively. The 2001 results reflect comparable asset levels to 2000 and stable yields, coupled with lower interest expense. As a percentage of AEA, net finance margin was 4.34% and 3.57% for the nine months ended September 30, 2001 and 2000 and 3.61% and 3.59% for the years ended December 31, 2000 and 1999, respectively. Net finance income as a percentage of AEA was essentially flat with 2000 (excluding higher operating lease rentals, which were offset by higher depreciation expense), reflecting the disposition of non-strategic and lower margin businesses, the lower 2001 interest rate environment and the impact of the new basis method of accounting to reflect market interest rates at the time of the acquisition. Net finance margin as a percentage of AEA increased slightly in 2000 from 1999, as wider margins in our businesses acquired in 1999 more than offset the impact of the continued growth in operating leases. The operating leasing business, which generally has lower initial net finance margins than finance receivables, also generates equipment gains, renewal revenues and tax depreciation benefits. The increase in AEA from 1999 to 2000 resulted from the 1999 acquisitions, most notably Newcourt Credit Group Inc. ("Newcourt") in November 1999.

    Finance income was $3,975.3 million and $3,857.2 million for the nine months ended September 30, 2001 and 2000, and $5,248.4 million and $2,565.9 million for the years ended December 31, 2000 and 1999, respectively. As a percentage of AEA, finance income (excluding interest income related to short-term interest-bearing deposits) was 12.93% and 12.56% for the nine months ended September 30, 2001 and 2000 and, 12.69% and 9.88% for the years ended December 31, 2000 and 1999, respectively. Although market interest rates were rising in 2000 and declining in 2001, the yield trend primarily reflects changes in product mix due to acquisitions and the sale or liquidation of non-strategic, lower yielding assets, as described above.

    Interest expense was $1,619.8 million and $1,845.5 million for the nine months ended September 30, 2001 and 2000 and $2,497.7 million and $1,293.4 million for the years ended December 31, 2000 and 1999, respectively. As a percentage of AEA, interest expense (excluding interest related to short-term interest-bearing deposits and dividends related to preferred capital securities) was 5.17% and 5.90% for the nine months ended September 30, 2001 and 2000 and 5.92% and 4.91% for the years ended December 31, 2000 and 1999, reflecting a declining interest rate environment in 2001, in contrast to the rising interest rate environment throughout most of 2000. In addition, interest expense during 2001 reflects lower market interest rates at the time of the Tyco acquisition. We seek to mitigate interest rate risk by matching the repricing characteristics of our assets with our liabilities, which is in part done through portfolio management and the use of derivative financial instruments, principally interest rate swaps. For further discussion, see "Risk Management."

    The operating lease equipment portfolio was $5.6 billion at September 30, 2001 versus $7.2 billion and $6.1 billion at December 31, 2000 and December 31, 1999, respectively. The reduction during 2001 is due to $0.8 billion of international operating leases transferred at September 30, 2001 in the previously mentioned transaction with another wholly-owned subsidiary of Tyco, a $0.4 billion rail sale-leaseback transaction, as well as declining balances in various small ticket portfolios. As a percentage of average operating leases, depreciation was 19.5% and 20.8% for the nine months ended September 30, 2001 and 2000 versus 19.5% and 9.5% for the years ended 2000 and 1999, respectively. The increase in 2000 over 1999 reflects the full year impact of acquired assets, which included smaller ticket and shorter term leases.

OTHER REVENUE

    We continue to emphasize growth and diversification of other "non-spread" revenues to improve our overall profitability. Excluding special charges, annualized other revenue as a percentage of AEA was 2.15% and 2.30% for the nine months ended September 30, 2001 and 2000 and 2.24% and 1.37% for the years ended December 31, 2000 and 1999, respectively. The special charges were write-downs for other than temporary impairment of certain equity investments in the telecommunications industry and e-commerce markets recognized during the quarter ended June 30, 2001. The components of other revenue are set forth in the following table ($ in millions).

                                                    NINE MONTHS ENDED            YEARS ENDED
                                                      SEPTEMBER 30,             DECEMBER 31,
                                                --------------------------   -------------------
                                                   2001          2000          2000       1999
                                                ----------   -------------   --------   --------
                                                (COMBINED)   (PREDECESSOR)      (PREDECESSOR)
Fees and other income.........................    $387.2        $369.3        $480.9     $161.0
Factoring commissions.........................     111.9         115.9         154.7      118.7
Gains on securitizations......................      97.7          68.9         109.5       14.7
Gains on sales of leasing equipment...........      47.9          80.8         113.2       56.4
Gains on venture capital investments..........       6.0          59.8          53.7         --
Special charges...............................     (78.1)           --            --         --
                                                  ------        ------        ------     ------
  Total.......................................    $572.6        $694.7        $912.0     $350.8
                                                  ======        ======        ======     ======

    Included in fees and other income are miscellaneous fees, syndication fees and gains from receivable sales. Receivable sales, which are primarily in our Specialty Finance--consumer business, are a part of our origination and whole loan sale strategy. Gains on equipment sales decreased in 2001 due to the impact of push-down accounting during the successor period, while weaker economic conditions during 2001 resulted in significantly reduced venture capital gains compared to 2000. The gains on securitizations reflect both the volume and product mix of assets securitized. The volume securitized for the nine months ended September 30, 2001 was $3.3 billion as compared to $2.9 billion for the nine months ended
September 30, 2000 and $4.1 billion and $1.5 billion for the years ended December 31, 2000 and 1999, respectively.

SALARIES AND GENERAL OPERATING EXPENSES

    Salaries and general operating expenses were $784.9 million, or 2.07% of average managed assets and $775.9 million (2.03%), for the nine months ended September 30, 2001 and 2000, and $1,035.2 million (2.01%) and $516.0 million
(1.75%) for the years ended December 31, 2000 and 1999, respectively. Expenses were up significantly in 2000 from the prior year due to the 1999 acquisitions, with the largest portion of this increase in employee costs and facilities expenses. The November 1999 acquisition of Newcourt Credit Group Inc., in particular increased both absolute expense levels and ratios, as Newcourt had historically higher expense levels than us.

    Further, in conjunction with our integration into Tyco, we accrued
$45.8 million of purchase accounting reserves for workforce reductions and business exit plans which had been initiated as of September 30, 2001. In accordance with accounting rules for purchase business combinations these integration costs are not charged against current earnings but are treated as additional purchase price consideration and have the effect of increasing the amount of goodwill recorded in connection with the acquisition. These plans include the termination of approximately 670 corporate and administrative employees in North America, of which 408 had been terminated as of or prior to September 30, 2001. We do not separately track the impact on financial results of the workforce reduction and integration programs. However, we estimate that our overall cost structure had been reduced by approximately $50 million on an annualized basis as of September 30, 2001 due to the impact of these actions. Personnel decreased to approximately 6,200 at September 30, 2001 from 7,355 and 8,255 at December 31, 2000 and 1999, respectively. The number of employees at September 30, 2001 excludes approximately 635 employees from subsidiaries transferred to another Tyco subsidiary.

    We manage expenditures using a comprehensive budgetary process. Expenses are monitored closely by business unit management and are reviewed monthly with our senior management. To ensure overall project cost control, an approval and review procedure is in place for major capital expenditures, such as computer equipment and software, including post-implementation evaluations.

    The efficiency ratio and the ratio of salaries and general operating expenses to AMA are two metrics that management uses to monitor productivity. AMA is comprised of average earning assets plus the average of finance receivables previously securitized and still managed by us. These ratios exclude special charges and goodwill amortization and are set forth in the following table.

                                                   NINE MONTHS ENDED                    YEARS ENDED
                                                     SEPTEMBER 30,                     DECEMBER 31,
                                             ------------------------------       -----------------------
                                                2001              2000              2000           1999
                                             ----------       -------------       --------       --------
                                             (COMBINED)       (PREDECESSOR)            (PREDECESSOR)
Efficiency ratio...........................     40.2%             44.1%             43.8%          41.3%
Salaries and general operating expenses
  as a percentage of AMA...................     2.07%             2.03%             2.01%          1.75%

    The lower efficiency (higher ratio) in 2000 reflects the impact of the Newcourt acquisition, as Newcourt's efficiency ratio was historically significantly higher than ours. While the efficiency ratio improved in 2001 compared to 2000 because of integration cost savings and efficiency enhancements implemented during the last two quarters of fiscal 2001, it remains above management's target ratio. The previously mentioned integration cost savings and efficiency enhancements are expected to improve both ratios prospectively.

GOODWILL AND OTHER INTANGIBLE ASSETS AMORTIZATION

    Goodwill and other intangible assets amortization was $97.6 million and $63.8 million for the nine months ended September 30, 2001 and 2000, versus $86.3 million and $25.7 million for the years ended December 31, 2000 and 1999, respectively. The 2001 increase reflects the pushdown of Tyco's purchase price and other fair value adjustments, while the 2000 increase resulted from the full year impact of 1999 purchase acquisitions. Goodwill and other intangible assets were amortized from the acquisition date on a straight-line basis over the lives of the underlying identifiable assets, which range from 5 to 40 years. In accordance with recently adopted accounting rule changes, goodwill will no longer be amortized beginning with our 2002 fiscal year. See ACCOUNTING PRONOUNCEMENTS within Note 1 to our Consolidated Financial Statements for a discussion of these accounting rule changes.

PROVISION AND RESERVE FOR CREDIT LOSSES/CREDIT QUALITY

    The provision for credit losses was $332.5 million and $191.4 million for the nine months ended September 30, 2001 and 2000 and $255.2 million and $110.3 million for the years ended December 31, 2000 and 1999, respectively. The 2001 provision includes a provision for credit losses of $89.5 million relating to the impairment of certain non-strategic and under-performing equipment leasing and loan portfolios of which the Company expects to dispose, primarily in the Structured Finance telecommunications portfolio. Such under-performing loans and leases are being liquidated, as collection efforts continue.

    Net charge-offs, including special charges, were $291.8 million and $175.5 million for the nine months ended September 30, 2001 and 2000 and $235.6 million and $95.0 million for the years ended December 31, 2000 and 1999, respectively. Excluding special charges, 2001 charge-offs were $212.3 million.

    During 2001, we transferred financing and leasing assets between Equipment Financing and Leasing and Specialty Finance-commercial. Prior year data have not been restated in the tables covering charge-offs, past due and non-performing assets, and financing and leasing assets.

    Our provision for credit losses and reserve for credit losses is presented in the following table ($ in millions).

                                                                 FOR THE PERIOD ENDED
                                              ----------------------------------------------------------
                                              SEPTEMBER 30, 2001   DECEMBER 31, 2000   DECEMBER 31, 1999
                                              ------------------   -----------------   -----------------
                                                  (COMBINED)                   (PREDECESSOR)
Balance beginning of period.................        $468.5              $446.9              $263.7
Provision for credit losses.................         243.0               255.2               110.3
Special impairment of portfolio assets......          89.5                  --                  --
Reserves relating to dispositions,
  acquisitions, other.......................         (37.5)                2.0               167.9
                                                    ------              ------              ------
  Additions to reserve for credit losses....         295.0               257.2               278.2
Net credit losses:
Equipment Financing and Leasing.............          82.8               102.9                16.7
Specialty Finance--commercial...............          57.0                31.7                  --
Commercial Finance..........................          38.9                46.2                29.0
Structured Finance..........................          64.8                 0.4                  --
Specialty Finance--consumer.................          48.3                54.4                49.3
                                                    ------              ------              ------
  Total net credit losses...................         291.8               235.6                95.0
                                                    ------              ------              ------
Balance end of period.......................        $471.7              $468.5              $446.9
                                                    ======              ======              ======
Reserve for credit losses as a percentage of
  finance receivables.......................          1.53%               1.40%               1.44%

    The following table presents our net charge-off experience by business segment, excluding 2001 charge-offs for special impairment of portfolio assets. Charge-offs are presented in amount and as a percentage of average finance receivables ($ in millions).

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                         YEARS ENDED DECEMBER 31,
                                       -----------------------------------------   -----------------------------------------
                                              2001                  2000                  2000                  1999
                                       -------------------   -------------------   -------------------   -------------------
                                           (COMBINED)           (PREDECESSOR)                    (PREDECESSOR)
Equipment Financing and Leasing......   $ 82.8      0.91%     $ 78.5      0.72%     $102.9      0.71%     $16.7       0.16%
Specialty Finance--commercial........     57.0      1.11        20.7      0.48        31.7      0.54         --         --
Commercial Finance...................     24.7      0.42        34.8      0.62        46.2      0.60       29.0       0.47
Structured Finance...................      4.0      0.27         0.4      0.05         0.4      0.03         --         --
                                        ------                ------                ------                -----
  Total Commercial Segments..........    168.5      0.78       134.4      0.62       181.2      0.62       45.7       0.25
Specialty Finance--consumer..........     43.8      1.56        41.1      1.34        54.4      1.32       49.3       1.19
                                        ------                ------                ------                -----
  Total..............................   $212.3      0.87      $175.5      0.71      $235.6      0.71      $95.0       0.42
                                        ======                ======                ======                =====

    The increase in commercial net charge-offs during 2001, excluding special charges, reflects higher charge-offs across a wide number of industries, including trucking, construction and technology as the economy slowed and non-performing assets increased. The higher net 2001 charge-off ratio of 1.11% for Specialty Finance--commercial reflects the transfer of the former Vendor Technology business into this segment and was driven largely by higher charge-offs in Europe, Latin America and the Asia-Pacific region. The higher 2000 net charge-offs in Commercial Finance primarily reflect one food wholesaler account charged-off in 2000. The higher consumer loss ratios are predominantly driven by the manufactured housing portfolio.

    Our consolidated reserve for credit losses increased to $471.7 million (1.53% of finance receivables) at September 30, 2001 from $468.5 million (1.40%) at December 31, 2000 and from $446.9 million (1.44%) at December 31, 1999. The recorded provisions exceeded charge-offs (excluding special charges) by $30.7 million, $19.6 million and $15.3 million during the nine months ended September 30, 2001, and for each of the years ended December 31, 2000 and 1999, respectively. The increase in the 2001 ratio of reserve to receivables from the preceding two years is commensurate with management's assessment of the relative risk of loss in the portfolio in light of weakening 2001 economic fundamentals and higher past due loans. The decrease in the ratio from 1999 to 2000 reflects product mix changes, as well as the implementation of our credit standards in the acquired Newcourt portfolios.

PAST DUE AND NON-PERFORMING ASSETS

    The following table sets forth certain information concerning our past due (sixty days or more) and non-performing assets (and the related percentages of finance receivables) at September 30, 2001, December 31, 2000 and December 31, 1999 ($ in millions). Non-performing assets reflect both finance receivables on non-accrual status (primarily loans that are ninety days or more delinquent) and assets received in satisfaction of loans.

                                                                                             AT DECEMBER 31,
                                                   AT SEPTEMBER 30,         --------------------------------------------------
                                                         2001                        2000                        1999
                                                ----------------------      ----------------------      ----------------------
                                                     (SUCCESSOR)                              (PREDECESSOR)
Finance receivables, past due 60 days or
  more:
  Equipment Financing and Leasing.........      $  466.5        4.08%        $399.8         2.88%        $209.6         1.93%
  Specialty Finance--commercial...........         188.5        3.39          184.9         3.07          314.9         4.16
  Commercial Finance......................         151.4        1.75          107.9         1.40           64.0         0.91
  Structured Finance......................          38.3        1.83           96.2         5.59           61.5         4.12
                                                --------                     ------                      ------
    Total Commercial Segments.............         844.7        3.05          788.8         2.69          650.0         2.42
  Specialty Finance--consumer.............         188.2        6.12          211.1         5.03          189.1(1)      4.62(1)
                                                --------                     ------                      ------
    Total.................................      $1,032.9        3.35         $999.9         2.98         $839.1         2.71
                                                ========                     ======                      ======
Non-performing assets:
  Equipment Financing and Leasing.........      $  457.3        4.00%        $351.0         2.53%        $139.9         1.29%
  Specialty Finance--commercial...........          87.0        1.57           93.9         1.56          247.9         3.27
  Commercial Finance......................         105.6        1.22           65.3         0.85           27.6         0.39
  Structured Finance......................         110.0        5.27          118.6         6.90           61.5         4.12
                                                --------                     ------                      ------
    Total Commercial Segments.............         759.9        2.74          628.8         2.15          476.9         1.77
  Specialty Finance--consumer.............         169.4        5.51          199.3         4.75          158.5(1)      3.87(1)
                                                --------                     ------                      ------
    Total.................................      $  929.3        3.02         $828.1         2.47         $635.4         2.05
                                                ========                     ======                      ======

------------------------------

(1) For these calculations, certain finance receivables held for sale and the associated past due and non-performing balances are included.

    The broad-based economic slowdown in 2001, led by sharp downturns in telecommunications and technology, led to increases in both past due loans and non-performing assets. The increase in commercial past due loans and non-performing assets included trucking, construction, retail and technology, as well as manufacturing-steel and machine tools. In Specialty Finance--consumer, past due and non-performing loans declined in 2001. However, the corresponding 2001 percentage of past due loans to finance receivables increased due to significant sales and liquidation of non-strategic receivables.

INCOME TAXES

    The provision for income taxes, excluding special charges, totaled
$343.7 million and $281.9 million for the nine months ended September 30, 2001 and 2000, and $373.9 million and $207.6 million for the years ended
December 31, 2000 and 1999, respectively. The effective income tax rate, excluding special charges, was 40.7% and 37.9% for the nine months ended September 30, 2001 and 2000 and 37.9% and 34.8% for the years ended
December 31, 2000 and 1999. The increases in both years were primarily the result of increased non-deductible goodwill amortization, resulting from our acquisition by Tyco in 2001 and our acquisition of Newcourt in November 1999.

RESULTS BY BUSINESS SEGMENT

    The tables that follow summarize selected financial information by business segment, based upon a fixed leverage ratio across business units and the allocation of most corporate expenses.

    With the exception of Structured Finance, all business segments reported improved earnings in 2001 as a percentage of AEA compared to 2000. The 2001 returns in Equipment Financing and Leasing and Specialty Finance were driven predominantly by stronger margins and other revenue, while the Specialty Finance trends also reflect the transfer of the higher return Vendor Technology business into this segment and the exiting of non-strategic lower-return businesses as described in "Financing and Leasing Assets." The Commercial Finance improvement from 2000 was primarily the result of strong results in factoring. The lower Structured Finance income in 2001 resulted primarily from significantly lower venture capital gains. The three-year Corporate trends are primarily the result of goodwill amortization and other purchase accounting adjustments, as well as the differences between the fixed segment leverage ratios and actual consolidated tangible equity ratios. The Equipment Financing and Leasing net income as a percentage of AEA dropped from 1999 to 2000, as the relative interest margin and other revenue improvements fell short of credit provision and operating expense increases.

                                                                 NET INCOME
                                     ------------------------------------------------------------------
                                            NINE MONTHS ENDED                        YEARS ENDED
                                              SEPTEMBER 30,                         DECEMBER 31,
                                     --------------------------------         -------------------------
                                        2001                2000                2000             1999
                                     ----------         -------------         --------         --------
($ IN MILLIONS)                      (COMBINED)         (PREDECESSOR)               (PREDECESSOR)
Equipment Financing and Leasing....    $ 215.1             $200.4              $287.8           $231.5
Specialty Finance..................      196.7              161.8               222.2             67.5
Commercial Finance.................      134.8              117.8               161.8            141.4
Structured Finance.................       36.9               84.4                89.6               --(1)
                                       -------             ------              ------           ------
  Total Segments...................      583.5              564.4               761.4            440.4
Corporate..........................      (91.7)            (112.9)             (149.8)           (51.0)
Special charges....................     (158.0)                --                  --               --
                                       -------             ------              ------           ------
  Total............................    $ 333.8             $451.5              $611.6           $389.4
                                       =======             ======              ======           ======

                                                               RETURN ON AEA
                                     ------------------------------------------------------------------
                                            NINE MONTHS ENDED                        YEARS ENDED
                                              SEPTEMBER 30,                         DECEMBER 31,
                                     --------------------------------         -------------------------
                                        2001                2000                2000             1999
                                     ----------         -------------         --------         --------
                                     (COMBINED)         (PREDECESSOR)               (PREDECESSOR)
Equipment Financing and Leasing....       1.64%              1.33%               1.42%            1.65%
Specialty Finance..................       1.83               1.69                1.73             1.23
Commercial Finance.................       3.14               2.99                3.03             3.35
Structured Finance.................       1.69               5.25                4.04               --(1)
  Total Segments...................       1.92               1.87                1.87             1.72
Corporate and special charges......      (0.82)             (0.37)              (0.37)           (0.20)
  Total............................       1.10               1.50                1.50             1.52

       -------------------------------------

     (1) Structured Finance results were combined with Specialty Finance for 1999 reporting.

FINANCING AND LEASING ASSETS

    Managed assets, comprised of financing and leasing assets and finance receivables previously securitized that we continue to manage, totaled
$49.0 billion at September 30, 2001, versus $54.9 billion at December 31, 2000 and $51.4 billion at December 31, 1999. Owned financing and leasing portfolio assets totaled $38.9 billion at September 30, 2001, compared to $43.8 billion and $40.4 billion at December 31, 2000 and 1999, respectively.

    The lower asset levels at September 30, 2001 reflect the disposition of non-strategic businesses and our focus on managing down our leverage ratios, coupled with disciplined pricing and a lower level of originations. We had substantially concluded the deleveraging of the balance sheet at September 30, 2001. During the nine months ended September 30, 2001, we sold the United Kingdom dealer business, substantially all of our manufactured housing portfolio and certain other assets. We have exited the recreational vehicle and owner-operator trucking origination markets and placed the existing portfolios in liquidation status during the nine months ended September 30, 2001. During fiscal 2001, we sold, liquidated or placed in liquidation status approximately $6.3 billion of managed assets, including a total of approximately $4.3 billion of owned assets. In October 2001, we sold an additional $700 million of recreational vehicle finance receivables. Also, the asset comparisons reflect the transfer of approximately $1.8 billion in financing and leasing assets (primarily Specialty Finance--commercial) to a subsidiary of Tyco on September 30, 2001. The increase in Commercial Services assets reflects short-term, seasonal calendar third quarter growth. Additionally, the trends by business unit reflect the transfer of selected commercial assets to Equipment Financing from Specialty Finance in 2000 and selected commercial assets from Equipment Finance to Specialty Finance in 2001.

    The managed assets of our business segments and the corresponding strategic business units are presented in the following table ($ in millions).

                                                                                            PERCENT CHANGE
                                                                                          -------------------
                                          SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,    2000 TO    1999 TO
                                              2001            2000            1999          2001       2000
                                          -------------   -------------   -------------   --------   --------
                                           (SUCCESSOR)    (PREDECESSOR)   (PREDECESSOR)
Equipment Financing.....................    $11,063.7        $14,434.4       $11,965.5     (23.4)%     20.6%
Capital Finance.........................      4,928.7          5,643.6         5,051.2     (12.7)      11.7
                                            ---------        ---------       ---------
Total Equipment Financing and Leasing
  Segment...............................     15,992.4         20,078.0        17,016.7     (20.3)      18.0
                                            ---------        ---------       ---------
Specialty Finance:
  Commercial............................      6,979.7          8,121.0         9,597.7     (14.1)     (15.4)
  Consumer..............................      4,203.4          5,200.0         4,706.3     (19.2)      10.5
                                            ---------        ---------       ---------
Total Specialty Finance Segment.........     11,183.1         13,321.0        14,304.0     (16.0)      (6.9)
                                            ---------        ---------       ---------
Commercial Services.....................      5,099.4          4,277.9         4,165.1      19.2        2.7
Business Credit.........................      3,544.9          3,415.8         2,837.0       3.8       20.4
                                            ---------        ---------       ---------
Total Commercial Finance Segment........      8,644.3          7,693.7         7,002.1      12.4        9.9
                                            ---------        ---------       ---------
Structured Finance Segment..............      3,068.4          2,691.9         2,071.2      14.0       30.0
                                            ---------        ---------       ---------
TOTAL FINANCING AND LEASING PORTFOLIO
  ASSETS................................     38,888.2         43,784.6        40,394.0     (11.2)       8.4
Finance receivables previously
  securitized and still managed by
  us:...................................     10,147.9         11,116.3        11,039.3      (8.7)       0.7
                                            ---------        ---------       ---------
TOTAL MANAGED ASSETS....................    $49,036.1        $54,900.9       $51,433.3     (10.7)       6.7
                                            =========        =========       =========

    During 2001, we entered into an agreement with The Boeing Company to purchase 25 aircraft for approximately $1.3 billion, with options to purchase an additional five units. Deliveries were scheduled to take place from 2003 through 2005. Previously, we entered into agreements with both Airbus Industrie and The Boeing Company to purchase a total of 88 aircraft (at an estimated cost of approximately $5 billion), with options to acquire additional units, and with the flexibility to delay or terminate certain positions. Deliveries of these new aircraft were scheduled to take place over a five-year period, which started in the fourth quarter of calendar year 2000 and runs through 2005. As of September 30, 2001, nine aircraft had been delivered. Outstanding commitments to purchase aircraft, rail and other equipment to be placed on operating lease totaled approximately $5.3 billion at September 30, 2001. A total of $876.7 million relates to fiscal 2002, of which $815.7 million had agreements in place to lease to third parties as of September 30, 2001.

    Management strives to maximize the profitability of the lease equipment portfolio by balancing equipment utilization levels with market rental rates and lease term. Substantially all equipment was subject to lease agreements throughout 2001, 2000 and 1999. Equipment (predominately rail) not subject to lease agreements were $247.2 million, $351.0 million and $235.9 million at September 30, 2001, December 31, 2000 and December 31, 1999, respectively. The current downturn in the commercial airline industry and the slower economy could adversely impact both rental and utilization rates going forward.

CONCENTRATIONS

    Our ten largest financing and leasing asset accounts in the aggregate represented 3.8% of our total financing and leasing assets at September 30, 2001 (with the largest account representing less than 1%) and 3.9% at December 31, 2000. All ten accounts were commercial accounts and were secured by either equipment, accounts receivable or inventory.

GEOGRAPHIC COMPOSITION

    At September 30, 2001 and December 31, 2000, our managed asset geographic diversity did not differ significantly from our owned asset geographic composition.

    Our financing and leasing asset portfolio in North America was diversified by region. At September 30, 2001, with the exception of California (10.9%), New York (9.2%) and Texas (8.0%), no state or province within any region represented more than 4.5% of owned financing and leasing assets. Our
December 1999 managed and owned asset geographic composition did not significantly differ from our December 2000 managed and owned asset geographic composition.

    At September 30, 2001, financing and leasing assets to other foreign obligors totaled $3.1 billion. Our foreign exposure was geographically dispersed, with no individual country exposure greater than 1.0% of financing and leasing assets. The reduction in foreign financing and leasing assets reflects the transfer of $1.8 billion in certain international assets to a subsidiary of Tyco on September 30, 2001.

    At December 31, 2000, financing and leasing assets to other foreign obligors totaled $5.1 billion. The largest foreign exposures were to England, $1.2 billion (2.8% of financing and leasing assets) and Australia, $399.6 million (0.9%). Our remaining foreign exposure was geographically dispersed, with no other individual country exposure greater than 0.8% of financing and leasing assets.

INDUSTRY COMPOSITION

    At September 30, 2001, our aerospace portfolio consisted of approximately 300 aircraft, with an average age of approximately nine years. The portfolio was spread over approximately 100 accounts, with the majority (approximately 200 aircraft in the Capital Finance business unit) with major carriers. Of the 200 aircraft in the Capital Finance business unit, all complied with stage III noise regulations, and approximately 65% were narrow body. The remaining 100 aircraft in the aerospace portfolio were with regional carriers in the Structured Finance segment and were not subject to these noise regulations. The portfolio was geographically diversified at September 30, 2001 with approximately 35% of the fleet operating with carriers in North America, 35% in Europe, 20% in Asia-Pacific and the remaining 10% primarily in Latin America, the Middle East and Africa.

    Our telecommunications portfolio is included in "Communications" in the industry composition table included in the Notes to the Consolidated Financial Statements. This portfolio is included in our Structured Finance segment and totals approximately $595.2 million at September 30, 2001, comprising approximately 1.5% of total financing and leasing assets, of which 11.8% were on non-accrual status as of September 30, 2001. This portfolio consisted of 58 accounts with an average balance of approximately $10.0 million. The 10 largest accounts in the portfolio aggregated $196.2 million at September 30, 2001 with the largest single account under $25.0 million. Our telecommunications transactions are collateralized by the assets of the customer (equipment, receivables, cash, etc.) and typically are also secured by a pledge of the stock of non-public companies.

    Our 1999 managed and owned asset industry composition did not differ significantly from our 2000 managed and owned asset industry composition.

    See Note 7 to our Consolidated Financial Statements for further discussion on concentrations.

RISK MANAGEMENT

    Our business activities involve various elements of risk. We consider the principal types of risk to be credit risk (including credit, collateral and equipment risk) and market risk (including interest rate, foreign currency and liquidity risk).

    We consider the management of risk essential to conducting our commercial and consumer businesses and to maintaining profitability. Accordingly, our risk management systems and procedures are designed to identify and analyze risks, to set appropriate policies and limits and to continually monitor these risks and limits by means of reliable administrative and information systems and other policies and programs.

    We review and monitor credit exposures, both owned and managed, on an ongoing basis to identify, as early as possible, those customers that may be experiencing declining creditworthiness or financial difficulty, and periodically evaluate our finance receivables across the entire organization. We monitor concentrations by borrower, industry, geographic region and equipment type, and we adjust limits as conditions warrant to minimize the risk of substantial credit loss.

    Our Asset Quality Review Committee is comprised of members of senior management, including the Chief Risk Officer and the Chief Financial Officer. Periodically, the Committee meets with senior executives of our strategic business units and corporate credit risk management group to review portfolio status and performance, as well as the status of individual financing and leasing assets, owned and managed, to obligors with higher risk profiles. In addition, this committee periodically meets with the Chief Executive Officer of CIT to review overall credit risk, including geographic, industry and customer concentrations.

CREDIT RISK MANAGEMENT

    We have developed systems specifically designed to manage credit risk in each of our business segments. We evaluate financing and leasing assets for credit and collateral risk during the credit granting process and periodically after the advancement of funds. The corporate credit risk management group, which reports to the Chief Risk Officer, oversees and manages credit risk throughout CIT. This group includes senior credit executives aligned with each of the business units, as well as a senior executive with corporate-wide asset recovery and work-out responsibilities. This group reviews large transactions and transactions which are outside of established target market definitions and risk acceptance criteria or which exceed the strategic business units' credit authority. In addition, our Executive Credit Committee, which includes the Chief Executive Officer, the Chief Risk Officer, members of the corporate credit risk management group and group Chief Executive Officers, approve credits that are beyond the authority of the business units. The credit risk management group also includes an independent credit audit function. This process and discipline has continued following the acquisition by Tyco.

    Each of our strategic business units has developed and implemented a formal credit management process in accordance with formal uniform guidelines established by the credit risk management group. These guidelines set forth risk acceptance criteria for:

    - acceptable maximum credit lines;

    - selected target markets and products;

    - creditworthiness of borrowers, including credit history, financial condition, adequacy of cash flow and quality of management; and

    - the type and value of underlying collateral and guarantees (including recourse from dealers and manufacturers.)

    We also employ a risk adjusted pricing process where the perceived credit risk is a factor in determining the interest rate and/or fees charged for our financing and leasing products. As economic and market conditions change, credit risk management practices are reviewed and modified, if necessary, to seek to minimize the risk of credit loss.

    For small ticket commercial and consumer business originated in our Specialty Finance segment, we utilize automated credit scoring capabilities. In these proprietary models, we utilize statistical techniques in analyzing customer attributes, including industry and corporate data, trade payment history, and other credit bureau information. Model scores are measured against actual delinquency and loss experience. Modifications are made to the models based upon this monitoring effort as appropriate.

    Compliance with established corporate policies and procedures and the credit management processes at each strategic business unit are reviewed by the credit audit group. The credit audit group examines adherence with established credit policies and procedures and tests for inappropriate credit practices, including whether potential problem accounts are being detected and reported on a timely basis.

EQUIPMENT/RESIDUAL RISK MANAGEMENT

    We have developed systems, processes and expertise to manage the equipment and residual risk in our commercial segments. Our process consists of the following: 1) setting residual value at deal inception; 2) systematic residual reviews; and 3) monitoring of residual realizations. Reviews for impairment are performed at least annually. Residual realizations, by business unit and product, are reviewed as part of our ongoing financial and asset quality review, both within the business units and by corporate management.

COMMERCIAL

    We have developed systems specifically designed to effectively manage credit risk in our commercial segments. The process starts with the initial evaluation of credit risk and underlying collateral at the time of origination and continues over the life of the finance receivable or operating lease, including collecting past due balances and liquidating underlying collateral.

    Credit personnel review each potential borrower's financial condition, results of operations, management, industry, customer base, operations, collateral and other data, such as third party credit reports, to thoroughly evaluate the customer's borrowing and repayment ability. Borrowers are graded according to credit quality based upon our uniform credit grading system, which grades both the borrower's financial condition and the underlying collateral. Credit facilities are subject to approval within our overall credit approval and underwriting guidelines and are issued commensurate with the credit evaluation performed on each borrower.

    As mentioned previously, senior business unit and credit risk management are actively involved in the ongoing, disciplined asset quality review process.

CONSUMER AND SMALL TICKET LEASING

    We have developed proprietary automated credit scoring models by loan type that include both customer demographics and credit bureau characteristics. The profiles emphasize, among other things, occupancy status, length of residence, length of employment, debt to income ratio (ratio of total installment debt and housing expenses to gross monthly income), bank account references, credit bureau information and combined loan to value ratio. The models are used to assess a potential borrower's credit standing and repayment ability considering the value or adequacy of property offered as collateral. Our credit criteria include reliance on credit scores, including those based upon both our proprietary internal credit scoring model and external credit bureau scoring, combined with judgment. The credit scoring models are regularly reviewed for effectiveness utilizing statistical tools. We regularly evaluate the consumer loan portfolio using past due, vintage curve and other statistical tools to analyze trends and credit performance by loan type, including analysis of specific credit characteristics and other selected subsets of the portfolios. Adjustments to credit scorecards and lending programs are made when deemed appropriate. Individual underwriters are assigned credit authority based upon their experience, performance and understanding of the underwriting policies and procedures of our consumer and small-ticket leasing operations. A credit approval hierarchy also exists to ensure that all applications are reviewed by an underwriter with the appropriate level of authority.

    See "Provision and Reserve for Credit Losses/Credit Quality."

MARKET RISK MANAGEMENT

    Market risk is the risk of loss arising from changes in values of financial instruments, including interest rate risk, foreign exchange risk, derivative credit risk and liquidity risk. We engage in transactions in the normal course of business that expose us to market risks. However, we maintain what we believe are appropriate management practices and policies designed to effectively mitigate such risks. The objectives of our market risk management efforts are to preserve company value by hedging changes in future expected net cash flows and to decrease the cost of capital. Strategies for managing market risks associated with changes in interest rates and foreign exchange rates are an integral part of the process, because those strategies affect our future expected cash flows as well as our cost of capital.

    Our Capital Committee sets policies, oversees and guides the interest rate and currency risk management process, including establishment and monitoring of risk metrics, and ensures the implementation of those policies. Other risks monitored by the Capital Committee include derivative credit risk and liquidity risk. The Capital Committee includes members of senior management, including the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Controller with business unit executives serving on a rotating basis.

    INTEREST RATE AND FOREIGN EXCHANGE RISK MANAGEMENT--We offer a variety of financing products to our customers including fixed and floating-rate loans of various maturities and currency denominations, and a variety of leases, including operating leases. Changes in market interest rates, relationships between short-term and long-term market interest rates, or relationships between different interest rate indices (i.e., basis risk) can affect the interest rates charged on interest-earning assets differently than the interest rates paid on interest-bearing liabilities, and can result in an increase in interest expense relative to finance income. We measure our asset/liability position in economic terms through duration measures and value at risk analysis, and we measure its periodic effect on earnings using maturity gap analysis.

    A matched asset/liability position is generally achieved through a combination of financial instruments, including issuing commercial paper, medium-term notes, long-term debt, interest rate and currency swaps, foreign exchange contracts, and through asset syndication and securitization. We do not speculate on interest rates or foreign exchange rates, but rather seek to mitigate the possible impact of such rate fluctuations encountered in the normal course of business. This process is ongoing due to prepayments, refinancings and actual payments varying from contractual terms, as well as other portfolio dynamics.

    We periodically enter into structured financings (involving both the issuance of debt and an interest rate swap with corresponding notional principal amount and maturity) to manage liquidity and reduce interest rate risk at a lower overall funding cost than could be achieved by solely issuing debt.

    Our foreign operations are funded through both local currency borrowings and U.S. dollar borrowings which are converted to local currency through the use of foreign exchange forward contracts or cross-currency swaps. We also utilize foreign exchange forward contracts to hedge our net investments in foreign operations. Translation gains and losses of the underlying foreign net investment, as well as offsetting derivative gains or losses on designated hedges, are reflected in other comprehensive income as a separate component of equity in the Consolidated Balance Sheets.

    We regularly monitor and simulate through computer modeling our degree of interest rate sensitivity by measuring the repricing characteristics of interest-sensitive assets, liabilities and derivatives.

    DERIVATIVE RISK MANAGEMENT--We enter into interest rate and currency swaps and foreign exchange forward contracts as part of our overall market risk management practices. We assess and manage the external and internal risks associated with these derivative instruments in accordance with the overall operating goals established by our Capital Committee. External risk is defined as those risks outside of our direct control, including counterparty credit risk, liquidity risk, systemic risk and legal risk. Internal risk relates to those operational risks within the management oversight structure and includes actions taken in contravention of our policy.

    The primary external risk of derivative instruments is counterparty credit exposure, which is defined as the ability of a counterparty to perform its financial obligations under a derivative contract. We control the credit risk of our derivative agreements through counterparty credit approvals, pre-established exposure limits and monitoring procedures.

    The Capital Committee approves each counterparty and establishes exposure limits based on credit analysis and market value. All derivative agreements are with major money center financial institutions rated investment grade by nationally recognized rating agencies, with the majority of our counterparties rated "AA" or better. Credit exposures are measured based on the market value of outstanding derivative instruments. Both current exposures and potential exposures are calculated for each derivative contract to monitor counterparty credit exposure.

    LIQUIDITY RISK MANAGEMENT--Liquidity risk refers to our risk of being unable to meet potential cash outflows promptly and cost effectively. Factors that could cause such a risk to arise might be a disruption of a securities market or other source of funds. We actively manage and mitigate liquidity risk by seeking to access and maintain diversified sources of funding. Our primary funding sources have historically been commercial paper (U.S., Canada and Australia), medium-term notes (U.S., Canada and Europe) and asset-backed securities (U.S. and Canada). Included as part of our securitization programs are committed asset-backed commercial paper programs in the U.S. and Canada. We have also maintained committed bank lines of credit to provide back-stop support of commercial paper borrowings and local bank lines to support our international operations. Additional sources of liquidity are loan and lease payments from customers, whole loan asset sales and loan syndications.

    We also target and monitor certain liquidity metrics to ensure both a balanced liability profile and adequate alternate liquidity availability. Among the target ratios are maximum percentage of outstanding commercial paper to total debt and minimum percentage of committed bank line coverage to outstanding commercial paper. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarters Ended December 31, 2001 and 2000--Liquidity Risk Management" for a discussion of recent liquidity risk management developments.

    The following table provides information regarding certain financial instruments which are sensitive to interest rates and foreign exchange rates, and is based upon the contractual rates of our financial instruments at September 30, 2001. The amounts included in the table below are in U.S. dollars ($ in millions).

                                     FISCAL     FISCAL     FISCAL     FISCAL     FISCAL
                                      2002       2003       2004       2005       2006     THEREAFTER    TOTAL
                                    --------   --------   --------   --------   --------   ----------   --------
DEBT
Fixed rate (US$)..................  2,340.6    2,626.7    4,254.2    3,885.7    1,142.0      1,610.2    15,859.4
  Average interest rate...........     6.46%      6.95%      6.33%      7.12%      6.45%        7.82%       6.79%
Fixed rate (Canadian Dollar)......    115.8      157.1       45.4        1.9        2.1         92.3       414.6
  Average interest rate...........     6.47%      6.63%      6.96%     11.03%     11.20%        7.28%       6.81%
Fixed rate (Euro).................       --         --         --      692.9         --           --       692.9
  Average interest rate...........                                      5.50%                               5.50%
Fixed rate (Yen)..................       --       90.0       80.2         --       28.4           --       198.6
  Average interest rate...........                4.95%      4.41%                 3.25%                    4.44%
Variable rate (US$)...............  5,725.0    3,889.6         --         --         --           --     9,614.6
  Average interest rate...........     3.47%      3.89%                                                     3.64%
Commercial Paper (US$)............  8,484.6         --         --         --         --           --     8,484.6
  Average interest rate...........     3.32%                                                                3.32%
Commercial Paper (Canadian
  Dollar).........................    136.9         --         --         --         --           --       136.9
  Average interest rate...........     4.08%                                                                4.08%

INTEREST RATE SWAPS
Variable to fixed (US$)...........  2,035.0    1,590.5      384.8      215.1      103.7        859.2     5,188.3
  Average pay rate................     6.35%      6.52%      5.73%      5.23%      5.18%        5.67%       6.17%
  Average receive rate............     3.03%      3.09%      3.28%      2.92%      2.95%        3.02%       3.06%
Fixed to variable (US$)...........     20.0      429.4      313.5      257.8         --        200.0     1,220.7
  Average pay rate................     3.47%      3.40%      5.04%      4.79%                   2.52%       3.97%
  Average receive rate............     7.54%      6.87%      7.15%      6.92%                   5.92%       6.81%
Variable to fixed (Canadian
  Dollar).........................    109.3       61.5      132.5       65.0        0.5          2.4       371.2
  Average pay rate................     6.07%      6.15%      6.29%      6.34%      6.43%        6.43%       6.21%
  Average receive rate............     4.13%      4.11%      3.99%      4.20%      4.01%        4.01%       4.09%

CROSS CURRENCY SWAPS
Pay US$/receive Canadian Dollar...      3.8       12.9        4.4        4.7        5.0          9.6        40.4
  Average pay rate................     5.34%      4.51%      5.34%      5.34%      5.34%        5.34%       5.07%
  Average receive rate............     3.48%      6.61%      3.48%      3.48%      3.48%        3.48%       4.48%
Pay US$/receive Yen...............       --       90.0       80.2         --       28.4           --       198.6
  Average pay rate................                4.25%      3.56%                 3.70%                    3.89%
  Average receive rate............                3.72%      4.41%                 3.25%                    3.93%
Pay US$/ receive Euro.............       --         --         --      663.4         --           --       663.4
  Average pay rate................                                      5.16%                               5.16%
  Average receive rate............                                      5.50%                               5.50%
Pay Canadian Dollar/receive US$...     10.4        8.3        6.7      695.9         --           --       721.3
  Average pay rate................     4.84%      4.84%      4.84%      4.94%                               4.94%
  Average receive rate............     8.26%      8.26%      8.26%      6.93%                               6.98%

FORWARD CONTRACTS
Receive US$/Pay Canadian Dollar...    378.3      195.2         --         --         --           --       573.5
  Average contractual exchange
    rate..........................     0.65       0.65         --         --         --           --        0.65

CAPITALIZATION

    We substantially concluded the deleveraging of the balance sheet as of September 30, 2001. During the nine months ended September 30, 2001, we sold the United Kingdom dealer business, substantially all of our manufactured housing portfolio and certain other assets. We exited the recreational vehicle and owner-operator trucking origination markets and placed the existing portfolios in liquidation status during the nine months ended September 30, 2001. During fiscal 2001, we sold, liquidated or placed in liquidation status approximately $6.3 billion of managed assets, including a total of approximately $4.3 billion of owned assets. In October 2001, we sold an additional $700 million of recreational vehicle finance receivables. Also, we received $875 million in capital contributions during the nine months ended September 30, 2001 from Tyco that partially offset the impact to tangible capital from push-down accounting. As a result, the tangible shareholder's equity to managed assets and total debt to tangible shareholder's equity ratios reached or exceeded our targets, improving to 8.88% and 8.06x at September 30, 2001 from 7.82% and 8.78x at December 31, 2000, respectively.

    The following table presents information regarding our capital structure ($ in millions).

                                                      SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                      ------------------   -----------------
                                                         (SUCCESSOR)         (PREDECESSOR)
Commercial paper....................................       $ 8,621.5           $ 9,063.5
Term debt...........................................        26,780.1            28,901.6
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely
  debentures of the Company ("Preferred Capital
  Securities")......................................           260.0               250.0
Shareholder's equity(1).............................        10,661.4             6,007.2
                                                           ---------           ---------
Total capitalization................................        46,323.0            44,222.3
Goodwill and other intangible assets................        (6,569.5)           (1,964.6)
                                                           ---------           ---------
Total tangible capitalization.......................       $39,753.5           $42,257.7
                                                           =========           =========
Tangible shareholder's equity(1) and Preferred
  Capital Securities to managed assets..............            8.88%               7.82%
Total debt (excluding overnight deposits) to
  tangible shareholder's equity(1) and Preferred
  Capital Securities................................            8.06x               8.78x

------------------------------

(1) Shareholder's equity excludes the impact of the accounting change for derivative financial instruments described in Note 10 to the Consolidated Financial Statements.

    The Company-obligated mandatorily redeemable preferred securities are 7.70% Preferred Capital Securities issued in 1997 by CIT Capital Trust I, a wholly-owned subsidiary. CIT Capital Trust I invested the proceeds of that issue in Junior Subordinated Debentures of the Company having identical rates and payment dates.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The Board of Directors of CIT is currently comprised of five directors:
Albert R. Gamper, Jr., Joseph M. Leone, L. Dennis Kozlowski, Mark H. Swartz and
J. Bradford McGee. Albert R. Gamper, Jr. is President and Chief Executive Officer of CIT. Joseph M. Leone is Executive Vice President and Chief Financial Officer of CIT. L. Dennis Kozlowski is Chairman, Chief Executive Officer and President of Tyco. Mark H. Swartz is Executive Vice President and Chief Financial Officer and a director of Tyco. J. Bradford McGee is Executive Vice President of Tyco International (US) Inc.

    Concurrent with the distribution of our common stock, all of the current directors, except for Mr. Gamper, will resign from the Board and Tyco, as the sole stockholder, will elect five new independent directors, plus one or two additional independent directors to be named, so that at the time of the distribution, we will have the six directors identified below, plus the one or two additional directors to be named. The directors will serve for a term of one year, or until the next annual meeting of stockholders, and until their successors are elected and qualified. Only our board of directors may change the authorized number of directors. Following the distribution, Tyco will not have representation on our board of directors.

    The information set forth below was provided to CIT by the directors. CIT knows of no family relationship among any of CIT's directors, executive officers or persons currently expected to become directors or executive officers. Certain directors are also directors or trustees of privately held businesses or not-for-profit entities that are not referred to below.

    The following table sets forth information as of February 15, 2002, regarding persons who serve or whom we expect to serve as our directors immediately following the distribution.

NAME                                     AGE                             POSITION
----                                   --------   -------------------------------------------------------
Albert R. Gamper, Jr. (1)............      59     President & Chief Executive Officer of CIT

Daniel P. Amos (3)...................      50     Chairman, President and Chief Executive Officer of
                                                  AFLAC Incorporated and American Family Life Assurance
                                                  Company of Columbus

John S. Chen (2).....................      46     Chairman, President and Chief Executive Officer of
                                                  Sybase, Inc.

Hon. Thomas H. Kean (3)..............      66     President, Drew University and Former Governor of New
                                                  Jersey

Edward J. Kelly, III (2).............      48     President and Chief Executive Officer, Mercantile
                                                  Bankshares Corporation

Peter J. Tobin (2)...................      57     Dean, Peter J. Tobin College of Business, St. John's
                                                  University

------------------------

(1) Mr. Gamper is also an executive officer of CIT.

(2) Expected to serve as a member of the Audit Committee.

(3) Expected to serve as a member of the Compensation and Governance Committee.

    ALBERT R. GAMPER, JR. has served as President and Chief Executive Officer since June 2001, as Chairman, President and Chief Executive Officer from January 2000 to May 2001, as President and Chief Executive Officer from December 1989 to January 2000 and as a Director since May 1984. Upon completion of the distribution of our common stock, Mr. Gamper will also be named Chairman of the

Board of Directors. From May 1987 to December 1989, Mr. Gamper served as Chairman and Chief Executive Officer. Prior to December 1989, Mr. Gamper also held a number of executive positions at Manufacturers Hanover Corporation, a prior owner of CIT, where he had been employed since 1962. Mr. Gamper is a director of Public Service Enterprise Group Incorporated, Chairman of the Board of Directors of St. Barnabas Corporation and a member of the Board of Trustees of Rutgers University.

    DANIEL P. AMOS served as a Director of CIT from January 1998 to June 1, 2001. Mr. Amos has served as President and Chief Executive Officer of AFLAC Incorporated, a life insurance company, and of its principal subsidiary, American Family Life Assurance Company of Columbus, since August 1990. Mr. Amos is a director of AFLAC Incorporated, The Southern Company and Synovus Financial Corp.

    JOHN S. CHEN served as a Director of CIT from October 2000 to June 1, 2001. Mr. Chen has served as Chairman, President and Chief Executive Officer of Sybase, Inc., a software developer, since August 1997. From 1991 to 1997,
Mr. Chen served in a variety of positions with Siemens Nixdorf and with Pyramid Technology Corporation, which was acquired by Siemens Nixdorf in 1995, including as Executive Vice President of Pyramid in 1991, as President and Chief Operating Officer and a director of Pyramid in 1993 and President and Chief Executive Officer of Siemens Nixdorf's Open Enterprise Computing Division in 1996.
Mr. Chen is also a director of Sybase, Inc.

    HON. THOMAS H. KEAN  served as a Director of CIT from November 1999 to
June 1, 2001. Mr. Kean has served as President of Drew University since
February 1990, and is a former Governor of the State of New Jersey. He is also a director of Amerada Hess Corporation, ARAMARK Corporation, Fiduciary Trust Co. International, The Pepsi Bottling Group and UnitedHealth Group Inc. Mr. Kean is also a director of The Robert Wood Johnson Foundation, a non-profit foundation.

    EDWARD J. KELLY, III  did not previously serve as a Director of CIT.
Mr. Kelly has served as President and Chief Executive Officer of Mercantile Bankshares Corporation since March 2001. Mr. Kelly served as Managing Director of J.P. Morgan Chase, and one of its predecessors, J.P. Morgan, from February 1996 to February 2001, as General Counsel and Secretary of J.P. Morgan from November 1994 to January 1996, and is a former partner in the New York law firm of Davis Polk & Wardwell. Mr. Kelly is also a director of Constellation Energy Group, The Adams Express Company and Petroleum & Resources Corporation and Hartford Financial Services Group.

    PETER J. TOBIN served as a Director of CIT from May 1984 to June 1, 2001. Mr. Tobin has been Dean of the Peter J. Tobin College of Business at St. John's University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover Corporation, a predecessor of Chemical Banking Corporation. He is a director of AXA Financial (formerly The Equitable Companies Incorporated), Alliance Capital Management, L.P., a subsidiary of AXA Financial that manages mutual funds, and H.W. Wilson, a publishing company.

BOARD COMMITTEES

    Our board of directors will establish an audit committee and a compensation and governance committee. The audit committee will be comprised of three independent directors and the compensation and governance committee will be comprised of three independent directors. The board of directors may appoint additional committees at its discretion.

AUDIT COMMITTEE

    The audit committee will conduct its duties consistent with a written charter, which will include:

    - recommending independent public accountants to our board of directors for selection, subject to ratification by our stockholders;

    - monitoring the integrity of our financial accounting and reporting process and systems of internal controls;

    - monitoring the independence and performance of our independent auditors and internal audit department;

    - reviewing our corporate compliance policies and monitoring compliance with our Code of Ethics and other compliance policies, including reviewing any significant cases of employee conflict of interest or misconduct; and

    - reporting to our board of directors as appropriate.

    Following the distribution, it is expected that Peter J. Tobin (Chairman), John S. Chen and Edward J. Kelly, III will serve as members of the audit committee.

COMPENSATION AND GOVERNANCE COMMITTEE

    The compensation and governance committee will conduct its duties consistent with a written charter, which will include:

    - considering and approving salaries, bonuses and stock-based compensation for certain executive officers;

    - administering and making awards under the Long-Term Equity Compensation Plan;

    - identifying and recommending qualified candidates to fill CIT Board of Directors and committee positions;

    - overseeing corporate governance, including reviewing the structure, duties, membership and functions of the Board and its Committees; and

    - reporting to our board of directors as appropriate.

    Following the distribution, it is expected that Hon. Thomas H. Kean (Chairman), Daniel P. Amos and one additional independent director will serve as members of the compensation committee.

COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We do not anticipate any interlocking relationships between any member of our compensation and governance committee and any of our executive officers that would require disclosure under the rules of the SEC.

EXECUTIVE OFFICERS

    The following table sets forth information as of February 15, 2002, regarding our executive officers, other than Mr. Gamper, who is listed above as director. The executive officers were appointed by and hold office at the discretion of the Board of Directors.

NAME                                     AGE                            POSITION (1)
----                                   --------   --------------------------------------------------------
Thomas L. Abbate.....................     56      Executive Vice President and Chief Risk Officer

John D. Burr.........................     59      Group Chief Executive Officer, Equipment Financing

Thomas B. Hallman....................     49      Group Chief Executive Officer, Specialty Finance

Robert J. Ingato.....................     41      Executive Vice President and General Counsel

Joseph M. Leone......................     48      Executive Vice President and Chief Financial Officer

Lawrence A. Marsiello................     51      Group Chief Executive Officer, Commercial Finance

David D. McKerroll...................     42      Group Chief Executive Officer, Structured Finance

Nikita Zdanow........................     64      Group Chief Executive Officer, Capital Finance

------------------------

(1) Certain executive officers are also directors or trustees of privately held or not-for-profit organizations that are not referred to below.

    THOMAS L. ABBATE has served as CIT's Executive Vice President and Chief Risk Officer since July 2000. Previously, Mr. Abbate served as Executive Vice President of Credit Risk Management of CIT since October 1999 and as Executive Vice President and Chief Credit Officer of Equipment Financing, a business unit of CIT, since August 1991. Prior to August 1991, Mr. Abbate held a number of executive positions with CIT and with Manufacturers Hanover Corporation, where he had been employed since 1973.

    JOHN D. BURR has served as Group Chief Executive Officer of CIT's Equipment Financing Group since June 2001. Mr. Burr served as President of Equipment Financing/North American Construction and Transportation division since 1999 and Executive Vice President of Equipment Financing since 1983, and held a number of other management and executive positions at CIT since 1967.

    THOMAS B. HALLMAN has served as Group Chief Executive Officer of CIT's Specialty Finance Group since July 2001. Previously, Mr. Hallman served as Chief Executive Officer of the Consumer Finance business unit, the home equity unit of Specialty Finance, since joining CIT in 1995, and held a number of senior management positions with other financial services firms prior to 1995.

    ROBERT J. INGATO has served as CIT's Executive Vice President and General Counsel since June 2001. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999, as Executive Vice President of Newcourt Credit Group, Inc., which was acquired by CIT, since January 1998, as Executive Vice President and General Counsel of AT&T Capital Corporation, a predecessor of Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988.

    JOSEPH M. LEONE has served as CIT's Executive Vice President and Chief Financial Officer since July 1995. Previously, Mr. Leone served as Executive Vice President of Sales Financing, a business unit of CIT, from June 1991, Senior Vice President and Controller since March 1986, and in a number of other executive positions with Manufacturers Hanover Corporation since May 1983.

    LAWRENCE A. MARSIELLO has served as Group Chief Executive Officer of CIT's Commercial Finance Group since August 1999. Previously, Mr. Marsiello served as Chief Executive Officer of the

Commercial Services business unit, the factoring unit of Commercial Finance, since August 1990, and in a number of other executive positions with CIT and Manufacturers Hanover Corporation, where he had been employed since 1974.

    DAVID D. MCKERROLL has served as Group Chief Executive Officer of CIT's Structured Finance Group since November 1999. Previously, Mr. McKerroll served as President of Newcourt Capital, a division of Newcourt Credit Group, and was one of the founders of Newcourt Credit Group, which he joined in 1987.

    NIKITA ZDANOW has served as Group Chief Executive Officer of CIT's Capital Finance Group since 1985, and has served in a number of other executive positions since joining CIT in 1960.

DIRECTOR COMPENSATION

    Director remuneration consists principally of cash and an award of stock options.

    Non-employee directors of CIT are paid an annual retainer of $50,000. Each year the non-employee directors may make an election to receive some or all of this annual cash remuneration in one or more of the following forms:

    - Cash

    - Stock Options

    - Restricted Stock

    The number of shares of common stock underlying options a director may elect to receive instead of cash remuneration is calculated using the Black-Scholes option pricing model. The options that directors elect to receive in lieu of the cash component of their compensation are immediately vested, but not exercisable until one year following the date of grant. These options will have a term of ten years. Any amount elected to be received in restricted stock will be converted to shares of common stock with a market value equal to the closing price of common stock on the day awarded. The restrictions on the restricted stock will lapse on the first anniversary of the grant date.

    The option component of remuneration provides for annual grants of stock options having a Black-Scholes value of $35,000 for directors generally, except that the committee chairmen are entitled to grants with a $45,000 valuation. At the time of appointment to the board of directors, non-employee directors are
each awarded a grant of stock options to acquire      shares of our common
stock. The option component of director remuneration and the options granted at the time of appointment become vested and exercisable in three equal, annual installments. These options will have a term of ten years.

    Directors who are also our employees do not receive any fees or other compensation for service on our board of directors or its committees. We will reimburse directors for reasonable out-of-pocket expenses incurred in attending board or committee meetings.

    For fiscal 2002, all directors other than Mr. Gamper will receive the new
director grant of      options, plus a pro rata portion of the annual retainer
and a pro rata grant of annual stock options.

EXECUTIVE COMPENSATION

    The table below sets forth the annual long-term compensation, including bonuses and deferred compensation, of the Named Executive Officers for services rendered in all capacities to CIT during the fiscal years ended September 30, 2001 and December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE
                                 (U.S. DOLLARS)

                                                             ANNUAL COMPENSATION               LONG TERM COMPENSATION AWARDS
                                                      ----------------------------------   --------------------------------------
                                                                                OTHER
                                                                                ANNUAL     RESTRICTED    SECURITIES    ALL OTHER
NAME AND PRINCIPAL                                                             COMPEN-        STOCK      UNDERLYING     COMPEN-
POSITIONS                                  YEAR        SALARY    BONUS (1)    SATION (2)   AWARDS (3)    OPTIONS (4)   SATION (5)
------------------                     ------------   --------   ----------   ----------   -----------   -----------   ----------
Albert R. Gamper Jr..................  Jan-Sep 2001   $680,769   $3,120,434    $37,208     $16,949,070    1,200,000     $ 8,250
President                                  2000       $878,847   $  800,000    $98,188     $ 2,946,500      310,815     $41,954
and Chief Executive                        1999       $761,534   $1,237,503    $57,577     $         0      345,350     $36,861
Officer                                    1998       $663,471   $1,051,894    $37,778     $         0            0     $32,939

Thomas B. Hallman....................  Jan-Sep 2001   $288,846   $  605,000    $ 8,146     $ 1,490,275      200,000     $ 8,500
Group CEO                                  2000       $333,076   $  325,000    $16,692     $ 1,057,500       75,977     $20,123
Specialty Finance                          1999       $277,115   $  292,188    $ 9,210     $         0      103,605     $17,485
                                           1998       $230,000   $  217,516    $ 6,098     $         0            0     $15,600

Joseph M. Leone......................  Jan-Sep 2001   $302,308   $  580,000    $ 8,519     $ 1,659,596      200,000     $ 8,500
Executive Vice President                   2000       $358,088   $  300,000    $21,168     $   785,626       62,163     $21,124
and Chief Financial                        1999       $299,695   $  433,007    $12,267     $         0      124,326     $18,388
Officer                                    1998       $237,000   $  270,023    $ 7,813     $         0            0     $15,880

Lawrence A. Marsiello................  Jan-Sep 2001   $313,846   $  480,000    $ 8,457     $ 1,806,375      200,000     $ 8,500
Group CEO                                  2000       $369,230   $  400,000    $24,108     $   785,626       69,070     $18,569
Commercial Finance                         1999       $319,610   $  425,011    $15,834     $         0      124,326     $19,184
                                           1998       $275,002   $  302,823    $11,052     $         0            0     $17,400

Nikita Zdanow........................  Jan-Sep 2001   $344,615   $  525,000    $ 8,549     $ 1,896,657      125,000     $ 5,100
Group CEO                                  2000       $409,238   $  400,000    $22,711     $ 1,057,500       79,431     $23,170
Capital Finance                            1999       $356,741   $  425,011    $14,437     $         0      107,059     $20,670
                                           1998       $307,008   $  302,823    $10,004     $         0            0     $18,680

------------------------------

(1) For 2001, Mr. Gamper received a cash bonus of $2,002,040, based on the performance of the Tyco Capital division of Tyco. The remainder of Mr. Gamper's 2001 bonus was payable in Tyco common shares. The number of shares awarded was also based on the performance of Tyco Capital.
    Mr. Gamper received 25,020 Tyco common shares. The amount listed in the table reflects the market value on October 1, 2001, the date of grant.

    The amounts shown in the Bonus column for 2001 (other than for Mr. Gamper, as described above) and 2000 represent the cash amounts paid under CIT's annual bonus plan. The amounts shown in the Bonus column for 1999 and 1998 represent the cash amounts paid under CIT's annual bonus plan and the value of CIT common stock or common stock units received in lieu of cash. Pursuant to the CIT Long-Term Equity Compensation Plan ("ECP"), executive officers could elect to receive between 10% and 50% of their 1998 and 1999 annual bonus awards in CIT common stock or common stock units, respectively, rather than cash. The cash portion deferred was converted to shares of common stock or common stock units with a market value equal to 125% of the deferred amount. CIT paid dividends on the shares of common stock or common stock units awarded to each Named Executive Officer at the same rate applicable to all other issued and outstanding shares. The amounts included in the bonus column for shares issued in 1999 represent the market value on January 26, 2000 (the date of grant) of the shares of CIT common stock awarded at $19.625 per share of CIT common stock. The awards for 1999 were as follows:
    Mr. Gamper--$687,503, Mr. Hallman--$85,938, Mr. Leone--$165,007,
    Mr. Marsiello--$125,011, and Mr. Zdanow--$125,011. The amounts included in the bonus column for shares issued in 1998 represent the market value on January 29, 1999 (the date of grant) of the shares of CIT common stock awarded at $32.4375 per share of CIT common stock. The awards for 1998 were as follows: Mr. Gamper--$584,394, Mr. Hallman--$87,516,
    Mr. Leone--$150,023, Mr. Marsiello--$89,073, and Mr. Zdanow--$89,073.

(2) The payments set forth in 2001, 2000, 1999 and 1998 under Other Annual Compensation represent the dividends paid on restricted stock held in each of those years. Such dividends were payable at the same rate applicable to all other issued and outstanding shares.


(3) Restricted Stock Awards include grants made in January 2000 under a CIT Performance Accelerated Restricted Share Plan (PARS) and in June 2001 under the Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees in conjunction with the acquisition of CIT by Tyco. The 2001 grants have time-based vesting of, for Mr. Gamper, 100% at the end of three years and, for the others, one-third each anniversary. In addition, shares may vest earlier under other conditions as described in the Retention Agreements (see page 88). The values shown are based on the market value on the date of the grant. Recipients of shares have the right to vote such shares and receive dividends.

    Awards under the PARS plan vested on June 1, 2001 due to the change of control associated with CIT's acquisition by Tyco. The shares were issued at a fair market value of $20.75 per share of CIT common stock. Awards were as follows: Mr. Gamper--142,000 shares; Mr. Hallman--30,000 shares;
    Mr. Leone--30,000 shares; Mr. Marsiello--30,000 shares; Mr. Zdanow--30,000 shares.

    For the year 2000, Restricted Stock Awards also included grants made under a Special Stock Award Program to Mr. Hallman, Mr. Leone, Mr. Marsiello, and Mr. Zdanow. Payments under this plan were based on the achievement of 2000 company performance measures. Awards were in the form of restricted stock grants recommended and approved on January 24, 2001. 50% of the award vested on this date and the remaining 50% was subject to restriction until January 24, 2002, except that these shares vested on June 1, 2001 in conjunction with the acquisition of CIT by Tyco. The values of these grants are included in the Restricted Stock Awards column based on the share price on January 24, 2001 of $21.75 per share of CIT common stock.

    The number and value at September 28, 2001 of restricted stock holdings based upon the closing market price of $45.50 per share for Tyco common shares was as follows: Mr. Gamper--300,000 shares ($13,650,000), Mr. Hallman--26,378 shares ($1,200,199), Mr. Leone--29,375 shares
    ($1,336,563), Mr. Marsiello--31,973 shares ($1,454,772), and
    Mr. Zdanow--33,571 shares ($1,527,481).

(4) Options for 2000 and 1999 were awarded under The CIT Group, Inc. Long Term Equity Compensation Plan and represent CIT options that were converted to options to purchase shares of Tyco at the time of the acquisition of CIT by Tyco. Options for 2001 were awarded under the Tyco International Ltd. Long Term Incentive Plan and the Tyco International Ltd. Long Term Incentive Plan II.

(5) For 2001, 2000, 1999 and 1998, the payments set forth under "All Other Compensation" include the matching employer contribution to each participant's account and the employer flexible retirement account contribution to each participant's flexible retirement account under The CIT Group, Inc. Savings Incentive Plan (the "CIT Savings Plan"). We made the matching employer contribution pursuant to a compensation deferral feature of the CIT Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. In 2001, they were as follows: Mr. Gamper--$8,250,
    Mr. Hallman--$8,500, Mr. Leone--$8,500, Mr. Marsiello--$8,500, and
    Mr. Zdanow--$5,100. In 2000 each of the Named Executive Officers received a contribution of $6,800 under the employer match and a contribution of $6,800 under the employer flexible retirement account. In 1999 and 1998, each of the named executives received a contribution of $6,400 under the employer match and a contribution of $6,400 under the employer flexible retirement account. The payments set forth under "All Other Compensation" also included contributions to each participant's account under The CIT Group, Inc. Supplemental Savings Plan (the "CIT Supplemental Savings Plan"), which is an unfunded non-qualified plan. For 2000, they were as follows:
    Mr. Gamper--$28,354, Mr. Hallman--$6,523, Mr. Leone--$7,524,
    Mr. Marsiello--$7,969, and Mr. Zdanow--$9,570. For 1999, they were as follows: Mr. Gamper--$24,061, Mr. Hallman--$4,685, Mr. Leone--$5,588,
    Mr. Marsiello--$6,384, and Mr. Zdanow--$7,870. For 1998, they were as follows: Mr. Gamper--$20,139, Mr. Hallman--$2,800, Mr. Leone--$3,080,
    Mr. Marsiello--$4,600, and Mr. Zdanow--$5,880.

STOCK OPTION AWARDS DURING FISCAL 2001

    The following table sets forth awards of stock options to the Named Executive Officers in fiscal 2001. All stock options awarded during fiscal 2001 were awarded under the Tyco International Ltd. Long Term Incentive Plan or the Tyco International Ltd. Long Term Incentive Plan II and represent options to acquire Tyco common shares. Options will be replaced with options to acquire shares of CIT common stock to the extent described in "The Distribution--Treatment of Tyco Employee Stock Options."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             NUMBER OF     PERCENT OF TOTAL   EXERCISE
                                                            SECURITIES       OPTIONS/SARS        OR
                                                            UNDERLYING        GRANTED TO        BASE                  GRANT DATE
                                               DATE OF     OPTIONS/SARS      EMPLOYEES IN      PRICE     EXPIRATION     PRESENT
NAME                                            GRANT       GRANTED (1)     FISCAL YEAR(2)     ($/SH)       DATE       VALUE (3)
----                                          ----------   -------------   ----------------   --------   ----------   -----------
Albert R. Gamper Jr. .......................  06/01/2001     1,200,000            3.6%         $56.50    5/31/2011    $19,788,000
President and
Chief Executive Officer

Thomas B. Hallman ..........................  06/01/2001       200,000            0.6%         $56.50    5/31/2011    $ 3,200,000
Group CEO
Specialty Finance

Joseph M. Leone ............................  06/01/2001       200,000            0.6%         $56.50    5/31/2011    $ 3,200,000
Executive Vice President
and Chief Financial Officer

Lawrence A. Marsiello ......................  06/01/2001       200,000            0.6%         $56.50    5/312011     $ 3,200,000
Group CEO
Commercial Finance

Nikita Zdanow ..............................  06/01/2001       125,000            0.4%         $56.50    5/31/2011    $ 2,000,000
Group CEO
Capital Finance

------------------------------


(1) For Mr. Gamper, one-third of the stock options vest on each of the first, second and third anniversary of the date of the grant. For Mr. Hallman, Mr. Leone, Mr. Marsiello, and Mr. Zdanow, all stock options fully vest on the third anniversary of the date of the grant. In addition, these options may vest earlier under other conditions as described in the Retention Agreements (see page 88).


(2) Represents the percentage of all options granted in fiscal 2001 under the Tyco International Ltd. Long Term Incentive Plan and the Tyco
    International Ltd. Long Term Incentive Plan II.

(3) The options were granted at an exercise price equal to the market price of Tyco's common shares on the date of grant. The ultimate value of the options will depend on the future market price of Tyco's common shares, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Tyco's common shares over the exercise price on the date the option is exercised. The values shown are based on the Black-Scholes option pricing model, which is a method of calculating a theoretical value of the options based upon a mathematical formula using certain assumptions. For this calcuation, the following assumptions were used: an assumed life of three years; interest rate of 4.58%, which represents the yield of a zero coupon Treasury strip with a maturity date similar to the assumed exercise period; assumed annual volatility of underlying shares of 38.6%, calculated based on 36 months of historical Tyco share price movement; quarterly dividend payment of $0.0125 per share; and the vesting schedule indicated for the grant.

    The following table gives additional information on options exercised in fiscal 2001 by the Named Executive Officers and on the number and value of options held by Named Executive Officers at September 30, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
                                 (U.S. DOLLARS)

                                                                NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                     OPTIONS AT              OPTIONS AT
                                                                 SEPTEMBER 30, 2001      SEPTEMBER 30, 2001
                                     SHARES                    ----------------------   --------------------
                                    ACQUIRED        VALUE           EXERCISABLE/           EXERCISABLE /
NAME                               ON EXERCISE    REALIZED         UNEXERCISABLE           UNEXERCISABLE
----                               -----------   -----------   ----------------------   --------------------
Albert R. Gamper Jr. ............    518,025     $16,056,869    565,822 / 1,200,000      $2,876,819 / $0
President and
Chief Executive Officer

Thomas B. Hallman ...............    248,239     $ 5,950,636        0 / 200,000              $0 / $0
Group CEO
Specialty Finance

Joseph M. Leone .................    117,419     $ 3,661,881     148,225 / 200,000        $575,072 / $0
Executive Vice President
and Chief Financial Officer

Lawrence A. Marsiello ...........    124,326     $ 3,752,445     170,188 / 200,000        $715,855 / $0
Group CEO
Commercial Finance

Nikita Zdanow ...................     20,000     $   719,000     255,314 / 125,000       $2,913,226 / $0
Group CEO
Capital Finance

    The options reported are non-qualified stock options to purchase common shares awarded under The CIT Group, Inc. Long Term Equity Compensation Plan, the Tyco International Ltd. Long Term Incentive Plan, and the Tyco
International Ltd. Long Term Incentive Plan II. The number of options shown, as well as the exercise price of those granted under The CIT Group, Inc. Long Term Equity Compensation Plan have been converted to reflect the conversion to options to purchase common shares of Tyco. The exercise price of the options ranges from $20.36 to $56.50 per share and the closing trading price on the New York Stock Exchange of Tyco common shares at September 28, 2001 was $45.50.

TREATMENT OF TYCO OPTIONS

    See "The Distribution--Treatment of Tyco Employee Stock Options" for a description of the treatment of Tyco options in connection with the distribution.

LONG-TERM EQUITY COMPENSATION PLAN

    The Company has adopted the CIT Group Inc. Long-Term Equity Compensation Plan (the "ECP"), covering Directors, employees of the Company and its subsidiaries, certain employees of Tyco and its subsidiaries and other Tyco option holders with vested Tyco options. The ECP will be administered by the Board of Directors and/or the compensation and governance committee of the Board of Directors (the "Administrator"). As described below, the Board has approved a special distribution award of options immediately upon the distribution to each Named Executive Officer and other selected participants and non-employee directors.

    The ECP provides for the grant of annual incentive awards, incentive and non-qualified stock options, stock appreciation rights, restricted stock, performance shares and performance units (individually, an "Award," or collectively, "Awards"). The terms of the awards will be set forth in award agreements ("Award Agreements"). The Administrator of the ECP will have the discretion to select the participants to whom Awards will be granted and the type, size and terms and conditions applicable to each Award, and the authority to interpret, construe and implement the provisions of the ECP. The Administrator's decisions will be binding at all times. All awards under the ECP will be intended to constitute deductible "qualified performance-based compensation" within the meaning of Section 162(m) provided, however, that in the event the Administrator determines that such compliance is not desired with respect to an Award of Restricted Stock (as defined below), compliance with Code
Section 162(m) will not be required.

    The total number of shares of common stock that may be subject to Awards
under the ECP is             shares. Any share of common stock under Awards that
terminate or lapse will again be available under the ECP, and any shares that are transferred or relinquished to the Company in satisfaction of this exercise price or any withholding obligation with respect to an Award will be deemed to be available for Awards under the ECP. In addition, if any Awards granted under another equity compensation plan are converted into Awards granted under the ECP in connection with a merger or other business transaction approved by the Company's shareholders, the number of shares of common stock that may be subject to Awards under the ECP will be increased by the number of shares covered by the converted Awards. Common stock issued under the ECP may be either authorized but unissued shares, treasury shares or any combination thereof.

    The maximum aggregate payout with respect to an annual incentive award in any fiscal year to any one participant shall not exceed 3% of the consolidated pre-tax earnings of the Company. The maximum aggregate number of shares of common stock that may be granted in the form of stock options, stock appreciation rights, restricted stock, or performance units/shares in any one fiscal year to any one participant is 100% of the shares available under the ECP.

    With respect to any Awards based in whole or in part on performance objectives, prior to the end of the performance period during which performance will be measured (the "Performance Period"), the Admnistrator of the ECP, in its discretion, may adjust the performance objectives to reflect an event that may materially affect CIT's performance including, but not limited to, market conditions, changes in accounting policies or practices, an acquisition or disposition of assets or other property by CIT, or other unusual or unplanned events.

    Set forth below is a brief description of the Awards that may be granted under the ECP:

    ANNUAL INCENTIVE AWARDS. An annual incentive award ("Annual Incentive Award") may be granted under the ECP upon such terms and conditions as may be established by the Administrator. Annual Incentive Awards may be granted in cash or in shares of equivalent value, or in a combination thereof.

    STOCK OPTIONS. Options (each an "Option") to purchase shares of common stock, which may be incentive or non-qualified stock options, may be granted under the ECP at an exercise price (the "Option Price") determined by the Administrator of the ECP in its discretion. The Option Price generally may not be less than the fair market value of the common stock on the date of grant of an Option; however, an Option granted in connection with a corporate transaction may have an Option Price equal to the value attributed to the common stock in such transaction, and an Option granted to replace another Option (such as a Tyco option) may have an Option Price equal to the economic equivalent of the exercise price of the replaced Option. Each Option represents the right to purchase one share of common stock at the specified Option Price.

    Options will expire no later than ten years after the date on which they were granted and will become exercisable at such times and in such installments as determined by the Administrator of the ECP. Payment of the Option Price, except as set forth below, must be made in full at the time of exercise in cash or by certified or bank check. As determined by the Administrator of the ECP, payment in full or in part may also be made by tendering to CIT shares of common stock having a fair market value equal to the Option Price (or such portion thereof). The Administrator may also allow a cashless exercise of such options. No ISO granted to a 10% shareholder of CIT shall be exercisable later than the fifth anniversary of the date of the grant.

    STOCK APPRECIATION RIGHTS. An Award of a stock appreciation right ("SAR") may be granted under the ECP with respect to shares of common stock. Generally, one SAR is granted with respect to one share of common stock. The SAR entitles the participant, upon the exercise of the SAR, to receive an amount equal to the appreciation in the underlying share of common stock. The appreciation is equal to the difference between (i) the "base value" of the SAR (which is determined with reference to the fair market value of the common stock on the date the SAR is granted) and (ii) fair market value of the common stock on the date the SAR is exercised. Upon the exercise of a vested SAR, the exercising participant will be entitled to receive the appreciation in the value of one share of common stock as so determined, payable at the discretion of the participant in cash, shares of common stock, or some combination thereof, subject to availability of shares of common stock to CIT.

    SARs will expire no later than ten years after the date on which they are granted. SARs become exercisable at such times and in such installments as determined by the Administrator of the ECP.

    TANDEM OPTIONS/SARS. An Option and a SAR may be granted "in tandem" with each other (a "Tandem Option/SAR"). An Option and a SAR are considered to be in tandem with each other because the exercise of the Option aspect of the tandem unit automatically cancels the right to exercise the SAR of the tandem unit, and vice versa. The Option may be an incentive stock option or non-qualified stock option, and the Option may be coupled with one SAR, more than one SAR or a fractional SAR in any proportionate relationship selected by the Administrator. Descriptions of the terms of the Option and the SAR aspects of a Tandem Option/SAR are provided above.

    RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") is an Award of common stock that is subject to such restrictions as the Administrator of the ECP deems appropriate, including forfeiture conditions and restrictions against transfer for a period specified by the Administrator of the ECP. Restricted Stock Awards may be granted under the ECP for services and/or payment of cash. Restrictions on Restricted Stock may lapse in installments based on factors selected by the Administrator of the ECP. Prior to the expiration of the restricted period, except as and only if provided by the Administrator of the ECP, a grantee who has received a Restricted Stock Award generally has the rights of a stockholder of CIT, including the right to vote and to receive cash dividends on the shares subject to the Award. Stock dividends issued with respect to a Restricted Stock Award may be treated as additional shares under such Award with respect to which such dividends are issued.

    PERFORMANCE SHARES AND PERFORMANCE UNITS. A performance share Award ("Performance Share") and/or a performance unit Award (a "Performance Unit") may be granted under the ECP. Each Performance Unit will have an initial value that is established by the Administrator of the ECP at the time of grant. Each Performance Share will have an initial value equal to the fair market value of one share of common stock on the date of grant. Such Awards may be earned based upon satisfaction of certain specified performance criteria, subject to such other terms and conditions as the Administrator of the ECP deems appropriate. Performance objectives will be established before, or as soon as practicable after, the commencement of the Performance Period. The extent to which a grantee is entitled to payment in settlement of such an Award at the end of a Performance Period will be determined by the Administrator of the ECP in its sole discretion, based on whether the performance criteria have been met and payment will be made in cash or in shares of common stock, or some combination thereof, subject to availability of shares of common stock of CIT, in accordance with the terms of the applicable Award Agreements.

    PERFORMANCE MEASURES. The Administrator may grant Awards under the ECP to eligible participants subject to the attainment of specified pre-established performance measures. The number of performance-based Awards granted under the ECP in any fiscal year is determined by the Administrator. The Administrator will adopt in writing each year, within 90 days of the beginning of such year, the applicable performance goals that must be achieved in order to receive annual performance-based Awards and, if applicable, shares of Restricted Stock, Performance Units and Performance Shares. At the time that performance goals are established by the Administrator for a year, the Administrator will establish an individual performance-based Award opportunity for such year for each participant or group of participants. A participant's individual annual performance-based Award opportunity is based on the participant's achievement of his or her performance goals during such year and may be expressed in dollars, as a percentage of base salary, or by formula. A participant's actual performance-based Award may be paid in cash, shares of common stock or a combination thereof.

    The value of performance-based Awards may be based on absolute measures or on a comparison of CIT's measures during a Performance Period to the comparable measures of a group of competitors. Measures selected by the Administrator shall be one or more of the following and, where applicable, may be measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: pre-tax earnings, operating earnings, after-tax earnings, return on investment, revenues or income, net income, absolute and/or relative return on equity, capital invested or assets, earnings per share, cash flow or cash flow on investments, profits, earnings growth, share price, total shareholder return, economic value added, expense reduction, customer satisfaction, and any combination of the foregoing measures as the Administrator deems appropriate.

    CHANGE OF CONTROL. Upon a Change of Control of CIT (as defined for purposes of the ECP): (i) all outstanding Options and SARs shall become immediately exercisable and will remain exercisable until the earlier of the expiration of their initial term or the second anniversary of the grantee's termination of employment with CIT; (ii) all restrictions on outstanding shares of Restricted Stock shall lapse; (iii) the performance goals with respect to all outstanding awards of annual performance based Awards, Restricted Stock, Performance Shares and Performance Units will be deemed to have been fully attained for the Performance Period; and (iv) the vesting of all Awards denominated in shares of common stock will be accelerated.

    DISTRIBUTION STOCK OPTION GRANTS. The board of directors has approved a grant of options to purchase shares of our common stock, effective upon the distribution of our common stock, to each named executive officer and other selected participants as set forth in the following table.

                                                    NUMBER OF SHARES UNDERLYING OPTIONS
                                               ---------------------------------------------
Albert R. Gamper, Jr. (1)....................
Thomas Hallman (1)...........................
Joseph M. Leone (1)..........................
Lawrence A. Marsiello (1)....................
Nikita Zdanow (1)............................
All Executive Officers as a Group (including
  those listed above) (1)....................
Other Key Executives (1).....................
All Other Employees as a Group (2)...........
Non-Employee Directors (3)...................

------------------------

(1) The board of directors approved grants to the Named Executive Officers and to approximately 40 additional executives who are most critical to the success of CIT. The exercise price for each of these options will be equal to the share price at the time of the distribution. All of these options have ten-year terms and become vested and exercisable over a period ending on the fourth anniversary of the grant date.

(2) A broader group of our middle and senior level management will receive an option grant at the time of the distribution. The exercise price for each of these options will be equal to the share price at the time of the distribution. These options have ten-year terms and become vested and exercisable over a period ending on the third anniversary of the grant date.

(3) The board of directors approved grants of options of       shares for each
    independent director of CIT to be granted concurrent with the distribution. These options will have ten-year terms and become vested and exercisable over a period ending on the third anniversary of the grant date.

RETENTION AGREEMENTS

    GENERAL

    Messrs. Gamper, Hallman, Leone, Marsiello and Zdanow have retention agreements as described below. Effective upon completion of the distribution, the retention agreements will be amended to provide that consents required to be given by the board of directors of Tyco will be required to be given by the board of directors of CIT.

    Mr. Gamper has a retention agreement that extends until June 1, 2004.
Mr. Gamper's agreement provides that he will serve as the Chief Executive Officer of CIT. The agreement provides for the payment of an annual base salary of not less than $1,000,000 (which Mr. Gamper voluntarily reduced to $900,000 from the inception of his contract through the current date) and an annual cash bonus based on performance targets. Pursuant to his employment agreement, his base salary shall be reviewed at the time all executive officers of CIT are reviewed.

    Pursuant to this agreement, Mr. Gamper was guaranteed a minimum of a $1,000,000 cash bonus on September 30, 2001 if CIT achieved mutually agreed upon financial targets. Mr. Gamper received a bonus in excess of this amount (as shown in the Summary Compensation Table) as a result of CIT's fiscal 2001 performance. Provided CIT achieves at least fifteen percent growth in its net income from the prior annual period, Mr. Gamper will receive a Special Cash Bonus of $3,000,000 on September 30, 2002.

    The agreement also provided for grants of restricted shares and stock options which are detailed in the Summary Compensation Table. The retention agreement provides for participation in all employee pension, welfare, perquisites, fringe benefit and other benefit plans generally applicable to the most senior executives of CIT and continued participation in CIT's Executive Retirement Program and all other supplemental and excess retirement plans during the retention agreement on terms no less favorable than provided immediately prior to the effective date of the agreement. Mr. Gamper is eligible to receive benefits under the CIT retiree medical and life insurance plan for the remainder of his life and the life of his spouse. In addition, Mr. Gamper is entitled to receive expense reimbursement and certain additional benefits provided to him pursuant to a prior employment agreement between Mr. Gamper and CIT dated as of November 1, 1999, which shall be provided on the same basis as such benefits were provided to Mr. Gamper prior to the effective date of the agreement.

    In addition to Mr. Gamper, Messrs. Hallman, Leone, Marsiello and Zdanow also have retention agreements that extend until June 1, 2004. Their agreements provide for the payment of an annual base salary of not less than the amount received prior to the acquisition by Tyco, to be reviewed at the time all executive officers of CIT are reviewed. Further, they are entitled to an annual bonus opportunity, as determined by the Chief Executive Officer of CIT. The retention agreements for Messrs. Hallman, Leone, Marsiello and Zdanow provide for participation in all employee pension, welfare, perquisites, fringe benefit and other benefit plans, generally available to senior executives. In addition, the agreements provide for continued participation in CIT's Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of the agreement. Messrs. Hallman, Leone, Marsiello and Zdanow are also eligible to receive benefits under the CIT retiree medical and life insurance plan.

    Messrs. Hallman, Leone, Marsiello and Zdanow's agreements also provide for grants of restricted stock and stock options, details of which are provided in the Summary Compensation Table.

    TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

    If Mr. Gamper's employment is terminated by him for "good reason" or by CIT without "cause" (in each case, as these terms are defined in the retention agreement), then he is entitled to a cash payment equal to (i) the sum of his unpaid base salary through the date of termination and $1,000,000 pro rated for the portion of the year he completed in the year of his termination, (ii) three times the sum of Mr. Gamper's annual base salary plus $1 million, paid in accordance with normal payroll periods in equal installments over a period of three years, provided that Mr. Gamper continues to comply with the confidentiality and noncompete provisions of the retention agreement and,
(iii) if not already paid, the Special Cash Bonus (without regard to CIT's financial performance). Also in such event, the restricted shares and options described above, as well as any other stock incentives then held by Mr. Gamper, will vest immediately. In addition, Mr. Gamper will be paid or provided with any amounts or benefits he is eligible to receive under any benefit plan of CIT, including the retiree medical benefits described above, and to the extent permitted under law he will be credited with age and service credit under the relevant retirement plans through June 1, 2004.

    Mr. Gamper's retention agreement provides that he will not, during the retention period and for two years after the date of termination (three years in the case of termination by CIT without "cause" or by Mr. Gamper for "good reason" (in each case, as these terms are defined in the retention agreement)), without the written consent of the board of directors of Tyco (A) engage or be interested in any business in the U.S. which is in competition with any lines of business actively being conducted by CIT on the date of termination; (B) hire any person who was employed by CIT or its affiliates within the six-month period preceding the date of such hiring or solicit, entice, persuade or induce any person or entity doing business with CIT or its affiliates to terminate such relationship or to refrain from extending or renewing the same, and
(C) disparage or publicly criticize Tyco or CIT or any of their affiliates.

    The retention agreements of Messrs. Hallman, Leone, Marsiello and Zdanow provides that, under certain circumstances, upon a termination of employment each will be entitled to receive: (i) the sum of (1) his annual base salary through the termination date and (2) a prorated average annual bonus (as defined in the agreement) based on the number of days in the fiscal year until termination; and (ii) the sum of (1) the greater of (x) the annual base salary payable for the remainder of the retention agreement, or (y) two times the annual base salary, and (2) two times the average annual bonus. Further, the options and restricted stock granted in consideration of the retention agreement shall vest at the earlier of the vesting dates specified in the award agreements, or subject to compliance with the Confidentiality and Competitive Activity Section of the retention agreement, the second anniversary of the termination. Each of them will also receive life insurance and medical, dental and disability benefits for up to two years after termination, any other amounts or benefits required to be paid or provided (to the extent not paid), two additional years of age and service credit under all relevant company retirement plans, and outplacement services.

    With respect to Messrs. Hallman, Leone, Marsiello and Zdanow, the retention agreements provide that each of them will not, while employed by CIT under the retention agreement and for one year after termination (two years in the case of termination by CIT without "cause" or by the executive for "good reason" (in each case, as these terms are defined in the retention agreements)), without the written consent of the board of directors of Tyco (A) engage or be interested in any business in the world which is in competition with any lines of business actively being conducted by CIT on the date of termination; (B) hire any person who was employed by CIT within the six-month period preceding the date of such hiring or solicit, entice, persuade or induce any person or entity doing business with the

Company to terminate such relationship or to refrain from extending or renewing the same, and (C) disparage or publicly criticize Tyco or CIT or any of their affiliates.

    In the event Mr. Gamper or the other Named Executive Officers become subject to excise taxes under Section 4999 of the Internal Revenue Code, the retention agreement provides a gross up payment equal to the amount of such excise taxes.

RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN

    The CIT Group Inc. Retirement Plan (the "Retirement Plan") covers officers and salaried employees who have one year of service and have attained age 21. We also maintain a Supplemental Retirement Plan for employees whose benefit in the Retirement Plan is subject to the Internal Revenue Code limitations.

    The Retirement Plan was revised in 2000 with a new "cash balance" formula which became effective January 1, 2001. Under this new formula, the member's accrued benefits as of December 31, 2000 was converted to a lump sum amount and each year thereafter the balance is to be credited with a percentage of the member's "Benefits Pay" (comprised of base salary, plus certain annual bonuses, sales incentives and commissions) depending on years of service as follows:

  YEARS OF SERVICE             % OF "BENEFITS PAY"
  ----------------            ---------------------
      1-9                               5
     10-19                              6
     20-29                              7
30 or more.....                         8

    These balances are also to receive annual interest credits, subject to certain government limits. For 2001, the interest credit was 7.00% and for 2002 it will be 5.76%. Upon termination after 5 years of employment or retirement, the amount credited to a member is to be paid in a lump sum or converted into an annuity. Certain eligible members had the option of remaining under the Plan formula as in effect prior to January 1, 2001.

    Messrs. Gamper, Hallman, Leone, Marsiello and Zdanow are earning benefits under the "cash balance" formula effective January 1, 2001. The following table shows the estimated annual retirement benefits (including the benefit under the Supplemental Retirement Plan) which would be payable to each individual if he retired at normal retirement age (age 65) at his 2001 "benefits pay." The projected amounts include annual interest credits at 5.76%.

NAME                               YEAR OF NORMAL RETIREMENT   ESTIMATED ANNUAL BENEFIT
----                               -------------------------   ------------------------
Albert R. Gamper, Jr.............            2007                      $536,100
Thomas B. Hallman................            2017                      $137,100
Joseph M. Leone..................            2018                      $197,900
Lawrence A. Marsiello............            2015                      $215,200
Nikita Zdanow....................            2002                      $162,300

EXECUTIVE RETIREMENT PLAN

    The Named Executive Officers are participants under the Executive Retirement Plan. The benefit provided is life insurance equal to approximately three times salary during such participant's employment, with a life annuity option payable monthly by us upon retirement. The participant pays a portion of the annual premium and we pay the balance on behalf of the participant. We are entitled to recoup our payments from the proceeds of the policy in excess of the death benefit. Upon the participant's retirement, a life annuity will be payable out of our current income and we anticipate recovering the cost of the life annuity out of the proceeds of the insurance policy payable upon the death of the participant.

    In addition to the table of pension benefits shown above, we are conditionally obligated to make annual payments under the Executive Retirement Plan in the amounts indicated to the Named Executive Officers at retirement:
Mr. Gamper, $463,130; Mr. Hallman, $193,312; Mr. Leone, $217,405;
Mr. Marsiello, $228,119; Mr. Zdanow, $238,650.

OTHER EMPLOYEE BENEFITS

    We maintain a defined contribution plan with a 401(k) feature. In addition, we maintain a supplemental unfunded defined contribution plan for employees in a grandfathered defined benefit plan.

    Retiree medical and dental coverage is offered on a contributory basis to certain eligible employees who meet the age and service requirements.

EMPLOYEE STOCK PURCHASE PLAN

    We have adopted an employee stock purchase plan for all employees customarily employed at least 20 hours per week. The plan is available to employees in the United States and to certain international employees. Employees who enroll in the plan may purchase shares quarterly through payroll deductions from their base salary at a purchase price equal to 85% of the fair market value of our common stock on either the first business day or the last business day of the quarterly offering period, whichever is lower. The amount of common stock that may be purchased by a participant through the plan is generally limited to
$25,000 per year. The plan authorizes the sale of up to   shares of our common
stock.

                             PRINCIPAL STOCKHOLDERS

    All of the outstanding shares of our common stock are, and will be, prior to the distribution, held by Tyco. The address of Tyco's principal executive offices is The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

    The following table sets forth information known to us concerning shares of our common stock expected to be beneficially owned immediately after the distribution date by:

    - each person or entity known by us to own more than 5% of the outstanding Tyco common shares;

    - each person whom we currently know will be one of our directors at the time of the distribution;

    - each person whom we currently know will be one of our named executive officers at the time of the distribution; and

    - all persons whom we currently know will be our directors and executive officers at the time of the distribution, as a group.


    The information set forth below is based on information known to us with respect to each listed person's beneficial ownership of Tyco common shares as of
            , 2002. The table assumes with respect to our common stock that ownership of Tyco common shares by such persons will not change before the record date of the distribution. The information set forth below includes shares of our common stock that would be deemed beneficially owned by each such person in connection with the treatment of Tyco options pursuant to the distribution, as described in "The Distribution--Treatment of Tyco Employee Stock Options."


    In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to options to purchase shares that are exercisable within
60 days of the completion of the distribution. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. The number of shares of common stock outstanding after the distribution includes shares being distributed by Tyco. The percentage of
beneficial ownership for the following table is presented as of             ,
2002. Unless otherwise indicated, the address for each listed shareholder is: c/o CIT Group Inc., 1211 Avenue of the Americas, New York, New York 10036. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares.

                                                              PERCENTAGE OF   OF THE TOTAL NUMBER OF SHARES
                                           NUMBER OF SHARES      COMMON        BENEFICIALLY OWNED, NUMBER
                                             BENEFICIALLY         STOCK           OF SHARES THAT MAY BE
NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED (1)         OWNED (2)      ACQUIRED WITHIN 60 DAYS (3)
------------------------------------       ----------------   -------------   -----------------------------
AXA Financial, Inc. .....................
  1290 Avenue of the Americas
  New York, New York 10104

Albert R. Gamper, Jr.....................                            *

Daniel P. Amos...........................                            *

John S. Chen.............................                            *

Thomas H. Kean...........................                            *

Peter J. Tobin...........................                            *

Joseph M. Leone..........................                            *

Thomas B. Hallman........................                            *

                                                              PERCENTAGE OF   OF THE TOTAL NUMBER OF SHARES
                                           NUMBER OF SHARES      COMMON        BENEFICIALLY OWNED, NUMBER
                                             BENEFICIALLY         STOCK           OF SHARES THAT MAY BE
NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED (1)         OWNED (2)      ACQUIRED WITHIN 60 DAYS (3)
------------------------------------       ----------------   -------------   -----------------------------
Lawrence A. Marsiello....................                            *

Nikita Zdanow............................                            *

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A
  GROUP (11 persons):....................

------------------------

*   Indicates less than 1%

(1) The amounts included in this column represent the shares of our common stock that would be beneficially owned by the listed person or entity based on a
    distribution ratio of           shares of our common stock to be received
    for every one Tyco common share held by such person or entity on
                , 2002.

(2) Based on           Tyco common shares outstanding on             , 2002
    (including shares issuable upon exchange of CIT Exchangeco exchangeable shares outstanding on that date).

(3) Includes stock options that are currently exercisable plus stock options that are exercisable within 60 days.

                           RELATED PARTY TRANSACTIONS

RELATIONSHIP WITH TYCO

    The following is a description of the material terms of the agreements and arrangements involving our company and either Tyco or its direct or indirect subsidiaries.

GENERAL

    Tyco acquired us in June 2001 and is currently the sole stockholder of CIT. Prior to the distribution, some of our directors and executive officers were also directors, officers and employees of Tyco and/or its other subsidiaries.

    In the ordinary course of business, we have entered into a number of agreements with Tyco and its subsidiaries relating to our historical business and our relationship with the Tyco group of companies, the material terms of which are described below. In addition, we recently entered into a number of agreements with Tyco relating to the distribution, which are described elsewhere in this information statement.

AGREEMENTS RELATING TO THE DISTRIBUTION

    We have entered into several agreements with Tyco to define our ongoing relationship after the distribution and to allocate specified liabilities and obligations arising from periods prior to the distribution date. We entered into these agreements while we were still a wholly-owned subsidiary of Tyco. The material terms of these agreements are described under the caption "Our Relationship with Tyco After the Distribution."

OPERATING AGREEMENT

    When Tyco acquired us, CIT and Tyco entered into an Operating Agreement, dated as of June 1, 2001, that provided that CIT and Tyco will not engage in transactions, including finance, underwriting and asset management and servicing transactions, unless the transactions are at arm's-length and for fair value. In particular, Tyco agreed that we will have sole discretion and decision-making authority where we are underwriting, managing and servicing assets in transactions originated through Tyco. CIT and Tyco also agreed to limit dividends and distributions from CIT to Tyco to (i) fifteen percent (15%) of our cumulative net income, plus (ii) the net capital contributions by Tyco to CIT, in each case through the date of such dividend, distribution or declaration, and that CIT will at all times maintain our books, records and assets separately from Tyco. The Operating Agreement will terminate when CIT ceases to be a subsidiary of Tyco.

AMENDMENT TO CIT INDENTURES


    On February 14, 2002, CIT amended its public debt indentures to prohibit CIT from:



    - declaring or paying any dividend, or making any other payment or distribution on its capital stock to Tyco or any of Tyco's affiliates, except dividends or distributions payable in common stock of CIT,



    - purchasing, redeeming or otherwise acquiring or retiring for value any capital stock of CIT except in exchange for the common stock of CIT,



    - purchasing or selling any material properties or assets from or to, or consummating any other material transaction with, Tyco or any of Tyco's affiliates, except on terms that are no less favorable than those that could be reasonably be expected to be obtained in a comparable transaction with an unrelated third party, or

    - making any investment in Tyco or any of Tyco's affiliates in the form of
      (1) advances, loans or other extensions of credit to Tyco or any of Tyco's affiliates, (2) capital contributions to or in Tyco or any of Tyco's affiliates, or (3) acquisitions of any bonds, notes, debentures or other debt instruments of, or any stock, partnership, membership or other equity or beneficial interests in, Tyco or any of Tyco's affiliates.



These restrictions do not apply if any of the above actions occur in connection with a merger of CIT with and into CIT's immediate parent corporation, or a merger of CIT's immediate parent corporation with and into CIT, provided that the surviving corporation of the merger has a consolidated tangible net worth immediately after the merger that is not less than the consolidated tangible net worth of CIT immediately prior to the merger. These provisions will no longer apply if (i) CIT and its subsidiaries are consolidated or merged into another entity or substantially all of CIT and its subsidiaries' properties, common stock or assets are sold, assigned, leased, transferred, conveyed or otherwise disposed of in one or more transactions or (ii) once Tyco owns less than 50% of our common stock as long as at least two-thirds of our board of directors is not affiliated with Tyco.


OTHER TRANSACTIONS

    On September 30, 2001, we sold at net book value certain international subsidiaries to a non-U.S. subsidiary of Tyco. As a result of this sale, we had receivables from affiliates totaling $1,558.1 million, representing our debt investment in these subsidiaries. CIT charged arm's-length, market based interest rates on these receivables, and recorded $19.0 million of interest income, as an offset to interest expense, related to those notes for the quarter ended December 31, 2001. A note receivable issued at the time of this transaction of approximately $295 million was collected.

    Following Tyco's announcement on January 22, 2002 that it planned to separate into four independent, publicly-traded companies, we repurchased at net book value the international subsidiaries on February 11, 2002. In conjunction with this repurchase, the receivables from affiliates of $1,558.1 million on the Consolidated Balance Sheet at December 31, 2001 was satisfied.

    We have entered into a number of equipment loans and leases with affiliates of Tyco. Lease terms generally range from 3 to 12 years. Tyco has guaranteed payment and performance obligations under each loan and lease agreement. At February 28, 2002, the aggregate amount outstanding under these equipment loans and leases was approximately $90 million, and the aggregate amount outstanding upon delivery of all applicable equipment will be approximately $138 million.

    During the quarter ended September 30, 2001, certain subsidiaries of Tyco sold receivables totaling $318.0 million to us in a factoring transaction for $297.8 million in cash. The difference of $20.2 million represents a holdback of $15.9 million and a discount of $4.3 million (fee income which we will recognize as income over the term of the transaction).

    During the quarter ended December 31, 2001, we increased the capacity available under the sale of receivables program with Tyco from $318.0 million to $360.0 million. Fee income of $5.2 million generated during the quarter will be recognized by CIT as income over the term of the transaction.

    Certain of CIT's expenses, such as third-party consulting and legal fees, are paid by Tyco and billed to CIT. As of December 31, 2001, CIT has outstanding payables to subsidiaries of Tyco totaling $16.3 million related primarily to these charges.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of           shares of common stock,
par value $0.01 per share, and           shares of preferred stock, par value
$0.01 per share. The following summary of the terms and provisions of our capital stock does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and by-laws, copies of which are included as exhibits to the registration statement on Form 10 of which this information statement is a part, and applicable law.

COMMON STOCK

    As of         , 2002,           shares of common stock were outstanding. As
of           , 2002, all shares of outstanding common stock were fully paid and non-assessable. Each share of common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. The articles of incorporation do not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, the following three matters require the vote of 66 2/3% of the stockholders for approval:
(i) amending or adopting by-laws; (ii) removing directors; and (iii) amending, repealing or adopting any provision that is inconsistent with certain provisions of our articles of incorporation. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

    Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor. Upon liquidation of CIT, subject to the rights of holders of any preferred stock outstanding, the holders of common stock will be entitled to receive our assets remaining after payment of liabilities proportionate to their pro rata ownership of the outstanding shares of common stock.

PREFERRED STOCK

    Our board of directors has the authority, without further action of our
stockholders, to issue from time to time           shares of preferred stock in
one or more series and with such relative rights, powers, preferences and limitations as the board of directors may determine at the time of issuance. Any such shares may be convertible into common stock and may be superior to the common stock in the payment of dividends, liquidation, voting and other rights, preferences and privileges. The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of CIT, may discourage bids for the common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock. Currently, we do not have any shares of preferred stock outstanding, and we have no current plans to issue any shares of preferred stock.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA LAW

    The provisions of the Nevada General Corporation Law summarized below may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium over the market price, and discouraging, delaying or preventing changes in control or management of CIT.

    COMBINATIONS WITH INTERESTED STOCKHOLDERS UNDER THE NEVADA GENERAL
     CORPORATION LAW

    Upon the distribution, we will become subject to the provisions of Sections
78.411 through 78.444 of the Nevada General Corporation Law. In general, these statutes prohibit a publicly held Nevada corporation from engaging, under certain circumstances, in a "combination" with an "interested stockholder" for a period of three years after the interested stockholder's date of acquiring shares, unless the combination or the purchase of shares made by the interested stockholder on the interested stockholder's date of acquiring shares is approved by the board of directors of the corporation before that date.

    In addition, these statutes generally prohibit a publicly held corporation from engaging in a combination with an interested stockholder after the expiration of three years after the interested stockholder's date of acquiring shares, other than a combination meeting one of the following requirements:

    - a combination approved by the board of directors of the corporation before the interested stockholder's date of acquiring shares, or as to which the purchase of shares made by the interested stockholder on that date had been approved by the board of directors of the corporation before that date;

    - a combination approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination, or any affiliate or associate of the interested stockholder proposing the combination;

    - a combination in which the aggregate amount of the cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by the holders of outstanding common stock of the corporation not beneficially owned by the interested stockholder immediately before that date is at least equal to the higher of the following:

       - subject to certain adjustments, the highest price per share paid by the interested stockholder, at a time when such stockholder was the beneficial owner, directly or indirectly, of five percent or more of the outstanding voting stock of the corporation, for any common stock of the same class or series acquired by such stockholder within three years immediately before the date of announcement with respect to the combination or within three years immediately before, or in, the transaction in which such stockholder became an interested stockholder, whichever is higher; or

       - subject to certain adjustments, the market value per common share on the date of announcement with respect to the combination or on the interested stockholder's date of acquiring shares, whichever is higher; or

    - a combination in which the aggregate amount of the cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by the holders of outstanding shares of any class or series of stock, other than common stock, not beneficially owned by the interested stockholder immediately before that date is at least equal to the highest of the following, whether or not the interested stockholder has previously acquired any shares of the class or series of stock:

       - subject to certain adjustments, the highest price per share paid by the interested stockholder, at a time when such stockholder was the beneficial owner, directly or indirectly, of five percent or more of the outstanding voting stock of the corporation, for any shares of that class or series of stock acquired by such stockholder within three years immediately before the date of announcement with respect to the combination or within three years immediately before, or in, the transaction in which such stockholder became an interested stockholder, whichever is higher;

       - subject to certain adjustments, the highest preferential amount per share to which the holders of shares of the class or series of stock are entitled in the event of any voluntary liquidation, dissolution or winding up of the corporation, plus the aggregate amount of any dividends declared or due to which the holders are entitled before payment of the dividends on some other class or series of stock; or

       - the market value per share of the class or series of stock on the date of announcement with respect to the combination or on the interested stockholder's date of acquiring shares, whichever is higher.

    An "interested stockholder" is generally defined in the statutes as a person who is (1) the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the corporation or
(2) an affiliate or associate of the corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the corporation. The statutes define a "combination" to include mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder. The provisions of Sections 78.411 through 78.444 of the Nevada General Corporation Law apply to a Nevada corporation unless such corporation elected in its articles of incorporation not to be governed by those provisions. We have not made this election and therefore will be governed by these provisions.

    ACQUISITION OF A CONTROLLING INTEREST UNDER THE NEVADA GENERAL CORPORATION
     LAW

    Upon the distribution, we also will be subject to the provisions of Sections
78.378 through 78.3793 of the Nevada General Corporation Law. These sections generally provide that any "control shares" acquired by a person in the direct or indirect acquisition of a "controlling interest" in a Nevada corporation, greater than a level of "controlling interest" previously authorized by the corporation's stockholders, (1) shall be divested of all voting rights, except to the extent that the retention of voting rights is authorized by the stockholders of the corporation other than the acquiring person and associated persons and (2) may be redeemed, in whole but not in part, by the corporation at the average price paid for the control shares. These sections define "control shares" as those voting shares which an acquiring person and associated persons acquire in the acquisition of a "controlling interest," greater than a level of controlling interest previously authorized by the corporation's stockholders, or within 90 days immediately preceding the date the acquiring person acquired such greater controlling interest. A "controlling interest" is defined in the statutes as the ownership of voting shares sufficient, but for the provisions of Sections 78.378 through 78.3793, to enable a person, directly or indirectly and individually or in association with others, to exercise (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority or
(3) a majority or more, of all of the voting power of the corporation in the election of directors.

    The provisions of Sections 78.378 through 78.3793 of the Nevada General Corporation Law apply to an issuing corporation unless such corporation elected in its organizational documents not to be governed by those provisions. We have not made this election and therefore will be governed by these provisions.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our officers and directors are indemnified as provided under Nevada law and our articles of incorporation and by-laws.

    Our by-laws provide that we shall indemnify our directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with an action, suit or proceeding in which the director or officer has been made or is threatened to be made a party, if the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the director's or officer's conduct was unlawful.

    In addition, we shall indemnify each of our directors and officers in any action by or in the right of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of CIT; provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to CIT unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper.

    Our by-laws provide that no indemnification shall be provided by us to any person, unless it is determined that indemnification is proper because the person has met the applicable standard of conduct. Such determination shall be made:

    - by the stockholders;

    - by a majority vote of the directors who were not parties to the relevant action, suit or proceeding, even though less than a quorum;

    - if a majority vote of a quorum consisting of disinterested directors so orders, by independent legal counsel in written opinion; or

    - if a quorum consisting of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

    Our by-laws provide that expenses incurred in defending any action or proceeding to which indemnification may be available may be advanced by us upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

    In addition, our articles of incorporation eliminate the personal liability of our directors and officers to the fullest extent permitted by Nevada law, as the same may be amended and supplemented.

                            INDEPENDENT ACCOUNTANTS

    The consolidated balance sheet of CIT as of September 30, 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the periods from January 1, 2001 to June 1, 2001 and June 2, 2001 to September 30, 2001, included in this information statement and the registration statement of which this information statement forms a part, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports appearing herein.

    The consolidated balance sheet as of December 31, 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows of The CIT Group, Inc. and subsidiaries for each of the years in the two-year period ended December 31, 2000, included in this information statement and the registration statement of which this information statement forms a part, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report included herein.

                       CHANGE IN INDEPENDENT ACCOUNTANTS

    Prior to Tyco's acquisition of CIT, the independent auditor for The CIT Group, Inc., a Delaware corporation and CIT's predecessor, was KPMG LLP. The independent accountants for Tyco are PricewaterhouseCoopers LLP. On June 1, 2001, in connection with the acquisition, Tyco and CIT jointly determined that CIT would terminate its audit engagement with KPMG LLP and enter into an audit engagement with PricewaterhouseCoopers LLP, in order to facilitate the auditing of Tyco's consolidated financial statements. CIT's board of directors approved the appointment of PricewaterhouseCoopers LLP as the independent accountants for CIT.

    In connection with the audits of the two fiscal years ended December 31, 2000, and the subsequent unaudited interim period through June 1, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

    The audit reports of KPMG LLP on the consolidated financial statements of The CIT Group, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC a registration statement on Form 10, to which this information statement is attached as an exhibit, under the Securities Exchange Act to register the shares of our common stock to be issued on the date of distribution. This information statement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to CIT and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 after payment of fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

    Following the distribution, we will become subject to the full informational requirements of the Securities Exchange Act. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm.

                                 CIT GROUP INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Tyco Capital Corporation (subsequently renamed CIT Group
Inc.):

  Report of Independent Accountants (PricewaterhouseCoopers
    LLP)....................................................     F-2

  Report of Independent Accountants (PricewaterhouseCoopers
    LLP)....................................................     F-3

  Independent Auditor's Report (KPMG LLP)...................     F-4

  Consolidated Balance Sheets as of September 30, 2001
    (successor) and December 31, 2000 (predecessor).........     F-5

  Consolidated Statements of Income for the periods June 2,
    2001 through September 30, 2001 (successor), January 1,
    2001 through June 1, 2001 (predecessor) and for the
    years ended December 31, 2000 and 1999 (predecessor)....     F-6

  Consolidated Statements of Shareholder's Equity for the
    periods June 2, 2001 through September 30, 2001
    (successor), January 1, 2001 through June 1, 2001
    (predecessor) and for the years ended December 31, 2000
    and 1999 (predecessor)..................................     F-7

  Consolidated Statements of Cash Flows for the periods June
    2, 2001 through September 30, 2001 (successor), January
    1, 2001 through June 1, 2001 (predecessor) and for the
    years ended December 31, 2000 and 1999 (predecessor)....     F-8

  Notes to Consolidated Financial Statements................     F-9

CIT Group Inc. Interim Financial Statements:................    F-48

  Unaudited Consolidated Balance Sheets as of December 31,
    2001 and September 30, 2001.............................    F-49

  Unaudited Consolidated Statements of Income for the
    quarter ended December 31, 2001 (successor) and December
    31, 2000 (predecessor)..................................    F-50

  Unaudited Consolidated Statement of Shareholder's Equity
    for the quarter ended December 31, 2001 (successor).....    F-51

  Unaudited Consolidated Statements of Cash Flows for the
    quarter ended December 31, 2001 (successor) and
    December 31, 2000 (predecessor).........................    F-52

  Notes to Consolidated Financial Statements (Unaudited)....    F-53

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Tyco Capital Corporation

    In our opinion, the accompanying consolidated balance sheet as of September 30, 2001 and the related consolidated statements of income, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Tyco Capital Corporation (formerly The CIT
Group, Inc.) and its subsidiaries at September 30, 2001, and the results of their operations and their cash flows for the period from June 2, 2001 through September 30, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    As discussed in Note 1 to the financial statements, on January 1, 2001 the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" and on June 2, 2001, the Company changed its basis of accounting for purchased assets and liabilities.

PricewaterhouseCoopers LLP
New York, New York
October 18, 2001

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Tyco Capital Corporation

    In our opinion, the accompanying consolidated statements of income, of shareholder's equity and of cash flows present fairly, in all material respects, the results of operations and cash flows of Tyco Capital Corporation (formerly The CIT Group, Inc.) and its subsidiaries for the period from January 1, 2001 through June 1, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    As discussed in Note 1 to the financial statements, on January 1, 2001 the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

PricewaterhouseCoopers LLP
New York, New York
October 18, 2001

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors of
The CIT Group, Inc.:

    We have audited the accompanying consolidated balance sheet of The CIT Group, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2000. These consolidated financial statements are the responsibility of CIT's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of The CIT Group, Inc. and subsidiaries at December 31, 2000, and the results of their operations and cash flows for each of the years in the two-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
Short Hills, New Jersey
January 25, 2001

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 (IN MILLIONS)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   -------------
                                                               (SUCCESSOR)    (PREDECESSOR)
ASSETS
Financing and leasing assets:
  Finance receivables.......................................    $30,791.3        $33,497.5
  Reserve for credit losses.................................       (471.7)          (468.5)
                                                                ---------        ---------
  Net finance receivables...................................     30,319.6         33,029.0
  Operating lease equipment, net............................      5,649.9          7,190.6
  Finance receivables held for sale.........................      2,014.9          2,698.4
Cash and cash equivalents...................................        728.7            812.1
Receivables from affiliates.................................      1,640.9               --
Goodwill and other intangible assets, net...................      6,569.5          1,964.6
Other assets................................................      3,758.2          2,995.1
                                                                ---------        ---------
TOTAL ASSETS................................................    $50,681.7        $48,689.8
                                                                =========        =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Debt:
  Commercial paper..........................................    $ 8,621.5        $ 9,063.5
  Variable-rate senior notes................................      9,614.6         11,130.5
  Fixed-rate senior notes...................................     17,065.5         17,571.1
  Subordinated fixed-rate notes.............................        100.0            200.0
                                                                ---------        ---------
Total debt..................................................     35,401.6         37,965.1
Credit balances of factoring clients........................      2,392.9          2,179.9
Accrued liabilities and payables............................      2,029.2          2,287.6
                                                                ---------        ---------
TOTAL LIABILITIES...........................................     39,823.7         42,432.6
                                                                ---------        ---------

Commitments and Contingencies (Note 19)

Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely debentures
  of the Company............................................        260.0            250.0
Shareholder's Equity:
  Parent company investment.................................     10,441.9               --
  Common stock..............................................           --              2.7
  Paid-in capital...........................................           --          3,527.2
  Retained earnings.........................................        252.4          2,603.3
  Accumulated other comprehensive (loss) income.............        (96.3)            11.7
  Treasury stock, at cost...................................           --           (137.7)
                                                                ---------        ---------
TOTAL SHAREHOLDER'S EQUITY..................................     10,598.0          6,007.2
                                                                ---------        ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY..................    $50,681.7        $48,689.8
                                                                =========        =========

                See Notes to Consolidated Financial Statements.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                 (IN MILLIONS)

                                                                                         YEARS ENDED
                                                                                        DECEMBER 31,
                                         JUNE 2 THROUGH     JANUARY 1 THROUGH   -----------------------------
                                       SEPTEMBER 30, 2001     JUNE 1, 2001          2000            1999
                                       ------------------   -----------------   -------------   -------------
                                          (SUCCESSOR)         (PREDECESSOR)     (PREDECESSOR)   (PREDECESSOR)
FINANCE INCOME.......................       $1,676.5            $2,298.8          $5,248.4        $2,565.9
Interest expense.....................          597.1             1,022.7           2,497.7         1,293.4
                                            --------            --------          --------        --------
Net finance income...................        1,079.4             1,276.1           2,750.7         1,272.5
Depreciation on operating lease
  equipment..........................          448.6               588.1           1,281.3           355.1
                                            --------            --------          --------        --------
Net finance margin...................          630.8               688.0           1,469.4           917.4
Provision for credit losses..........          116.1               216.4             255.2           110.3
                                            --------            --------          --------        --------
Net finance margin after provision
  for credit losses..................          514.7               471.6           1,214.2           807.1
Other revenue........................          335.1               237.5             912.0           350.8
                                            --------            --------          --------        --------
OPERATING MARGIN.....................          849.8               709.1           2,126.2         1,157.9
                                            --------            --------          --------        --------
Salaries and general operating
  expenses...........................          338.9               446.0           1,035.2           516.0
Goodwill amortization................           59.8                37.8              86.3            25.7
Acquisition-related costs............             --                54.0                --              --
                                            --------            --------          --------        --------
OPERATING EXPENSES...................          398.7               537.8           1,121.5           541.7
                                            --------            --------          --------        --------
Income before provision for income
  taxes..............................          451.1               171.3           1,004.7           616.2
Provision for income taxes...........         (195.0)              (85.1)           (381.2)         (214.9)
Minority interest in subsidiary trust
  holding solely debentures of the
  Company, after tax.................           (3.6)               (4.9)            (11.9)          (11.9)
                                            --------            --------          --------        --------
NET INCOME...........................       $  252.5            $   81.3          $  611.6        $  389.4
                                            ========            ========          ========        ========

                See Notes to Consolidated Financial Statements.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                 (IN MILLIONS)

                                                                                                     ACCUMULATED
                                             PARENT                                                     OTHER           TOTAL
                                            COMPANY      COMMON    PAID-IN    TREASURY   RETAINED   COMPREHENSIVE   SHAREHOLDER'S
                                           INVESTMENT    STOCK     CAPITAL     STOCK     EARNINGS   INCOME (LOSS)      EQUITY
                                           ----------   --------   --------   --------   --------   -------------   -------------
DECEMBER 31, 1998 (PREDECESSOR)..........  $      --    $   1.7    $  952.5    $(25.4)   $1,772.8      $   --         $ 2,701.6
Net income...............................                                                   389.4                         389.4
Foreign currency translation
  adjustments............................                                                                 0.3               0.3
Unrealized gain on equity and
  securitization investments, net........                                                                 2.5               2.5
                                                                                                                      ---------
Total comprehensive income...............                                                                                 392.2
                                                                                                                      ---------
Cash dividends...........................                                                   (64.6)                        (64.6)
Repurchase of common stock...............                                       (45.1)                                    (45.1)
Issuance of common stock and exchangeable
  shares in connection with the Newcourt
  acquisition............................                   1.0     2,562.7                                             2,563.7
Restricted common stock grants...........                               6.6                                                 6.6
                                           ---------    -------    --------    ------    --------      ------         ---------
DECEMBER 31, 1999 (PREDECESSOR)..........         --        2.7     3,521.8     (70.5)    2,097.6         2.8           5,554.4
Net income...............................                                                   611.6                         611.6
Foreign currency translation
  adjustments............................                                                                 4.3               4.3
Unrealized gain on equity and
  securitization investments, net........                                                                 4.6               4.6
                                                                                                                      ---------
Total comprehensive income...............                                                                                 620.5
                                                                                                                      ---------
Cash dividends...........................                                                  (105.9)                       (105.9)
Repurchase of common stock...............                                       (67.2)                                    (67.2)
Restricted common stock grants...........                               5.4                                                 5.4
                                           ---------    -------    --------    ------    --------      ------         ---------
DECEMBER 31, 2000 (PREDECESSOR)..........         --        2.7     3,527.2    (137.7)    2,603.3        11.7           6,007.2
Net income...............................                                                    81.3                          81.3
Foreign currency translation
  adjustments............................                                                               (33.7)            (33.7)
Cumulative effect of new accounting
  principle..............................                                                              (146.5)           (146.5)
Change in fair values of derivatives
  qualifying as cash flow hedges.........                                                                 0.6               0.6
                                                                                                                      ---------
Total comprehensive loss.................                                                                                 (98.3)
                                                                                                                      ---------
Cash dividends...........................                                                   (52.9)                        (52.9)
Issuance of treasury stock...............                                        27.6                                      27.6
Restricted common stock grants...........                              12.4                                                12.4
                                           ---------    -------    --------    ------    --------      ------         ---------
JUNE 1, 2001 (PREDECESSOR)...............         --        2.7     3,539.6    (110.1)    2,631.7      (167.9)          5,896.0
Recapitalization at acquisition..........    3,539.6         --    (3,539.6)       --          --          --                --
Effect of push-down accounting of Tyco's
  purchase price on Tyco Capital's net
  assets.................................    5,945.1       (2.7)         --     110.1    (2,631.7)      167.9           3,588.7
                                           ---------    -------    --------    ------    --------      ------         ---------
JUNE 1, 2001 (SUCCESSOR).................    9,484.7         --          --        --          --          --           9,484.7
Net income...............................                                                   252.5                         252.5
Cash dividends...........................                                                    (0.1)                         (0.1)
Foreign currency translation
  adjustments............................                                                               (13.4)            (13.4)
Change in fair values of derivatives
  qualifying as cash flow hedges.........                                                               (63.4)            (63.4)
                                                                                                                      ---------
Total comprehensive income...............                                                                                 175.6
                                                                                                                      ---------
Tax benefit on stock transactions........       39.4                                                                       39.4
Sale of international subsidiaries to
  Parent.................................       19.5                                                    (19.5)               --
Capital contribution from Parent.........      898.3                                                                      898.3
                                           ---------    -------    --------    ------    --------      ------         ---------
SEPTEMBER 30, 2001 (SUCCESSOR)...........  $10,441.9    $    --    $     --    $   --    $  252.4      $(96.3)        $10,598.0
                                           =========    =======    ========    ======    ========      ======         =========

                See Notes to Consolidated Financial Statements.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                                                                        YEARS ENDED
                                                                                                       DECEMBER 31,
                                                        JUNE 2 THROUGH     JANUARY 1 THROUGH   -----------------------------
                                                      SEPTEMBER 30, 2001     JUNE 1, 2001          2000            1999
                                                      ------------------   -----------------   -------------   -------------
                                                         (SUCCESSOR)         (PREDECESSOR)     (PREDECESSOR)   (PREDECESSOR)
CASH FLOWS FROM OPERATIONS:
Net income..........................................      $    252.5          $     81.3        $    611.6      $    389.4
Adjustments to reconcile net income to net cash
  flows from operations:
  Provision for credit losses.......................           116.1               216.4             255.2           110.3
  Depreciation and amortization.....................           521.3               642.4           1,408.7           402.8
  Special charges...................................              --                78.1                --              --
  Provision for deferred federal income taxes.......           163.6                52.5             211.5           163.5
  Gains on equipment, receivable and investment
    sales...........................................          (119.1)              (96.3)           (371.8)         (109.3)
  (Decrease) increase in accrued liabilities and
    payables........................................          (356.0)              (17.0)            449.0           221.2
  (Increase) decrease in other assets...............          (473.5)               69.9            (690.9)         (125.6)
  Other.............................................           (67.3)               34.9              29.0            32.3
                                                          ----------          ----------        ----------      ----------
Net cash flows provided by operations...............            37.6             1,062.2           1,902.3         1,084.6
                                                          ----------          ----------        ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Loans extended......................................       (15,493.1)          (20,803.0)        (49,275.8)      (39,657.9)
Collections on loans................................        12,750.6            18,520.2          41,847.5        34,315.7
Proceeds from asset and receivable sales............         5,213.0             2,879.6           7,055.4         3,733.2
Purchases of assets to be leased....................          (756.9)             (694.0)         (2,457.6)       (1,633.2)
Purchases of finance receivable portfolios..........              --                  --          (1,465.6)         (492.1)
Net increase in short-term factoring receivables....          (471.2)             (131.0)           (175.4)         (242.9)
Transfer of international subsidiaries to Parent....           (79.3)                 --                --              --
Acquisitions, net of cash acquired..................              --                  --                --          (538.0)
Other...............................................             3.2               (24.4)            (79.4)          (36.0)
                                                          ----------          ----------        ----------      ----------
Net cash flows provided by (used for) investing
  activities........................................         1,166.3              (252.6)         (4,550.9)       (4,551.2)
                                                          ----------          ----------        ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of variable and fixed
  rate notes........................................         1,000.0             6,246.6          12,645.3         7,700.0
Repayments of variable and fixed-rate notes.........        (3,272.2)           (6,491.5)        (10,143.2)       (5,538.3)
Net (decrease) increase in commercial paper.........        (1,007.8)              813.6              89.5         2,571.2
Net repayments of non-recourse leveraged lease
  debt..............................................           (26.6)               (8.7)            (31.2)         (156.8)
Capital contributions from Parent...................           675.0                  --                --              --
Cash dividends paid.................................              --               (52.9)           (105.9)          (64.6)
Issuance (purchase) of treasury stock...............              --                27.6             (67.2)          (45.1)
                                                          ----------          ----------        ----------      ----------
Net cash flows (used for) provided by financing
  activities........................................        (2,631.6)              534.7           2,387.3         4,466.4
                                                          ----------          ----------        ----------      ----------
Net (decrease) increase in cash and cash
  equivalents.......................................        (1,427.7)            1,344.3            (261.3)          999.8
Cash and cash equivalents, beginning of period......         2,156.4               812.1           1,073.4            73.6
                                                          ----------          ----------        ----------      ----------
Cash and cash equivalents, end of period............      $    728.7          $  2,156.4        $    812.1      $  1,073.4
                                                          ==========          ==========        ==========      ==========
SUPPLEMENTARY CASH FLOW DISCLOSURE:
Interest paid.......................................      $    652.9          $  1,067.6        $  2,449.7      $  1,268.9
Federal, foreign and state and local income taxes
  paid..............................................      $     31.4          $     14.7        $     28.4      $     66.4

SUPPLEMENTARY NON-CASH DISCLOSURE:
Push-down of purchase price by Parent...............      $  9,484.7          $       --        $       --      $       --
Stock issued for acquisition........................      $       --          $       --        $       --      $  2,563.7
Transfer of international subsidiaries to Parent....      $    295.1          $       --        $       --      $       --

                See Notes to Consolidated Financial Statements.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Tyco Capital Corporation ("Tyco Capital") is a diversified finance company engaging in vendor, equipment, commercial, consumer and structured financing and leasing activities. Tyco Capital operates primarily in North America, with locations in Europe, Latin America, Australia and the Asia-Pacific region.

BASIS OF PRESENTATION

    The Consolidated Financial Statements include the results of Tyco Capital and its subsidiaries and have been prepared in United States dollars, unless indicated otherwise, in accordance with generally accepted accounting principles in the United States. On June 1, 2001, Tyco Capital, formerly The CIT Group, Inc. ("CIT"), was acquired by a wholly-owned subsidiary of Tyco International Ltd. in a purchase business combination (see Note 2). Tyco International Ltd. and its subsidiaries, excluding Tyco Capital and its subsidiaries, are referred to herein as the "Parent" or "Tyco." In accordance with the guidelines for accounting for business combinations, the purchase price paid by Tyco plus related purchase accounting adjustments have been "pushed down" and recorded in Tyco Capital's financial statements for the periods after June 1, 2001, resulting in a new basis of accounting for the "successor" period beginning
June 2, 2001. As of the acquisition date, assets and liabilities were recorded at estimated fair value in the Tyco Capital financial statements. Any resulting premiums or discounts are being accreted or amortized on a level yield basis over the remaining estimated lives of the corresponding assets or liabilities. Information relating to all "predecessor" periods prior to the acquisition is presented using CIT's historical basis of accounting. Tyco Capital will continue to operate its businesses independently as an indirect wholly-owned subsidiary of Tyco.

    Tyco Capital consolidates companies in which it owns or controls more than fifty percent of the voting shares unless control is likely to be temporary. All significant intercompany transactions have been eliminated. Prior period amounts have been reclassified to conform to the current presentation. The 1999 acquisitions, which included Newcourt Credit Group Inc. ("Newcourt") and two acquisitions in the Commercial Finance segment, were accounted for using the purchase method of accounting. The acquisitions affect the comparability of the Consolidated Financial Statements as the Consolidated Statements of Income reflect results of the acquired operations for the full nine months of 2001 and the full year 2000, as compared to a partial year for each acquisition for 1999.

FINANCING AND LEASING ASSETS

    Tyco Capital provides funding for a variety of financing arrangements, including term loans, lease financing and operating leases. The amounts outstanding on loans and leases are referred to as finance receivables and, when combined with finance receivables held for sale, net book value of operating lease equipment, and certain investments, represent financing and leasing assets.

    At the time of designation for sale, securitization or syndication by management, assets are classified as finance receivables held for sale. These assets are carried at the lower of aggregate cost or market value.

INCOME RECOGNITION

    Finance income includes interest on loans, the accretion of income on direct financing leases, and rents on operating leases. Related origination and other nonrefundable fees and direct origination costs are deferred and amortized as an adjustment of finance income over the contractual life of the transactions. Income on finance receivables other than leveraged leases is recognized on an accrual

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) basis commencing in the month of origination using methods that generally approximate the interest method. Leveraged lease income is recognized on a basis calculated to achieve a constant after-tax rate of return for periods in which Tyco Capital has a positive investment in the transaction, net of related deferred tax liabilities. Rental income on operating leases is recognized on an accrual basis.

    The accrual of finance income on commercial finance receivables is generally suspended and an account is placed on non-accrual status when payment of principal or interest is contractually delinquent for 90 days or more, or earlier when, in the opinion of management, full collection of all principal and interest due is doubtful. Given the nature of revolving credit facilities, including those combined with term loan facilities (advances and interest accruals increase revolving loan balances and payments reduce revolving loan balances), the placement of revolving credit facilities on non-accrual status includes the review of other qualitative and quantitative credit-related factors, and generally does not result in the reversal of significant amounts of accrued interest. To the extent the estimated fair value of collateral does not satisfy both the principal and accrued interest outstanding, accrued but uncollected interest at the date an account is placed on non-accrual status is reversed and charged against income. Subsequent interest received is applied to the outstanding principal balance until such time as the account is collected, charged-off or returned to accrual status. The accrual of finance income on consumer loans is suspended, and all previously accrued but uncollected income is reversed, when payment of principal and/or interest on consumer finance receivables is contractually delinquent for 90 days or more.

    Other revenue includes the following: (1) factoring commissions,
(2) commitment, facility, letters of credit and syndication fees, (3) servicing fees and (4) gains and losses from the sales of leasing equipment, venture capital investments and sales and securitizations of finance receivables.

LEASE FINANCING

    Direct financing leases are recorded at the aggregate future minimum lease payments plus estimated residual values less unearned finance income. Operating lease equipment is carried at cost less accumulated depreciation and is depreciated to estimated residual value using the straight-line method over the lease term or projected economic life of the asset. Equipment acquired in satisfaction of loans and subsequently placed on operating lease is recorded at the lower of carrying value or estimated fair value when acquired. Lease receivables include leveraged leases, for which a major portion of the funding is provided by third party lenders on a nonrecourse basis, with Tyco Capital providing the balance and acquiring title to the property. Leveraged leases are recorded at the aggregate value of future minimum lease payments plus estimated residual value, less nonrecourse third party debt and unearned finance income. Management performs periodic reviews of the estimated residual values with impairment, other than temporary, recognized in the current period.

RESERVE FOR CREDIT LOSSES ON FINANCE RECEIVABLES

    The consolidated reserve for credit losses is periodically reviewed for adequacy considering economic conditions, collateral values and credit quality indicators, including historical and expected charge-off experience and levels of past due loans and non-performing assets. Changes in economic conditions or other events affecting specific obligors or industries may necessitate additions or deductions to the consolidated reserve for credit losses. In management's judgment the consolidated reserve for credit losses is adequate to provide for credit losses inherent in the portfolio.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CHARGE-OFF OF FINANCE RECEIVABLES

    Finance receivables are reviewed periodically to determine the probability of loss. Charge-offs are taken after considering such factors as the borrower's financial condition and the value of underlying collateral and guarantees (including recourse to dealers and manufacturers). Such charge-offs are deducted from the carrying value of the related finance receivables. To the extent that an unrecovered balance remains due, a final charge-off is taken at the time collection efforts are deemed no longer useful. Charge-offs are recorded on consumer and certain small ticket commercial finance receivables beginning at 180 days of contractual delinquency based upon historical loss severity. Collections on accounts previously charged off are recorded as increases to the reserve for credit losses.

IMPAIRED LOANS

    Impaired loans include any loan transaction, outside of homogeneous pools of loans, that is placed on non-accrual status or any troubled debt restructuring. Such loans are subject to periodic individual review by Tyco Capital's Asset Quality Review Committee ("AQR"). The AQR, which is comprised of members of senior management, reviews overall portfolio performance, as well as individual accounts meeting certain credit risk grading parameters. Excluded from impaired loans are: 1) certain individual small-dollar, commercial non-accrual loans for which the collateral value supports the outstanding balance and the continuation of earning status, 2) consumer loans, which are subject to automatic charge-off procedures, and 3) short-term factoring customer receivables, generally having terms of no more than 30 days. Loan impairment is defined as any shortfall between the estimated value and the recorded investment in the loan, with the estimated value determined using the fair value of the collateral if the loan is collateral dependent, or the present value of expected future cash flows discounted at the loan's effective interest rate.

LONG-LIVED ASSETS

    A review for impairment of long-lived assets, such as operating lease equipment, is performed at least annually and whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

GOODWILL AND OTHER IDENTIFIED INTANGIBLES

    Goodwill represents the excess of the purchase price over the estimated fair value of identifiable assets acquired, less the estimated fair value of liabilities assumed from business combinations. Goodwill and other intangible assets are amortized from the date of acquisition on a straight-line basis over estimated lives ranging from 5 to 40 years. Tyco Capital implemented Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets," on October 1, 2001. See "ACCOUNTING PRONOUNCEMENTS" in
Note 1 for more information on SFAS No. 142.

SECURITIZATIONS

    Pools of assets are originated and sold to independent trusts which, in turn, issue securities to investors backed by the asset pools. Tyco Capital retains the servicing rights and participates in certain

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) cash flows from the pools. The present value of expected net cash flows (after payment of principal and interest to certificate and/or note holders and credit-related disbursements) that exceeds the estimated cost of servicing is recorded at the time of sale as a "retained interest." Retained interests in securitized assets are included in other assets and classified as available-for-sale securities under SFAS 115. Tyco Capital, in its estimation of those net cash flows and retained interests, inherently employs a variety of financial assumptions, including loan pool credit losses, prepayment speeds and discount rates. These assumptions are supported by both Tyco Capital's historical experience, market trends and anticipated performance relative to the particular assets securitized. Subsequent to the recording of retained interests, Tyco Capital reviews such values quarterly. Fair values of retained interests are calculated utilizing current and anticipated credit losses, prepayment speeds and discount rates and are then compared to the respective carrying values. Losses, representing the excess of carrying value over estimated current fair value, are recorded as an impairment charge
($33.6 million for the nine months ended September 30, 2001 and $3.7 million for the year ended December 31, 2000). Unrealized gains are not credited to current earnings but are reflected in shareholder's equity as part of other comprehensive income.

    During September 2000, the Financial Accounting Standards Board ("FASB") issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125." SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of this standard did not have a material effect on the accounting for, or the structure of, Tyco Capital's securitization transactions.

OTHER ASSETS

    Assets received in satisfaction of loans are carried at the lower of carrying value or estimated fair value less selling costs, with write-downs at the time of receipt recognized by recording a charge-off. Subsequent write-downs of such assets, which may be required due to a decline in estimated fair market value after receipt, are reflected in general operating expenses.

    Realized and unrealized gains (losses) on marketable equity securities included in Tyco Capital's venture capital investment companies are included directly in operations. Unrealized gains and losses, representing the difference between carrying value and estimated current fair market value, for all other debt and marketable equity securities are recorded in other comprehensive income, a separate component of equity.

    Investments in joint ventures are accounted for using the equity method, whereby the investment balance is carried at cost and adjusted for the proportionate share of undistributed earnings or losses. Unrealized intercompany profits and losses are eliminated until realized, as if the joint venture were consolidated.

    Investments in debt and equity securities of non-public companies are carried at cost. These valuations are periodically reviewed and a write-down is recorded if a decline in value is considered other than temporary. Gains and losses are recognized upon sale or write-down of these investments as a component of other revenues.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DERIVATIVE FINANCIAL INSTRUMENTS

    Tyco Capital uses interest rate, currency swaps and foreign exchange forward contracts as part of a worldwide market risk management program to hedge against the effects of future interest rate and currency fluctuations. Tyco Capital does not enter into derivative financial instruments for trading or speculative purposes.

    On January 1, 2001, Tyco Capital adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." Derivative instruments are recognized in the balance sheet at their fair values, and changes in fair values are recognized immediately in earnings unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in accumulated other comprehensive income as a separate component of equity, and contractual cash flows, along with the related impact of the hedged items, continue to be recognized in earnings. Any ineffective portion of a hedge is reported in current earnings. Amounts accumulated in other comprehensive income are reclassified to earnings in the same period that the hedged transaction impacts earnings.

    The net interest differential, including premiums paid or received, if any, on interest rate swaps, is recognized on an accrual basis as an adjustment to finance income or as interest expense to correspond with the hedged position. In the event that early termination of a derivative instrument occurs, the gain or loss remains in accumulated other comprehensive income until the hedged transaction is recognized in earnings.

    Tyco Capital utilizes foreign exchange forward contracts or cross-currency swaps to convert U.S. dollar borrowings into local currency in such instances that local borrowings are not cost effective or available. Tyco Capital also utilizes foreign exchange forward contracts to hedge its net investments in foreign operations. These instruments are designated as hedges and resulting gains and losses are reflected in accumulated other comprehensive income as a separate component of equity.

STOCK-BASED COMPENSATION

    Prior to the Tyco acquisition, stock option plans were accounted for in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). In accordance with APB 25, no compensation expense is recognized for stock options issued. Compensation expense associated with restricted stock awards is recognized over the associated vesting periods.

FOREIGN CURRENCY TRANSLATION

    Tyco Capital has operations in Canada, Europe and other countries outside the United States. The functional currency for these foreign operations is the local currency. The value of the assets and liabilities of these operations is translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rates effective during the year. The resulting foreign currency translation gains and losses, as well as offsetting gains and losses on hedges of net investments in foreign operations, are reflected in accumulated other comprehensive (loss) income.

INCOME TAXES

    Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the Consolidated Financial Statements. Deferred tax liabilities and

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) assets are determined based on the differences between the book values and the tax basis of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

CONSOLIDATED STATEMENTS OF CASH FLOWS

    Cash and cash equivalents includes cash and interest-bearing deposits, which generally represent overnight money market investments of excess cash borrowed in the commercial paper market and maintained for liquidity purposes. Cash inflows and outflows from commercial paper borrowings and most factoring receivables are presented on a net basis in the Statements of Cash Flows, as their original term is generally less than 90 days.

OTHER COMPREHENSIVE INCOME

    Other comprehensive income includes unrealized gains on securitization retained interests, foreign currency translation adjustments pertaining to both the net investment in foreign operations and the related derivatives designated as hedges of such investments and commencing January 1, 2001, the changes in fair values of derivative instruments designated as hedges of future cash flows.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING PRONOUNCEMENTS

    In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. In addition, companies are required to review goodwill and intangible assets reported in connection with prior acquisitions, possibly disaggregate and report separately previously identified intangible assets and possibly reclassify certain intangible assets into goodwill. SFAS No. 142 establishes new guidelines for accounting for goodwill and other intangible assets. Tyco Capital implemented the provisions of SFAS No. 142 on October 1, 2001. Since adoption, existing goodwill is no longer amortized but instead will be assessed for impairment at least annually. Tyco Capital is currently determining the impact of adopting this standard under the transition provisions of SFAS No. 142. Goodwill amortization expense for the nine months ended September 30, 2001 was $97.6 million.

    In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. Tyco Capital is currently assessing the impact of this new standard.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. Tyco Capital is currently assessing the impact of this new standard.

NOTE 2--ACQUISITION BY TYCO INTERNATIONAL LTD.

    The purchase price paid by Tyco for Tyco Capital plus related purchase accounting adjustments was valued at approximately $9.5 billion and is presented as "Parent company investment" as of June 1, 2001 in the Consolidated Statements of Shareholder's Equity. The $9.5 billion value consisted of the following: the issuance of approximately 133.0 million Tyco common shares valued at $6,650.5 million on June 1, 2001 in exchange for approximately 73% of the outstanding CIT common stock (including exchangeable shares of CIT Exchangeco, Inc.); the payment of $2,486.4 million in cash to Dai-Ichi Kangyo Bank, Limited ("DKB") on June 1, 2001 for approximately 27% of the outstanding CIT common stock; options for Tyco common shares valued at $318.6 million issued in exchange for CIT stock options; and $29.2 million in acquisition-related costs incurred by Tyco. In addition, $22.3 million in acquisition-related costs incurred by Tyco were paid and have been reflected in Tyco Capital's equity as an additional capital contribution. The purchase of the CIT common stock held by DKB, which was contingent upon the satisfication of the conditions of the merger, took place immediately prior to the closing of the merger on June 1, 2001.

    Tyco Capital recorded acquired assets and liabilities at their estimated fair value. Approximately, $4.7 billion of goodwill and other intangible assets were recorded, which represents the excess of the transaction purchase price over the fair value of net assets acquired and purchase accounting liabilities established which result in additional liabilities. Fair value estimates are subject to future adjustment when appraisals or other valuation data are obtained or when restructuring plans are committed to or finalized. Such liabilities would be recorded as additional purchase accounting adjustments.

    In conjunction with the Tyco acquisition, work force reduction and exit plans were formulated. As of September 30, 2001, 671 employees have been terminated, or have been identified for and notified of early termination. In all cases, the benefit arrangements have been announced to these employees.

    The following table summarizes purchase accounting liabilities recorded in connection with the Tyco acquisition ($ in millions).

                                                 SEVERANCE             OTHER         TOTAL
                                            --------------------   --------------   --------
                                            NUMBER OF
                                            EMPLOYEES   RESERVE       RESERVE       RESERVE
                                            ---------   --------   --------------   --------
Reserves established......................     671       $ 45.8        $ 55.9        $101.7
Fiscal 2001 utilization...................    (408)       (20.2)        (51.5)        (71.7)
                                              ----       ------        ------        ------
Ending balance at September 30, 2001......     263       $ 25.6        $  4.4        $ 30.0
                                              ====       ======        ======        ======

    The severance reserve established was primarily related to corporate administrative personnel in North America. The other reserve established of $55.9 million consists primarily of acquisition-related costs incurred by Tyco. Remaining reserves, not included in the previous table, from acquisitions in prior periods totaled $3.0 million at September 30, 2001.

    In addition to the purchase accounting liabilities discussed above, the Company recorded non-recurring acquisition-related transaction costs of $54.0 million for costs incurred by Tyco Capital Corporation prior to and in connection with its acquisition by Tyco.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 3--CHANGE IN FISCAL YEAR

    Effective September 30, 2001, we changed our fiscal year end from December 31 to September 30 in order to conform to Tyco's fiscal year end. As a result, the Consolidated Statements of Income, Statements of Shareholder's Equity and Statements of Cash Flows are presented for the successor and predecessor four and five-month periods for the nine months ended September 30, 2001 and each of the two years in the period ended December 31, 2000. The following unaudited financial information is presented to provide comparative results for the nine months ended September 30, 2001 and 2000 ($ in millions).

                                                                     (UNAUDITED)
                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 2001          2000
                                                              ----------   -------------
                                                              (COMBINED)   (PREDECESSOR)
FINANCE INCOME..............................................   $3,975.3       $3,857.2
Interest expense............................................    1,619.8        1,845.5
                                                               --------       --------
Net finance income..........................................    2,355.5        2,011.7
Depreciation on operating lease equipment...................    1,036.7          932.9
                                                               --------       --------
Net finance margin..........................................    1,318.8        1,078.8
Provision for credit losses(1)..............................      332.5          191.4
                                                               --------       --------
Net finance margin after provision for credit losses........      986.3          887.4
Other revenue(1)............................................      572.6          694.7
                                                               --------       --------
OPERATING MARGIN............................................    1,558.9        1,582.1
                                                               --------       --------
Salaries and general operating expenses.....................      784.9          775.9
Goodwill amortization.......................................       97.6           63.8
Acquisition-related costs(1)................................       54.0             --
                                                               --------       --------
OPERATING EXPENSES..........................................      936.5          839.7
                                                               --------       --------
Income before provision for income taxes....................      622.4          742.4
Provision for income taxes..................................     (280.1)        (281.9)
Minority interest in subsidiary trust holding solely solely
  debentures of the Company, after tax......................       (8.5)          (9.0)
                                                               --------       --------
Net income..................................................   $  333.8       $  451.5
                                                               ========       ========

------------------------------

(1) Special charges recorded during the nine months ended September 30, 2001 were $221.6 million ($158.0 million after-tax) consisting of the following:
    provision for credit losses of $89.5 million for certain non-strategic and under-performing equipment leasing and loan portfolios of which the Company expects to dispose; write-downs of $78.1 million for certain equity investments in the telecommunications industry and e-commerce markets of which the Company expects to dispose; and acquisition-related costs of $54.0 million.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 4--FINANCE RECEIVABLES

    The following table presents the breakdown of finance receivables by loans and lease receivables ($ in millions).

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   -------------
                                                               (SUCCESSOR)    (PREDECESSOR)
Loans.......................................................    $23,394.9        $22,920.4
Leases......................................................      7,396.4         10,577.1
                                                                ---------        ---------
  Finance receivables.......................................    $30,791.3        $33,497.5
                                                                =========        =========

    Included in lease receivables at September 30, 2001 and December 31, 2000 are leveraged lease receivables of $1.0 billion and $1.1 billion, respectively. Leveraged lease receivables exclude the portion funded by third party non-recourse debt payable of $2.4 billion at September 30, 2001 and $2.1 billion at December 31, 2000.

    At September 30, 2001 and December 31, 2000, finance receivables exclude $10.1 billion and $11.1 billion, respectively, of finance receivables previously securitized and still managed by Tyco Capital.

    The following table sets forth the contractual maturities of finance receivables ($ in millions).

                                                 AT SEPTEMBER 30,           AT DECEMBER 31,
                                                       2001                       2000
                                               --------------------       --------------------
                                                AMOUNT     PERCENT         AMOUNT     PERCENT
                                               ---------   --------       ---------   --------
                                                   (SUCCESSOR)               (PREDECESSOR)
Due within one year..........................  $13,801.1     44.8%        $14,185.7     42.3%
Due within one to two years..................    4,925.4     16.0           5,450.6     16.3
Due within two to four years.................    4,291.2     13.9           5,774.6     17.2
Due after four years.........................    7,773.6     25.3           8,086.6     24.2
                                               ---------    -----         ---------    -----
  Total......................................  $30,791.3    100.0%        $33,497.5    100.0%
                                               =========    =====         =========    =====

    Non-performing assets reflect both finance receivables on non-accrual status (primarily loans that are ninety days or more delinquent) and assets received in satisfaction of loans (repossessed assets). The following table sets forth the information regarding total non-performing assets ($ in millions):

                                                         AT SEPTEMBER 30,   AT DECEMBER 31,
                                                               2001              2000
                                                         ----------------   ---------------
                                                           (SUCCESSOR)       (PREDECESSOR)
Non-accrual finance receivables........................       $822.4            $704.2
Assets received in satisfaction of loans...............        106.9             123.9
                                                              ------            ------
  Total non-performing assets..........................       $929.3            $828.1
                                                              ======            ======

Percentage of finance receivables......................         3.02%             2.47%
                                                              ======            ======

    At September 30, 2001 and December 31, 2000, the recorded investment in impaired loans totaled $555.3 million and $326.6 million, respectively, with corresponding specific reserve for credit loss allocations of $122.3 million and $59.9 million, respectively, included in the reserve for credit loss. The

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 4--FINANCE RECEIVABLES (CONTINUED)
average monthly recorded investment in impaired loans was $409.8 million, $256.6 million and $116.9 million for the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999, respectively. After being classified as impaired, there was no finance income recognized on these loans during the nine months ended September 30, 2001 and the years ended
December 31, 2000 and 1999. The amount of finance income that would have been recorded under contractual terms for impaired loans would have been $46.1 million, $38.1 million, and $26.9 million for the nine months ended September 30, 2001 and for the years ended December 2000 and 1999, respectively.

NOTE 5--RESERVE FOR CREDIT LOSSES

    The following table presents changes in the reserve for credit losses ($ in millions).

                                                            FOR THE PERIOD ENDED
                                                     -----------------------------------
                                                     SEPTEMBER 30,      DECEMBER 31,
                                                         2001          2000       1999
                                                     -------------   --------   --------
                                                      (COMBINED)        (PREDECESSOR)
Balance, beginning of period.......................     $468.5        $446.9     $263.7
                                                        ------        ------     ------

Provision for credit losses........................      243.0         255.2      110.3
Special impairment of portfolio assets(1)..........       89.5            --         --
Reserves relating to dispositions, acquisitions,
  other............................................      (37.5)          2.0      167.9
                                                        ------        ------     ------
  Additions to the reserve for credit losses.......      295.0         257.2      278.2
                                                        ------        ------     ------

Finance receivables charged-off....................     (309.2)       (255.8)    (111.1)
Recoveries on finance receivables previously
  charged-off......................................       17.4          20.2       16.1
                                                        ------        ------     ------
  Net credit losses................................     (291.8)       (235.6)     (95.0)
                                                        ------        ------     ------
Balance, end of period.............................     $471.7        $468.5     $446.9
                                                        ======        ======     ======
Reserve for credit losses as a percentage of
  finance receivables..............................       1.53%         1.40%      1.44%
                                                        ======        ======     ======

------------------------

(1) Special impairment of portfolio assets of $89.5 million relates to the impairment of certain non-strategic and under-performing equipment leasing and loan portfolios, primarily related to telecommunications.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 6--OPERATING LEASE EQUIPMENT

    The following table provides an analysis of the net book value of operating lease equipment by equipment type at September 30, 2001 and December 31, 2000 ($ in millions).

                                                         AT SEPTEMBER 30,   AT DECEMBER 31,
                                                               2001              2000
                                                         ----------------   ---------------
                                                           (SUCCESSOR)       (PREDECESSOR)
Commercial aircraft....................................      $1,903.3          $1,885.5
Railcars and locomotives...............................       1,232.0           1,697.1
Communications.........................................         758.5             560.4
Information technology.................................         419.5           1,155.4
Business aircraft......................................         359.6             364.0
Manufacturing..........................................         315.7             305.6
Other..................................................         661.3           1,222.6
                                                             --------          --------
  Total................................................      $5,649.9          $7,190.6
                                                             ========          ========

    Included in the preceding table is equipment not currently subject to lease agreements of $247.2 million and $351.0 million at September 30, 2001 and December 31, 2000, respectively.

    Rental income on operating leases, which is included in finance income, totaled $1.3 billion for the nine months ended September 30, 2001, $1.7 billion for the year ended December 31, 2000, and $617.8 million for the year ended December 31, 1999. The following table presents future minimum lease rentals on non-cancelable operating leases as of September 30, 2001. Excluded from this table are variable rentals calculated on the level of asset usage, re-leasing rentals, and expected sales proceeds from remarketing operating lease equipment at lease expiration, all of which are components of operating lease profitability ($ in millions).

YEARS ENDED SEPTEMBER 30,                                    AMOUNT
-------------------------                                   --------
2002......................................................  $1,116.8
2003......................................................     719.6
2004......................................................     397.3
2005......................................................     224.5
2006......................................................     144.5
Thereafter................................................     354.6
                                                            --------
  Total...................................................  $2,957.3
                                                            ========

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 7--CONCENTRATIONS

    The following table summarizes the geographic and industry compositions of financing and leasing portfolio assets at September 30, 2001 and December 31, 2000 ($ in millions):

                                              AT SEPTEMBER 30, 2001       AT DECEMBER 31, 2000
                                              ----------------------      --------------------
                                                AMOUNT      PERCENT        AMOUNT     PERCENT
                                              ----------   ---------      ---------   --------
                                                   (SUCCESSOR)               (PREDECESSOR)
North America:
  Northeast.................................  $ 9,117.9       23.5%       $ 9,099.3     20.8%
  West......................................    7,561.7       19.4          8,336.9     19.0
  Midwest...................................    6,957.3       17.9          7,723.1     17.6
  Southeast.................................    5,505.5       14.2          6,228.6     14.2
  Southwest.................................    4,708.1       12.1          4,940.3     11.4
  Canada....................................    1,952.4        5.0          2,357.4      5.4
                                              ---------      -----        ---------    -----
Total North America.........................   35,802.9       92.1         38,685.6     88.4
Other foreign...............................    3,085.3        7.9          5,099.0     11.6
                                              ---------      -----        ---------    -----
  Total.....................................  $38,888.2      100.0%       $43,784.6    100.0%
                                              =========      =====        =========    =====

                                               AT SEPTEMBER 30, 2001    AT DECEMBER 31, 2000
                                               ----------------------   --------------------
                                                 AMOUNT      PERCENT     AMOUNT     PERCENT
                                               ----------   ---------   ---------   --------
                                                    (SUCCESSOR)            (PREDECESSOR)
Manufacturing(1) (no industry greater than
  3.6%)......................................  $ 8,099.0       20.8%    $ 8,787.2     20.1%
Retail(2)....................................    4,928.1       12.7       4,211.3      9.6
Commercial airlines..........................    3,296.6        8.5       3,557.2      8.1
Home mortgage................................    2,760.2        7.1       2,451.7      5.6
Transportation(3)............................    2,643.2        6.8       3,431.0      7.8
Construction equipment.......................    2,259.9        5.8       2,697.8      6.2
Services.....................................    1,577.6        4.1       1,987.1      4.5
Wholesaling..................................    1,366.6        3.5       1,445.0      3.3
Communications...............................    1,309.5        3.4       1,496.7      3.4
Other (no industry greater than 2.6%)........   10,647.5       27.3      13,719.6     31.4
                                               ---------      -----     ---------    -----
  Total......................................  $38,888.2      100.0%    $43,784.6    100.0%
                                               =========      =====     =========    =====

------------------------------

(1) Includes manufacturers of textiles and apparel, industrial machinery and equipment, electrical and electronic equipment and other industries.

(2)  Includes retailers of apparel (5.2%) and general merchandise (3.4%).

(3) Includes rail, bus, over-the-road trucking industries and business aircraft.

NOTE 8--INVESTMENTS IN EQUITY SECURITIES

   Investments in equity securities designated as available for sale totaled $972.6 million and $849.7 million at September 30, 2001 and December 31, 2000, respectively, and are included in other assets in the Consolidated Balance Sheet.

    Included in Tyco Capital's investments in equity securities are retained interests in commercial securitized assets of $843.6 million and consumer securitized assets of $126.5 million at September 30, 2001 and commercial securitized assets of $684.5 million and consumer securitized assets of

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 8--INVESTMENTS IN EQUITY SECURITIES (CONTINUED)
$155.9 million at December 31, 2000. Retained interests include interest-only strips, retained subordinated securities, and cash reserve accounts related to securitizations. The carrying value of the retained interests in securitized assets is reviewed quarterly for valuation impairment.

    The securitization programs cover a wide range of products and collateral types with significantly different prepayment and credit risk characteristics. The prepayment speed, in the tables below, is based on Constant Prepayment Rate ("CPR") which expresses payments as a function of the declining amount of loans at a compound annual rate. Expected credit losses are based upon annual loss rates.

    The key economic assumptions used in measuring the retained interests at the date of securitization for transactions completed during 2001 were as follows:

                                                                  COMMERCIAL
                                                                   EQUIPMENT
                                                              -------------------
Prepayment speed............................................         6.98%--56.74%
Expected credit losses......................................         0.00%--11.08%
Weighted average discount rate..............................         7.94%--16.00%
Weighted average life (in years)............................         0.90 -- 2.61

    Ranges of key economic assumptions used in calculating the fair value of the retained interests in securitized assets by product type at September 30, 2001 were as follows:

                                                                               CONSUMER
                                                             ---------------------------------------------
                                                                 MANUFACTURED
                                        COMMERCIAL              HOUSING & HOME           RECREATIONAL
                                         EQUIPMENT                  EQUITY              VEHICLE & BOAT
                                    -------------------      ---------------------   ---------------------
Prepayment speed..................         6.00%--59.38%        15.60%--25.40%          21.50%--21.50%
Expected credit losses............         0.00%-- 8.08%         0.24%-- 2.77%           0.00%-- 1.51%
Weighted average discount rate....         9.00%--16.00%        13.00%--15.00%          14.00%--15.00%
Weighted average life (in
  years)..........................         0.22 -- 1.98          1.88 -- 3.79            0.16 -- 2.76

    The impact of 10 percent and 20 percent adverse changes to the key economic assumptions on the fair value of retained interests as of September 30, 2001 is shown in the following tables ($ in millions).

                                                                         CONSUMER
                                                              -------------------------------
                                                               MANUFACTURED
                                              COMMERCIAL      HOUSING & HOME    RECREATIONAL
                                              EQUIPMENT           EQUITY       VEHICLE & BOAT
                                              ----------      --------------   --------------
Prepayment speed:
  10 percent adverse change.................    $ (3.2)           $(0.9)            $(2.5)
  20 percent adverse change.................      (5.8)            (1.8)             (4.9)
Expected credit losses:
  10 percent adverse change.................     (25.0)            (0.2)             (2.2)
  20 percent adverse change.................     (50.0)            (0.4)             (4.5)
Weighted average discount rate:
  10 percent adverse change.................     (13.4)            (0.8)             (2.5)
  20 percent adverse change.................     (26.5)            (1.5)             (4.8)

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 8--INVESTMENTS IN EQUITY SECURITIES (CONTINUED)
    These sensitivities are hypothetical and should be used with caution. Changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

    The following tables summarize static pool credit losses, which represent the sum of actual losses (life to date) and projected future credit losses, divided by the original balance of each pool of the respective assets. Amounts shown for each year are a weighted average for the securitizations during the period.

                                                        COMMERCIAL EQUIPMENT SECURITIZATIONS
                                                                       DURING
                                                    --------------------------------------------
                                                       2001              2000             1999
                                                    ----------         --------         --------
                                                    (COMBINED)               (PREDECESSOR)
Actual and projected losses at:
  September 30, 2001.......................            1.92%             3.43%            5.46%
  December 31, 2000........................           --                 1.83%            3.92%
  December 31, 1999........................           --                 --               4.59%

                                                           RECREATIONAL VEHICLE AND BOAT
                                                               SECURITIZATIONS DURING
                                                    --------------------------------------------
                                                       2001              2000             1999
                                                    ----------         --------         --------
                                                    (COMBINED)               (PREDECESSOR)
Actual and projected losses at:
  September 30, 2001.......................           --                 --               2.60%
  December 31, 2000........................           --                 --               2.32%
  December 31, 1999........................           --                 --               2.25%

    The table that follows summarizes certain cash flows received from and paid to securitization trusts for the nine months ended September 30, 2001 ($ in millions).

COMBINED NINE MONTHS ENDED SEPTEMBER 30, 2001                      AMOUNT
---------------------------------------------                     --------
Proceeds from new securitizations...........................      $3,354.5
Other cash flows received on retained interests.............         178.3
Servicing fees received.....................................          50.8
Repurchases of delinquent or foreclosed assets and
  ineligible contracts......................................         (95.3)
Purchases of contracts through clean up calls...............         (72.7)
Reimbursable servicing advances, net........................          (9.1)
                                                                  --------
  Total, net................................................      $3,406.5
                                                                  ========

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 8--INVESTMENTS IN EQUITY SECURITIES (CONTINUED)

    Charge-offs (excluding special charge-offs) for the nine months ended September 30, 2001 and receivables past due 60 days or more at September 30, 2001 are set forth below, for both finance receivables and managed receivables. In addition to finance receivables, managed receivables include finance receivables previously securitized and still managed by us, but exclude operating leases and equity investments ($ in millions).

                                             CHARGE-OFFS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                            -----------------------------------------------------------
                                               FINANCE RECEIVABLES               MANAGED RECEIVABLES
                                            -------------------------         -------------------------
                                             AMOUNT          PERCENT           AMOUNT          PERCENT
                                            --------         --------         --------         --------
                                                   (COMBINED)                        (COMBINED)
Commercial............................      $  168.5           0.78%          $  276.6           0.84%
Consumer..............................          43.8           1.56%              67.0           1.33%
                                            --------                          --------
  Total(1)............................      $  212.3           0.87%          $  343.6           0.90%
                                            ========                          ========

                                                  PAST DUE 60 DAYS OR MORE AT SEPTEMBER 30, 2001
                                            -----------------------------------------------------------
                                               FINANCE RECEIVABLES               MANAGED RECEIVABLES
                                            -------------------------         -------------------------
                                             AMOUNT          PERCENT           AMOUNT          PERCENT
                                            --------         --------         --------         --------
                                                   (SUCCESSOR)                       (SUCCESSOR)
Commercial............................      $  844.7           3.05%          $1,315.6           3.61%
Consumer..............................         188.2           6.12%             253.1           4.35%
                                            --------                          --------
  Total...............................      $1,032.9           3.35%          $1,568.7           3.72%
                                            ========                          ========

------------------------------

(1) Including special items, the charge-offs for the nine months ended September 30, 2001 were $291.8 million, or 1.20% of finance receivables and
    $423.2 million, or 1.12% of managed receivables.

NOTE 9--DEBT

   The following table presents data on commercial paper borrowings ($ in millions).

                                                                      AT DECEMBER 31,
                                        AT SEPTEMBER 30,         -------------------------
                                              2001                 2000            1999
                                        ----------------         ---------       ---------
                                          (SUCCESSOR)                  (PREDECESSOR)
Borrowings outstanding................     $ 8,621.5             $ 9,063.5       $ 8,974.0
Weighted average interest rate........         3.33%                 6.57%           5.71%
Weighted average maturity.............       31 days               37 days         27 days

                                                                        FOR THE YEARS ENDED
                                        FOR THE NINE MONTHS                DECEMBER 31,
                                        ENDED SEPTEMBER 30,          -------------------------
                                                2001                   2000            1999
                                        --------------------         ---------       ---------
                                             (COMBINED)                    (PREDECESSOR)
Daily average borrowings..............       $10,142.5               $10,565.1       $ 6,694.5
Maximum amount outstanding............       $11,726.4               $12,868.2       $ 9,295.0
Weighted average interest rate........           4.67%                   6.23%           5.17%

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 9--DEBT (CONTINUED)
    The following tables present fiscal year contractual maturities of total debt at September 30, 2001 and calendar year contractual maturities at December 31, 2000 ($ in millions).

                                               AT SEPTEMBER 30, 2001
                                       --------------------------------------
                                       COMMERCIAL   VARIABLE-RATE               AT DECEMBER 31,
                                         PAPER      SENIOR NOTES      TOTAL          2000
                                       ----------   -------------   ---------   ---------------
                                              (SUCCESSOR)                        (PREDECESSOR)
Due in 2001 (rates ranging from 5.90%
  to 6.97%)..........................   $     --      $     --      $      --      $15,819.0
Due in 2002 (rates ranging from 2.70%
  to 5.54%)..........................    8,621.5       5,725.0       14,346.5        4,355.0
Due in 2003 (rates ranging from 3.50%
  to 4.27%)..........................         --       3,889.6        3,889.6           20.0
                                        --------      --------      ---------      ---------
  Total..............................   $8,621.5      $9,614.6      $18,236.1      $20,194.0
                                        ========      ========      =========      =========

    The consolidated weighted average interest rates on variable-rate senior notes at September 30, 2001 and December 31, 2000 were 3.49% and 6.76%, respectively.

                                             AT SEPTEMBER 30, 2001
                                     -------------------------------------
                                         FIXED-RATE NOTES
                                     -------------------------               AT DECEMBER 31,
                                       SENIOR     SUBORDINATED     TOTAL          2000
                                     ----------   ------------   ---------   ---------------
                                            (SUCCESSOR)                       (PREDECESSOR)
Due in 2001 (rates ranging from
  5.50% to 9.25%)..................  $       --      $    --     $      --      $ 4,682.3
Due in 2002 (rates ranging from
  5.50% to 8.26%)..................     2,356.4        100.0       2,456.4        3,028.4
Due in 2003 (rates ranging from
  4.90% to 8.26%)..................     2,873.8           --       2,873.8        3,851.5
Due in 2004 (rates ranging from
  4.41% to 8.26%)..................     4,379.8           --       4,379.8        1,752.3
Due in 2005 (rates ranging from
  5.50% to 8.26%)..................     4,580.5           --       4,580.5        2,890.6
Due after 2005 (rates ranging from
  3.25% to 8.25%)..................     2,875.0           --       2,875.0        1,566.0
                                     ----------      -------     ---------      ---------
  Total............................  $ 17,065.5      $ 100.0     $17,165.5      $17,771.1
                                     ==========      =======     =========      =========

    Fixed-rate senior and subordinated debt outstanding at September 30, 2001 mature at various dates through 2028, with interest rates ranging from 3.25% to 8.26%. The consolidated weighted-average interest rates on fixed-rate senior and subordinated debt at September 30, 2001 and December 31, 2000 were 6.72% and 6.83%, respectively. At September 30, 2001 and December 31, 2000, foreign-denominated debt (stated in U.S. dollars), which was all fixed-rate debt, totaled $1,306.1 million and $711.9 million, respectively.

    At September 30, 2001, there remained $15.2 billion of registered, but unissued debt securities under a shelf registration statement.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 9--DEBT (CONTINUED)
    The following table represents information on unsecured committed lines of credit with 47 banks that can be drawn upon to support commercial paper borrowings at September 30, 2001 ($ in millions).

MATURITY                                                       AMOUNT
--------                                                      --------
March 2002..................................................  $4,038.0
April 2003..................................................     765.0
March 2005..................................................   3,720.0
                                                              --------
Total credit lines..........................................  $8,523.0
                                                              ========

    The credit line agreements contain clauses that permit extensions beyond the expiration dates upon written consent from the participating banks.

    Certain foreign operations utilize local financial institutions to fund operations. At September 30, 2001, local credit facilities totaled
$252.4 million, of which $133.8 million was undrawn and available.

NOTE 10--DERIVATIVE FINANCIAL INSTRUMENTS

    As part of managing the exposure to changes in market interest rates, Tyco Capital, as an end-user, enters into various interest rate swap transactions, all of which are transacted in over-the-counter markets, with other financial institutions acting as principal counterparties. Tyco Capital uses derivatives for hedging purposes only, and does not enter into derivative financial instruments for trading or speculative purposes. To ensure both appropriate use as a hedge and hedge accounting treatment, derivatives entered into are designated according to a hedge objective against a specific liability, including commercial paper, or a specifically underwritten debt issue. The notional amounts, rates, indices and maturities of Tyco Capital's derivatives are required to closely match the related terms of Tyco Capital's hedged liabilities. Tyco Capital exchanges variable-rate interest on certain debt instruments for fixed-rate amounts. These interest rate swaps are designated as cash flow hedges. Tyco Capital also exchanges fixed-rate interest on certain of its debt for variable-rate. These interest rate swaps are designated as fair value hedges.

    Tyco Capital uses foreign exchange forward contracts or cross-currency swaps to convert U.S. dollar borrowings into local currency to the extent that local borrowings are not cost effective or available. Tyco Capital also uses foreign exchange forward contracts to hedge its net investment in foreign operations.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 10--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
    The following table presents the notional principal amounts of interest rate swaps by class and the corresponding hedged liability position at September 30, 2001.

                                       NOTIONAL AMOUNT
         INTEREST RATE SWAPS             IN MILLIONS                    COMMENTS
         -------------------           ---------------                  --------
Floating to fixed-rate swaps               $5,559.5      Effectively converts the interest rate
                                                         on an equivalent amount of commercial
                                                         paper and variable-rate notes to a
                                                         fixed rate.

Fixed to floating-rate swaps                1,220.7      Effectively converts the interest rate
                                                         on an equivalent amount of fixed-rate
                                                         notes to a variable rate.
                                           --------
Total interest rate swaps                  $6,780.2
                                           ========

    The components of the adjustment to Accumulated Other Comprehensive Loss for derivatives qualifying as hedges of future cash flows at January 1, 2001 and the balance outstanding as of June 1, 2001 and September 30, 2001 are presented in the following table ($ in millions).

                                            ADJUSTMENT OF
                                            FAIR VALUE OF   INCOME TAX   TOTAL UNREALIZED
                                             DERIVATIVES     EFFECTS        LOSS (GAIN)
                                            -------------   ----------   -----------------
Balance at January 1, 2001
  (predecessor)...........................     $236.2         $(89.7)         $146.5
Changes in values of derivatives
  qualifying as cash flow hedges..........       (1.0)           0.4            (0.6)
                                               ------         ------          ------
Balance at June 1, 2001 (predecessor).....      235.2          (89.3)          145.9
Effect of push-down accounting............     (235.2)          89.3          (145.9)
                                               ------         ------          ------
Balance at June 1, 2001 (successor).......         --             --              --
Changes in values of derivatives
  qualifying as cash flow hedges..........      102.3          (38.9)           63.4
                                               ------         ------          ------
Balance at September 30, 2001
  (successor).............................     $102.3         $(38.9)         $ 63.4
                                               ======         ======          ======

    Assuming no change in interest rates, $13.5 million is expected to be reclassified to earnings in fiscal 2002 as contractual cash payments are made. For the nine months ended September 30, 2001, the ineffective portion of changes in the fair value of cash flow hedges amounted to $3.4 million and has been recorded as a reduction to interest expense.

    Tyco Capital had cross-currency swaps with a notional principal amount of $1.6 billion at September 30, 2001. The swaps hedge foreign currency and interest rate risk and have maturities ranging from fiscal 2002 to 2008 that correspond with the terms of the hedged debt. Tyco Capital had foreign currency exchange forward contracts with a notional principal amount of $573.5 million at September 30, 2001, with maturities ranging from fiscal 2002 to 2003, to hedge foreign currencies.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 10--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

    Tyco Capital is exposed to credit risk to the extent that the counterparty fails to perform under the terms of a derivative instrument. This risk is measured as the market value of interest rate swaps or foreign exchange forwards with a positive fair value, which totaled $162.8 million at September 30, 2001, reduced by the effects of master netting agreements as presented in
Note 20--"Fair Values of Financial Instruments." Tyco Capital manages this credit risk by requiring that all derivative transactions be conducted with counterparties rated investment grade by nationally recognized rating agencies, with the majority of the counterparties rated "AA" or higher, and by setting limits on the exposure with any individual counterparty. Accordingly, counterparty credit risk at September 30, 2001 is not considered significant.

    The following table presents the maturity, notional principal amounts and the weighted average interest rates expected to be received or paid, of U.S. dollar interest rate swaps at September 30, 2001 ($ in millions).

                                      FLOATING TO FIXED-RATE                     FIXED TO FLOATING-RATE
                              --------------------------------------       ----------------------------------
MATURITY                                        WEIGHTED AVERAGE                         WEIGHTED AVERAGE
--------                                     -----------------------                  -----------------------
YEARS ENDING                  NOTIONAL       RECEIVE          PAY          NOTIONAL   RECEIVE          PAY
SEPTEMBER 30,                  AMOUNT          RATE           RATE          AMOUNT      RATE           RATE
-------------                 --------       --------       --------       --------   --------       --------
2002........................  $2,035.0         3.03%          6.35%        $   20.0     7.54%          3.47%
2003........................   1,590.5         3.09           6.52            429.4     6.87           3.40
2004........................     384.8         3.28           5.73            313.5     7.15           5.04
2005........................     215.1         2.92           5.23            257.8     6.92           4.79
2006........................     103.7         2.95           5.18               --       --             --
2007 - Thereafter...........     859.2         3.02           5.67            200.0     5.92           2.52
                              --------                                     --------
  Total.....................  $5,188.3         3.06           6.17         $1,220.7     6.81           3.97
                              ========                                     ========

    In addition, at September 30, 2001, Tyco Capital had outstanding interest rate swaps denominated in Canadian dollars. The Canadian dollar derivatives included instruments with U.S. dollar equivalent notional principal amount of $371.2 million that converted floating-rate debt to fixed-rate debt at weighted average receive and pay rates of 4.09% and 6.21%, respectively. The contractual maturities for the Canadian derivatives are predominantly between fiscal 2002 and 2005.

    All rates were those in effect at September 30, 2001. Variable rates are based on the contractually determined rate or other market rate indices and may change significantly, affecting future cash flows.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 10--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
    The following table presents the maturity, notional principal amounts of foreign exchange forwards, cross currency swaps and bond forwards at September 30, 2001 ($ in millions).

                                                                 NOTIONAL AMOUNT
MATURITY                                                ---------------------------------
YEARS ENDED                                             FOREIGN EXCHANGE   CROSS-CURRENCY
SEPTEMBER 30,                                               FORWARDS           SWAPS
-------------                                           ----------------   --------------
2002..................................................       $378.3           $   14.2
2003..................................................        195.2              111.2
2004..................................................           --               91.3
2005..................................................           --            1,364.0
2006..................................................           --               33.4
2007 - Thereafter.....................................           --                9.6
                                                             ------           --------
  Total...............................................       $573.5           $1,623.7
                                                             ======           ========

    Tyco Capital adopted SFAS 133 on January 1, 2001. As a result, Tyco Capital recorded a $146.5 million, net of tax, cumulative effect adjustment to Accumulated Other Comprehensive Loss, for derivatives qualifying as hedges of future cash flows in accordance with this accounting standard.

NOTE 11--PREFERRED CAPITAL SECURITIES

    In February 1997, CIT Capital Trust I (the "Trust"), a wholly-owned subsidiary of Tyco Capital, issued in a private offering $250.0 million liquidation value of 7.70% Preferred Capital Securities (the "Capital Securities"), which were subsequently registered with the Securities and Exchange Commission pursuant to an exchange offer. Each capital security was recorded at the liquidation value of $1,000. The Trust subsequently invested the offering proceeds in $250.0 million principal amount Junior Subordinated Debentures (the "Debentures") of Tyco Capital, having identical rates and payment dates. The Debentures of Tyco Capital represent the sole assets of the Trust. Holders of the Capital Securities are entitled to receive cumulative distributions at an annual rate of 7.70% through either the redemption date or maturity of the Debentures (February 15, 2027). Both the Capital Securities issued by the Trust and the Debentures of Tyco Capital owned by the Trust are redeemable in whole or in part on or after February 15, 2007 or at any time in whole upon changes in specific tax legislation, bank regulatory guidelines or securities law at the option of Tyco Capital at their liquidation value or principal amount. The securities are redeemable at a specified premium through February 15, 2007, at which time the redemption price will be at par, plus accrued interest. Distributions by the Trust are guaranteed by Tyco Capital to the extent that the Trust has funds available for distribution. Tyco Capital records distributions payable on the Capital Securities as an operating expense in the Consolidated Statements of Income. The Capital Securities were valued at $260.0 million on June 1, 2001, the date of acquisition by Parent.

NOTE 12--SPECIAL CHARGES

    Net income for the nine months ended September 30, 2001 included a special charge of $221.6 million ($158.0 million after-tax) consisting of the following: provision of $89.5 million for certain non-strategic and under-performing equipment leasing and loan portfolios, primarily in the telecommunications industry, of which the Company expects to dispose; write-downs of $78.1 million for certain equity investments in the telecommunications industry and e-commerce markets of which

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 12--SPECIAL CHARGES (CONTINUED)
the Company expects to dispose; and acquisition-related transaction costs of $54.0 million incurred by Tyco Capital Corporation prior to and in connection with its acquisition by Tyco. The $78.1 million special write-down is netted in other revenue in the Consolidated Statement of Income and the impairment of portfolio assets $89.5 million are included in the provision for credit losses. The impairment and valuation charges above relate to loans, leases and investments that are being liquidated.

NOTE 13--OTHER REVENUE

    The following table sets forth the components of other revenue ($ in millions).

                                                                                   YEARS ENDED
                                                                                  DECEMBER 31,
                                        JUNE 2 THROUGH     JANUARY 1 THROUGH   -------------------
                                      SEPTEMBER 30, 2001     JUNE 1, 2001        2000       1999
                                      ------------------   -----------------   --------   --------
                                         (SUCCESSOR)         (PREDECESSOR)        (PREDECESSOR)
Fees and other income...............        $212.3              $174.9          $480.9     $161.0
Factoring commissions...............          50.7                61.2           154.7      118.7
Gains on securitizations............          59.0                38.7           109.5       14.7
Gains on sales of leasing
  equipment.........................          14.2                33.7           113.2       56.4
Gains (losses) on venture capital
  investments.......................          (1.1)                7.1            53.7         --
Special write-down of equity
  investments(1)....................            --               (78.1)             --         --
                                            ------              ------          ------     ------
  Total.............................        $335.1              $237.5          $912.0     $350.8
                                            ======              ======          ======     ======

------------------------------

(1) During the period January 1 through June 1, 2001, the Company recorded special write-downs of $78.1 million for certain equity investments in the telecommunications industry and e-commerce markets of which the Company expects to dispose.

NOTE 14--SALARIES AND GENERAL OPERATING EXPENSES

   The following table sets forth the components of salaries and general operating expenses (excluding goodwill amortization) ($ in millions).

                                                                                  YEARS ENDED
                                                                                 DECEMBER 31,
                                       JUNE 2 THROUGH     JANUARY 1 THROUGH   -------------------
                                     SEPTEMBER 30, 2001     JUNE 1, 2001        2000       1999
                                     ------------------   -----------------   --------   --------
                                        (SUCCESSOR)         (PREDECESSOR)        (PREDECESSOR)
Salaries and employee benefits.....        $204.7              $262.0         $  600.7    $309.4
Other operating expenses...........         134.2               184.0            434.5     206.6
                                           ------              ------         --------    ------
  Total............................        $338.9              $446.0         $1,035.2    $516.0
                                           ======              ======         ========    ======

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 15--INCOME TAXES

    The effective tax rate varied from the statutory federal corporate income tax rate as follows.

                                                          NINE MONTHS            YEARS ENDED
                                                             ENDED              DECEMBER 31,
                                                         SEPTEMBER 30,    -------------------------
                                                              2001          2000             1999
                                                         --------------   --------         --------
                                                           (COMBINED)           (PREDECESSOR)
                                                                PERCENTAGE OF PRETAX INCOME
Federal income tax rate................................       35.0%         35.0%            35.0%
Increase (decrease) due to:
  Goodwill amortization................................        5.5           2.1              0.2
  Foreign income taxes.................................        1.8           2.0               --
  State and local income taxes, net of federal income
    tax benefit........................................        2.6           1.6              2.7
  Other................................................        0.1          (2.8)            (3.1)
                                                              ----          ----             ----
Effective tax rate.....................................       45.0%         37.9%            34.8%
                                                              ====          ====             ====

    The provision for income taxes is comprised of the following ($ in millions):

                                                           NINE MONTHS         YEARS ENDED
                                                              ENDED           DECEMBER 31,
                                                          SEPTEMBER 30,    -------------------
                                                               2001          2000       1999
                                                          --------------   --------   --------
                                                            (COMBINED)        (PREDECESSOR)
Current federal income tax provision....................      $   --        $ 31.9     $ 24.0
Deferred federal income tax provision...................       216.1         211.5      163.5
                                                              ------        ------     ------
  Total federal income taxes............................       216.1         243.4      187.5
Foreign income taxes....................................        47.5         113.2        3.0
State and local income taxes............................        16.5          24.6       24.4
                                                              ------        ------     ------
  Total provision for income taxes......................      $280.1        $381.2     $214.9
                                                              ======        ======     ======

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 15--INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred federal and foreign income tax assets and liabilities are presented below.

                                                                         AT DECEMBER 31,
                                                   AT SEPTEMBER 30,   ---------------------
                                                         2001           2000        1999
                                                   ----------------   ---------   ---------
                                                     (SUCCESSOR)          (PREDECESSOR)
Assets:
  Accrued liabilities and reserves...............      $ 513.3        $   300.8   $   282.1
  Net operating loss carryforwards...............         89.8            216.0       153.8
  Alternative minimum tax........................           --             85.7        50.7
  Provision for credit losses....................         83.1             73.4        90.1
  Loan origination fees..........................         11.8             29.7        22.6
  Other..........................................        159.8             96.3        81.1
                                                       -------        ---------   ---------
    Total deferred tax assets....................        857.8            801.9       680.4
                                                       -------        ---------   ---------
Liabilities:
  Leasing transactions...........................       (508.9)        (1,006.6)     (932.7)
  Market discount income.........................       (245.8)          (388.9)     (226.6)
  Other..........................................           --            (51.6)      (29.7)
                                                       -------        ---------   ---------
    Total deferred tax liabilities...............       (754.7)        (1,447.1)   (1,189.0)
                                                       -------        ---------   ---------
Net deferred tax asset(liability)................      $ 103.1        $  (645.2)  $  (508.6)
                                                       =======        =========   =========

    Included in the accrued liabilities and payables caption in the Consolidated Balance Sheets are state and local deferred tax liabilities of $99.2 million and $112.6 million at September 30, 2001 and December 31, 2000, respectively, arising from the temporary differences shown in the above tables.

    At September 30, 2001 Tyco Capital had $228.4 million of net operating losses available for tax purposes to offset future taxable income arising from the reversal of deferred income tax liabilities. These net operating tax losses arise principally from temporary differences relating to depreciation and restructuring charges. Net operating losses pertaining to the Canadian operations of $98.0 million expire at various dates through the year 2007. Net operating losses pertaining to the U.S. operations of $130.4 million expire at various dates through the year 2020.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 16--POSTRETIREMENT AND OTHER BENEFIT PLANS

RETIREMENT AND POSTRETIREMENT MEDICAL AND LIFE INSURANCE BENEFIT PLANS

    Certain employees of Tyco Capital who have completed one year of service and are 21 years of age or older participate in The CIT Group, Inc. Retirement Plan (the "Plan"). The retirement benefits under the Plan are based on the employee's age, years of benefit service, and a percentage of qualifying compensation. Plan assets consist of marketable securities, including common stock and government and corporate debt securities. Tyco Capital funds the Plan to the extent it qualifies for an income tax deduction. Such funding is charged to salaries and employee benefits expense.

    Tyco Capital also provides certain health care and life insurance benefits to eligible retired employees. Salaried participants generally become eligible for retiree health care benefits after reaching age 55 with 10 years of benefit service and 11 years of medical plan participation. Generally, the medical plans pay a stated percentage of most medical expenses reduced by a deductible as well as by payments made by government programs and other group coverage. The plans are funded on a pay as you go basis.

    The following tables set forth the change in obligations, plan assets and funded status of the plans as well as the net periodic benefit cost ($ in millions).

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 16--POSTRETIREMENT AND OTHER BENEFIT PLANS (CONTINUED)

                                                                 RETIREMENT BENEFITS
                                           ----------------------------------------------------------------
                                                                                      FOR THE YEAR ENDED
                                                                                         DECEMBER 31,
                                             JUNE 2 THROUGH     JANUARY 1 THROUGH   -----------------------
                                           SEPTEMBER 30, 2001     JUNE 1, 2001         2000         1999
                                           ------------------   -----------------   ----------   ----------
                                              (SUCCESSOR)         (PREDECESSOR)          (PREDECESSOR)
CHANGE IN BENEFIT OBLIGATIONS
Benefit obligation at beginning of
  period.................................        $141.7              $127.7           $107.9       $118.1
Service cost.............................           4.0                 5.3              7.0          7.2
Interest cost............................           4.3                 5.1              8.5          7.6
Plan amendments..........................            --                 5.5              2.6          1.3
Actuarial loss (gain)....................          (1.8)               (0.8)             4.6        (23.8)
Plan settlements.........................          (6.8)                 --               --           --
Benefits paid............................          (1.2)               (1.1)            (2.9)        (2.5)
                                                 ------              ------           ------       ------
Benefit obligation at end of period......        $140.2              $141.7           $127.7       $107.9
                                                 ======              ======           ======       ======
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of
  period.................................        $138.3              $137.4           $140.7       $132.8
Actual return on plan assets.............         (12.2)                2.0             (0.4)        10.4
Plan settlements.........................          (6.8)                 --               --           --
Benefits paid............................          (1.2)               (1.1)            (2.9)        (2.5)
Administrative expenses paid.............          (0.2)                 --               --           --
Employer contributions...................           2.7                  --               --           --
                                                 ------              ------           ------       ------
Fair value of plan assets at end of
  period.................................        $120.6              $138.3           $137.4       $140.7
                                                 ======              ======           ======       ======
RECONCILIATION OF FUNDED STATUS
Funded status............................        $(19.6)             $ (3.4)          $  9.7       $ 32.8
Unrecognized prior service cost..........            --                  --              2.4         (0.1)
Unrecognized net loss (gain).............          (6.9)              (18.0)            (6.0)       (25.8)
Unrecognized net transition obligation...            --                11.2               --           --
                                                 ------              ------           ------       ------
Prepaid (accrued) benefit cost...........        $(26.5)             $(10.2)          $  6.1       $  6.9
                                                 ======              ======           ======       ======

WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate............................          7.50%               7.50%            7.50%        7.75%
Rate of compensation increase............          4.50%               4.50%            4.50%        4.75%
Expected return on plan assets...........         10.00%              10.00%           10.00%       10.00%

COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost.............................        $  4.0              $  5.3           $  7.0       $  7.2
Interest cost............................           4.3                 5.1              8.5          7.6
Expected return on plan assets...........          (4.5)               (5.7)           (14.0)       (13.2)
Amortization of prior service cost.......            --                 0.4              0.1           --
Amortization of losses (gains)...........            --                 0.4             (0.8)          --
                                                 ------              ------           ------       ------
Total net periodic expense...............        $  3.8              $  5.5           $  0.8       $  1.6
                                                 ======              ======           ======       ======

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 16--POSTRETIREMENT AND OTHER BENEFIT PLANS (CONTINUED)

                                                               POSTRETIREMENT BENEFITS
                                           ----------------------------------------------------------------
                                                                                      FOR THE YEAR ENDED
                                                                                         DECEMBER 31,
                                             JUNE 2 THROUGH     JANUARY 1 THROUGH   -----------------------
                                           SEPTEMBER 30, 2001     JUNE 1, 2001         2000         1999
                                           ------------------   -----------------   ----------   ----------
                                              (SUCCESSOR)         (PREDECESSOR)          (PREDECESSOR)
CHANGE IN BENEFIT OBLIGATIONS
Benefit obligation at beginning of
  period.................................        $ 36.9              $ 36.3           $ 36.7       $ 37.2
Service cost.............................           0.4                 0.5              2.0          1.8
Interest cost............................           0.9                 1.0              3.0          2.3
Plan participants' contributions.........            --                  --              0.2           --
Plan amendments..........................            --                  --             (7.8)          --
Actuarial loss (gain)....................           2.2                  --              5.1         (2.8)
Benefits paid............................          (0.9)               (0.9)            (2.9)        (1.8)
                                                 ------              ------           ------       ------
Benefit obligation at end of period......        $ 39.5              $ 36.9           $ 36.3       $ 36.7
                                                 ======              ======           ======       ======
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of
  period.................................        $   --              $   --           $   --       $   --
Plan participants' contributions.........            --                  --              0.2           --
Benefits paid............................          (0.9)               (0.9)            (2.9)        (1.8)
Employer contributions...................           0.9                 0.9              2.7          1.8
                                                 ------              ------           ------       ------
Fair value of plan assets at end of
  period.................................        $   --              $   --           $   --       $   --
                                                 ======              ======           ======       ======
RECONCILIATION OF FUNDED STATUS
Funded status............................        $(39.5)             $(36.9)          $(36.3)      $(36.7)
Unrecognized net loss (gain).............            --                (2.9)            (3.0)        (8.4)
Unrecognized net transition obligation...            --                11.3             11.8         21.2
                                                 ------              ------           ------       ------
Prepaid (accrued) benefit cost...........        $(39.5)             $(28.5)          $(27.5)      $(23.9)
                                                 ======              ======           ======       ======

WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate............................          7.50%               7.50%            7.50%        7.75%
Rate of compensation increase............          4.50%               4.50%            4.50%        4.75%

COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost.............................        $  0.4              $  0.5           $  2.0       $  1.8
Interest cost............................           0.9                 1.0              3.0          2.3
Amortization of transition obligation....            --                 0.4              1.6          1.6
Amortization of gains....................            --                  --             (0.4)        (0.5)
                                                 ------              ------           ------       ------
Total net periodic expense...............        $  1.3              $  1.9           $  6.2       $  5.2
                                                 ======              ======           ======       ======

    For the period ended September 30, 2001, the assumed health care cost trend rates decline to an ultimate level of 5.00% in 2008 for all retirees; for the year ended December 31, 2000, 5.25% in 2006 for all retirees; and for 1999, 5.50% in 2005 for employees prior to reaching age 65.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 16--POSTRETIREMENT AND OTHER BENEFIT PLANS (CONTINUED)
    Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans. A one-percentage point change in assumed health care cost trend rates would have the following effects ($ in millions).

                                                                         POSTRETIREMENT BENEFITS
                                                                  --------------------------------------
                                               JUNE 2 THROUGH     JANUARY 1 THROUGH   FOR THE YEAR ENDED
                                             SEPTEMBER 30, 2001     JUNE 1, 2001      DECEMBER 31, 2000
                                             ------------------   -----------------   ------------------
                                                (SUCCESSOR)         (PREDECESSOR)       (PREDECESSOR)
EFFECT OF ONE-PERCENTAGE POINT INCREASE ON:
Period end benefit obligation..............         $ 1.2               $ 1.4                $ 1.4
Total of service and interest cost
  components...............................         $ 0.1               $ 0.2                $ 0.5

EFFECT OF ONE-PERCENTAGE POINT DECREASE ON:
Period end benefit obligation..............         $(1.1)              $(1.3)               $(1.3)
Total of service and interest cost
  components...............................         $(0.1)              $(0.1)               $(0.4)

SAVINGS INCENTIVE PLAN

    Certain employees of Tyco Capital participate in The CIT Group
Holdings, Inc. Savings Incentive Plan. This plan qualifies under section 401(k) of the Internal Revenue Code. Tyco Capital expense is based on specific percentages of employee contributions and plan administrative costs and aggregated $13.7 million, $13.2 million and $10.4 million for the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999, respectively.

NOTE 17--LEASE COMMITMENTS

    The following table presents future minimum rentals under noncancellable long-term lease agreements for premises and equipment at September 30, 2001 ($ in millions).

YEARS ENDED SEPTEMBER 30,                                      AMOUNT
-------------------------                                     --------
2002........................................................   $ 60.3
2003........................................................     58.6
2004........................................................     52.7
2005........................................................     47.3
2006........................................................     40.8
Thereafter..................................................     93.2
                                                               ------
  Total.....................................................   $352.9
                                                               ======

    In addition to fixed lease rentals, leases generally require payment of maintenance expenses and real estate taxes, both of which are subject to rent escalation provisions. Minimum payments have not been reduced by minimum sublease rentals of $47.3 million due in the future under noncancellable subleases.

    Rental expense, net of sublease income on premises and equipment, was as follows ($ in millions).

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 17--LEASE COMMITMENTS (CONTINUED)

                                                                        YEARS ENDED
                                                                       DECEMBER 31,
                         JUNE 2 THROUGH      JANUARY 1 THROUGH    -----------------------
                       SEPTEMBER 30, 2001       JUNE 1, 2001         2000         1999
                       -------------------   ------------------   ----------   ----------
                           (SUCCESSOR)         (PREDECESSOR)           (PREDECESSOR)
Premises.............         $14.8                 $19.0           $47.7        $24.8
Equipment............           3.0                   3.7            11.1          7.1
Less sublease
  income.............          (2.7)                 (3.4)           (5.7)        (1.3)
                              -----                 -----           -----        -----
  Total..............         $15.1                 $19.3           $53.1        $30.6
                              =====                 =====           =====        =====

NOTE 18--LEGAL PROCEEDINGS

    In the ordinary course of business, there are various legal proceedings pending against Tyco Capital. Management believes that the aggregate liabilities, if any, arising from such actions will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of Tyco Capital.

NOTE 19--COMMITMENTS AND CONTINGENCIES

    In the normal course of meeting the financing needs of its customers, Tyco Capital enters into various credit-related commitments. These financial instruments generate fees and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the Consolidated Balance Sheets. To minimize potential credit risk, Tyco Capital generally requires collateral and other credit-related terms and conditions from the customer. At the time credit-related commitments are granted, the fair value of the underlying collateral and guarantees typically approximates or exceeds the contractual amount of the commitment. In the event a customer defaults on the underlying transaction, the maximum potential loss will generally be limited to the contractual amount outstanding less the value of all underlying collateral and guarantees.

    The accompanying table summarizes the contractual amounts of credit-related commitments ($ in millions).

                                               AT SEPTEMBER 30, 2001
                                         ---------------------------------   AT DECEMBER 31,
                                            DUE TO EXPIRE                    ---------------
                                         -------------------      TOTAL           TOTAL
                                          WITHIN     AFTER     OUTSTANDING     OUTSTANDING
                                         ONE YEAR   ONE YEAR      2001            2000
                                         --------   --------   -----------   ---------------
                                             (SUCCESSOR)                      (PREDECESSOR)
Unused commitments to extend credit:
  Financing and leasing assets.........  $1,997.4    $389.4      $2,386.8       $3,099.5
Letters of credit and acceptances:
  Standby letters of credit............     267.3        --         267.3          173.9
  Other letters of credit..............     365.5       1.5         367.0          500.3
  Acceptances..........................       9.1        --           9.1            6.7
Guarantees.............................     713.3        --         713.3          645.3

    During 2001, Tyco Capital entered into an agreement with The Boeing Company to purchase 25 aircraft at a cost of approximately $1.3 billion, with options to purchase an additional five units.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 19--COMMITMENTS AND CONTINGENCIES (CONTINUED)
Deliveries are scheduled to take place from 2003 through 2005. Previously, Tyco Capital entered into agreements with both Airbus Industrie and The Boeing Company to purchase a total of 88 aircraft (at an estimated cost of approximately $5 billion), with options to acquire additional units, and with the flexibility to delay or terminate certain positions. Deliveries of these new aircraft are scheduled to take place over a five-year period, which started in the fourth quarter of calendar year 2000 and runs through 2005. As of September 30, 2001, nine aircraft have been delivered. Outstanding commitments to purchase aircraft, rail and other equipment to be placed on operating lease totaled approximately $5.3 billion at September 30, 2001. A total of $876.7 million relates to fiscal 2002, of which $815.7 million have agreements in place to lease to third parties.

NOTE 20--FAIR VALUES OF FINANCIAL INSTRUMENTS

    SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure of the estimated fair value of Tyco Capital's financial instruments, excluding leasing transactions accounted for under SFAS 13. The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument, assuming adequate market liquidity. Because no established trading market exists for a significant portion of Tyco Capital's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involving uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions or estimation methods may significantly affect the estimated fair values. Because of these limitations, management provides no assurance that the estimated fair values presented would necessarily be realized upon disposition or sale.

    Actual fair values in the marketplace are affected by other significant factors, such as supply and demand, investment trends and the motivations of buyers and sellers, which are not considered in the methodology used to determine the estimated fair values presented. In addition, fair value estimates are based on existing financial instruments without attempting to estimate the value of future business transactions and the value of assets and liabilities that are part of Tyco Capital's overall value but are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include customer base, operating lease equipment, premises and equipment, assets received in satisfaction of loans, and deferred tax balances. In addition, tax effects relating to the unrealized gains and losses (differences in estimated fair values and carrying values) have not been considered in these estimates and can have a significant effect on fair value estimates. The carrying amounts for cash and cash equivalents approximate fair value because they have short maturities and do not present significant credit risks. Credit-related commitments, as disclosed in Note 19--"Commitments and Contingencies", are primarily short-term floating-rate contracts whose terms and conditions are individually negotiated, taking into account the creditworthiness of the customer and the nature, accessibility and quality of the collateral and guarantees. Therefore, the fair value of credit-related commitments, if exercised, would approximate their contractual amounts.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 20--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    Estimated fair values, recorded carrying values and various assumptions used in valuing Tyco Capital's financial instruments at September 30, 2001 and December 31, 2000 are set forth below ($ in millions).

                                                     2001                     2000
                                            ----------------------   ----------------------
                                              ASSET (LIABILITY)        ASSET (LIABILITY)
                                            ----------------------   ----------------------
                                            CARRYING    ESTIMATED    CARRYING    ESTIMATED
                                              VALUE     FAIR VALUE     VALUE     FAIR VALUE
                                            ---------   ----------   ---------   ----------
                                                 (SUCCESSOR)             (PREDECESSOR)
Finance receivables--loans(1).............  $23,036.5   $23,491.8    $22,599.8   $22,878.4
Finance receivables held for sale.........    2,014.9     2,014.9      2,698.4     2,698.4
Other assets(2)...........................    2,246.1     2,246.1      1,809.0     1,827.1
Commercial paper(3).......................   (8,621.5)   (8,621.5)    (9,063.5)   (9,063.5)
Fixed-rate senior notes and subordinated
  fixed-rate notes(4).....................  (17,423.1)  (17,937.9)   (18,145.7)  (17,969.4)
Variable-rate senior notes(4).............   (9,672.9)   (9,658.5)   (11,221.8)  (11,127.2)
Credit balances of factoring clients and
  other liabilities(4)(5).................   (3,916.6)   (3,916.6)    (3,480.3)   (3,480.3)
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust
  holding solely debentures of the
  Company(6)..............................     (260.0)     (260.0)      (250.0)     (240.8)
Derivative financial instruments:(7)
  Interest rate swaps, net................     (241.5)     (241.5)       (15.5)     (229.2)
  Cross-currency swaps, net...............       74.2        74.2         (4.0)       (2.1)
  Foreign exchange forwards, net..........       16.6        16.6         84.7        60.3

------------------------

(1) The fair value of performing fixed-rate loans was estimated based upon a present value discounted cash flow analysis, using interest rates that were being offered at the end of the year for loans with similar terms to borrowers of similar credit quality. Discount rates used in the present value calculation range from 7.26% to 8.57% for 2001 and 8.14% to 10.01% for 2000. The maturities used represent the average contractual maturities adjusted for prepayments. For floating-rate loans that reprice frequently and have no significant change in credit quality, fair value approximates carrying value. The net carrying value of lease finance receivables not subject to fair value disclosure totaled $7.3 billion in 2001 and $10.4 billion in 2000.

(2) Other assets subject to fair value disclosure include accrued interest receivable, retained interests in securitizations and investment securities. The carrying amount of accrued interest receivable approximates fair value. Investment securities actively traded in a secondary market were valued using quoted available market prices. Investments not actively traded in a secondary market were valued based upon recent selling price or present value discounted cash flow analysis. The carrying value of other assets not subject to fair value disclosure totaled $1,512.1 million at September 30, 2001 and $1,202.2 million at December 31, 2000.

(3) The estimated fair value of commercial paper approximates carrying value due to the relatively short maturities.

(4) The carrying value of fixed-rate senior notes and subordinated fixed-rate notes includes $257.5 million and $288.6 million of accrued interest at
    September 30, 2001 and December 31, 2000, respectively. The variable-rate senior notes include $58.3 million and $91.2 million of accrued interest at September 30, 2001 and December 31, 2000, respectively. These amounts are excluded from the other liabilities balances in this table. Fixed-rate notes were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates for issuances by Tyco Capital of similar term debt at the end of the year. Discount rates used in the present value calculation ranged from 2.59% to 5.89% in 2001 and 6.10% to 8.31% in 2000.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 20--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
(5) The estimated fair value of credit balances of factoring clients approximates carrying value due to their short settlement terms. Other liabilities include accrued liabilities and deferred federal income taxes. Accrued liabilities and payables with no stated maturities have an estimated fair value that approximates carrying value. The carrying value of other liabilities not subject to fair value disclosure totaled $189.7 million in 2001 and $607.5 million in 2000.

(6) Company-obligated mandatorily redeemable preferred capital securities of subsidiary trust holding solely debentures of the Company were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates of similar issuances at the end of the year.

(7) Tyco Capital enters into derivative financial instruments for hedging purposes only. The estimated fair values are obtained from dealer quotes and represent the net amount receivable or payable to terminate the agreement, taking into account current market interest rates and counter-party credit risk. See Note 10--"Derivative Financial Instruments" for notional principal amounts associated with the instruments.

NOTE 21--CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Tyco Capital and Tyco have agreed that Tyco Capital and Tyco will not engage in transactions, including finance, underwriting and asset management and servicing transactions, unless the transactions are at arm's-length and for fair value. In particular, they have agreed that Tyco Capital will have sole discretion and decision-making authority where Tyco Capital is underwriting, managing and servicing assets in transactions originated through Tyco. Tyco Capital and Tyco have also agreed on a limitation of dividends and distributions from Tyco Capital to Tyco, calculated generally based on the net income of Tyco Capital, and that Tyco Capital will at all times maintain its books, records and assets separately from Tyco.

    On September 26, 2001, certain subsidiaries of Tyco sold receivables totaling $318.0 million to Tyco Capital in a factoring transaction for $297.8 million in cash. The difference of $20.2 million represents a holdback of $15.9 million and a discount of $4.3 million (fee income which will be recognized by Tyco Capital as income over the term of the transaction).

    On September 30, 2001, Tyco Capital sold certain international subsidiaries that had assets of $1.8 billion and liabilities of $1.5 billion to a non-U.S. subsidiary of Tyco for a note in the amount of approximately $295 million. This non-cash transfer, which did not impact the net income of Tyco Capital, resulted in a receivable from affiliates of $1,440.9 million, representing Tyco Capital's investment (debt and equity) in these subsidiaries.

    Certain of Tyco Capital's expenses, such as third-party consulting and legal fees, are paid by Tyco and then subsequently billed to Tyco Capital. As of September 30, 2001, Tyco Capital has an outstanding payable to subsidiaries of Tyco of $7.6 million related primarily to these charges. Tyco made capital contributions to Tyco Capital aggregating $898.3 million during the four months ended September 30, 2001, including $200 million in the form of a note receivable from Tyco. The note did not bear interest and has since been paid.

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 22--BUSINESS SEGMENT INFORMATION

MANAGEMENT'S POLICY IN IDENTIFYING REPORTABLE SEGMENTS

    Tyco Capital's reportable segments are comprised of strategic business units aggregated into segments based upon the commonality of their products, customers, distribution methods, operations and servicing, and the nature of their regulatory environment.

TYPES OF PRODUCTS AND SERVICES

    Tyco Capital has four reportable segments: Equipment Financing and Leasing, Specialty Finance, Commercial Finance and Structured Finance. Equipment Financing and Leasing, Specialty Finance and Structured Finance offer secured lending and leasing products to midsize and larger companies across a variety of industries, including aerospace, construction, rail, machine tool, business aircraft, technology, manufacturing and transportation. For the year ended December 31, 1999, Tyco Capital's internal financial information reflected the combination of the two former Newcourt segments (Vendor Technology Finance and Structured Finance) in the Specialty Finance segment, due to the short period from the acquisition date to the end of the year and the business restructuring which took place as of year end. The Commercial Finance segment offers secured lending and receivables collection as well as other financial products to small and midsize companies. These include secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing and factoring, debtor-in-possession and turnaround financing. The Specialty Finance segment also offers home equity products to consumers primarily through a network of brokers and correspondents. The Specialty Finance segment resulted from the combination of the former Vendor Technology Finance and Consumer segments in fiscal 2001, consistent with how activities are reported internally to management since June 30, 2001. Tyco Capital has reclassified comparative prior period information to reflect this change. Also in fiscal 2001, Tyco Capital transferred financing and leasing assets from Equipment Financing to Specialty Finance. Prior year segment balances have not been restated to conform to the current year asset transfers as it is impractical to do so.

SEGMENT PROFIT AND ASSETS

    Because Tyco Capital generates a majority of its revenue from interest, fees and asset sales, management relies primarily on operating revenues to assess the performance of the segment. Tyco Capital also evaluates segment performance based on profit after income taxes, as well as asset growth, credit risk management and other factors.

    The following table presents reportable segment information and the reconciliation of segment balances to the consolidated financial statement totals and the consolidated managed assets total at or for the nine months ended September 30, 2001 and at or for the years ended December 31, 2000 and 1999. Special charges and goodwill amortization is allocated to Corporate and Other ($ in millions).

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 22--BUSINESS SEGMENT INFORMATION (CONTINUED)

                                         EQUIPMENT                                                       CORPORATE
                                       FINANCING AND   SPECIALTY   COMMERCIAL   STRUCTURED     TOTAL        AND
                                          LEASING       FINANCE     FINANCE      FINANCE     SEGMENTS      OTHER     CONSOLIDATED
                                       -------------   ---------   ----------   ----------   ---------   ---------   ------------
SEPTEMBER 30, 2001 (COMBINED AND
  SUCCESSOR)
Operating margin.....................    $   552.3     $   649.4    $  343.2     $   27.2    $ 1,572.1    $ (13.2)    $ 1,558.9
Income taxes.........................        111.1         119.7        86.3         20.9        338.0      (57.9)        280.1
Net income...........................        215.1         196.7       134.8         36.9        583.5     (249.7)        333.8
Total financing and leasing assets...     15,992.4      11,183.1     8,644.3      3,068.4     38,888.2         --      38,888.2
Total managed assets.................     20,457.2      16,866.2     8,644.3      3,068.4     49,036.1         --      49,036.1

DECEMBER 31, 2000 (PREDECESSOR)
Operating margin.....................    $   897.7     $   668.3    $  449.8     $  171.4    $ 2,187.2    $ (61.0)    $ 2,126.2
Income taxes.........................        147.3         139.9       109.2         49.9        446.3      (65.1)        381.2
Net income...........................        287.8         222.2       161.8         89.6        761.4     (149.8)        611.6
Total financing and leasing assets...     20,078.0      13,321.0     7,693.7      2,691.9     43,784.6         --      43,784.6
Total managed assets.................     26,465.2      18,050.1     7,693.7      2,691.9     54,900.9         --      54,900.9

DECEMBER 31, 1999 (PREDECESSOR)
Operating margin.....................    $   486.5     $   293.0    $  392.3     $     --    $ 1,171.8    $ (13.9)    $ 1,157.9
Income taxes.........................        108.2          43.0       100.6           --        251.8      (36.9)        214.9
Net income...........................        231.5          67.5       141.4           --        440.4      (51.0)        389.4
Total financing and leasing assets...     17,016.7      14,304.0     7,002.1      2,071.2     40,394.0         --      40,394.0
Total managed assets.................     19,206.1      23,153.9     7,002.1      2,071.2     51,433.3         --      51,433.3

    Finance income and other revenues derived from United States based financing and leasing assets were $3,718.7 million, $5,215.6 million and $2,641.0 million for the nine months ended September 30, 2001 and for the years ending
December 31, 2000 and 1999, respectively. Finance income and other revenues derived from foreign based financing and leasing assets were $829.2 million, $944.8 million and $275.7 million for the nine months ended September 30, 2001 and for the years ending December 31, 2000 and 1999, respectively.

NOTE 23--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (UNAUDITED)

    The following presents condensed consolidating financial information for CIT Holdings LLC and its wholly-owned subsidiary, Capita Corporation (formerly AT&T Capital Corporation). Tyco Capital has guaranteed on a full and unconditional basis the existing registered debt securities and certain other indebtedness of these subsidiaries. Therefore, Tyco Capital has not presented related financial statements or other information for these subsidiaries on a stand-alone basis. ($ in millions).

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 23--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (UNAUDITED)
(CONTINUED)
                          CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 2001
                                  (SUCCESSOR)

                                                     TYCO                       CIT
                                                    CAPITAL       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                                   CORPORATION   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS     TOTAL
---------------                                   -----------   -----------   --------   ------------   ------------   ---------
ASSETS
Net finance receivables.........................   $ 1,834.6     $3,074.4     $1,506.1     $23,904.5     $       --    $30,319.6
Operating lease equipment, net..................          --      1,203.2        273.4       4,173.3             --      5,649.9
Assets held for sale............................          --         32.9        157.5       1,824.5             --      2,014.9
Cash and cash equivalents.......................       440.0        107.0          4.2         177.5             --        728.7
Other assets....................................    10,150.2        291.4        302.8      11,822.2      (10,598.0)    11,968.6
                                                   ---------     --------     --------     ---------     ----------    ---------
  TOTAL ASSETS..................................   $12,424.8     $4,708.9     $2,244.0     $41,902.0     $(10,598.0)   $50,681.7
                                                   =========     ========     ========     =========     ==========    =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Debt............................................   $30,218.0     $2,879.2     $  196.3     $ 2,108.1     $       --    $35,401.6
Credit balances of factoring clients............          --           --           --       2,392.9             --      2,392.9
Other liabilities...............................   (28,391.2)     1,275.7        119.9      29,024.8             --      2,029.2
                                                   ---------     --------     --------     ---------     ----------    ---------
  Total Liabilities.............................     1,826.8      4,154.9        316.2      33,525.8             --     39,823.7
Preferred securities............................          --           --           --         260.0             --        260.0
Equity..........................................    10,598.0        554.0      1,927.8       8,116.2      (10,598.0)    10,598.0
                                                   ---------     --------     --------     ---------     ----------    ---------
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY....   $12,424.8     $4,708.9     $2,244.0     $41,902.0     $(10,598.0)   $50,681.7
                                                   =========     ========     ========     =========     ==========    =========

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 2000
                                 (PREDECESSOR)

                                                     TYCO                       CIT
                                                    CAPITAL       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                                   CORPORATION   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS     TOTAL
---------------                                   -----------   -----------   --------   ------------   ------------   ---------
ASSETS
Net finance receivables.........................   $ 2,224.3     $3,813.8     $1,407.4     $25,583.5      $      --    $33,029.0
Operating lease equipment, net..................          --      1,441.7        297.6       5,451.3             --      7,190.6
Assets held for sale............................          --          0.1        279.9       2,418.4             --      2,698.4
Cash and cash equivalents.......................     1,120.5        129.3        (80.7)       (357.0)            --        812.1
Other assets....................................     5,691.6        185.0        270.4       4,819.9       (6,007.2)     4,959.7
                                                   ---------     --------     --------     ---------      ---------    ---------
  TOTAL ASSETS..................................   $ 9,036.4     $5,569.9     $2,174.6     $37,916.1      $(6,007.2)   $48,689.8
                                                   =========     ========     ========     =========      =========    =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Debt............................................   $29,631.4     $5,751.7     $  443.7     $ 2,138.3      $      --    $37,965.1
Credit balances of factoring clients............          --           --           --       2,179.9             --      2,179.9
Other liabilities...............................   (26,602.2)    (1,545.9)       150.8      30,284.9             --      2,287.6
                                                   ---------     --------     --------     ---------      ---------    ---------
  Total Liabilities.............................     3,029.2      4,205.8        594.5      34,603.1             --     42,432.6
Preferred securities............................          --           --           --         250.0             --        250.0
Equity..........................................     6,007.2      1,364.1      1,580.1       3,063.0       (6,007.2)     6,007.2
                                                   ---------     --------     --------     ---------      ---------    ---------
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY....   $ 9,036.4     $5,569.9     $2,174.6     $37,916.1      $(6,007.2)   $48,689.8
                                                   =========     ========     ========     =========      =========    =========

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 23--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (UNAUDITED)
(CONTINUED)
                       CONSOLIDATING STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (COMBINED)

                                                    TYCO                       CIT
                                                   CAPITAL       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                                  CORPORATION   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS    TOTAL
---------------                                  -----------   -----------   --------   ------------   ------------   --------
FINANCE INCOME.................................    $226.4        $998.0       $219.1      $2,531.8        $    --     $3,975.3
Interest expense...............................     178.9         305.4         23.1       1,112.4             --      1,619.8
                                                   ------        ------       ------      --------        -------     --------
Net finance income.............................      47.5         692.6        196.0       1,419.4             --      2,355.5
Depreciation on operating lease equipment......        --         460.5        103.4         472.8             --      1,036.7
                                                   ------        ------       ------      --------        -------     --------
Net finance margin.............................      47.5         232.1         92.6         946.6             --      1,318.8
Provision for credit losses....................      54.7          88.9         15.1         173.8             --        332.5
                                                   ------        ------       ------      --------        -------     --------
Net finance margin after provision for credit
  losses.......................................      (7.2)        143.2         77.5         772.8             --        986.3
Equity in net income of subsidiaries...........     333.8            --           --            --         (333.8)          --
Other revenue..................................     (80.6)         67.6         68.1         517.5             --        572.6
                                                   ------        ------       ------      --------        -------     --------
OPERATING MARGIN...............................     246.0         210.8        145.6       1,290.3         (333.8)     1,558.9

Operating expenses.............................     216.9         160.0         78.4         481.2             --        936.5
                                                   ------        ------       ------      --------        -------     --------
Income before provision for income taxes.......      29.1          50.8         67.2         809.1         (333.8)       622.4
Provision for income taxes.....................     (40.2)         19.3         25.5         275.5             --        280.1
Minority interest, after of tax................        --            --           --           8.5             --          8.5
                                                   ------        ------       ------      --------        -------     --------
NET INCOME.....................................    $ 69.3        $ 31.5       $ 41.7      $  525.1        $(333.8)    $  333.8
                                                   ======        ======       ======      ========        =======     ========

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 23--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (UNAUDITED)
(CONTINUED)
                       CONSOLIDATING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
                                 (PREDECESSOR)

                                                    TYCO                       CIT
                                                   CAPITAL       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                                  CORPORATION   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS    TOTAL
---------------                                  -----------   -----------   --------   ------------   ------------   --------
FINANCE INCOME.................................   $  282.8      $1,422.0     $  321.0     $3,222.6       $     --     $5,248.4
Interest expense...............................      281.7         474.0         42.8      1,699.2             --      2,497.7
                                                  --------      --------     --------     --------       --------     --------
Net finance income.............................        1.1         948.0        278.2      1,523.4             --      2,750.7
Depreciation on operating lease equipment......         --         672.3        106.5        502.5             --      1,281.3
                                                  --------      --------     --------     --------       --------     --------
Net finance margin.............................        1.1         275.7        171.7      1,020.9             --      1,469.4
Provision for credit losses....................       18.1          33.2         55.7        148.2             --        255.2
                                                  --------      --------     --------     --------       --------     --------
Net finance margin after provision for credit
  losses.......................................      (17.0)        242.5        116.0        872.7             --      1,214.2
Equity in net income of subsidiaries...........      611.6            --           --           --         (611.6)          --
Other revenue..................................      (12.6)        166.8         96.5        661.3             --        912.0
                                                  --------      --------     --------     --------       --------     --------
OPERATING MARGIN...............................      582.0         409.3        212.5      1,534.0         (611.6)     2,126.2

Operating expenses.............................      123.0         275.0         87.6        635.9             --      1,121.5
                                                  --------      --------     --------     --------       --------     --------
Income before provision for income taxes.......      459.0         134.3        124.9        898.1         (611.6)     1,004.7
Provision for income taxes.....................      (37.2)         36.2         47.0        335.2             --        381.2
Minority interest, after tax...................         --            --           --         11.9             --         11.9
                                                  --------      --------     --------     --------       --------     --------
NET INCOME.....................................   $  496.2      $   98.1     $   77.9     $  551.0       $ (611.6)    $  611.6
                                                  ========      ========     ========     ========       ========     ========

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 23--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (UNAUDITED)
(CONTINUED)
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (COMBINED)

                                                    TYCO                       CIT
                                                   CAPITAL       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                                  CORPORATION   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS    TOTAL
---------------                                  -----------   -----------   --------   ------------   ------------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash flows (used for) provided by
  operations...................................   $   (48.9)    $   275.1     $128.4      $  745.2       $      --    $1,099.8
                                                  ---------     ---------     ------      --------       ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Net increase (decrease) in financing and
  leasing assets...............................       335.0         440.4      (36.7)        240.2              --       978.9
Decrease in intercompany loans and
  investments..................................    (1,553.2)           --         --            --         1,553.2          --
Cash in subsidiaries transferred to Parent.....          --            --         --         (79.3)             --       (79.3)
Other..........................................          --            --         --         (21.2)             --       (21.2)
                                                  ---------     ---------     ------      --------       ---------    --------
Net cash flows (used for) provided by investing
  activities...................................    (1,218.2)        440.4      (36.7)        139.7         1,553.2       878.4
                                                  ---------     ---------     ------      --------       ---------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in debt................       586.6      (2,872.5)    (247.4)       (178.0)             --    (2,711.3)
Intercompany financing.........................          --       2,134.7      240.6        (822.1)       (1,553.2)         --
Capital contributions..........................          --            --         --         675.0              --       675.0
Cash dividends paid............................          --            --         --         (52.9)             --       (52.9)
Issuance of treasury stock.....................          --            --         --          27.6              --        27.6
                                                  ---------     ---------     ------      --------       ---------    --------
Net cash flows provided by (used for) financing
  activities...................................       586.6        (737.8)      (6.8)       (350.4)       (1,553.2)   (2,061.6)
                                                  ---------     ---------     ------      --------       ---------    --------

Net (decrease) increase in cash and cash
  equivalents..................................      (680.5)        (22.3)      84.9         534.5              --       (83.4)
Cash and cash equivalents, beginning of
  period.......................................     1,120.5         129.3      (80.7)       (357.0)             --       812.1
                                                  ---------     ---------     ------      --------       ---------    --------

Cash and cash equivalents, end of period.......   $   440.0     $   107.0     $  4.2      $  177.5       $      --    $  728.7
                                                  =========     =========     ======      ========       =========    ========

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 23--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (UNAUDITED)
(CONTINUED)
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000
                                 (PREDECESSOR)

                                                     TYCO                       CIT
                                                    CAPITAL       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                                   CORPORATION   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS     TOTAL
---------------                                   -----------   -----------   --------   ------------   ------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash flows provided by operations...........   $3,015.9      $  525.9     $ 271.9     $(1,911.4)     $      --     $  1,902.3
                                                   --------      --------     --------    ---------      ---------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Net (decrease) increase in financing and leasing
  assets........................................      (61.7)         (5.2)       96.0      (4,531.8)            --       (4,502.7)
Decrease in intercompany loans and
  investments...................................   (8,107.9)           --          --            --        8,107.9             --
Other...........................................         --            --          --         (79.4)            --          (79.4)
                                                   --------      --------     --------    ---------      ---------     ----------
Net cash flows (used for) provided by investing
  activities....................................   (8,169.6)         (5.2)       96.0      (4,611.2)       8,107.9       (4,582.1)
                                                   --------      --------     --------    ---------      ---------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in debt.................    5,803.7      (2,949.1)    (2,072.4)     1,809.4             --        2,591.6
Intercompany financing..........................         --       2,378.8     1,485.0       4,244.1       (8,107.9)            --
Capital contributions...........................         --            --          --            --             --             --
Cash dividends paid.............................         --            --          --        (105.9)            --         (105.9)
Issuance of treasury stock......................         --            --          --         (67.2)            --          (67.2)
                                                   --------      --------     --------    ---------      ---------     ----------
Net cash flows provided by (used for) financing
  activities....................................    5,803.7        (570.3)     (587.4)      5,880.4       (8,107.9)       2,418.5
                                                   --------      --------     --------    ---------      ---------     ----------

Net increase (decrease) in cash and cash
  equivalents...................................      650.0         (49.6)     (219.5)       (642.2)            --         (261.3)
Cash and cash equivalents, beginning of
  period........................................      470.5         178.9       138.8         285.2             --        1,073.4
                                                   --------      --------     --------    ---------      ---------     ----------

Cash and cash equivalents, end of period........   $1,120.5      $  129.3     $ (80.7)    $  (357.0)     $      --     $    812.1
                                                   ========      ========     ========    =========      =========     ==========

                   TYCO CAPITAL CORPORATION AND SUBSIDIARIES

NOTE 24--SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

   Summarized quarterly financial data are presented below. The second quarter includes predecessor operations through June 1, 2000 and successor operations for June 2 through June 30, 2001 ($ in millions).

                                                                        NINE MONTHS ENDED
                                                                        SEPTEMBER 30, 2001
                                                             ----------------------------------------
                                                                 FIRST         SECOND        THIRD
                                                                QUARTER      QUARTER(1)     QUARTER
                                                             -------------   ----------   -----------
                                                             (PREDECESSOR)   (COMBINED)   (SUCCESSOR)
Net finance margin.........................................     $404.7         $ 429.4      $484.7
Provision for credit losses................................      (68.3)         (166.7)      (97.5)
Other revenue..............................................      211.6           121.8       239.2
                                                                ------         -------      ------
Operating margin...........................................      548.0           384.5       626.4
Salaries and general operating expenses....................      263.5           265.5       255.9
Goodwill amortization......................................       22.5            29.7        45.4
Acquisition-related costs..................................         --            54.0          --
Minority interest in subsidiary trust holding solely
  debentures of the Company, after tax.....................        3.0             2.8         2.7
Provision for income taxes.................................       98.9            40.1       141.1
Net income (loss)..........................................     $160.1         $  (7.6)     $181.3

------------------------------

(1) Includes special charges of $221.6 million ($158.0 million after tax) as follows: provision for credit losses of $89.5 million for certain non-strategic and under performing leasing and loan portfolios of which the Company expects to dispose; write downs of $78.1 million in other revenue for certain equity instruments in the telecommunications industry and e-commerce markets of which the Company expects to dispose; and $54.0 million of acquisition-related costs associated with the acquisition by Tyco.

                                                     YEAR ENDED DECEMBER 31, 2000
                                           -------------------------------------------------
                                             FIRST        SECOND       THIRD        FOURTH
                                            QUARTER      QUARTER      QUARTER      QUARTER
                                           ----------   ----------   ----------   ----------
                                                             (PREDECESSOR)
Net finance margin.......................    $349.1       $359.2       $370.5       $390.6
Provision for credit losses..............     (61.6)       (64.0)       (65.8)       (63.8)
Other revenue............................     238.2        232.3        224.2        217.3
                                             ------       ------       ------       ------
Operating margin.........................     525.7        527.5        528.9        544.1
Salaries and general operating
  expenses...............................     268.2        257.5        250.2        259.3
Goodwill amortization....................      20.5         20.6         22.7         22.5
Minority interest in subsidiary trust
  holding solely debentures of the
  Company, after tax.....................       3.0          3.0          3.0          2.9
Provision for income taxes...............      90.1         95.0         96.8         99.3
Net income...............................    $143.9       $151.4       $156.2       $160.1

                                 CIT GROUP INC.
                          INTERIM FINANCIAL STATEMENTS
                         FOR THE QUARTERLY PERIOD ENDED
                               DECEMBER 31, 2001

                        CIT GROUP INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2001           2001
                                                              ------------   -------------
                                                              (UNAUDITED)
ASSETS
Financing and leasing assets:
  Finance receivables.......................................    $29,199.5      $30,791.3
  Reserve for credit losses.................................       (472.1)        (471.7)
                                                                ---------      ---------
  Net finance receivables...................................     28,727.4       30,319.6
  Operating lease equipment, net............................      5,639.8        5,649.9
  Finance receivables held for sale.........................      1,510.3        2,014.9
Cash and cash equivalents...................................      1,017.6          728.7
Receivables from affiliates.................................      1,588.1        1,640.9
Goodwill and other intangible assets, net...................      6,857.1        6,569.5
Other assets................................................      3,689.8        3,758.2
                                                                ---------      ---------
    TOTAL ASSETS............................................    $49,030.1      $50,681.7
                                                                =========      =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Debt:
  Commercial paper..........................................    $ 7,789.7      $ 8,621.5
  Variable-rate senior notes................................      9,237.2        9,614.6
  Fixed-rate senior notes...................................     16,702.7       17,065.5
  Subordinated fixed-rate notes.............................           --          100.0
                                                                ---------      ---------
Total debt..................................................     33,729.6       35,401.6
Credit balances of factoring clients........................      2,184.2        2,392.9
Accrued liabilities and payables............................      2,005.0        2,029.2
                                                                ---------      ---------
    TOTAL LIABILITIES.......................................     37,918.8       39,823.7
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely debentures
  of the Company............................................        259.0          260.0
Shareholder's Equity:
  Parent company investment.................................     10,441.9       10,441.9
  Retained earnings.........................................        491.5          252.4
  Accumulated other comprehensive loss......................        (81.1)         (96.3)
                                                                ---------      ---------
    TOTAL SHAREHOLDER'S EQUITY..............................     10,852.3       10,598.0
                                                                ---------      ---------
    TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY..............    $49,030.1      $50,681.7
                                                                =========      =========

          See Notes to Consolidated Financial Statements (Unaudited).

                        CIT GROUP INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                 (IN MILLIONS)

                                                                   FOR THE QUARTERS
                                                                  ENDED DECEMBER 31,
                                                              ---------------------------
                                                                 2001           2000
                                                              -----------   -------------
                                                              (SUCCESSOR)   (PREDECESSOR)
FINANCE INCOME..............................................   $1,083.8       $1,391.2
Interest expense............................................      349.1          652.2
                                                               --------       --------
Net finance income..........................................      734.7          739.0
Depreciation on operating lease equipment...................      270.2          348.4
                                                               --------       --------
Net finance margin..........................................      464.5          390.6
Provision for credit losses.................................      106.0           63.8
                                                               --------       --------
Net finance margin after provision for credit losses........      358.5          326.8
Other revenue...............................................      241.2          217.3
                                                               --------       --------
OPERATING MARGIN............................................      599.7          544.1
                                                               --------       --------
Salaries and general operating expenses.....................      210.3          259.3
Goodwill amortization.......................................         --           22.5
                                                               --------       --------
OPERATING EXPENSES..........................................      210.3          281.8
                                                               --------       --------
Income before provision for income taxes....................      389.4          262.3
Provision for income taxes..................................     (148.0)         (99.3)
Minority interest in subsidiary trust holding solely
  debentures of
  the Company, after tax....................................       (2.3)          (2.9)
                                                               --------       --------
NET INCOME..................................................   $  239.1       $  160.1
                                                               ========       ========

          See Notes to Consolidated Financial Statements (Unaudited).

                        CIT GROUP INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY (UNAUDITED)
                                 (IN MILLIONS)

                                                                          ACCUMULATED
                                                   PARENT                    OTHER           TOTAL
                                                  COMPANY     RETAINED   COMPREHENSIVE   SHAREHOLDER'S
                                                 INVESTMENT   EARNINGS   (LOSS) INCOME      EQUITY
                                                 ----------   --------   -------------   -------------
SEPTEMBER 30, 2001 (SUCCESSOR).................  $10,441.9     $252.4       $ (96.3)       $10,598.0
                                                                                           ---------
Net income.....................................         --      239.1            --            239.1
Foreign currency translation adjustments.......         --         --          (9.4)            (9.4)
Unrealized gain on equity and securitization
  investments, net.............................         --         --          13.9             13.9
Change in fair values of derivatives qualifying
  as cash flow hedges..........................         --         --          10.7             10.7
                                                                                           ---------
Total comprehensive income.....................         --         --            --            254.3
                                                 ---------     ------       -------        ---------
DECEMBER 31, 2001 (SUCCESSOR)..................  $10,441.9     $491.5       $ (81.1)       $10,852.3
                                                 =========     ======       =======        =========

          See Notes to Consolidated Financial Statements (Unaudited).

                        CIT GROUP INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN MILLIONS)

                                                                   FOR THE QUARTERS
                                                                  ENDED DECEMBER 31,
                                                              ---------------------------
                                                                 2001           2000
                                                              -----------   -------------
                                                              (SUCCESSOR)   (PREDECESSOR)
CASH FLOWS FROM OPERATIONS
Net income..................................................  $    239.1     $    160.1
Adjustments to reconcile net income to net cash flows from
  operations:
  Provision for credit losses...............................       106.0           63.8
  Depreciation and amortization.............................       273.3          382.1
  Provision for deferred federal income taxes...............       125.3          169.9
  Gains on equipment, receivable and investment sales.......       (59.1)         (96.2)
  Decrease (increase) in other assets.......................        17.9         (478.4)
  (Decrease) increase in accrued liabilities and payables...      (283.7)         425.5
Other.......................................................        22.3            9.4
                                                              ----------     ----------
Net cash flows provided by operations.......................       441.1          636.2
                                                              ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Loans extended..............................................   (12,575.9)     (12,823.5)
Collections on loans........................................    11,204.0       10,592.4
Proceeds from asset and receivable sales....................     3,024.0        2,071.2
Purchases of assets to be leased............................      (385.4)        (804.9)
Net decrease in short-term factoring receivables............       568.0          264.6
Purchase of finance receivable portfolios...................      (346.7)        (123.3)
Change in receivable from affiliate.........................      (147.2)            --
Other.......................................................        26.6          (18.0)
                                                              ----------     ----------
Net cash flows provided by (used for) investing
  activities................................................     1,367.4         (841.5)
                                                              ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of variable and fixed-rate notes.................    (1,365.2)      (3,007.6)
Proceeds from the issuance of variable and fixed-rate
  notes.....................................................       525.0        3,401.6
Net decrease in commercial paper............................      (831.8)        (228.8)
Cash collected for prior period capital contribution from
  Parent....................................................       200.0             --
Net (repayments) collection of non-recourse leveraged lease
  debt......................................................       (47.6)          58.9
Cash dividends paid.........................................          --          (26.1)
                                                              ----------     ----------
Net cash flows (used for) provided by financing
  activities................................................    (1,519.6)         198.0
                                                              ----------     ----------
Net increase (decrease) in cash and cash equivalents........       288.9           (7.3)
Cash and cash equivalents, beginning of period..............       728.7          819.4
                                                              ----------     ----------
Cash and cash equivalents, end of period....................  $  1,017.6     $    812.1
                                                              ==========     ==========

          See Notes to Consolidated Financial Statements (Unaudited).

                        CIT GROUP INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CIT Group Inc. ("CIT" or "the Company"), formerly known as Tyco Capital Corporation and previously The CIT Group, Inc., is a diversified finance company engaging in vendor, equipment, commercial, consumer and structured financing and leasing activities.

    BASIS OF PRESENTATION--These financial statements, which have been prepared in accordance with the instructions to Form 10-Q, do not include all of the information and note disclosures required by generally accepted accounting principles ("GAAP") in the United States and should be read in conjunction with the Company's Annual Report on Form 10-K for the transitional nine-month period ended September 30, 2001. These financial statements have not been examined by independent accountants in accordance with generally accepted auditing standards, but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of CIT's financial position and results of operations.

    On June 1, 2001, the Company was acquired by a wholly-owned subsidiary of Tyco International Ltd. in a purchase business combination (see Note 2). Tyco International Ltd. and its subsidiaries, excluding CIT and its subsidiaries, are referred to herein as the "Parent" or "Tyco." In accordance with the guidelines for accounting for business combinations, the purchase price paid by Tyco plus related purchase accounting adjustments, were "pushed down" and recorded in CIT's financial statements for the periods after June 1, 2001, resulting in a new basis of accounting for the "successor" period beginning June 2, 2001. As of the acquisition date, assets and liabilities were recorded at estimated fair value in CIT's financial statements. Any resulting premiums or discounts are being accreted or amortized on a level yield basis over the remaining estimated lives of the corresponding assets or liabilities. Information relating to all "predecessor" periods prior to the acquisition is presented using CIT's historical basis of accounting. CIT operates its businesses independently as an indirect wholly-owned subsidiary of Tyco (see Note 2).

NOTE 2--ACQUISITION BY TYCO

    The purchase price paid by Tyco for CIT plus related purchase accounting adjustments was valued at approximately $9.5 billion and is presented as "Parent company investment" as of June 1, 2001 in the Consolidated Statements of Shareholder's Equity. The $9.5 billion value consisted of the following: the issuance of approximately 133.0 million Tyco common shares valued at $6,650.5 million on June 1, 2001 in exchange for approximately 73% of the outstanding CIT common stock (including exchangeable shares of CIT
Exchangeco, Inc.); the payment of $2,486.4 million in cash to The Dai-Ichi Kangyo Bank, Limited ("DKB") on June 1, 2001 for approximately 27% of the outstanding CIT common stock; the issuance of stock options for Tyco common shares valued at $318.6 million in exchange for CIT stock options; and the payment of $29.2 million in acquisition-related costs incurred by Tyco. In addition, $22.3 million in acquisition-related costs incurred by Tyco were paid and have been reflected in CIT's equity as an additional capital contribution. The purchase of the CIT common stock held by DKB, which was contingent upon the satisfaction of the conditions to the merger, took place on June 1, 2001 immediately prior to the closing of the merger. Additionally, Tyco made cash capital contributions totaling $898.1 million for the period June 2, 2001 through December 31, 2001.

    In connection with the Tyco acquisition, CIT recorded acquired assets and liabilities at their estimated fair values. Fair value estimates are subject to future adjustment when appraisals or other valuation data are obtained or when restructuring plans are committed to or finalized. Such liabilities are recorded as additional purchase accounting adjustments as provided under GAAP.

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 2--ACQUISITION BY TYCO (CONTINUED)
    During the quarter ended December 31, 2001, CIT recorded additions to goodwill of $287.6 million, primarily related to finalizing exit and restructuring plans for the sale or liquidation of non-strategic portfolios, including franchise finance, manufactured housing and recreational vehicle, as well as the finalization of appraisals and valuation data.

    The Company expects to finalize exit and restructuring plans, and the related additional purchase accounting adjustments, during the first calendar quarter of 2002. Management expects that any future adjustments will relate primarily to the restructuring of the international operations. These adjustments are not expected to be significant.

    The following table summarizes purchase accounting liabilities recorded during the quarter ended December 31, 2001 in connection with the acquisition by Tyco ($ in millions).

                                                       SEVERANCE              FACILITIES          OTHER      TOTAL
                                                  --------------------   ---------------------   --------   --------
                                                  NUMBER OF              NUMBER OF
                                                  EMPLOYEES   RESERVE    FACILITIES   RESERVE    RESERVE    RESERVE
                                                  ---------   --------   ----------   --------   --------   --------
Balance at September 30, 2001...................     263       $25.6            --     $  --       $4.4      $30.0
Additions to fiscal 2001 acquisition reserves...      88         5.9             9      17.6         --       23.5
First quarter fiscal 2002 utilization...........    (351)      (26.4)           --        --         --      (26.4)
                                                    ----       -----      --------     -----       ----      -----
Balance at December 31, 2001....................      --       $ 5.1             9     $17.6       $4.4      $27.1
                                                    ====       =====      ========     =====       ====      =====

    Changes in estimates recorded during the first quarter of fiscal 2002 related to finalizing the Tyco integration plan. These changes in estimates resulted in additional purchase accounting liabilities of $23.5 million, which also increased goodwill and deferred tax asset. These revisions include the elimination of 88 additional employees related to corporate administrative personnel located in North America. In addition, CIT designated nine North American regional servicing centers for closure in the Specialty Finance and Equipment Financing and Leasing segments. The remaining $5.1 million severance reserve relates to individuals who chose to receive payments on a periodic basis.

NOTE 3--DERIVATIVE FINANCIAL INSTRUMENTS

    The components of the adjustment to Accumulated other comprehensive loss for derivatives qualifying as hedges of future cash flows at September 30, 2001 and the balance outstanding at December 31, 2001 are presented in the following table ($ in millions):

                                                          ADJUSTMENT OF
                                                          FAIR VALUE OF   INCOME TAX   NET UNREALIZED
                                                           DERIVATIVES     EFFECTS      LOSS (GAIN)
                                                          -------------   ----------   --------------
Balance at September 30, 2001...........................     $102.3         $(38.9)        $63.4
Changes in values of derivatives qualifying as cash flow
  hedges................................................      (17.3)           6.6         (10.7)
                                                             ------         ------         -----
Balance at December 31, 2001............................     $ 85.0         $(32.3)        $52.7
                                                             ======         ======         =====

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 3--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
    The unrealized losses presented in the preceding table reflect primarily our use of interest rate swaps to convert variable-rate debt to fixed-rate debt, and are due to the fact that interest rates have declined from the June 1, 2001 Tyco acquisition date, or from the inception date of the derivative contracts. During the quarter ended December 31, 2001 approximately $0.8 million, before taxes, was recorded as additional interest expense for the ineffective portion of changes in fair values of cash flow hedges. Assuming no change in interest rates, $37.2 million, net of tax, of Accumulated other comprehensive loss is expected to be reclassified to earnings over the next twelve months as contractual cash payments are made. The Accumulated other comprehensive loss (along with the corresponding swap liability) will be adjusted as market interest rates change over the remaining life of the swaps.

    CIT uses derivatives for hedging purposes only, and does not enter into derivative financial instruments for trading or speculative purposes. As part of managing the exposure to changes in market interest rates, CIT, as an end-user, enters into various interest rate swap transactions in the over-the-counter markets, with other financial institutions acting as principal counterparties. To ensure both appropriate use as a hedge and hedge accounting treatment, all derivatives entered into are designated according to a hedge objective against a specified liability, including senior notes and commercial paper. CIT's primary hedge objectives include the conversion of variable-rate liabilities to fixed rates, and the conversion of fixed-rate liabilities to variable rates. The notional amounts, rates, indices and maturities of CIT's derivatives are required to closely match the related terms of CIT's hedged liabilities.

    The following table presents the notional principal amounts of interest rate swaps by class and the corresponding hedge objectives at December 31, 2001:

INTEREST RATE SWAPS                     NOTIONAL AMOUNT                DESCRIPTION
-------------------                     ---------------                -----------
                                        ($ IN MILLIONS)
Floating to fixed-rate swaps..........     $ 4,757.7      Effectively converts the interest rate
                                                          on an equivalent amount of commercial
                                                          paper and variable-rate senior notes
                                                          to a fixed rate.

Fixed to floating-rate swaps..........         790.8      Effectively converts the interest rate
                                                          on an equivalent amount of fixed-rate
                                                          senior notes to a variable rate.
                                           ---------
Total interest rate swaps.............     $ 5,548.5
                                           =========

    CIT also utilizes foreign currency exchange forward contracts to hedge currency risk underlying its net investments in foreign operations and cross currency interest rate swaps to hedge both foreign currency and interest rate risk underlying foreign debt. At December 31, 2001, CIT was party to foreign currency exchange forward contracts with notional amounts of $3.3 billion and maturities ranging from 2002 to 2004. CIT was also party to cross currency interest rate swaps with a notional amount of $1.7 billion and maturities ranging from 2002 to 2027.

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 4--BUSINESS SEGMENT INFORMATION

    The following table presents reportable segment information and the reconciliation of segment balances to the consolidated financial statement totals and the consolidated managed assets totals at and for the quarters ended December 31, 2001 and 2000 ($ millions). Certain prior year balances have been restated to conform to the current year presentation.

                                  EQUIPMENT                                                       CORPORATE
                                  FINANCING    SPECIALTY   COMMERCIAL   STRUCTURED     TOTAL         AND
                                 AND LEASING    FINANCE     FINANCE      FINANCE     SEGMENTS     OTHER(1)     CONSOLIDATED
                                 -----------   ---------   ----------   ----------   ---------   -----------   ------------
AT AND FOR THE QUARTER ENDED
  DECEMBER 31, 2001 (SUCCESSOR)
Operating margin...............   $   169.6    $   230.6    $  121.5     $   29.4    $   551.1     $ 48.6       $   599.7
Income taxes...................        36.6         61.2        33.1          8.3        139.2        8.8           148.0
Net income.....................        67.3         95.6        51.8         12.9        227.6       11.5           239.1
Total financing and leasing
  assets.......................    15,289.8     10,894.7     7,841.8      2,661.5     36,687.8         --        36,687.8
Total managed assets...........    19,854.2     16,772.5     7,841.8      2,661.5     47,130.0         --        47,130.0
AT AND FOR THE QUARTER ENDED
  DECEMBER 31, 2000
  (PREDECESSOR)
Operating margin...............   $   166.7    $   256.7    $  118.5     $   18.7    $   560.6     $(16.5)      $   544.1
Income taxes...................        37.7         44.0        29.9          5.6        117.2      (17.9)           99.3
Net income.....................        74.5         73.2        44.0          5.2        196.9      (36.8)          160.1
Total financing and leasing
  assets.......................    20,078.0     13,321.0     7,693.7      2,691.9     43,784.6         --        43,784.6
Total managed assets...........    26,465.2     18,050.1     7,693.7      2,691.9     54,900.9         --        54,900.9

------------------------------

(1) Goodwill amortization for the quarter ended December 31, 2000 was $19.9 million and is reflected in Corporate and Other in the table above.
    The adoption of Statement of Financial Accounting Standards No. 142
    ("SFAS No. 142"), which eliminated goodwill amortization in October 2001, combined with improved interest margins and new basis accounting, resulted in the favorable trends in Corporate and Other in comparison to 2000.

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 5--CONCENTRATIONS

   The following table presents the geographic and industry compositions of financing and leasing portfolio assets at December 31 and September 30, 2001 ($ in millions):

                                                        AT DECEMBER 31, 2001     AT SEPTEMBER 30, 2001
                                                       ----------------------   ------------------------
                                                         AMOUNT      PERCENT     AMOUNT         PERCENT
                                                       ----------   ---------   ---------       --------
North America:
  Northeast..........................................  $ 8,562.5       23.3%    $ 9,117.9         23.5%
  West...............................................    7,268.0       19.8       7,561.7         19.4
  Midwest............................................    6,391.6       17.4       6,957.3         17.9
  Southeast..........................................    5,273.4       14.4       5,505.5         14.2
  Southwest..........................................    4,242.9       11.6       4,708.1         12.1
  Canada.............................................    1,839.4        5.0       1,952.4          5.0
                                                       ---------      -----     ---------        -----
Total North America..................................   33,577.8       91.5      35,802.9         92.1
Other foreign(1).....................................    3,110.0        8.5       3,085.3          7.9
                                                       ---------      -----     ---------        -----
  Total..............................................  $36,687.8      100.0%    $38,888.2        100.0%
                                                       =========      =====     =========        =====

                                                        AT DECEMBER 31, 2001     AT SEPTEMBER 30, 2001
                                                       ----------------------   ------------------------
                                                         AMOUNT      PERCENT     AMOUNT         PERCENT
                                                       ----------   ---------   ---------       --------
Manufacturing(2) (none greater than 3.3%)............  $ 7,537.7       20.5%    $ 8,099.0         20.8%
Retail(3)............................................    4,132.0       11.3       4,928.1         12.7
Commercial airlines..................................    3,453.5        9.4       3,296.6          8.5
Home mortgage........................................    3,035.1        8.3       2,760.2          7.1
Transportation(4)....................................    2,695.5        7.3       2,643.2          6.8
Construction equipment...............................    2,123.4        5.8       2,259.9          5.8
Service industries...................................    1,768.3        4.8       1,577.6          4.1
Wholesaling..........................................    1,389.6        3.8       1,366.6          3.5
Communications.......................................    1,298.9        3.5       1,309.5          3.4
Other (none greater than 3.0%).......................    9,253.8       25.3      10,647.5         27.3
                                                       ---------      -----     ---------        -----
  Total..............................................  $36,687.8      100.0%    $38,888.2        100.0%
                                                       =========      =====     =========        =====

------------------------------

(1) At December 31, 2001 the Company had approximately $200 million of U.S. dollar denominated loans and assets outstanding to customers located in or doing business in Argentina.

(2) Includes manufacturers of steel and metal products, textiles and apparel, printing and paper products, and other industries.

(3)  Includes retailers of apparel (4.3%) and general merchandise (3.2%).

(4)  Includes rail, bus, over-the-road trucking and business aircraft.

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 6--ACCOUNTING CHANGE--GOODWILL AMORTIZATION

   Effective October 1, 2001, CIT adopted SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill is no longer amortized. Following is a reconciliation of previously reported net income to pro forma net income excluding goodwill amortization for the quarter ended December 31, 2000 ($ in millions):

                                                           2001           2000
                                                        -----------   -------------
                                                        (SUCCESSOR)   (PREDECESSOR)
Net income as reported................................    $239.1         $160.1
Goodwill amortization, net of tax.....................        --           19.9
                                                          ------         ------
Pro forma net income..................................    $239.1         $180.0
                                                          ======         ======

    Other intangible assets, comprised primarily of proprietary computer software and related processes, totaled $20.9 million and $22.0 million at December 31, 2001 and September 30, 2001, respectively, and are included in Goodwill and other intangible assets, net on the Consolidated Balance Sheets.

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES

    The following presents condensed consolidating financial information for CIT Holdings LLC and its wholly-owned subsidiary, Capita Corporation (formerly AT&T Capital Corporation). CIT has guaranteed on a full and unconditional basis the existing registered debt securities and certain other indebtedness of these subsidiaries ($ in millions).

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (CONTINUED)
                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 2001
                                  (SUCCESSOR)

                                                                    CIT
                                                      CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                    CIT GROUP INC.   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS     TOTAL
---------------                    --------------   -----------   --------   ------------   ------------   ---------
ASSETS
Net finance receivables..........    $  1,658.8       $3,244.9    $1,084.2    $22,739.5      $       --    $28,727.4
Operating lease equipment, net...            --        1,066.5       246.8      4,326.5              --      5,639.8
Assets held for sale.............            --           39.1       106.1      1,365.1              --      1,510.3
Cash and cash equivalents........         833.4          145.1       110.6        (71.5)             --      1,017.6
Other assets.....................      10,729.5          466.1       128.1     11,663.6       (10,852.3)    12,135.0
                                     ----------       --------    --------    ---------      ----------    ---------
  TOTAL ASSETS...................    $ 13,221.7       $4,961.7    $1,675.8    $40,023.2      $(10,852.3)   $49,030.1
                                     ==========       ========    ========    =========      ==========    =========

LIABILITIES AND SHAREHOLDER'S
  EQUITY
Debt.............................    $ 28,725.0       $2,923.0    $  276.4    $ 1,805.2      $       --    $33,729.6
Credit balances of factoring
  clients........................            --             --          --      2,184.2              --      2,184.2
Other liabilities................     (26,355.6)       1,455.0      (501.7)    27,407.3              --      2,005.0
                                     ----------       --------    --------    ---------      ----------    ---------
  Total Liabilities..............       2,369.4        4,378.0      (225.3)    31,396.7              --     37,918.8
Preferred securities.............            --             --          --        259.0              --        259.0
Equity...........................      10,852.3          583.7     1,901.1      8,367.5       (10,852.3)    10,852.3
                                     ----------       --------    --------    ---------      ----------    ---------
  TOTAL LIABILITIES AND
    SHAREHOLDER'S EQUITY.........    $ 13,221.7       $4,961.7    $1,675.8    $40,023.2      $(10,852.3)   $49,030.1
                                     ==========       ========    ========    =========      ==========    =========

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (CONTINUED)
                          CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 2001
                                  (SUCCESSOR)

                                                                    CIT
                                                      CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                    CIT GROUP INC.   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS     TOTAL
---------------                    --------------   -----------   --------   ------------   ------------   ---------
ASSETS
Net finance receivables..........    $  1,834.6       $3,074.4    $1,506.1    $23,904.5      $       --    $30,319.6
Operating lease equipment, net...            --        1,203.2       273.4      4,173.3              --      5,649.9
Assets held for sale.............            --           32.9       157.5      1,824.5              --      2,014.9
Cash and cash equivalents........         440.0          107.0         4.2        177.5              --        728.7
Other assets.....................      10,150.2          291.4       302.8     11,822.2       (10,598.0)    11,968.6
                                     ----------       --------    --------    ---------      ----------    ---------
  TOTAL ASSETS...................    $ 12,424.8       $4,708.9    $2,244.0    $41,902.0      $(10,598.0)   $50,681.7
                                     ==========       ========    ========    =========      ==========    =========

LIABILITIES AND SHAREHOLDER'S
  EQUITY
Debt.............................    $ 30,218.0       $2,879.2    $  196.3    $ 2,108.1      $       --    $35,401.6
Credit balances of factoring
  clients........................            --             --          --      2,392.9              --      2,392.9
Other liabilities................     (28,391.2)       1,275.7       119.9     29,024.8              --      2,029.2
                                     ----------       --------    --------    ---------      ----------    ---------
  Total Liabilities..............       1,826.8        4,154.9       316.2     33,525.8              --     39,823.7
Preferred securities.............            --             --          --        260.0              --        260.0
Equity...........................      10,598.0          554.0     1,927.8      8,116.2       (10,598.0)    10,598.0
                                     ----------       --------    --------    ---------      ----------    ---------
  TOTAL LIABILITIES AND
    SHAREHOLDER'S EQUITY.........    $ 12,424.8       $4,708.9    $2,244.0    $41,902.0      $(10,598.0)   $50,681.7
                                     ==========       ========    ========    =========      ==========    =========

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (CONTINUED)
                       CONSOLIDATING STATEMENT OF INCOME
                        QUARTER ENDED DECEMBER 31, 2001
                                  (SUCCESSOR)

                                                                     CIT
                                                       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                     CIT GROUP INC.   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS    TOTAL
---------------                     --------------   -----------   --------   ------------   ------------   --------
FINANCE INCOME....................      $ 52.6          $293.4      $64.2        $673.6        $    --      $1,083.8
Interest expense..................        32.1            82.7        1.0         233.3             --         349.1
                                        ------          ------      -----        ------        -------      --------

Net finance income................        20.5           210.7       63.2         440.3             --         734.7
Depreciation on operating lease
  note equipment..................          --           139.6       31.6          99.0             --         270.2
                                        ------          ------      -----        ------        -------      --------
Net finance margin................        20.5            71.1       31.6         341.3             --         464.5
Provision for credit losses.......        27.0             5.1        2.8          71.1             --         106.0
                                        ------          ------      -----        ------        -------      --------
Net finance margin after provision
  for credit losses...............        (6.5)           66.0       28.8         270.2             --         358.5
Equity in net income of
  subsidiaries....................       252.5              --         --            --         (252.5)           --
Other revenue.....................         0.1            28.4       24.8         187.9             --         241.2
                                        ------          ------      -----        ------        -------      --------

OPERATING MARGIN..................       246.1            94.4       53.6         458.1         (252.5)        599.7
Operating expenses................        20.6            43.1       22.0         124.6             --         210.3
                                        ------          ------      -----        ------        -------      --------

Income before provision for income
  taxes...........................       225.5            51.3       31.6         333.5         (252.5)        389.4
Provision for income taxes........        13.6           (13.4)      (7.3)       (140.9)            --        (148.0)
Minority interest, after tax......          --              --         --          (2.3)            --          (2.3)
                                        ------          ------      -----        ------        -------      --------
NET INCOME........................      $239.1          $ 37.9      $24.3        $190.3        $(252.5)     $  239.1
                                        ======          ======      =====        ======        =======      ========

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (CONTINUED)
                       CONSOLIDATING STATEMENT OF INCOME
                        QUARTER ENDED DECEMBER 31, 2000
                                 (PREDECESSOR)

                                                                     CIT
                                                       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                     CIT GROUP INC.   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS    TOTAL
---------------                     --------------   -----------   --------   ------------   ------------   --------
FINANCE INCOME....................      $ 85.1          $361.5      $63.0        $881.6        $    --      $1,391.2
Interest expense..................        74.2           140.5        2.6         434.9             --         652.2
                                        ------          ------      -----        ------        -------      --------

Net finance income................        10.9           221.0       60.4         446.7             --         739.0
Depreciation on operating lease
  equipment.......................          --           163.7       30.0         154.7             --         348.4
                                        ------          ------      -----        ------        -------      --------

Net finance margin................        10.9            57.3       30.4         292.0             --         390.6
Provision for credit losses.......         2.8             7.7       31.7          21.6             --          63.8
                                        ------          ------      -----        ------        -------      --------
Net finance margin after provision
  for credit losses...............         8.1            49.6       (1.3)        270.4             --         326.8
Equity in net income of
  subsidiaries....................       175.9              --         --            --         (175.9)           --
Other revenue.....................         5.1            35.2       23.7         153.3             --         217.3
                                        ------          ------      -----        ------        -------      --------

OPERATING MARGIN..................       189.1            84.8       22.4         423.7         (175.9)        544.1
Operating expenses................        32.8            66.8       25.9         156.3             --         281.8
                                        ------          ------      -----        ------        -------      --------

Income before provision for income
  taxes...........................       156.3            18.0       (3.5)        267.4         (175.9)        262.3
Provision for income taxes........         3.8            (6.8)       1.3         (97.6)            --         (99.3)
Minority interest, after tax......          --              --         --          (2.9)            --          (2.9)
                                        ------          ------      -----        ------        -------      --------
NET INCOME........................      $160.1          $ 11.2      $(2.2)       $166.9        $(175.9)     $  160.1
                                        ======          ======      =====        ======        =======      ========

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (CONTINUED)
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                        QUARTER ENDED DECEMBER 31, 2001
                                  (SUCCESSOR)

                                                                     CIT
                                                       CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                     CIT GROUP INC.   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS    TOTAL
---------------                     --------------   -----------   --------   ------------   ------------   --------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net cash flows (used for) provided
  by operations...................    $   (73.5)        $(60.1)    $(382.9)    $   957.6      $      --     $  441.1
                                      ---------         ------     -------     ---------      ---------     --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Net decrease (increase) in
  financing and leasing assets....        148.8         (169.7)      477.9         983.4             --      1,440.4
Decrease (increase) in
  intercompany loans and
  investments.....................      1,811.1             --          --        (147.2)      (1,811.1)      (147.2)
Other.............................           --             --          --          26.6             --         26.6
                                      ---------         ------     -------     ---------      ---------     --------
Net cash flows provided by (used
  for) investing activities.......      1,959.9         (169.7)      477.9         862.8       (1,811.1)     1,319.8
                                      ---------         ------     -------     ---------      ---------     --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Net (decrease) increase in debt...     (1,493.0)          43.8        80.1        (302.9)            --     (1,672.0)
Intercompany financing............           --          224.1       (68.7)     (1,766.5)       1,811.1        200.0
                                      ---------         ------     -------     ---------      ---------     --------
Net cash flows (used for) provided
  by financing activities.........     (1,493.0)         267.9        11.4      (2,069.4)       1,811.1     (1,472.0)
                                      ---------         ------     -------     ---------      ---------     --------
Net increase (decrease) in cash
  and cash equivalents............        393.4           38.1       106.4        (249.0)            --        288.9
Cash and cash equivalents,
  beginning of period.............        440.0          107.0         4.2         177.5             --        728.7
                                      ---------         ------     -------     ---------      ---------     --------
Cash and cash equivalents, end of
  period..........................    $   833.4         $145.1     $ 110.6     $   (71.5)     $      --     $1,017.6
                                      =========         ======     =======     =========      =========     ========

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 7--SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES (CONTINUED)
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                        QUARTER ENDED DECEMBER 31, 2000
                                 (PREDECESSOR)

                                                                      CIT
                                                        CAPITA      HOLDINGS      OTHER
($ IN MILLIONS)                      CIT GROUP INC.   CORPORATION     LLC      SUBSIDIARIES   ELIMINATIONS    TOTAL
---------------                      --------------   -----------   --------   ------------   ------------   --------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net cash flows provided by (used
  for) operations..................     $   11.7       $  (108.5)   $ 157.2      $  575.8       $    --      $ 636.2
                                        --------       ---------    -------      --------       -------      -------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Net decrease (increase) in
  financing and leasing assets.....        139.3          (610.8)    (249.9)        (43.2)           --       (764.6)
Increase in intercompany loans and
  investments......................       (796.8)             --         --            --         796.8           --
Other..............................           --              --         --         (18.0)           --        (18.0)
                                        --------       ---------    -------      --------       -------      -------
Net cash flows (used for) provided
  by investing activities..........       (657.5)         (610.8)    (249.9)        (61.2)        796.8       (782.6)
                                        --------       ---------    -------      --------       -------      -------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Net increase (decrease) in debt....      1,614.6        (1,516.2)      42.6          24.2            --        165.2
Intercompany financing.............           --         2,278.8      (49.8)     (1,432.2)       (796.8)          --
Cash dividends paid................           --              --         --         (26.1)           --        (26.1)
                                        --------       ---------    -------      --------       -------      -------
Net cash flows provided by (used
  for) financing activities........      1,614.6           762.6       (7.2)     (1,434.1)       (796.8)       139.1
                                        --------       ---------    -------      --------       -------      -------
Net increase (decrease) in cash and
  cash equivalents.................        968.8            43.3      (99.9)       (919.5)           --         (7.3)
Cash and cash equivalents,
  beginning of period..............        151.7            86.0       19.2         562.5            --        819.4
                                        --------       ---------    -------      --------       -------      -------
Cash and cash equivalents, end of
  period...........................     $1,120.5       $   129.3    $ (80.7)     $ (357.0)      $    --      $ 812.1
                                        ========       =========    =======      ========       =======      =======

                        CIT GROUP INC. AND SUBSIDIARIES

NOTE 8--RELATED PARTY TRANSACTIONS

    CIT and Tyco have agreed that CIT and Tyco will not engage in transactions, including finance, underwriting and asset management and servicing transactions, unless the transactions are at arm's-length and for fair value. In particular, they have agreed that CIT will have sole discretion and decision-making authority where CIT is underwriting, managing and servicing assets in transactions originated through Tyco. CIT and Tyco have also agreed on a limitation of dividends and distributions from CIT to Tyco, calculated generally based on the net income of CIT, and that CIT will at all times maintain its books, records and assets separately from Tyco. Further, on February 4, 2002, CIT announced its intention to amend indentures to restrict or prohibit certain transactions with Tyco as discussed in Note 9.

    During the quarter ended December 31, 2001, certain subsidiaries of Tyco sold receivables totaling $360.0 million to CIT in a factoring transaction for $354.8 million in cash. The difference of $5.2 million represents fee income which will be recognized by CIT as income over the term of the transaction.

    On September 30, 2001, CIT sold certain international subsidiaries to a non-U.S. subsidiary of Tyco. As a result of this sale, CIT has receivables from Tyco affiliates totaling $1,588.1 million at December 31, 2001, representing CIT's debt investment in these subsidiaries. CIT charges arm's-length, market-based interest rates on these receivables, and recorded $19.0 million of interest income, as an offset to interest expense, related to those notes for the quarter ended December 31, 2001. A note receivable issued at the time of this transaction of approximately $295 million was collected during the quarter.

    Certain of CIT's expenses, such as third-party consulting and legal fees, are paid by Tyco and billed to CIT. As of December 31, 2001, CIT has outstanding payables to subsidiaries of Tyco totaling $16.3 million related primarily to these charges.

NOTE 9--SUBSEQUENT EVENTS

    On January 22, 2002, Tyco announced a plan to separate into four independent, publicly-traded companies and CIT is one of those companies. Under the plan, common shares of CIT are expected to be distributed to Tyco shareholders in the second quarter of calendar 2002. However, Tyco will consider other options, including selling CIT.

    On February 4, 2002, CIT announced that it is undertaking several initiatives to strengthen its financial position. These initiatives include: plans to establish new securitization facilities that provide access to approximately $3.0 billion of financing; plans to establish a dealer group for CIT's commercial paper program; and plans to amend the Company's existing public debt indentures to restrict intercompany transactions with Tyco, including prohibiting the extension of loans and payment of dividends.

    On February 5, 2002, CIT drew down on its $8.5 billion unsecured bank credit facilities. The Company is using the proceeds to satisfy its outstanding commercial paper obligations at their scheduled maturities.

    On February 8, 2002, the Company changed its name from Tyco Capital Corporation to CIT Group Inc.

    On February 11, 2002, CIT repurchased the international subsidiaries that it had previously sold to an affiliate of Tyco on September 30, 2001. In conjunction with this repurchase, the receivable from affiliate of $1.6 billion on the Consolidated Balance Sheet at December 31, 2001 has been satisfied (see
Note 8).

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                                           , 2002